As filed with the Securities and Exchange Commission on  September 5, 2000

                                                      Registration No. 333-47411


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                        POST-EFFECTIVE AMENDMENT NO. FOUR

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

        --------------------------------------------------------------


                         CNL RETIREMENT PROPERTIES, INC.
              (Formerly known as CNL Health Care Properties, Inc.)

               (Exact Name of Registrant as Specified in Charter)

                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of Principal Executive Offices)

                              JAMES M. SENEFF, JR.
                             Chief Executive Officer
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                          (Name, Address and Telephone
                          Number of Agent for Service)

                                   COPIES TO:
                          THOMAS H. McCORMICK, ESQUIRE

                          JAMES A. BLALOCK III, ESQUIRE

                                  Shaw Pittman
                               2300 N Street, N.W.
                             Washington, D.C. 20037


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                         CNL RETIREMENT PROPERTIES, INC.
                   (Formerly CNL Health Care Properties, Inc.)

                    Supplement No. 2, dated September 5, 2000

                       to Prospectus, dated March 31, 2000

================================================================================


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 31, 2000. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


         Information as to the Property acquired by the Company is presented as of August 3, 2000, and all references to the Property acquisition should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after August 3, 2000, will be reported in a subsequent Supplement.



                               RECENT DEVELOPMENTS


         On April 20,  2000,  the  Company  acquired  a Brighton  Gardens(R)  by
Marriott(R) assisted living Property located in Orland Park, Illinois. The assisted living community, which is located southwest of Chicago, is approximately six miles from two medical facilities, Palos Community Hospital and Oak Forest Community Hospital, and less than two miles from the Orland Square Shopping Center. According to a report published by Project Market Decision and Claritas, a research and data collection firm, the greater Chicago area is the third largest seniors market in the country with more than 263,800 seniors age 75 and older. The number of seniors in the ten-mile area surrounding the Property is expected to grow by 11% between 1999 and 2004. The newly constructed assisted living Property, which commenced operations in October 1999, has 106 units. The Company' s interest in the Property is focused on real estate only, not assisted living operations. The Company has entered into a long-term, "triple-net" lease with the tenant of this Property.


         As a result of the acquisition of the Property in Orland Park, Illinois, and the commencement of rental income under the lease, the Company increased its monthly distribution rate, effective April 20, 2000, to an annualized rate of 7%. See "Distribution Policy" for information on how distributions are declared.


         At a special meeting of stockholders of CNL Health Care Properties, Inc. (the "Company"), held on August 22, 2000, the stockholders approved an amendment to the Company's Amended and Restated Articles of Incorporation proposed by the Board of Directors to change the Company's name. Effective August 24, 2000, the Company changed its name to CNL Retirement Properties, Inc. The Board of Directors believes that this will provide better name recognition of the Company in the context of its business.


                                  THE OFFERINGS

         As of August 3, 2000, the Company had received subscription proceeds of $9,013,762 (901,376 Shares). As of August 3, 2000, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses of three percent totalled approximately $8,200,000. The Company had used approximately $5,800,000 of Net Offering Proceeds and $8,100,000 in advances relating to its line of credit, described in "Business -- Borrowing," to invest approximately $13,900,000 in one assisted living Property . As of August 3, 2000, the Company had repaid advances totalling $1,785,000 relating to its line of credit and had paid approximately $880,000 in Acquisition Fees and Acquisition Expenses, leaving approximately $265,000 of Net Offering Proceeds available to invest in Properties and Mortgage Loans.

         As described in "The Offering" section of the Prospectus, the Board of Directors may determine to engage in future offerings of Common Stock. In connection therewith, the Board of Directors has approved a second offering by the Company of up to 15,500,000 Shares, of which up to 500,000 Shares are being offered to participants in our Reinvestment Plan in connection with the second offering. The second offering will be at the same price and on substantially the same terms as this offering. The Company will not commence the second offering until after the completion of this offering.

         The Company currently anticipates that any net offering proceeds received from the second offering will be invested in health care and seniors' housing Properties or, to a lesser extent, to make Mortgage Loans to operators of Health Care Facilities. The Company believes that the net proceeds received from the second offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company lists on a national exchange. Under the Company's Articles of Incorporation, if the Company does not list by December 31, 2008, it will commence an orderly liquidation of its assets, and the distribution of the proceeds therefrom to its stockholders.



                                  RISK FACTORS

FINANCING RISKS

         The following information updates and replaces the first full paragraph on page 19 of the Prospectus.

         We have no commitment for long-term financing. We intend to obtain long-term financing; however, we have not yet obtained a commitment for any long-term financing, and we cannot be sure that we will be able to obtain any long-term financing on satisfactory terms. If we do not obtain long-term financing, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Relationships and Related Transactions."


                              CONFLICTS OF INTEREST


         The following information updates and replaces the Conflicts of Interest table beginning on page 33 of the Prospectus.

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.

                             CNL Holdings, Inc. (1)
              Subsidiaries, Affiliates and Strategic Business Units

Capital Markets:                         Retail:
   CNL Capital Markets, Inc. (2)           Commercial Net Lease Realty, Inc.(8)
     CNL Investment Company
       CNL Securities Corp. (3)          Restaurant:
     CNL Asset Management, Inc.            CNL American Properties Fund, Inc.(9)
     CNL Institutional Advisors, Inc.
                                         Hospitality:
Administrative Services:                   CNL Hospitality Properties, Inc. (6)
   CNL Shared Services, Inc. (4)
                                         Health Care:
Real Estate Services:                      CNL Retirement Properties, Inc.
   CNL Real Estate Services, Inc. (5)
     CNL Hospitality Corp. (6)           Financial Services:
       CNL Hotel Development Company       CNL Finance, Inc.
     CNL Retirement Corp. (7)                 CNL Capital Corp.
       CNL Retirement Development Corp.
     CNL Realty & Development Corp.

-----------------------
(1) CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. (formerly CNL Group, Inc.) and its affiliates. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp., CNL Retirement Corp. and CNL Realty & Development Corp.

(6) CNL Hospitality Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and Vice Chairman of the Board of CNL Hospitality Properties, Inc. CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate
         Services, Inc., provides management and advisory services to CNL Hospitality Properties, Inc. pursuant to an advisory agreement.

(7) CNL Retirement Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

(8) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(9) CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James M. Seneff, Jr. continues to hold the position of Chairman of the Board and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund, Inc.


COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

         The following information updates and replaces the second paragraph on page 35 of the Prospectus.

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, (iii) a satisfactory site inspection has been completed and (iv) a nonrefundable deposit has been paid on the Property.


CERTAIN CONFLICT RESOLUTION PROCEDURES

         The following information updates and replaces Item 3 on page 37 of the Prospectus.

         3. The Company will not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or (B) to wholly owned subsidiaries of the Company. Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described in the section of the Prospectus entitled "The Advisor and the Advisory Agreement -- The Advisory Agreement."



                                    BUSINESS

GENERAL


         The  following   information  updates  and  replaces  the  second  full
paragraph and the first table on page 43 and the first and second paragraphs on page 44 of the Prospectus.

         The Company believes that demographic trends are significant when looking at the potential for future growth in the health care industry. For 1999, the Administration on Aging found there were over 34.4 million Americans over the age of 65, representing approximately 13% of the U.S population or about one in eight Americans. According to statistics cited from Age Power: How the 21st Century Will Be Ruled by the New Old, by Ken Dychtwald, Ph.D., today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. Baby boomers will grow in number to 60 million "elder boomers" and will be a large percentage of the approximately 75 million seniors by the year 2035. According to data released from the U.S. Bureau of Census in January 2000, the elderly population is projected to more than double between now and the year 2050, to 80 million. As illustrated below, most of this growth is expected to occur between 2010 and 2030 when the number of elderly is projected to grow by an average of 2.8% annually.

                          Elderly Population Estimates

      Date             Over 85 Population (000)        Over 65 Population (000)
-----------------     ---------------------------     --------------------------

  July 1, 1998                  4,054                           34,401

  July 1, 2000                  4,312                           34,835

  July 1, 2005                  4,968                           36,370

  July 1, 2010                  5,786                           39,715

  July 1, 2015                  6,396                           45,959

  July 1, 2020                  6,763                           53,733

  July 1, 2025                  7,441                           62,641

  July 1, 2030                  8,931                           70,319

  July 1, 2035                  11,486                          74,774

  July 1, 2040                  14,284                          77,177

  July 1, 2045                  17,220                          79,142

  July 1, 2050                  19,352                          81,999

         Source:  U.S. Bureau of Census


         Based on information from the Economic and Statistic Administration of the U.S. Department of Commerce, management believes that all of these trends suggest that as more people live to the oldest ages, there may also be more who face chronic, limiting illnesses or conditions. These conditions result in people becoming dependent on others for help in performing the activities of daily living. According to the Health Care Financing Administration, nearly one quarter of all seniors over age 65 have health problems severe enough to limit their ability to perform one or more activities of daily living. The U.S. General Accounting Office anticipates that the number of older people needing assistance with activities of daily living will increase to 14 million by 2020, from 7 million in 1994.

         In addition to an aging population, according to 1997 data from the U.S. Department of Commerce, a significant segment of the elderly population has the financial resources to afford seniors' housing facilities, with people age 55 to 64 making a mean household income of $58,000 per year. The mean household income for those age 65 and over is more than $33,000 per year. In addition, according to June 30, 1999 data from the U.S. Bureau of Census, the average household wealth for those age 65 and over exceeds the national average for all age groups by 54%, and 27% of those households have an annual income in excess of $50,000. According to statistics cited from Age Power: How the 21st Century Will Be Ruled by the New Old, men and women now in their 50s and older control 80% of all the money in U.S. savings-and-loan institutions and represent $66 of every $100 invested in the stock market. Individuals age 50 and over currently earn approximately $2 trillion in annual income, control more than $7 trillion in wealth and own 77% of the financial assets in America.

         America's seniors are also preparing for their future health care needs. They currently purchase more than 90% of long-term care insurance, representing $800 million in premiums, a figure growing 23% each year. American families are also exploring current and future health care needs. An estimated 22 million households are involved in elder care, a number that has tripled over the past decade and is expected to double in the next two decades. According to an April 2000 Newsweek article, more than 62% of today's baby boomers are concerned about care for an aging parent or relative.

         More than 70% of working-age Americans believe a comfortable retirement is a fundamental part of the American dream according to Age Power: How the 21st Century Will Be Ruled by the New Old. To adequately prepare for future retirement needs, it is estimated that the baby boom generation will need to have saved at least $1 million per household to maintain their standard of living.


         Management believes that other changes and trends in the health care industry will create opportunities for growth of seniors' housing facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

INVESTMENT OF OFFERINGS PROCEEDS

         The following information updates and replaces the last full paragraph on page 47 of the Prospectus.

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, (iii) a satisfactory site inspection has been completed and (iv) a nonrefundable deposit has been paid on the Property. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

PROPERTY ACQUISITIONS

         The following "Property Acquisitions" section updates and replaces the "Pending Investments" section beginning on page 48 of the Prospectus.


         Brighton Gardens(R) by Marriott(R) located in Orland Park, Illinois. On April 20, 2000, the Company acquired a Brighton Gardens assisted living Property located in Orland Park, Illinois (the "Orland Park Property") for $13,848,900 from Marriott Senior Living Services, Inc. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in " -- Description of Property Leases" of the Prospectus. The principal features of the lease are as follows:

o        The initial term of the lease expires  on April 24, 2015.


o At the end of the initial lease term, the tenant will have four consecutive renewal options of five years each.

o The lease requires minimum rent payments of $1,350,268 per year for the first and second lease years and $1,384,890 for each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to seven percent of gross revenues in excess of the "Baseline Gross Revenues." The Baseline Gross Revenues will be established when the facility achieves average occupancy of 93% for four consecutive quarters.

o A security deposit equal to $553,956 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the assisted living Property (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first through fourth lease year; 2% of gross receipts for the fifth through eighth lease year; and 3% of gross receipts every lease year thereafter.

 o Marriott International, Inc. has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $2,769,780.

         The estimated federal income tax basis of the depreciable portion of the Orland Park Property is approximately $12.5 million.

         The Orland Park Property, which opened in October 1999, is a newly constructed Brighton Gardens by Marriott located in Orland Park, Illinois. The Orland Park Property includes 82 assisted living units and 24 special care units for residents with Alzheimer's and related memory disorders. The facility provides assistance with daily living activities such as bathing, dressing and medication reminders. Special amenities include a common activities room and common dining room, a private dining area, library and garden. The assisted living community, which is located southwest of Chicago, is approximately six miles from two medical facilities, Palos Community Hospital and Oak Forest Community Hospital, and less than two miles from the Orland Square Shopping Center. According to a report published by Project Market Decision and Claritas, a research and data collection firm, the greater Chicago area is the third largest seniors market in the country with more than 263,800 seniors age 75 and older. The number of seniors in the ten-mile area surrounding the Property is expected to grow by 11% between 1999 and 2004. Other senior living facilities located in proximity to the Orland Park Property include Victorian Village, Sunrise of Palos Park, Peace Memorial Village and Arden Courts of Manor Drive. The average occupancy rate and the revenue per available unit for the period the assisted living facility has been operational are as follows:

                          Orland Park Property
                  ----------------------------------------------
                                   Average             Revenue
                                  Occupancy        per Available
                  Year              Rate                Unit
                  ----              ----                ----

                 *1999             23.30%             $118.11
                **2000             41.40%             $109.89

* Data for the Orland Park Property represents the period October 11, 1999 through December 31, 1999.
** Data for 2000 represents the period January 1, 2000 through June 16, 2000.

         The Company believes that the results achieved by the Property for 1999 and year-to-date 2000, are not indicative of its long-term operating potential, as the Property had been open for less than twelve months during the reporting period.

         Marriott Brands. Brighton Gardens by Marriott is a quality-tier assisted living concept which generally has 90 assisted living suites, and in certain locations, 30 to 45 nursing beds in a community. In some communities, separate on-site centers also provide specialized care for residents with Alzheimer's or other memory-related disorders. According to Marriott International, Inc.'s 1999 Form 10-K, Marriott Senior Living Services, Inc., which is a wholly owned subsidiary of Marriott International, Inc., operates 99 assisted senior living communities principally under the names "Brighton Gardens by Marriott," "Village Oaks," and "Marriott MapleRidge," and 45 independent living communities. Marriott Senior Living Services, Inc. is one of the largest participants in the seniors' housing industry with $559 million in sales for 1999. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities are distinguished by an innovative wellness program that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. Marriott Senior Living Services, Inc. has provided seniors with excellent service and quality care since 1984. In 1999, the American Seniors Housing Association, a seniors housing trade association, ranked Marriott Seniors Living Services, Inc. as the nation's second largest manager of senior housing.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         The  following   information  updates  and  replaces  the  second  full
paragraph on page 51 of the Prospectus.

         The purchase of each Property will be supported by an appraisal of the real estate prepared by an independent appraiser. The Advisor, however, will rely on its own independent analysis and not on such appraisals in determining whether or not to recommend that the Company acquire a particular property. The purchase price of each such Property, plus any Acquisition Fees paid by the Company in connection with such purchase, will not exceed the Property's appraised value. (In connection with the acquisition of a Property that has recently been or is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "stabilized value" of such Property.) The stabilized value is the value at the point which the Property has reached its level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any stockholder.

BORROWING

         The following information updates and replaces the last full paragraph on page 61 of the Prospectus.


         On April 20, 2000, the Company entered into an initial revolving line of credit and security agreement with a bank to be used by the Company to acquire health care Properties. The line of credit provides that the Company will be able to receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Generally, advances under the line of credit will bear interest at either (i) a rate per annum equal to LIBOR plus the difference between LIBOR and the bank's base rate at the time of the advance or (ii) a rate per annum equal to the bank's base rate, whichever the Company selects at the time advances are made. The interest rate will be adjusted daily in accordance with fluctuations with the bank's rate or the LIBOR rate, as applicable. Notwithstanding the above, the interest rate on the first $9,700,000 drawn will be 8.75% through April 1, 2002, and thereafter will hear interest at either (i) or (ii) above as of April 1, 2002. Each loan made under the line of credit will be secured by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable health care Property during the term of the loan without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the line of credit and each advance. On April 20, 2000, the Company obtained one advance totalling $8,100,000 relating to the line of credit. In connection with the line of credit, the Company incurred an origination fee, legal fees and closing costs of $55,917. The proceeds were used in connection with the purchase of one health care Property described in "-- Property Acquisitions."



                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.


                                                Six Months Ended
                                           June 30,        June 30, 1999
                                            2000               (1)                   Year Ended December 31,
                                         (Unaudited)       (Unaudited)       1999 (1)     1998 (1)     1997 (1)(2)
                                        --------------   -----------------   ----------   ----------    -----------
    Revenues                             $  368,584                  --     $ 86,231        $  --          $  --
    Organizational costs                         --                  --       35,000           --             --
    Other operating expenses                211,299                  --       79,621           --             --
    Net earnings (loss)                     157,285                  --      (28,390)          --             --
    Cash distributions declared (3)         152,525                  --       50,404           --             --
    Cash from operations                    657,668                  --       12,851           --             --
    Funds from operations (4)               214,136                  --      (28,390)          --             --
    Earnings (loss) per Share                   .24                  --         (.07)          --             --
    Cash distributions declared
      per Share                                 .23                  --          .13           --             --
     Weighted average number of Shares
          outstanding (5)                   665,899                  --      412,713           --             --


                                        June 30, 2000    June 30, 1999 (1)              December 31,
                                         (Unaudited)       (Unaudited)         1999         1998           1997
                                        --------------   -----------------   ----------   ----------    -----------
     Total assets                        $15,366,232          $1,592,442    $5,088,560     $976,579       $280,330
     Total  stockholders' equity           6,149,193             200,000     3,292,137      200,000        200,000


(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.

(3) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the six months ended June 30, 2000 and the year ended December 31, 1999, 0% and 100%, respectively, of cash distributions represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including organization costs that were expensed for GAAP purposes for the year ended December 31, 1999. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto. See Appendix B-- Financial Information.

(5) The weighted average number of Shares outstanding is based upon the period the Company was operational.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, the availability of capital from borrowings under the Company's Line of Credit, availability of proceeds from the Company's offering, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.


 THE COMPANY

         CNL Retirement Properties, Inc. (formerly CNL Health Care Properties, Inc.) is a Maryland corporation that was organized on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., organized in Delaware in December 1999. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of CNL Retirement Partners, LP. Assets acquired are expected to be held by CNL Retirement Partners, LP and, as a result, owned by CNL Retirement Properties, Inc. through the Partnership. The term "Company" includes , unless the context otherwise requires, CNL Retirement Properties, Inc., CNL Retirement Partners, LP, CNL Retirement GP Corp. and CNL Retirement LP Corp.

         The Company was formed to acquire Properties related to Health Care Facilities located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long term, "triple-net" basis. The Company may also provide Mortgage Loans to operators of Health Care Facilities in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company may also offer Secured Equipment Leases to operators of Health Care Facilities. The aggregate principal amount of Secured Equipment Leases is not expected to exceed 10% of Gross Proceeds.

LIQUIDITY AND CAPITAL RESOURCES

Common Stock Offerings

         During the period December 22, 1997 (date of inception) through December 31, 1998, a capital contribution of $200,000 from the Advisor was the Company's sole source of capital. On September 18, 1998, the Company commenced this offering of Shares of Common Stock. As of August 3, 2000, the Company had received subscription proceeds of $9,013,762 (901,376 Shares), including $50,463 (5,046 Shares) through its Reinvestment Plan. As of August 3, 2000, net proceeds to the Company from this offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses of three percent totalled approximately $8,200,000. In April 2000, the Company used approximately $5,800,000 of Net Offering Proceeds and $8,100,000 in advances relating to its line of credit, described in "Business -- Borrowing," to invest approximately $13,900,000 in one assisted living Property . As of August 3, 2000, the Company had repaid advances of $1,785,000 relating to its line of credit and had paid approximately $880,000 in Acquisition Fees and Acquisition Expenses, leaving approximately $265,000 of Net Offering Proceeds available to invest in Properties and Mortgage Loans. See "Business -- Property Acquisitions" for a description of the Property owned as of August 3, 2000. As of August 3, 2000, the Company had not entered into any Mortgage Loans.

         On May 19, 2000, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 15,500,000 Shares of Common Stock ($155,000,000) (the "2000 Offering") in an offering expected to commence immediately following the completion of this offering. Of the 15,500,000 Shares of Common Stock to be offered, up to 500,000 will be available to stockholders purchasing Shares through the Reinvestment Plan. The price per Share and the other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the Managing Dealer for Selling Commissions and expenses in connection with the offering and (ii) to the Advisor for Acquisition Fees, are substantially the same as those for this offering.

         The Company expects to use any additional Net Offering Proceeds from the sale of Shares in this offering, plus any net offering proceeds from the 2000 Offering, to purchase additional Properties and, to a lesser extent, make Mortgage Loans. See "Investment Objectives and Policies" in the Prospectus. In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings. The Company currently has a $25,000,000 revolving line of credit available, as described below. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Company may also obtain Permanent Financing; although, it has not yet received a commitment for any Permanent Financing, and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms. The aggregate amount of any Permanent Financing shall not exceed 30% of the Company's total Assets and the maximum amount the Company may borrow is 300% of the Company's Net Assets. The number of Properties to be acquired and Mortgage Loans to be invested in will depend upon the amount of net offering proceeds received from this offering and future offerings and loan proceeds available to the Company. The amount invested in Secured Equipment Leases is not expected to exceed 10% of Gross Proceeds.

         Indebtedness

         On April 20, 2000, the Company entered into a $25,000,000 revolving line of credit and security agreement with a bank to be used by the Company to acquire health care Properties. The line of credit provides that the Company may receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the Company's credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Generally, advances under the line of credit will bear interest at either (i) a rate per annum equal to London Interbank Offered Rate (LIBOR) plus the difference between LIBOR and the bank's base rate at the time of the advance or (ii) a rate equal to the bank's base rate, whichever the Company selects at the time advances are made. The interest rate will be adjusted daily in accordance with fluctuations with the bank's rate or the LIBOR rate, as applicable. Notwithstanding the above, the interest rate on the first $9,700,000 drawn will be 8.75% through April 1, 2002, and thereafter will bear interest at either (i) or (ii) above as of April 1, 2002. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the line of credit and each advance. During the six months ended June 30, 2000, the Company obtained an advance for $8,100,000 and repaid $1,300,000 relating to the line of credit. In connection with the line of credit, the Company incurred an origination fee, legal fees and closing costs of $55,917. The proceeds were used in connection with the purchase of a Property.


         The  Company  may  be  subject  to  interest   rate  risk  through  any
outstanding balances on its variable rate line of credit. The Company may mitigate this risk by paying down any outstanding balances on the line of credit from offering proceeds should interest rates rise substantially.


         Property Acquisition and Investments

         On April 20, 2000, the Company acquired its first Property, a private-pay assisted living community in Orland Park, Illinois. In connection with the purchase of the Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         As of August 3 , 2000, the Company had not entered into any arrangements creating a reasonable probability that an additional Property would be acquired or a particular Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of August 3, 2000, the Company had not acquired any such Properties or entered into any Mortgage Loans.

         Cash and Cash Equivalents

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments maturing in less than 30 days), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At June 30, 2000, the Company had $659,311 invested in such short-term investments as compared to $4,744,222 at December 31, 1999. The decrease in the amount invested in short-term investments was primarily attributable to the purchase of one Property and repayments on the line of credit, partially offset by subscription proceeds received from the sale of Shares from this offering during the six months ended June 30, 2000. The funds remaining at June 30, 2000, along with additional funds expected to be received from the sale of Shares, will be used primarily to purchase Properties, to make Mortgage Loans, to pay offering expenses and acquisition expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

         Liquidity Requirements

         The Company expects to meet its short-term liquidity requirements, other than for offering expenses, the acquisition and development of Properties and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. The Company believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to the tenant defaulting under the terms of its lease agreement, the Company will use borrowings under its Line of Credit.

         Due to the fact that the Company leases its Property, and expects to lease Properties acquired in the future , on a long-term, triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities, management does not believe that working capital reserves are necessary at this time. Management believes that the Property is adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property. The Company expects to meet its other short-term liquidity requirements, including payment of offering expenses, the acquisition and development of Properties and the investment in Mortgage Loans and Secured Equipment Leases, with additional advances under its line of credit and proceeds from its offerings. The Company expects to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems associated with operating the Properties are currently anticipated by management.

          Distributions

         During the six months ended June 30, 2000 and the year ended December 31, 1999, the Company generated cash from operations (which includes cash received from tenant and interest received, less cash paid for operating expenses) of $657,668 and $10,409, respectively. Based on current and anticipated future cash from operations, the Company declared Distributions to its stockholders of $152,525 and $50,404 during the six months ended June 30, 2000 and the period July 14,1999 (the date operations commenced) through December 31, 1999, respectively. No Distributions were paid or declared for the period December 22, 1997 (date of inception) through July 13, 1999 because operations had not commenced. On July 1, August 1 and September 1, 2000, the Company declared Distributions of $0.058 per Share to stockholders of record on July 1, August 1 and September 1, 2000, respectively, payable in September 2000. For the six months ended June 30, 2000 and the year ended December 31, 1999, 100% of the Distributions received by stockholders were considered to be ordinary income for federal income tax purposes. No amounts distributed or to be distributed to the stockholders as of August 3, 2000, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. The Company intends to continue to make Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.

         Due to Related Parties

         During the six months ended June 30, 2000, the years ended December 31, 1999 and 1998, and the period December 22, 1997 (date of inception) through December 31, 1997, Affiliates incurred on behalf of the Company $178,708,
$421,878, $562,739 and $43,398, respectively, for certain organizational and offering expenses. In addition, during the six months ended June 30, 2000 and the year ended December 31, 1999, Affiliates of the Company incurred $56,129 and $98,206, respectively, for certain Acquisition Expenses and $93,920 and $41,307, respectively, for certain operating expenses on behalf of the Company. As of June 30, 2000 and December 31, 1999, the Company owed the Affiliates $1,795,033 and $1,775,256, respectively, for such amounts and unpaid fees and administrative expenses. The Advisor has agreed to pay all organizational and offering expenses (excluding selling commissions and marketing support and due diligence expense reimbursement fees) in excess of three percent of Gross Proceeds of the offering. In addition, pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the four quarters ended June 30, 2000, the Company's Operating Expenses exceeded the Expense Cap by $213,886; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. The amount to be received from the Advisor was treated as a reduction of the amount due to related parties as of June 30, 2000.

         Other

         As of June 30, 2000, the tenant of the Property owned by the Company had established an FF&E Reserve. Funds in the FF&E Reserve have been paid, granted and assigned to the Company. For the six months ended June 30, 2000, revenue relating to the FF&E Reserve totalled $3,616. Due to the fact that the Property is leased on a long-term, triple-net basis , management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.


         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.


         Management expects that the cash generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.


RESULTS OF OPERATIONS

         No operations commenced until the Company received the minimum offering proceeds of $2,500,000 on July 14, 1999.


         As of June 30, 2000, the Company had acquired one Property consisting of land, building and equipment, and had entered into a long-term, triple-net lease agreement relating to the Property. The lease provides for minimum base rental payments of $103,867 payable every four weeks. The lease also provides that, after 24 months, the base rent required under the terms of the lease will increase. In addition to annual base rent, the tenant is required to pay contingent rent computed as a percentage of tenant's gross sales at the Property. The lease also requires the establishment of an FF&E Reserve. The FF&E Reserve is owned by the Company and has been recognized as additional rent. For the quarter ended June 30, 2000, the Company earned $272,119 in rental income from the Property. The Company also earned $3,616 in FF&E Reserve income during the quarter ended June 30, 2000. Because the Company has not yet acquired all of its Properties, revenues for the six months ended June 30, 2000, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the six months ended June 30, 2000, the Company owned one Property. The lessee, BG Orland Park, LLC, contributed 100 percent of the Company's total rental income. In addition, the Property is operated as a Marriott(R) brand chain. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of this lessee or the Marriott(R) brand chain could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of this Property for the ongoing operations of the lessee. It is expected that the percentage of total rental income contributed by this lessee will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

         During the six months ended June 30, 2000 and the year ended December 31, 1999, the Company earned $92,849 and $86,231, respectively, in interest income from investments in money market accounts. Interest income is expected to increase as the Company invests subscription proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses , including interest expense and depreciation and amortization expense, were $211,299 and $114,621 for the six months ended June 30, 2000 and the year ended December 31, 1999, respectively. Operating expenses represent only a portion of operating expenses which the Company is expected to incur during a full six-month and twelve-month period in which the Company owns Properties. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general and administrative expenses as a percentage of total revenues are expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans. Operating expenses included $35,000 in organizational expenses for the year ended December 31, 1999. Organizational expenses represent the cost related to forming a new entity and are not expected to be incurred on an ongoing basis.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap in an Expense Year. During the Expense Year ended June 30, 2000, the Company's Operating Expenses exceeded the Expense Cap by $213,886; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         Other

         The Company has elected , pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the year ended December 31, 1999. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of percentage rent based on certain gross sales above a specified level and/or automatic increases in the base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.


         In April of 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which became effective for the Company January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of earnings. During the year ended December 31, 1999, operating expenses include a charge of $35,000 for organizational costs.

         Management is not aware of any known trends or uncertainties, other than national economic conditions, which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those Properties referred to in this Prospectus.

         There currently are no material changes being considered in the objectives and policies of the Company as set forth in this Prospectus.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


         The following information updates and replaces the "Directors and Executive Officers" section beginning on page 71 of the Prospectus.

       The Directors and executive officers of the Company are listed below:

          Name              Age      Position with the Company
------------------------   ------    -----------------------------------------


James M. Seneff, Jr.          54     Director, Chairman of the Board, and Chief
                                       Executive Officer
Robert A. Bourne              53     Director and President
David W. Dunbar               48     Independent Director
Timothy S. Smick              48     Independent Director
Edward A. Moses               58     Independent Director
Phillip M. Anderson, Jr.      40     Chief Operating Officer and Executive
                                       Vice President
Thomas J. Hutchison III       58     Executive Vice President
Lynn E. Rose                  51     Secretary and Treasurer

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff also is a director, Chairman of the Board and Chief Executive Officer of CNL Retirement Corp., the Advisor to the Company. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc. (formerly CNL Group, Inc.), a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Retirement Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $4 billion in assets, representing interests in more than 2,000 properties and 900 mortgage loans in 48 states. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Hospitality Corp., its advisor. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, and served as Chief Executive Officer from 1994 through August 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc., until it merged with such company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since 1979; CNL Investment Company since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director and President. Mr. Bourne also serves as a director and President of CNL Retirement Corp., the Advisor to the Company. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board and President of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and President of CNL Hospitality Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with such company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of nearly $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.


         David W. Dunbar. Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Bank, which he organized and founded in 1996. Mr. Dunbar is also a member of the board of trustees of Bay Care Health System, an alliance of ten non-profit hospitals in the Tampa Bay area, as well as vice chairman of the board of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital and a member of the board of directors of North Bay Hospital, a 122-bed facility. He is a former member of the board of directors of Morton Plant Mease Hospital Foundation. In addition, Mr. Dunbar serves as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1981 through 1988 and from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. In addition, in 1990, Mr. Dunbar served as the Governor's appointee to the State of Florida Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws and currently serves on the Florida Elections
Commission.  Mr. Dunbar began his  professional  career with  Southeast  Banking
Corporation in Miami, from 1975 through 1981, serving as a regional vice president of commercial mortgage lending. Mr. Dunbar received a B.S. degree in finance from Florida State University in 1975. He is also a 1977 graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and a 1982 graduate of the School of Banking of the South at Louisiana State University.

         Timothy S. Smick. Independent Director. Mr. Smick is currently an independent investor. From 1996 through February 1998, Mr. Smick served as chief operating officer, executive vice president and a member of the board of directors of Sunrise Assisted Living, Inc., one of the nation's leading providers of assisted living care for seniors with 68 communities located in 13 states. In addition, Mr. Smick served as president of Sunrise Management Inc., a wholly owned subsidiary of Sunrise Assisted Living, Inc. During 1995, Mr. Smick served as a senior housing consultant to LaSalle Advisory, Ltd., a pension fund advisory company. From 1985 through 1994, Mr. Smick was chairman and chief executive officer of PersonaCare, Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities in six states. Mr. Smick's health care industry experience also includes serving as the regional operations director for Manor Healthcare, Inc., a division of ManorCare, Inc., and as operations director for Allied Health & Management, Inc. Prior to co-founding PersonaCare, Inc., Mr. Smick was a partner in Duncan & Smick, a commercial real estate development firm. Mr. Smick received a B.A. in English from Wheaton College and pursued graduate studies at Loyola College.

         Edward A. Moses. Independent Director. Dr. Moses served as dean of the Roy E. Crummer Graduate School of Business at Rollins College from 1994 to 2000, and has served as a professor and Bank of America professor of finance since 1989. As dean, Dr. Moses established a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate School of Business. From 1985 to 1989 he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr. Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance Associations, served on the Board of the Southern Business Administration Association, and served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University, and is a member of the board of directors of HTE, Inc. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and a Masters of Business Administration (1967) and Ph.D. in finance from the University of Georgia in 1971.

         Phillip M. Anderson, Jr. Chief Operating Officer and Executive Vice President. Mr. Anderson joined CNL Retirement Corp. in January 1999 and is responsible for the planning and implementation of CNL's interest in health care industry investments, including acquisitions, development, project analysis and due diligence. He also currently serves as the Chief Operating Officer of both CNL Retirement Corp., the Company's Advisor, and of CNL Retirement Development Corp. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt ("Classic") is affiliated with Hyatt Hotels and Chicago's Pritzker family. Classic acquires, develops, owns and operates seniors' housing, assisted living, skilled nursing and Alzheimer's facilities throughout the United States. Mr. Anderson's responsibilities grew from overseeing construction of Classic's first properties to acquiring and developing new properties. After assuming responsibility for acquisitions, Mr. Anderson doubled the number of senior living apartments/beds ("units") in the portfolio by adding over 1,200 units. In addition, the development of an additional 1,000 units of seniors' housing commenced under Mr. Anderson's direction. Mr. Anderson also served on Classic's Executive Committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.

         Thomas J. Hutchison III. Executive Vice President. Mr. Hutchison also serves as an Executive Vice President of CNL Retirement Corp., the Advisor of the Company, as well as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Retirement Corp. and CNL Hospitality Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as an Executive Vice President of CNL Hospitality Properties, Inc. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering re-organization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose also serves as Secretary, Treasurer and a director of CNL Retirement Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose is Secretary and Treasurer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. In addition, she serves as Secretary, Treasurer and a director of CNL Hospitality Corp., its advisor. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. She also served as Treasurer of CNL Fund Advisors, Inc., from 1994 through July 1998, and served as Secretary and a director from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996, and as Secretary and a director of CNL Realty Advisors, Inc., its advisor, from its inception in 1991 through 1997. She also served as Treasurer of CNL Realty Advisors, Inc. from 1991 through February 1996. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, served as Controller from 1987 to 1993 and has served as Chief Financial Officer since 1993. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax and legal compliance for over 375 corporations, partnerships and joint ventures, and the accounting and financial reporting for over 200 entities. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following information updates and replaces the last paragraph on page 74 of the Prospectus.

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. In addition to the above compensation, the Director serving as Chairman of the Audit Committee is entitled to receive fees of $750 per meeting attended with the Company's independent accountants ($375 for each telephonic meeting in which the Chairman participates) as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.



                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The following information updates and replaces "The Advisor" section on page 75 of the Prospectus.


         CNL Retirement Corp. (formerly CNL Health Care Corp.) is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective September 15, 1998. CNL Retirement Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.


The directors and officers of the Advisor are as follows:

     James M. Seneff, Jr.        Chairman of the Board, Chief Executive Officer,
                                    and Director
     Robert A. Bourne            President and Director
     Phillip M. Anderson, Jr.    Chief Operating Officer
     Thomas J. Hutchison III     Executive Vice President

     Lynn E. Rose                Secretary, Treasurer and Director

         The  backgrounds  of  these   individuals  are  described  above  under
"Management -- Directors and Executive Officers."


         Management anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

         The Advisor currently owns 20,000 Shares of Common Stock. The Advisor may not sell these Shares while the Advisory Agreement is in effect, although the Advisor may transfer such shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares of Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any shares of Common Stock owned by any of them will not be included.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the years ended December 31, 1999 and 1998, the Company incurred $388,109 and $1,912, respectively , of such fees, of which $370,690 and $1,785, respectively, has been paid by CNL Securities Corp. as commissions to other broker-dealers. In addition, during the period January 1, 2000 through August 3, 2000, the Company incurred $286,011 of such fees, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, all or a portion of which may be reallowed to other broker-dealers. For the years ended December 31, 1999 and 1998, the Company incurred $25,874 and $128, respectively, of such fees, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid. In addition, during the period January 1, 2000 through August 3, 2000, the Company incurred $19,067 of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid.

         In addition, in connection with this offering, the Company has agreed to issue and sell Soliciting Dealer Warrants to the Managing Dealer. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 Shares sold by the Managing Dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of the Managing Dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share of Common Stock from the Company at a price of $12.00 during the five-year period commencing with the date the offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the six months ended June 30, 2000, the Company issued approximately 24,000 Soliciting Dealer Warrants. As of June 30, 2000, CNL Securities Corp. was entitled to receive approximately 6,100 additional Soliciting Dealer Warrants for Shares sold during the quarter then ended.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. For the years ended December 31, 1999 and 1998, the Company incurred $232,865 and $1,148, respectively, of such fees. In addition, during the period January 1, 2000 through August 3, 2000, the Company incurred $171,606 of such fees.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the six months ended June 30, 2000, the Company incurred $13,849 of such fees. No such fees were incurred during the years ended December 31, 1999 and 1998.

         The Company incurs Operating Expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any four consecutive fiscal quarters (the "Expense Year"), the greater of 2% of Average Invested Assets or 25% of Net Income (the "Expense Cap"). During the four fiscal quarters ended June 30, 2000, the Company's Operating Expenses exceeded the Expense Cap by $213,886; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the six months ended June 30, 2000, the years ended December 31, 1999 and 1998, and the period December 22, 1997 (date of inception) through December 31, 1997, the Company incurred $176,284, $373,480, $196,184 and $15,202, respectively, for these services. For the six months ended June 30, 2000 and the year ended December 31, 1999, $25,687 and $328,229, respectively, of such costs represented stock issuance costs, $30,491 and $6,455, respectively, represented acquisition related costs and $120,106 and $38,796, respectively, represented general operating and administrative expenses. For 1998 and 1997, such amounts are included in deferred offering costs.


         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and hotel properties and have not invested in Health Care Facilities. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Bourne and Seneff currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of June 30, 2000, the 18 partnerships and the two unlisted REITs had raised a total of approximately $1.9 billion from a total of approximately 94,000 investors, and owned approximately 1,500 fast-food, family-style and casual-dining restaurant properties, and 15 hotels. None of the 18 public partnerships or the two unlisted public REITs has invested in Health Care Facilities. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $15,000,000               December 31, 1986             30,000             December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000               August 21, 1987               50,000             November 1987
Fund II, Ltd.                (50,000 units)

CNL Income                   $25,000,000               April 29, 1988                50,000             June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000               December 6, 1988              60,000             February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000               June 7, 1989                  50,000             December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000               January 19, 1990              70,000             May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000               August 1, 1990              30,000,000           January 1991
Fund VII, Ltd.               (30,000,000 units)


                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $35,000,000               March 7, 1991               35,000,000           September 1991
Fund VIII, Ltd.              (35,000,000 units)

CNL Income                   $35,000,000               September 6, 1991            3,500,000           November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000               April 22, 1992               4,000,000           June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000               October 8, 1992              4,000,000           September 1992
Fund XI, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               April 15, 1993               4,500,000           July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 13, 1993           4,000,000           August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000               March 23, 1994               4,500,000           May 1994
Fund XIV, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 22, 1994           4,000,000           December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               July 18, 1995                4,500,000           August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000               October 10, 1996             3,000,000           December 1996
Fund XVII, Ltd.              (3,000,000 units)

CNL Income                   $35,000,000               February 6, 1998             3,500,000           December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL American                 $747,464,413              January 20, 1999 (3)         37,373,221 (3)      February 1999 (3)
Properties Fund, Inc.        (37,373,221 shares)

CNL Hospitality              $425,072,637                      (4)                     (4)                   (4)
Properties, Inc.             (42,507,264 shares)



---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on
       February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
       through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totalling $150,072,637 (15,007,264 shares), including
       $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, CHP commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. As of June 30, 2000, CHP had received subscriptions totalling $235,011,997 (23,501,200 shares), including $965,145 (96,514 shares) through the reinvestment plan, from the 1999 Offering. As of such date, CHP had purchased, directly or indirectly, 15 properties. Upon completion of the 1999 Offering, CHP intends to commence a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($450,000,000) of common stock.

         As of June 30, 2000, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of June 30, 2000. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of June 30, 2000. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 11 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), ten commercial/retail properties (comprising 11% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 90 real estate limited partnerships whose offerings had closed as of June 30, 2000 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of June 30, 2000, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs .


      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY




      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

CNL Income Fund VI,        60 fast-food or           AR, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, MA, MI,
                           restaurants               MN, NC, NE, NM, NY,
                                                     OH, OK, PA, TN, TX,
                                                     VA, WA, WY

CNL Income Fund            52 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               OH, PA, SC, TN, TX,
                                                     UT, WA

CNL Income Fund            43 fast-food or           AZ, FL, IN, LA, MI,             All cash            Public
VIII, Ltd.                 family-style              MN, NC, NY, OH, TN,
                           restaurants               TX, VA

CNL Income Fund IX,        46 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MI, MN,
                           restaurants               MS, NC, NH, NY, OH,
                                                     SC, TN, TX

CNL Income Fund X,         55 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, LA, MI, MO,
                           restaurants               MT, NC, NE, NH, NM,
                                                     NY, OH, PA, SC, TN,
                                                     TX, WA

CNL Income Fund XI,        44 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA



      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund            52 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
XII, Ltd.                  family-style              LA, MO, MS, NC, NM,
                           restaurants               OH, SC, TN, TX, WA

CNL Income Fund            50 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, NC, OH, PA, SC,
                                                     TN, TX, VA

CNL Income Fund            68 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              IL, KS, LA, MN, MO,
                           restaurants               MS, NC, NJ, NV, OH,
                                                     SC, TN, TX, VA

CNL Income Fund XV,        57 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            49 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, MN,
                           restaurants               MO, NC, NM, NV, OH,
                                                     PA, TN, TX, UT, WI

CNL Income Fund            32 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MI, NC, NV, OH, SC,
                           casual-dining             TN, TX, WA
                           restaurants

CNL Income Fund            26 fast-food,             AZ, CA, FL, GA, IL,             All cash            Public
XVIII, Ltd.                family-style or           KY, MD, MN, NC, NV,
                           casual-dining             NY, OH, PA, TN, TX, VA
                           restaurants

CNL American               703 fast-food,            AL, AZ, CA, CO, CT,               (1)             Public REIT
Properties Fund,           family-style or           DE, FL, GA, IA, ID,
Inc.                       casual-dining             IL, IN, KS, KY, LA,
                           restaurants               MD, MI, MN, MO, MS,
                                                     NC, NE, NH, NJ, NM,
                                                     NV, NY, OH, OK, OR,
                                                     PA, RI, SC, TN, TX,
                                                     UT, VA, WA, WI, WV

CNL Hospitality            15 limited                AZ, CA, CO, GA, MA,               (2)             Public REIT
Properties, Inc.           service, extended         NV, PA, TX, WA
                           stay or full
                           service hotels



---------------------

(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its lines of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) In 1998, CHP used proceeds from its line of credit and net offering proceeds to fund the acquisition of two of its properties. As of June 30, 2000, CHP had repaid amounts borrowed on its line of credit using additional net offering proceeds. In 1999, CHP acquired an interest in seven additional properties through CNL Hotel Investors, Inc. ("CHI"), a real estate investment trust jointly owned by CHP and Five Arrows Realty Securities II L.L.C. ("Five Arrows"). In connection with the acquisition of these seven properties, CHI used proceeds from permanent financing, in addition to net offering proceeds from CHP and cash contributions from Five Arrows. In addition, CHP acquired a majority interest in a limited liability company (the "LLC") that owns one property. In connection with the acquisition of the property, the LLC used permanent financing to fund part of the acquisition.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1995 and June 2000, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                       INVESTMENT OBJECTIVES AND POLICIES

CERTAIN INVESTMENT LIMITATIONS

         The following information updates and replaces Item 16 on page 86 of the Prospectus.

         16. The Company will not make loans to the Advisor or its Affiliates, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or (B) to wholly owned subsidiaries of the Company.



                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following information updates and replaces the "Distributions" section on page 87 of the Prospectus.

         The   following   table   reflects   total   Distributions   and  total
Distributions per Share declared by the Company during each month since the Company commenced operations.

                               Total           Distributions
       Month               Distributions         per Share
--------------------       --------------      ---------------

August 1999                 $   7,422              $0.025
September 1999                  9,038               0.025
October 1999                   10,373               0.025
November 1999                  11,289               0.025
December 1999                  12,282               0.025
January 2000                   13,501               0.025
February 2000                  14,530               0.025
March 2000                     15,562               0.025
April 2000                     24,822               0.037

May 2000                       40,804               0.058
June 2000                      43,306               0.058
July 2000                      50,847               0.058
August 2000                    53,716               0.058
September 2000                 57,134               0.058


         The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Currently, Distributions are declared monthly and paid quarterly during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a daily basis during the offering period. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income (90% in 2001 and thereafter) to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors
(i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.


         For the six months ended June 30, 2000 and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, 100% of the Distributions declared and paid were considered to be ordinary income for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had only acquired one
Property and was still in the offering stage as of June 30, 2000, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the six months ended June 30, 2000 may not be indicative of the results that may be expected for the year ending December 31, 2000.


         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.



                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         The following information updates and replaces the last paragraph on page 88 and the first paragraph on page 89 of the Prospectus.

         General. The Company has authorized a total of 206,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 103,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 103,000,000 Excess Shares, 100,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "Restriction of Ownership." As of August 3, 2000, the Company had 921,376 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of this offering and 5,046 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month on which the Company receives properly executed documentation.
Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

                                   APPENDIX B

                              FINANCIAL INFORMATION

              ----------------------------------------------------

          THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED
             FINANCIAL STATEMENTS OF CNL RETIREMENT PROPERTIES, INC.
          (FORMERLY CNL HEALTH CARE PROPERTIES, INC.) CONTAINED IN THIS
          ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX B TO THE
                   ATTACHED PROSPECTUS, DATED MARCH 31, 2000.

              ----------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.
                   (formerly CNL Health Care Properties, Inc.)

                                                                                                         Page
                                                                                                         ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of June 30, 2000                                            B-2

     Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2000               B-3

     Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999                 B-4

     Notes to Pro Forma Consolidated Financial Statements for the six months ended
        June 30, 2000 and the year ended December 31, 1999                                               B-5

Updated Unaudited Condensed Consolidated Financial Statements:

     Condensed Consolidated Balance Sheets as of June 30, 2000 and December 31, 1999                     B-7

     Condensed Consolidated Statements of Earnings for the quarters and six months ended
        June 30, 2000 and 1999                                                                           B-8

     Condensed Consolidated Statements of Stockholders' Equity for the six months ended
        June 30, 2000 and the year ended December 31, 1999                                               B-9

     Condensed Consolidated Statements of Cash Flows for the six months ended
        June 30, 2000 and 1999                                                                           B-10

     Notes to Condensed Consolidated Financial Statements for the quarters and six months
        ended June 30, 2000 and 1999                                                                     B-12


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. (formerly CNL Health Care Properties, Inc.) and subsidiaries (the "Company") gives effect to (i) the receipt of an initial capital contribution of $200,000 from the Advisor, $8,521,527 in gross offering proceeds from the sale of 852,153 shares of common stock for the period from inception through June 30, 2000, and the application of such funds to pay offering expenses and miscellaneous acquisition expenses and to purchase a property, (ii) the receipt of $492,235 in gross offering proceeds from the sale of 49,224 additional shares for the period July 1, 2000 through August 3, 2000 and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses, as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2000 includes the transactions described in (i) above, from the historical balance sheet, adjusted to give effect to the transactions in (ii) above as if they had occurred on June 30, 2000.

         The Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2000 and the year ended December 31, 1999, include the operating results of the property described in (i) above from the date the property became operational through the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   (formerly CNL Health Care Properties, Inc.)
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2000

                                                                           Pro Forma
                           ASSETS                       Historical        Adjustments               Pro Forma
                                                       ------------      -------------          -------------

Land, building and equipment on operating lease          $14,553,953           $    --           $ 14,553,953
Cash and cash equivalents                                    659,311           492,235    (a)       1,151,546
Receivable                                                     3,631                --                  3,631
Loan costs                                                                          --                 53,711
                                                              53,711
Other assets                                                  95,626            22,151    (a)         117,777
                                                       -------------     -------------          -------------
                                                        $ 15,366,232        $  514,386           $ 15,880,618
                                                       =============     =============          =============



               LIABILITIES AND STOCKHOLDERS'
                           EQUITY

Liabilities:
    Line of credit                                       $ 6,800,000                --            $ 6,800,000
    Accounts payable and accrued expenses                      4,445                --                  4,445
    Due to related parties                                 1,795,033            61,530    (a)       1,856,563
    Interest payable                                          16,705                --                 16,705
    Security deposits                                        553,956                --                553,956
    Deferred rental income                                    46,900                --                 46,900
                                                       -------------     -------------          -------------
          Total liabilities                                9,217,039            61,530              9,278,569
                                                       -------------     -------------          -------------


Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                   --                --                     --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                 --                --                     --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued and
       outstanding 872,153 shares; issued and
       outstanding, as adjusted, 921,377 shares                8,721               492    (a)           9,213
    Capital in excess of par value                         6,214,506           452,364    (a)       6,666,870
    Accumulated deficit                                      (74,034)               --                (74,034)
                                                       -------------     -------------          -------------
          Total stockholders' equity                       6,149,193           452,856              6,602,049
                                                       -------------     -------------          -------------
                                                        $ 15,366,232       $  514 ,386           $ 15,880,618
                                                       =============     =============          =============






                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   (formerly CNL Health Care Properties, Inc.)
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000

                                                                       Pro Forma
                                                  Historical          Adjustments            Pro Forma
                                                  -----------       ---------------          ------------

Revenues:
    Rental income from operating lease            $ 272,119           $   417,761    (1)     $  689,880
    FF&E Reserve income                               3,616                 9,809    (2)         13,425
    Interest and other income                        92,849               (90,959)   (3)          1,890
                                                -----------       ---------------          ------------
                                                    368,584               336,611               705,195
                                                -----------       ---------------          ------------
Expenses:
    Interest                                        129,776               216,563    (4)        346,339
    General operating and administrative            193,613                    --               193,613
    Asset management fees to related party           13,849                27,698    (5)         41,547
    Reimbursement of operating expenses from
       related party                               (213,886)              125,624    (6)        (88,262)
    Depreciation and amortization                    87,947               134,694    (7)        222,641
                                                -----------       ---------------          ------------
                                                    211,299               504,579               715,878
                                                -----------       ---------------          ------------


Net Earnings (Loss)                               $ 157,285           $  (167,968)           $  (10,683)
                                                ===========       ===============          ============

Earnings (Loss) Per Share of Common Stock
  (Basic and Diluted) (8)                         $    0.24                                  $    (0.02)
                                                ===========                                ============

Weighted Average Number of Shares of Common
    Stock Outstanding                               665,899                                     712,042
                                                ===========                                ============






                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   (formerly CNL Health Care Properties, Inc.)
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                                                 Pro Forma
                                                         Historical              Adjustments                 Pro Forma
                                                         -----------           ---------------             --------------

Revenues:
    Rental income from operating lease                   $        --               $   304,141    (1)         $   304,141
    FF&E Reserve income                                           --                     7,296    (2)               7,296
    Interest and other income                                 86,231                   (43,169)   (3)              43,062
                                                         -----------           ---------------             --------------
                                                              86,231                   268,268                    354,499
                                                         -----------           ---------------             --------------
Expenses:
    Interest                                                      --                   161,438    (4)             161,438
    General operating and administrative                      79,621                        --                     79,621
    Asset management fees to related party                        --                    13,849    (5)              13,849
    Organizational costs                                      35,000                        --                     35,000
    Depreciation and amortization                                 --                   100,180    (7)             100,180
                                                         -----------           ---------------             --------------
                                                             114,621                   275,467                    390,088
                                                         -----------           ---------------             --------------


Net Loss                                                   $ (28,390)              $    (7,199)               $   (35,589)
                                                         ===========           ===============             ==============

Loss Per Share of Common Stock (Basic and
    Diluted) (8)                                            $  (0.07)                                           $    (0.07)
                                                         ===========                                        ==============

Weighted Average Number of Shares of Common
    Stock Outstanding                                        412,713                                               514,035
                                                         ===========                                        ==============






                 See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   (formerly CNL Health Care Properties, Inc.)
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                       SIX MONTHS ENDED JUNE 30, 2000 AND
                          YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $492,235 from the sale of 49,223 shares during the period July 1, 2000 through August 3, 2000 and the accrual of related acquisition fees, selling commissions and offering expenses which have been netted against stockholders' equity.

Unaudited Pro Forma Consolidated Statements of Operations:

(1) Represents adjustment to rental income from the operating lease for the property acquired by the Company on April 20, 2000 (the "Pro Forma Property") for the period commencing the date the Pro Forma Property became operational by the previous owner to the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. The date the Pro Forma Property is treated as becoming operational by the previous owner as a rental property for purposes of the Pro Forma Consolidated Statements of Operations was October 11, 1999.

         The lease provides for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the lease for the Pro Forma Property during the period the Company was assumed to have held the property.

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Property (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income was earned at approximately $2,200 per month.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the period commencing the date the Pro Forma Property became operational by the previous owner to the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1). The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately five percent per annum by the Company during the year ended December 31, 1999 and the six months ended June 30, 2000.

(4) Represents adjustment to interest expense incurred at a rate of 8.75% per annum in connection with the assumed borrowings from the line of credit of $8,100,000 on October 11, 1999.

(5) Represents increase in asset management fees relating to the Pro Forma Property for the period commencing the date the Pro Forma Property became operational by the previous owner to the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1). Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   (formerly CNL Health Care Properties, Inc.)
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Statements of Operations - Continued:

(6) Pursuant to the advisory agreement, CNL Retirement Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap.") During the Expense Year ended June 30, 2000, the Company's operating expenses exceeded the Expense Cap by $213,886.

         As a result of the Pro Forma Property being treated in the Pro Forma Consolidated Statements of Operations as operational since October 11, 1999, the Expense Cap increased based on two percent of average invested assets; therefore, the amount of the reimbursement of operating expenses from related party was adjusted for the six months ended June 30, 2000.

(7) Represents increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Property accounted for as an operating lease using the straight-line method. The building and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $55,917 (.5% origination fee on the $8,100,000 from borrowings on the line of credit, associated legal fees and closing costs) amortized under the straight-line method over a period of five years.

(8) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 2000 and the year ended December 31, 1999.

         As a result of the Pro Forma Property being treated in the Pro Forma Consolidated Statements of Operations as operational since October 11, 1999, the Company assumed approximately 670,638 shares of common stock were sold, and the net offering proceeds were available for the purchase of this property. Due to the fact that approximately 270,400 of these shares of common stock were actually sold subsequently, during the period October 11, 1999 through April 20, 2000, the weighted average number of shares outstanding for the pro forma periods were adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the six months ended June 30, 2000 and the year ended December 31, 1999.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                    June 30,            December 31,
                                                                      2000                  1999
                                                                 -------------          ------------

                                ASSETS

Land, building and equipment on operating lease, net               $14,553,953                $   --
Cash                                                                   659,311             4,744,222
Receivables                                                              3,631                    --
Loan costs, less accumulated amortization of $2,206                     53,711                    --
Other assets                                                            95,626               344,338
                                                                --------------         -------------

                                                                   $15,366,232            $5,088,560
                                                                ==============         =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Line of credit                                                  $6,800,000                $   --
    Due to related parties                                           1,795,033             1,775,256
    Accounts payable and accrued expenses                                4,445                21,167
    Interest payable                                                    16,705                    --
    Security deposit                                                   553,956                    --
    Deferred rental income                                              46,900                    --
                                                                --------------         -------------
       Total liabilities                                             9,217,039             1,796,423
                                                                --------------         -------------


Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued  3,000,000  shares                           --                    --
    Excess shares, $.01 par value per share.
       Authorized and unissued  103,000,000  shares                         --                    --
    Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued and
       outstanding 872,153 and 540,028 shares, respectively              8,721                 5,400
    Capital in excess of par value                                   6,214,506             3,365,531
    Accumulated deficit                                                (74,034)              (78,794)
                                                                --------------         -------------
       Total stockholders' equity                                    6,149,193             3,292,137
                                                                --------------         -------------

                                                                   $15,366,232            $5,088,560
                                                                ==============         =============






                See accompanying notes to condensed consolidated
                             financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                                  Quarter                              Six Months
                                                               Ended June 30,                        Ended June 30,
                                                            2000             1999                2000               1999
                                                       -------------     ------------       --------------    ------------

Revenues:
    Rental income from operating lease                      $ 272,119           $  --            $ 272,119          $ --
    FF&E Reserve income                                         3,616              --                3,616            --
    Interest income                                            19,887              --               92,849            --
                                                       ---------------   -------------       --------------   -------------
                                                              295,622                              368,584
                                                       ---------------   -------------       --------------   -------------

Expenses:
    Interest                                                  129,776              --              129,776            --
    General operating and administrative                       95,473              --              193,613            --
    Asset management fees to related party                     13,849              --               13,849            --
    Reimbursement of operating expenses
     from related party                                      (213,886)             --             (213,886)           --
    Depreciation and amortization                              87,947              --               87,947            --
                                                       ---------------   -------------       --------------   -------------
                                                              113,159              --              211,299            --
                                                       ---------------   -------------       --------------   -------------

Net Earnings                                                $ 182,463           $  --            $ 157,285         $  --
                                                       ===============   =============       ==============   =============

Net Earnings Per Share of Common Stock
    (Basic and Diluted)                                      $   0.25           $  --             $   0.24         $  --
                                                       ===============   =============       ==============   =============

Weighted Average Number of Shares of
    Common Stock Outstanding                                  730,041              --              665,899            --
                                                       ===============   =============       ==============   =============






                See accompanying notes to condensed consolidated
                             financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

         Six Months Ended June 30, 2000 and Year Ended December 31, 1999

                                                     Common stock
                                              ---------------------------     Capital in
                                                  Number           Par        excess of     Accumulated
                                                of Shares         value       par value       deficit         Total
                                              ------------   ------------   ------------   ------------   ------------

  Balance at December 31, 1998                      20,000        $   200      $ 199,800         $   --      $ 200,000

  Subscriptions received for common
    stock through public offering
    and distribution reinvestment plan             543,528          5,435      5,429,848             --      5,435,283

  Subscriptions held in escrow                     (23,500)          (235)      (234,765)            --       (235,000)

  Stock issuance costs                                  --             --     (2,029,352)            --     (2,029,352)

  Net loss                                              --             --             --        (28,390)       (28,390)

  Distributions declared and paid
    ($.125 per share)                                   --             --             --        (50,404)       (50,404)
                                              ------------   ------------   ------------   ------------   ------------

  Balance at December 31, 1999                     540,028          5,400      3,365,531        (78,794)     3,292,137

  Subscriptions received for common
    stock through public offering and
    distribution reinvestment plan                 332,125          3,321      3,317,941             --      3,321,262

  Stock issuance costs                                  --             --       (468,966)            --       (468,966)

  Net earnings                                          --             --             --        157,285        157,285

  Distributions declared and paid
    ($.229 per share)                                   --             --             --       (152,525)      (152,525)
                                              ------------   ------------   ------------   ------------   ------------

  Balance at June 30, 2000                         872,153   $     8,721      $6,214,506      $ (74,034)   $ 6,149,193
                                              ============   ============   ============   ============   ============







                See accompanying notes to condensed consolidated
                             financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                          Six Months Ended
                                                                              June 30,
                                                                      2000                1999
                                                                 --------------      --------------
Increase (Decrease) in Cash and Cash Equivalents:

    Net Cash Provided by Operating Activities                         $ 657,668             $    --
                                                                 --------------      --------------

     Net Cash Provided by Investing Activities:
       Additions to land, building and
          equipment on operating lease                              (13,848,900)                 --
       Payment of acquisition costs                                    (366,078)                 --
                                                                 --------------      --------------
            Net cash used in investing activities                   (14,214,978)                 --
                                                                 --------------      --------------

    Net Cash Provided by Financing Activities:
       Repayment of offering and acquisition costs paid by
          related party on behalf of the Company                                                 --
                                                                       (223,302)
       Proceeds from line of credit                                   8,100,000                  --
       Payment of loan costs                                            (55,917)                 --
       Repayment of borrowings on line of credit                     (1,300,000)                 --
       Subscriptions received from stockholders                       3,321,262                  --
       Distributions to stockholders                                   (152,525)                 --
       Payment of stock issuance costs                                 (217,119)                 --
                                                                 --------------      --------------
            Net cash provided by financing activities                 9,472,399                  --
                                                                 --------------      --------------

Net Decrease in Cash and Cash
    Equivalents                                                      (4,084,911)                 --

Cash and Cash Equivalents at Beginning
    of Period                                                         4,744,222                  92
                                                                 --------------      --------------

Cash and Cash Equivalents at End of
    Period                                                            $ 659,311             $    92
                                                                 ==============      ==============







                See accompanying notes to condensed consolidated
                             financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                             Six Months Ended
                                                                 June 30,
                                                        2000                 1999
                                                    --------------    --------------

Supplemental Schedule of Non-Cash
    Investing and Financing Activities:

       Amounts paid by related parties
         on behalf of the Company and
         its subsidiaries:
           Acquisition costs                           $    56,129       $        --
           Deferred offering costs                              --           235,071
           Stock issuance costs                            178,708                --
                                                    --------------    --------------
                                                       $   234,837       $   235,071
                                                    ==============    ==============
       Costs incurred by the Company and unpaid
         at period end:
           Acquisition costs                           $   360,336       $   110,915
           Deferred offering costs                              --           269,877
           Stock issuance costs                             67,956                --
                                                    --------------    --------------

                                                       $   428,292       $   380,792
                                                    ==============    ==============






              See accompanying notes to condensed consolidated
                             financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

              Quarters and Six Months Ended June 30, 2000 and 1999


1.       Organization and Nature of Business:

         CNL Health Care Properties, Inc. was organized pursuant to the laws of the state of Maryland on December 22, 1997. CNL Health Care GP Corp. and CNL Health Care LP Corp. are wholly owned subsidiaries of CNL Health Care Properties, Inc., each of which was organized pursuant to the laws of the state of Delaware in December 1999. CNL Health Care Partners, LP is a Delaware limited partnership formed in December 1999. CNL Health Care GP Corp. and CNL Health Care LP Corp. are the general and limited partner, respectively, of CNL Health Care Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Health Care Properties, Inc., CNL Health Care Partners, LP, CNL Health Care GP Corp. and CNL Health Care LP Corp.

         The Company intends to use the proceeds from its public offerings after deducting offering expenses, primarily to acquire real estate properties (the "Property" or "Properties") related to health care and seniors' housing facilities (the "Health Care Facilities") located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing (the "Mortgage Loans") to operators of Health Care Facilities in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Health Care Facilities. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to ten percent of the Company's total assets.

         The Company was a development stage enterprise from December 22, 1997 through July 13, 1999. Since operations had not begun, activities through July 13, 1999 were devoted to the organization of the Company.

         The Company acquired its first Property, a Brighton Gardens(R) by Marriott(R), on April 20, 2000. This Property is located in Orland Park, Illinois. In connection with the purchase of the Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

2.       Basis of Presentation:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of the management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter and six months ended June 30, 2000 may not be indicative of the results that may be expected for the year ending December 31, 2000. Amounts included in the financial statements as of December 31, 1999 have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Form 10-K of CNL Health Care Properties, Inc. and its subsidiaries for the year ended December 31, 1999.

         The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Health Care Properties, Inc. and its wholly owned subsidiaries, CNL Health Care GP Corp. and CNL Health Care LP Corp., as well as the accounts of CNL Health Care Partners, LP. All significant intercompany balances and transactions have been eliminated.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

              Quarters and Six Months Ended June 30, 2000 and 1999


3.       Public Offerings:

         The Company has a currently effective registration statement on Form S-11 with the Securities and Exchange Commission. A maximum of 15,500,000 shares ($155,000,000) may be sold (the "Initial Offering"), including 500,000 shares ($5,000,000) which are available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. In addition, the Company has registered 600,000 shares issuable upon the exercise of warrants to be granted to the managing dealer of the Initial Offering as Shares are sold. As of June 30, 2000, the Company had received subscription proceeds of $8,521,527 (852,153 shares), including $50,427 (5,043 shares) through the distribution reinvestment plan.

         On May 19, 2000, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 15,500,000 additional shares of common stock ($155,000,000) (the "2000 Offering") in an offering expected to commence immediately following the completion of the Company's Initial Offering. Of the 15,500,000 shares of common stock to be offered, up to 500,000 will be available to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Company's advisor for acquisition fees, are substantially the same for the Company's Initial Offering. The Company expects to use the net proceeds from the 2000 Offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans.

4.       Land, Building and Equipment on Operating Lease:

         The Company leases its land, building and equipment to a health care facility operator. The lease is accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and has been classified as an operating lease. The lease is for 15 years, provides for minimum and contingent rent and requires the tenant to pay executory costs. In addition, the tenant pays all property taxes and assessments and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options allow the tenant to renew the lease for four successive five-year periods subject to the same terms and conditions of the initial lease. The lease also requires the establishment of a capital expenditure reserve fund, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the health care Property (the "FF&E Reserve"). Funds in the FF&E Reserve have been earned, granted and assigned to the Company as additional rent.

         The company records the acquisition of land, building and equipment at cost, including acquisition and closing costs. Building and equipment are depreciated on the straight-line method over their estimated useful life of 40 and seven years, respectively. Land, building and equipment on operating lease consisted of the following at:

                                                     June 30,      December 31,
                                                       2000            1999
                                                -------------      ------------
             Land                                  $2,083,948          $     --
             Building                              11,530,358                --
             Equipment                              1,025,388                --
                                                -------------      ------------
                                                   14,639,694                --
             Less accumulated depreciation            (85,741)               --
                                                -------------      ------------
                                                  $14,553,953          $     --
                                                =============      ============

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

              Quarters and Six Months Ended June 30, 2000 and 1999


4.       Land, Building and Equipment on Operating Lease - Continued:

         The lease provides for an increase in the minimum annual rent at a predetermined interval during the term of the lease. Such amount is recognized on a straight-line basis over the term of the lease commencing on the date the Property was placed in service. Deferred rental income represents the aggregate amount of cash payments received in excess of rental revenue recognized on a straight-line basis to date.

         The lease requires that the tenant pay lease payments every four weeks in advance. The following is a schedule of future minimum lease payments to be received on the noncancellable operating lease at June 30, 2000:

               2000                                            $    675,134
               2001                                               1,350,267
               2002                                               1,373,391
               2003                                               1,384,890
               2004                                               1,384,890
               Thereafter                                        14,223,932
                                                             --------------
                                                               $ 20,392,504
                                                             ==============

         Since the lease is renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease term. In addition, this table does not include any amounts for future contingent rents, which may be received on the lease based on a percentage of the tenant's gross sales.

5.       Other Assets:

         Other assets as of June 30, 2000 and December 31, 1999 were $95,626 and $344,338, respectively, which consisted of acquisition fees and acquisition expenses which will be allocated to future Properties and miscellaneous prepaid expenses.

6.       Line of Credit:

         On April 20, 2000, the Company entered into a revolving line of credit and security agreement with a bank to be used by the Company to acquire health care Properties. The line of credit provides that the Company may receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the Company's credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Generally, advances under the line of credit will bear interest at either (i) a rate per annum equal to the London Interbank Offered Rate (LIBOR) plus the difference between LIBOR and the bank's base rate at the time of the advance or
         (ii) a rate equal to the bank's base rate, whichever the Company selects at the time advances are made. The interest rate will be adjusted daily in accordance with fluctuations with the bank's rate or the LIBOR rate, as applicable. Notwithstanding the above, the interest rate on the first $9,700,000 drawn will be 8.75% through April 1, 2002, and thereafter will bear interest at either (i) or (ii) above as of April 1, 2002. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorney's fees, subject to a maximum cap, incurred in connection with the line of credit and each advance.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

              Quarters and Six Months Ended June 30, 2000 and 1999


6.       Line of Credit - Continued:

         The Company had obtained an advance of $8,100,000 relating to the line of credit and had an outstanding balance of $6,800,000 as of June 30, 2000. In connection with the line of credit, the Company incurred a commitment fee, legal fees and closing costs of $55,917. The proceeds were used in connection with the purchase of a health care Property.

7.       Stock Issuance Costs:

         The Company has incurred certain expenses of its offering, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate of the Company, CNL Health Care Corp. (the "Advisor") and its affiliates. The Advisor has agreed to pay all offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company in connection with the offerings.

         During the six months ended June 30, 2000 and 1999, the Company incurred $468,966 and $504,200, respectively, in stock issuance costs, including $265,700 and $197,184, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see
         Note 9). These amounts have been charged to stockholders' equity.

8.       Distributions:

         For the six months ended June 30, 2000, 100 percent of the distributions paid to stockholders were considered ordinary income for federal income tax purposes. No amounts distributed to the stockholders for the six months ended June 30, 2000 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the six months ended June 30, 2000 may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2000.

9.       Related Party Arrangements:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer, CNL Securities Corp. These affiliates receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

         CNL Securities Corp. is entitled to receive commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the offering, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the six months ended June 30, 2000, the Company incurred $249,094 of such fees, of which $216,037 has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, all or a portion of which may be reallowed to other broker-dealers. During the six months ended June 30, 2000, the Company incurred $16,606 of such fees, the majority of which was reallowed to other broker-dealers and from which all bona fide due diligence expenses were or will be paid.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

              Quarters and Six Months Ended June 30, 2000 and 1999


9.       Related Party Arrangements - Continued:

         In addition, in connection with the Initial Offering, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant is $0.0008 and one warrant is issued for every 25 shares sold by the managing dealer except where prohibited by federal or state securities laws. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of, the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five-year period commencing with the date the offering began. No Soliciting Dealer Warrant, however, will be exercisable until one year from the date of issuance. During the six months ended June 30, 2000, the Company issued approximately 24,000 Soliciting Dealer Warrants. As of June 30, 2000, CNL Securities Corp. was entitled to receive approximately 6,100 additional Soliciting Dealer Warrants for shares sold during the quarter then ended.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5% of gross proceeds of the offering, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing the Company's shares of common stock on a national securities exchange or over-the-counter market, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the six months ended June 30, 2000, the Company incurred $149,456 of such fees. These fees are included in land, building and equipment on operating lease and other assets at June 30, 2000.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the four quarters ended June 30, 2000, the Company's operating expenses exceeded the Expense Cap by $213,886; therefore, the Advisor will reimburse the Company such amount in accordance with the advisory agreement. The amount to be received from the Advisor has been treated as a reduction of the amount due to related parties as of June 30, 2000.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the quarter ended June 30, 2000, the Company incurred $13,849 of such fees.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

              Quarters and Six Months Ended June 30, 2000 and 1999


9.       Related Party Arrangements - Continued:

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering), on a day-to-day basis. The expenses incurred for these services were classified as follows for the six months ended June 30:

                                                                2000                1999
                                                           -------------       -------------

Deferred offering costs                                       $       --          $  167,392
Stock issuance costs                                              25,687                  --
Other assets                                                      30,491                  --
General operating and administrative expenses                    120,106                  --
                                                           -------------       -------------

                                                              $  176,284          $  167,392
                                                           =============       =============

Amounts due to related parties consisted of the following at:

                                                              June 30,           December 31,
                                                                2000                 1999
                                                           -------------       -------------

Due to (from) the Advisor:
  Expenditures incurred for organizational and offering
      expenses on behalf of the Company                       $1,570,983          $1,432,291
  Accounting and administrative services due to
     (reimbursable from) the Advisor                            (179,027)              6,739
  Acquisition fees and expenses                                  358,238             336,226
                                                           -------------       -------------
                                                               1,750,194           1,775,256
                                                           -------------       -------------

Due to CNL Securities Corp.:
  Commissions                                                     42,027                  --
  Marketing support and due diligence
     expense reimbursement fee                                     2,812                  --
                                                           -------------       -------------
                                                                  44,839                  --
                                                           -------------       -------------

                                                              $1,795,033          $1,775,256
                                                           =============        ============


                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

              Quarters and Six Months Ended June 30, 2000 and 1999


10.      Concentration of Credit Risk:

         All of the Company's rental income for the six months ended June 30, 2000 was earned from one lessee, BG Orland Park, LLC, which operates the Property as a Brighton Gardens(R) by Marriott(R).

         Although the company intends to acquire Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of any one health care chain or lessee that contributes more than ten percent of the Company's rental income could significantly impact the result of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of this Property for the ongoing operations of the lessee.

         It is expected that the percentage of total rental income contributed by this lessee will decrease as additional Properties are acquired and leased in 2000 and subsequent years.

11.      Subsequent Events:

         During the period July 1 through July 31, 2000, the Company received subscription proceeds for an additional 35,723 shares ($357,230) of common stock. As of July 31, 2000, the Company had received total subscription proceeds of $8,878,760.

         On July 1, 2000 the Company declared distributions totaling $50,847, or $0.058 per share of common stock, payable in September 2000, to stockholders of record on July 1, 2000.

                       INDEX TO OTHER FINANCIAL STATEMENTS



The following financial information is provided in connection with the Company's acquisition of the Orland Park Property. Due to the fact that the tenant of the Company is a newly formed entity, the information presented represents the historical financial information of the operations of the assisted living facility. The Orland Park Property became operational on October 11, 1999. This information was obtained from the seller of the Property. The Company acquired the Property on April 20, 2000, but does not own any interest in the tenant's operations of the assisted living facility. For information on the Property and the long-term, triple-net lease which the Company entered, see "Business -- Property Acquisitions."


BRIGHTON GARDENS BY MARRIOTT
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)

Updated Financial  Statements (unaudited):

    Condensed Statement of Assets and Liabilities as of March 24, 2000                                    B-20

    Condensed Statement of Revenues and Operating Expenses for the period from
     January 1, 2000 through March 24, 2000                                                               B-21

    Condensed Statement of Excess of Assets Over Liabilities for the period from
     January 1, 2000 through March 24, 2000                                                               B-22

    Condensed Statement of Cash Flows for the period from January 1, 2000 through
     March 24, 2000                                                                                       B-23

    Notes to Condensed Financial Statements for the period from January 1, 2000
     through March 24, 2000                                                                               B-24


Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Condensed Statement of Assets and Liabilities
March 24, 2000
--------------------------------------------------------------------------------


              Assets

Current Assets:
    Cash                                                           $   9,339
    Other assets                                                       5,015
                                                                -------------
          Total current assets                                        14,354

Property and Equipment, at cost, less accumulated
    depreciation of $191,602                                      12,593,208
                                                                -------------

                                                                 $12,607,562
                                                                =============


      Liabilities and Excess of Assets Over Liabilities

Current Liabilities:
    Accounts payable and accrued expenses                         $   12,678
    Unearned revenue                                                  27,280
    Due to Marriott Senior Living Services, Inc.                     259,690
                                                                -------------
          Total current liabilities                                  299,648

Excess of Assets Over Liabilities                                 12,307,914
                                                                -------------

                                                                 $12,607,562
                                                                =============











              The accompanying notes are an integral part of these
                             financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Condensed Statement of Revenues and Operating Expenses Period from January 1, 2000 through March 24, 2000
--------------------------------------------------------------------------------



Revenue:
    Resident fees                                                $ 402,195
    Other income                                                    10,846
                                                              -------------
                                                                   413,041
                                                              -------------

Expenses:
    Operating, selling, general and administrative                 538,173
    Depreciation                                                   100,843
                                                              -------------
                                                                   639,016
                                                              -------------

Excess of Operating Expenses Over Revenues                      $ (225,975)
                                                              =============










              The accompanying notes are an integral part of these
                             financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Condensed Statement of Excess of Assets Over Liabilities
Period from January 1, 2000 through March 24, 2000
--------------------------------------------------------------------------------



Balance at Beginning of Period                                   $ 12,533,889

    Excess of operating expenses over revenues                       (225,975)
                                                              ----------------

Excess of Assets Over Liabilities at March 24, 2000              $ 12,307,914
                                                              ================











              The accompanying notes are an integral part of these
                             financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Condensed  Statement of Cash Flows Period from January 1, 2000 through
March 24, 2000
--------------------------------------------------------------------------------



Cash Flows from Operating Activities:
    Net loss                                                        $ (225,975)
    Depreciation                                                       100,843
    Changes in assets and liabilities:
       Decrease (increase) in assets:
          Decrease in accounts receivable                                7,333
          Decrease in other assets                                       2,744
       Increase (decrease) in liabilities:
          Decrease in accounts payable and accrued expenses             (2,546)
          Increase in unearned revenue                                  27,280
          Increase in due to Marriott Senior Living Services, Inc.      83,131
                                                                    -----------

                Net cash used in operating activities                   (7,190)

Cash at Beginning of Period                                             16,529
                                                                    -----------

Cash at End of Period                                                $   9,339
                                                                    ===========





              The accompanying notes are an integral part of these
                             financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Notes to Condensed Financial Statements Period from January 1, 2000 through March 24, 2000
--------------------------------------------------------------------------------


1.       Organization and Nature of Business:

         Brighton Gardens by Marriott (the "Property") is an assisted-living facility located in Orland Park, Illinois. The Property includes 82 assisted-living units and 24 Alzheimer's units. The Property is an unincorporated division of Marriott Senior Living Services, Inc. (the "Owner"), a subsidiary of Marriott International, Inc. The property became operational on October 11, 1999.


2.       Basis of Presentation:

         The accompanying unaudited condensed financial statements do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of results for the interim period presented. Operating results for the period from January 1, 2000 to March 24, 2000 may not be indicative of the results that may be expected for the year ending December 29, 2000. These unaudited financial statements should be read in conjunction with the audited financial statements as of December 31, 1999.

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

            ------------------------------------------------------
            |                                                    |
            |  THE FOLLOWING  INFORMATION UPDATES AND REPLACES   |
            |  THE CORRESPONDING INFORMATION IN APPENDIX C  TO   |
            |  THE ATTACHED PROSPECTUS, DATED MARCH 31, 2000.    |
            |                                                    |
            ------------------------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in health care facilities leased on a triple-net basis to operators of health care facilities.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL Hospitality Properties, Inc., through investment in hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any prior public programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 2000. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between July 1995 and June 2000.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between July 1995 and June 2000. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending June 30, 2000.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 1999, of the Prior Public Programs, the offerings of which became fully subscribed between July 1995 and June 2000.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Appendix C because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between July 1995 and June 2000.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS


                                                CNL American           CNL Income            CNL Income        CNL Hospitality
                                              Properties Fund,         Fund XVII,           Fund XVIII,          Properties,
                                                    Inc.                  Ltd.                  Ltd.                 Inc.
                                              -----------------       --------------       ---------------    -------------------
                                                  (Note 1)                                                         (Note 2)

Dollar amount offered                             $747,464,420          $30,000,000           $35,000,000           $150,072,637
                                              =================       ==============       ===============    ===================

Dollar amount raised                                     100.0%               100.0%                100.0%                 100.0%
                                              -----------------       --------------       ---------------    -------------------

Less offering expenses:

   Selling commissions and discounts                      (7.5)                (8.5)                 (8.5)                  (7.5)
   Organizational expenses                                (2.2)                (3.0)                 (3.0)                  (3.0)
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                               (0.5)                (0.5)                 (0.5)                  (0.5)
                                              -----------------       --------------       ---------------    -------------------
                                                         (10.2)               (12.0)                (12.0)                 (11.0)
                                              -----------------       --------------       ---------------    -------------------
Reserve for operations                                      --                   --                    --                      --
                                              -----------------       --------------       ---------------    -------------------

Percent available for investment                          89.8%                88.0%                 88.0%                  89.0%
                                              =================       ==============       ===============    ===================

Acquisition costs:

   Cash down payment                                      85.3%                83.5%                83.5%                   84.5%
   Acquisition fees paid to affiliates                     4.5                  4.5                  4.5%                    4.5%
   Loan costs                                               --                   --                    --                      --
                                              -----------------       --------------       ---------------    -------------------

Total acquisition costs                                   89.8%                88.0%                 88.0%                  89.0%
                                              =================       ==============       ===============    ===================

Percent leveraged (mortgage financing
   divided by total acquisition costs)                      --                   --                    --                     --

Date offering began                                    4/19/95,              9/02/95               9/20/96                7/09/97
                                                    2/06/97 and
                                                        3/02/98

Length of offering (in months)                   22, 13 and 9,                   12                    17                     23
                                                  respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                        23, 16 and 11,                   15                    17                    29
                                                 respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of CHP commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
                  (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 17, 1999, CHP registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of CHP commenced following the completion of the Initial Offering on June 17, 1999. As of June 30, 2000, CHP had received subscription proceeds of $235,011,997 (23,501,199 shares) from its 1999 Offering, including $965,145 (96,514 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, CHP registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering is expected to commence immediately following the completion of the 1999 Offering.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                     CNL American        CNL Income       CNL Income       CNL Hospitality
                                                   Properties Fund,      Fund XVII,       Fund XVIII,        Properties,
                                                         Inc.               Ltd.             Ltd.                Inc.
                                                  -------------------  ---------------  ----------------  -------------------
                                                  (Notes 1, 2 and 6)                                           (Note 4)
Date offering commenced                             4/19/95, 2/06/97          9/02/95           9/20/96   7/9/97 and 6/17/99
                                                         and 3/02/98

Dollar amount raised                                    $747,464,420      $30,000,000       $35,000,000         $385,084,634
                                                  ===================  ===============  ================  ===================
Amount paid to sponsor from proceeds
   of offering:
     Selling commissions and discounts                    56,059,832        2,550,000         2,975,000           27,756,378
     Real estate commissions                                      --               --                --                   --
     Acquisition fees (Notes 5, 6 and 8)                  33,604,618        1,350,000         1,575,000           17,257,561
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                              3,737,322          150,000           175,000            1,850,425
                                                  -------------------  ---------------  ----------------  -------------------
Total amount paid to sponsor                              93,401,772        4,050,000         4,725,000           46,864,364
                                                  ===================  ===============  ================  ===================
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2000 (6 months) (Note 7)                            (46,945,156)       1,051,688         1,342,621           15,248,151
     1999 (Note 7)                                       311,630,414        2,567,164         2,921,071           13,348,795
     1998                                                 42,216,874        2,638,733         2,964,628            2,985,455
     1997                                                 18,514,122        2,611,191         1,471,805               29,358
     1996                                                  6,096,045        1,340,159            30,126                   --
     1995                                                    594,425           11,671                --                   --
     1994                                                         --               --                --                   --
     1993                                                         --               --                --                   --
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees) (Note 6):
     2000 (6 months)                                         956,233           66,591            72,061              501,203
     1999                                                  4,369,200          117,146           124,031              458,634
     1998                                                  3,100,599          117,814           132,890              208,490
     1997                                                  1,437,908          116,077           110,049                6,889
     1996                                                    613,505          107,211             2,980                   --
     1995                                                     95,966            2,659                --                   --
     1994                                                         --               --                --                   --
     1993                                                         --               --                --                   --
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash (Note 3)                                        25,163,154        1,675,385           688,997                   --
     Notes                                                        --               --                --                   --
Amount paid to sponsors from property
   sales and refinancing:
     Real estate commissions                                      --               --                --                   --
     Incentive fees                                               --               --                --                   --
     Other                                                        --               --                --                   --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CHP commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999, had received subscription proceeds of $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11, as amended, effective June 17, 1999, CHP registered for sale $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of CHP commenced following the completion of the Initial Offering on June 17, 1999. The amounts shown represent the combined results of the Initial Offering and the 1999 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of June 30, 2000. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, CHP registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering is expected to commence immediately following the completion of the 1999 Offering.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 8:           During 1999, CHP with Five Arrows Realty Securities II L.L.C.
                  ("Five Arrows") formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), which acquired seven hotel properties. In order to fund the acquisition of the properties, Five Arrows invested approximately $48 million and CHP invested approximately $38 million in Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, collateralized by Hotel Investors' interests in the properties. The advisor is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. In April 1999, CHP paid the advisor approximately $1.9 million related to the permanent financing for the properties held by Hotel Investors. These acquisition fees were not paid using proceeds from the offering and; therefore, were excluded from the table.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.

                                                            1994                                                1997
                                                          (Note 1)          1995              1996            (Note 2)
                                                         ------------    ------------     -------------     -------------
Gross revenue                                                $     0       $ 539,776        $4,363,456      $ 15,516,102
Equity in earnings of joint venture                                0               0                 0                 0
Gain (loss) on sale of assets (Notes 7, 15 and 18)                 0               0                 0                 0
Provision for losses on assets (Notes 12, 14 and 17)               0               0                 0                 0
Interest income                                                    0         119,355         1,843,228         3,941,831
Less:  Operating expenses                                          0        (186,145)         (908,924)       (2,066,962)
       Transaction costs                                           0               0                 0                 0
       Interest expense                                            0               0                 0                 0
       Depreciation and amortization                               0        (104,131)         (521,871)       (1,795,062)
       Advisor acquisition expense (Note 16)                       0               0                 0                 0
       Minority interest in income of consolidated
         joint ventures                                            0             (76)          (29,927)          (31,453)
                                                         ------------    ------------     -------------     -------------
Net income (loss) - GAAP basis                                     0         368,779         4,745,962        15,564,456
                                                         ============    ============     =============     =============
Taxable income
    -  from operations (Note 8)                                    0         379,935         4,894,262        15,727,311
                                                         ============    ============     =============     =============
    -  from gain (loss) on sale (Notes 7, 15 and 18)               0               0                 0           (41,115)
                                                         ============    ============     =============     =============

Cash generated from (used in) operations (Notes 4, 5
       and 19)                                                     0         498,459         5,482,540        17,076,214
Cash generated from sales (Notes 7, 15, 18 and 20)                 0               0                 0         6,289,236
Cash generated from refinancing                                    0               0                 0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated from (used in) operations, sales and
       refinancing                                                 0         498,459         5,482,540        23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                         0        (498,459)       (5,439,404)      (16,854,297)
      -  from sale of properties                                   0               0                 0                 0
      -  from cash flow from prior period                          0               0                 0                 0
      -  from return of capital (Note 10)                          0        (136,827)                0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash distributions               0        (136,827)           43,136         6,511,153
Special items (not including sales of real estate and
    refinancing):
      Subscriptions received from stockholders                     0      38,454,158       100,792,991       222,482,560
      Sale of common stock to CNL Fund
       Advisors, Inc.                                        200,000               0                 0                 0
      Retirement of shares of common stock
       (Note 13)                                                   0               0                 0                 0
      Contributions from minority interest                         0         200,000            97,419                 0
      Distributions to holder of minority interest                 0               0           (39,121)          (34,020)
      Stock issuance costs                                       (19)     (3,680,704)       (8,486,188)      (19,542,862)
      Acquisition of land and buildings                            0     (18,835,969)      (36,104,148)     (143,542,667)
      Investment in direct financing leases                        0      (1,364,960)      (13,372,621)      (39,155,974)
      Proceeds from sales of equipment direct
        financing leases                                           0               0                 0           962,274
      Investment in joint venture                                  0               0                 0                 0
      Increase in restricted cash                                  0               0                 0                 0
      Purchase of other investments (Note 19)                      0               0                 0                 0
      Investment in mortgage notes receivable (Note 19)            0               0       (13,547,264)       (4,401,982)
      Collections on mortgage notes receivable (Note 19)           0               0           133,850           250,732
      Investment in equipment and other notes
        receivable                                                 0               0                 0       (12,521,401)
      Collections on equipment and other notes
        receivable                                                 0               0                 0                 0
      Investment in (redemption of) certificates of
        deposit                                                    0               0                 0        (2,000,000)
      Proceeds of borrowing on line of credit and
        note payables                                              0               0         3,666,896        19,721,804
      Payment on line of credit                                    0               0          (145,080)      (20,784,577)
      Reimbursement of organization, acquisition, and
        deferred offering and stock issuance costs paid
        on behalf of CNL American Properties Fund,
        Inc. by related parties                             (199,036)     (2,500,056)         (939,798)       (2,857,352)
      Increase in intangibles and other assets                     0        (628,142)       (1,103,896)                0
      Proceeds from borrowings on mortgage
        warehouse facility                                         0               0                 0                 0
      Payments on mortgage warehouse facility                      0               0                 0                 0
      Payments of loan costs                                       0               0                 0                 0
      Other                                                        0               0           (54,533)           49,001
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash distributions
    and special items                                            945      11,507,500        30,941,643         5,136,689
                                                         ============    ============     =============     =============

                                                                                                 6 months
                                                                1998              1999             2000
                                                              (Note 3)          (Note 3)         (Note 3)
                                                        ---------------   ---------------   --------------
Gross revenue                                               $33,202,491      $ 62,165,451     $ 42,275,405
Equity in earnings of joint venture                              16,018            97,307           48,665
Gain (loss) on sale of assets (Notes 7, 15 and 18)                    0        (1,851,838)         198,682
Provision for losses on assets (Notes 12, 14 and 17)           (611,534)       (7,779,195)        (174,641)
Interest income                                               8,984,546        13,335,146       10,110,235
Less:  Operating expenses                                    (5,354,859)      (12,078,868)     (11,481,633)
       Transaction costs                                              0        (6,798,803)      (6,702,955)
       Interest expense                                               0       (10,205,197)     (18,288,098)
       Depreciation and amortization                         (4,054,098)      (10,346,143)      (7,742,567)
       Advisor acquisition expense (Note 16)                          0       (76,333,516)               0
       Minority interest in income of consolidated
         joint ventures                                         (30,156)          (41,678)        (208,663)
                                                         ---------------   ---------------   --------------
Net income (loss) - GAAP basis                               32,152,408       (49,837,334)       8,034,430
                                                         ===============   ===============   ==============
Taxable income
    -  from operations (Note 8)                              33,553,390        58,152,473        7,777,866
                                                         ===============   ===============   ==============
    -  from gain (loss) on sale (Notes 7, 15 and 18)           (149,948)         (789,861)        (482,056)
                                                         ===============   ===============   ==============

Cash generated from (used in) operations (Notes 4, 5
       and 19)                                               39,116,275       307,261,214      (47,901,389)
Cash generated from sales (Notes 7, 15, 18 and 20)            2,385,941         5,302,433        6,486,944
Cash generated from refinancing                                       0                 0                0
                                                         ---------------   ---------------   --------------
Cash generated from (used in) operations, sales and
       refinancing                                           41,502,216       312,563,647      (41,414,445)
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                  (39,116,275)      (60,078,825)               0
      -  from sale of properties                                      0                 0                0
      -  from cash flow from prior period                      (265,053)                0      (33,164,804)
      -  from return of capital (Note 10)                       (67,821)                0                0
                                                         ---------------   ---------------   --------------
Cash generated (deficiency) after cash distributions          2,053,067       252,484,822      (74,579,249)
Special items (not including sales of real estate and
    refinancing):
      Subscriptions received from stockholders              385,523,966           210,736                0
      Sale of common stock to CNL Fund
       Advisors, Inc.                                                 0                 0                0
      Retirement of shares of common stock
       (Note 13)                                               (639,528)          (50,891)               0
      Contributions from minority interest                            0           740,621                0
      Distributions to holder of minority interest              (34,073)          (66,763)         (52,585)
      Stock issuance costs                                  (34,579,650)         (737,190)               0
      Acquisition of land and buildings                    (200,101,667)     (286,411,210)     (27,279,430)
      Investment in direct financing leases                 (47,115,435)      (63,663,720)     (23,301,254)
      Proceeds from sales of equipment direct
        financing leases                                              0         2,252,766          483,669
      Investment in joint venture                              (974,696)         (187,452)               0
      Increase in restricted cash                                     0                 0       (3,467,086)
      Purchase of other investments (Note 19)               (16,083,055)                0                0
      Investment in mortgage notes receivable (Note 19)      (2,886,648)       (4,041,427)               0
      Collections on mortgage notes receivable (Note 19)        291,990           393,468                0
      Investment in equipment and other notes
        receivable                                           (7,837,750)      (26,963,918)      (4,152,100)
      Collections on equipment and other notes
        receivable                                            1,263,633         3,500,599        1,712,462
      Investment in (redemption of) certificates of
        deposit                                                       0         2,000,000                0
      Proceeds of borrowing on line of credit and
        note payables                                         7,692,040       439,941,245      333,401,000
      Payment on line of credit                                  (8,039)      (61,580,289)    (278,000,000)
      Reimbursement of organization, acquisition, and
        deferred offering and stock issuance costs paid
        on behalf of CNL American Properties Fund,
        Inc. by related parties                              (4,574,925)       (1,492,310)      (1,422,056)
      Increase in intangibles and other assets               (6,281,069)       (1,862,036)      (1,776,564)
      Proceeds from borrowings on mortgage
        warehouse facility                                            0        27,101,067       71,481,448
      Payments on mortgage warehouse facility                         0      (352,808,966)        (549,093)
      Payments of loan costs                                          0        (5,947,397)      (3,209,908)
      Other                                                     (95,101)                0                0
                                                         ---------------   ---------------   --------------
Cash generated (deficiency) after cash distributions
    and special items                                        75,613,060       (77,188,245)     (10,710,746)
                                                         ===============   ===============   ==============

                                                     1994                                                    1997
                                                   (Note 1)             1995              1996             (Note 2)
                                                 --------------     -------------     --------------     -------------
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                              0                20                 61                67
                                                 ==============     =============     ==============     =============
    -  from recapture                                        0                 0                  0                 0
                                                 ==============     =============     ==============     =============
Capital gain (loss) (Notes 7, 15 and 18)                     0                 0                  0                 0
                                                 ==============     =============     ==============     =============
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                0                19                 59                66
    -  from capital gain                                     0                 0                  0                 0
    -  from investment income from prior
         period                                              0                 0                  0                 0
   -  from return of capital (Note 10)                       0                14                  8                 6
                                                 --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 11)                  0                33                 67                72
                                                 ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                            0                 0                  0                 0
    -  from refinancing                                      0                 0                  0                 0
    -  from operations (Note 4)                              0                26                 67                72
    -  from cash flow from prior period                      0                 0                  0                 0
    -  from return of capital (Note 10)                      0                 7                  0                 0
                                                 --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 11)                  0                33                 67                72
                                                 ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6 and 21)           0.00%             5.34%              7.06%             7.45%
Total cumulative cash distributions per
    $1,000 investment from inception                         0                33                100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 7, 15 and 18)                         N/A               100%               100%              100%


                                                                                              6 months
                                                         1998                 1999              2000
                                                       (Note 3)             (Note 3)          (Note 3)
                                                 ------------------    ---------------   ---------------
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                                 63                 74                 9
                                                 ==================    ===============   ===============
    -  from recapture                                            0                  0                 0
                                                 ==================    ===============   ===============
Capital gain (loss) (Notes 7, 15 and 18)                         0                 (1)               (1)
Cash distributions to investors                  ==================    ===============   ===============
    Source (on GAAP basis)
    -  from investment income                                   60                  0                 9
    -  from capital gain                                         0                  0                 0
    -  from investment income from prior
         period                                                  0                  0                 0
   -  from return of capital (Note 10)                          14                 76                29
                                                 ------------------    ---------------   ---------------
Total distributions on GAAP basis (Note 11)                     74                 76                38
                                                 ==================    ===============   ===============
   Source (on cash basis)
    -  from sales                                                0                  0                 0
    -  from refinancing                                          0                  0                 0
    -  from operations (Note 4)                                 73                 76                 0
    -  from cash flow from prior period                          1                  0                38
    -  from return of capital (Note 10)                          0                  0                 0
                                                 ------------------    ---------------   ---------------
Total distributions on cash basis (Note 11)                     74                 76                38
                                                 ==================    ===============   ===============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6 and 21)              7.625%             7.625%            7.625%
Total cumulative cash distributions per
    $1,000 investment from inception                           246                322               360
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 7, 15 and 18)                             100%               100%              100%



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9: For the six months ended June 30, 2000 and the years ended December 31, 1999, 1998, 1997, 1996 and 1995, 67%, 97%,
                  84.87%, 93.33%, 90.25% and 59.82%, respectively, of the
                  distributions received by stockholders were considered to be ordinary income and 33%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2000 and the years ended December 31, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the six months ended June 30, 2000, APF recorded provision for losses on buildings in the amount of $174,641 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at June 30, 2000 and the estimated net realizable value for these properties.

Note 18: During the six months ended June 30, 2000, APF sold nine properties for aggregate net sales proceeds of $9,262,269 (after deduction of construction costs incurred but not paid by APF as of the date of the sale). As of June 30, 2000, APF had collected $6,486,944 of these net sales proceeds and in July 2000, collected the remaining $2,775,325 in net sales proceeds.

Note 19: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 20: Cash generated from sales during the six months ended June 30, 2000 do not include net sales proceeds totaling $2,775,325 relating to the June 30, 2000 sales of the properties in Nanuet, New York, Jefferson City, Missouri and Alton, Illinois. The net sales proceeds were recorded as accounts receivable for financial reporting purposes at June 30, 2000 due to receiving the net sales proceeds in July 2000.

Note 21: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.

                                                           1995
                                                         (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------
Gross revenue                                              $      0       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint                        0             4,834           100,918             140,595
   ventures
Loss on dissolution of consolidated joint
   venture  (Note 7)                                              0                 0                 0                   0
Provision for loss on land and buildings (Note 8)                 0                 0                 0                   0
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493)         (169,536)         (181,865)           (168,542)
       Transaction costs                                          0                 0                 0             (14,139)
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                           (309)         (179,208)         (387,292)           (369,209)
       Minority interest in income of
         consolidated joint venture (Note 7)                      0                 0           (41,854)            (62,632)
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7)                          0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                  9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note 7)                                0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                               9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199)         (703,681)       (2,177,584)         (2,400,000)
      -  from prior period                                        0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                             7,813           529,267           317,530             120,919
Special items (not including sales and
    refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                 0                   0
      General partners' capital contributions                 1,000                 0                 0                   0
      Contributions from minority interest                        0           140,676           278,170                   0
      Distribution to holder of minority interest                 0                 0           (41,507)            (49,023)
      Distribution to holder of minority interest
        from dissolution of consolidated joint
        venture                                                   0                 0                 0                   0
      Syndication costs                                    (604,348)       (2,407,317)                0                   0
      Acquisition of land and buildings                    (332,928)      (19,735,346)       (1,740,491)                  0
      Investment in direct financing leases                       0        (1,784,925)       (1,130,497)                  0
      Investment in joint ventures                                0          (201,501)       (1,135,681)           (124,452)
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907)         (326,483)          (25,444)                  0
      Increase in other assets                             (221,282)                0                 0                   0
      Reimbursement from developer of
         construction costs                                       0                 0                 0             306,100
      Other                                                    (410)              410                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                       4,198,859           517,860        (3,477,920)            253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============

                                                                             6 months
                                                            1999               2000
                                                      -----------------    --------------
Gross revenue                                                $ 2,403,040       $ 1,042,922
Equity in earnings of unconsolidated joint
   ventures                                                      182,132            90,427
Loss on dissolution of consolidated joint
   venture  (Note 7)                                             (82,914)                0
Provision for loss on land and buildings (Note 8)                      0          (353,622)
Interest income                                                   44,184            14,771
Less:  Operating expenses                                       (219,361)         (157,897)
       Transaction costs                                         (71,366)          (23,382)
       Interest expense                                                0                 0
       Depreciation and amortization                            (384,985)         (199,123)
       Minority interest in income of
         consolidated joint venture (Note 7)                     (31,461)                0
                                                        -----------------    --------------
Net income - GAAP basis                                        1,839,269           414,096
                                                        =================    ==============
Taxable income
    -  from operations                                         2,003,243           898,708
                                                        =================    ==============
    -  from gain (loss) on sale (Note 7)                         (23,150)                0
                                                        =================    ==============
Cash generated from operations (Notes
    2 and 3)                                                   2,450,018           985,097
Cash generated from sales (Note 7)                             2,094,231                 0
Cash generated from refinancing                                        0                 0
                                                        -----------------    --------------
Cash generated from operations, sales and
    refinancing                                                4,544,249           985,097
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                             (2,400,000)         (985,097)
      -  from prior period                                             0          (214,903)
                                                        -----------------    --------------
Cash generated (deficiency) after cash
    distributions                                              2,144,249          (214,903)
Special items (not including sales and
    refinancing):
      Limited partners' capital contributions                          0                 0
      General partners' capital contributions                          0                 0
      Contributions from minority interest                             0                 0
      Distribution to holder of minority interest                (46,567)                0
      Distribution to holder of minority interest
        from dissolution of consolidated joint
        venture                                                 (417,696)                0
      Syndication costs                                                0                 0
      Acquisition of land and buildings                                0        (1,630,164)
      Investment in direct financing leases                            0                 0
      Investment in joint ventures                              (527,864)              (12)
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                                        0                 0
      Increase in other assets                                         0                 0
      Reimbursement from developer of
         construction costs                                            0                 0
      Other                                                            0                 0
                                                        -----------------    --------------
Cash generated (deficiency) after cash
    distributions and special items                            1,152,122        (1,845,079)
                                                        =================    ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                                66                30
                                                        =================    ==============
    -  from recapture                                                  0                 0
                                                        =================    ==============
Capital gain (loss) (Note 7)                                          (1)                0
                                                        =================    ==============



                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     -------------      -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               4                23                73                 79
    -  from capital gain                                    0                 0                 0                  0
    -  from investment income from prior
       period                                               0                 0                 0                  1
    -  from return of capital                               0                 0                 0                  0
                                                --------------     -------------     -------------      -------------
Total distributions on GAAP basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
    Source (on cash basis)
    -  from sales                                           0                 0                 0                  0
    -  from prior period                                    0                 0                 0                  0
    -  from operations                                      4                23                73                 80
                                                --------------     -------------     -------------      -------------
Total distributions on cash basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 5 and 9)           5.00%             5.50%            7.625%              8.00%
Total cumulative cash distributions per
    $1,000 investment from inception                        4                27               100                180
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 7)                             N/A               100%              100%               100%

TABLE III - CNL INCOME FUND XVII, LTD. (continued)

                                                                           6 months
                                                        1999                 2000
                                                ------------------    ----------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                  61                  14
    -  from capital gain                                        0                   0
    -  from investment income from prior
       period                                                  19                   0
    -  from return of capital                                   0                  26
                                                ------------------    ----------------
Total distributions on GAAP basis (Note 4)                     80                  40
                                                ==================    ================
    Source (on cash basis)
    -  from sales                                               0                   0
    -  from prior period                                        0                   7
    -  from operations                                         80                  33
                                                ------------------    ----------------
Total distributions on cash basis (Note 4)                     80                  40
                                                ==================    ================
Total cash distributions as a percentage of
    original $1,000 investment (Notes 5 and 9)               8.00%               8.00%
Total cumulative cash distributions per
    $1,000 investment from inception                          260                 300
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 7)                                  94%                100%

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997, 1998 and 1999 are reflected in the 1996,
                  1997, 1998, 1999 and 2000 columns, respectively, due to the payment of such distributions in January 1996, 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998 and 1999, and
                  June 30, 2000, are not included in the 1995, 1996, 1997, 1998,
                  1999 and 2000 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: During 1998, CNL XVII received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for financial reporting purposes. In January 2000, the Partnership reinvested approximately $1,630,200 of the net sales proceeds received from the 1999 sale of this property in a Baker's Square property in Wilmette, Illinois.

Note 8: During the six months ended June 2000, the Partnership recorded a provision for loss on land and building in the amount of $353,622 for financial reporting purposes relating to the Boston Market property in Long Beach, California. The tenant of this property filed for bankruptcy in October 1998 and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the carrying value of the property at June 30, 2000 and the estimated net realizable value for this property.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------
Gross revenue                                              $      0         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                               0                 0                 0                   0
Gain on sale of properties (Note 7)                               0                 0                 0                   0
Provision for loss on land (Note 5)                               0                 0                 0            (197,466)
Lease termination refund to tenant (Note 8)                       0                 0                 0                   0
Interest income                                                   0            30,241           161,826             141,408
Less:  Operating expenses                                         0            (3,992)         (156,403)           (207,974)
       Transaction costs                                          0                 0                 0             (15,522)
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                              0              (712)         (142,079)           (374,473)
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                           0            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                            0            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Note 7)                                 0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                      0            27,146         1,361,756           2,831,738
Cash generated from sales (Note 7)                                0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                   0            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                 0            (2,138)         (855,957)         (2,468,400)
      -  from prior period                                        0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                 0            25,008           505,799             363,338
Special items (not including sales and
refinancing):
    Limited partners' capital contributions                       0         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                 0                 0                   0
    Contributions from minority interest                          0                 0                 0                   0
    Syndication costs                                             0          (845,657)       (2,450,214)           (161,142)
    Acquisition of land and buildings                             0        (1,533,446)      (18,581,999)         (3,134,046)
    Investment in direct financing leases                         0                 0        (5,962,087)            (12,945)
    Investment in joint venture                                   0                 0                 0            (166,025)
    Decrease (increase) in restricted cash                        0                 0                 0                   0
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                  0          (497,420)         (396,548)            (37,135)
    Increase in other assets                                      0          (276,848)                0                   0
    Other                                                       (20)             (107)          (66,893)            (10,000)
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998)         (2,303,714)
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                            0                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============

                                                                         6 months
                                                           1999             2000
                                                      ---------------   -------------
Gross revenue                                            $ 3,075,379     $ 1,366,920
Equity in earnings of joint venture                           61,656          32,475
Gain on sale of properties (Note 7)                           46,300               0
Provision for loss on land (Note 5)                                0               0
Lease termination refund to tenant (Note 8)                        0         (84,873)
Interest income                                               55,336          33,111
Less:  Operating expenses                                   (256,060)       (130,979)
       Transaction costs                                     (74,734)        (22,874)
       Interest expense                                            0               0
       Depreciation and amortization                        (392,521)       (193,400)
                                                      ---------------   -------------
Net income - GAAP basis                                    2,515,356       1,000,380
                                                      ===============   =============
Taxable income
    -  from operations                                     2,341,350       1,066,303
                                                      ===============   =============
    -  from gain on sale (Note 7)                             80,170               0
                                                      ===============   =============
Cash generated from operations (Notes
    2 and 3)                                               2,797,040       1,270,560
Cash generated from sales (Note 7)                           688,997               0
Cash generated from refinancing                                    0               0
                                                      ---------------   -------------
Cash generated from operations, sales and
    refinancing                                            3,486,037       1,270,560
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                         (2,797,040)     (1,270,560)
      -  from prior period                                    (2,958)       (129,440)
                                                      ---------------   -------------
Cash generated (deficiency) after cash
    distributions                                            686,039        (129,440)
Special items (not including sales and
refinancing):                                                      0               0
    Limited partners' capital contributions                        0               0
    General partners' capital contributions                        0               0
    Contributions from minority interest                           0               0
    Syndication costs                                        (25,792)              0
    Acquisition of land and buildings                              0               0
    Investment in direct financing leases                   (526,138)     (1,001,592)
    Investment in joint venture                             (688,997)        688,997
    Decrease (increase) in restricted cash
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties              (2,495)              0
    Increase in other assets                                       0               0
    Other                                                       (117)              0
                                                      ---------------   -------------
Cash generated (deficiency) after cash
    distributions and special items                         (557,500)       (442,035)
                                                      ===============   =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                            66              30
                                                      ===============   =============
    -  from recapture                                              0               0
                                                      ===============   =============
Capital gain (loss) (Note 7)                                       2               0
                                                      ===============   =============

                                      C-17

                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                 0                 38                65
    -  from capital gain                                    0                 0                  0                 0
    -  from return of capital                               0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales (Note 7)                                  0                 0                  0                 0
    -  from prior period                                    0                 0                  0                 0
    -  from operations                                      0                 0                 38                71
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception (Note 9)                                   0.00%             5.00%              5.75%             7.63%
Total cumulative cash distributions per
    $1,000 investment (Note 6)                              0                 0                 38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Note 7)                                     N/A               100%               100%              100%

                                                                      6 months
                                                     1999               2000
                                                ----------------    -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                71               28
    -  from capital gain                                      1                0
    -  from return of capital                                 0                9
    -  from investment income from prior
       period                                                 8                3
                                                ----------------    -------------
Total distributions on GAAP basis (Note 4)                   80               40
                                                ================    =============
   Source (on cash basis)
    -  from sales (Note 7)                                    0                0
    -  from prior period                                      0                4
    -  from operations                                       80               36
                                                ----------------    -------------
Total distributions on cash basis (Note 4)                   80               40
                                                ================    =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception (Note 9)                                     8.00%            8.00%
Total cumulative cash distributions per
    $1,000 investment (Note 6)                              189              229
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Note 7)                                        98%             100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998 and 1999 are reflected in the 1997, 1998, 1999 and
                  2000 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998 and 1999, and June 30, 2000, are not
                  included in the 1996, 1997, 1998, 1999 and 2000 totals,
                  respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on land of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The loss represents the difference between the Property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, the Partnership used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during the six months ended June 30, 2000 is due to lease termination negotiations during the six months ended June 30, 2000 related to the 1999 sale of the Partnership's Property in Atlanta, Georgia. The Partnership does not anticipate incurring any additional costs related to the sale of this property.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                       Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.

                                                                                                                   6 months
                                                    1996           1997                             1999             2000
                                                  (Note 1)       (Note 1)           1998          (Note 2)         (Note 3)
                                                 ------------   ------------     ------------   -------------    -------------
Gross revenue                                        $     0        $     0      $ 1,316,599     $ 4,230,995      $ 6,456,916
Dividend income (Note 10)                                  0              0                0       2,753,506        1,853,735
Interest and other income                                  0         46,071          638,862       3,693,004        3,961,188
Less:  Operating expenses                                  0        (22,386)        (257,646)       (802,755)      (1,140,802)
       Interest expense                                    0              0         (350,322)       (248,094)         (16,222)
       Depreciation and amortization                       0           (833)        (388,554)     (1,267,868)      (2,000,144)
       Equity in loss of unconsolidated
         subsidiary after deduction of
         preferred stock dividends (Note 10)               0              0                0        (778,466)        (260,437)
       Minority interest                                   0              0                0         (64,334)        (266,210)
                                                 ------------   ------------     ------------   -------------    -------------
Net income - GAAP basis                                    0         22,852          958,939       7,515,988        8,588,024
                                                 ============   ============     ============   =============    =============
Taxable income
    -  from operations (Note 6)                            0         46,071          886,556       7,488,184        5,730,974
                                                 ============   ============     ============   =============    =============
    -  from gain (loss) on sale                            0              0                0               0                0
                                                 ============   ============     ============   =============    =============
Cash generated from operations (Notes
    3 and 4)                                               0         22,469        2,776,965      12,890,161       14,746,948
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                          0        (22,469)      (1,168,145)    (10,765,881)     (11,936,334)
      -  from sale of properties                           0              0                0               0                0
      -  from cash flow from prior period                  0              0                0               0                0
      -  from return of capital (Note 8)                   0         (7,307)               0               0                0
                                                 ------------   ------------     ------------   -------------    -------------
Cash generated (deficiency) after cash
    distributions                                          0         (7,307)       1,608,820       2,124,280        2,810,614
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from
       stockholders                                        0     11,325,402       31,693,678     245,938,907       96,126,550
      Sale of common stock to CNL
       Hospitality Corp. (formerly CNL               200,000              0                0               0                0
       Hospitality Advisors, Inc.)
      Contribution from minority interest                  0              0                0       7,150,000                0
      Distributions to holders of minority
       interest                                            0              0                0               0         (264,022)
      Stock issuance costs                          (197,916)     (1,979,371)     (3,948,669)    (26,472,318)     (12,414,132)
      Acquisition of land, buildings and
       equipment                                           0              0      (28,752,549)    (85,089,887)     (78,421,993)
      Investment in unconsolidated subsidiary              0              0                0     (39,879,638)               0
      Investment in certificate of deposit                 0              0       (5,000,000)              0                0
      Increase in restricted cash                          0              0          (82,407)       (193,223)        (445,355)
      Proceeds of borrowing on line of credit              0              0        9,600,000               0                0
      Payment on line of credit                            0              0                0      (9,600,000)              0
      Payment of loan costs                                0              0          (91,262)        (47,334)               0
      Increase in intangibles and other assets             0       (463,470)        (676,026)     (5,068,727)      (2,844,259)
      Retirement of shares of common stock                 0              0                0        (118,542)        (578,455)
      Other                                                0         (7,500)           7,500               0          (15,002)
                                                 ------------   ------------     ------------   -------------    -------------
Cash generated (deficiency) after cash
    distributions and special items                    2,084      8,867,754        4,359,085      88,743,518        3,953,946
                                                 ============   ============     ============   =============    =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                            0              7               37              47               22
                                                 ============   ============     ============   =============    =============
    -  from recapture                                      0              0                0               0                0
                                                 ============   ============     ============   =============    =============
Capital gain (loss) (Note 7)                               0              0                0               0                0
                                                 ============   ============     ============   =============    =============

                                                                                                              6 months
                                                 1996            1997                            1999           2000
                                               (Note 1)        (Note 1)          1998          (Note 2)       (Note 2)
                                              ------------    -----------     -----------    -------------   -----------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                           0              3              40               47            22
    -  from capital gain                                0              0               0                0             0
    -  from investment income from
       prior period                                     0              0               0                0             0
    -  from return of capital (Note 8)                  0              1               9               21            13
                                              ------------    -----------     -----------    -------------   -----------
Total distributions on GAAP basis
   (Note 9)                                             0              4              49               68            35
                                              ============    ===========     ===========    =============   ===========
   Source (on cash basis)
    -  from sales                                       0              0               0                0             0
    -  from refinancing                                 0              0               0                0             0
    -  from operations                                  0              3              49               68            35
    -  from cash flow from prior period                 0              0               0                0             0
    -  from return of capital (Note 8)                  0              1               0                0             0
                                              ------------    -----------     -----------    -------------   -----------
Total distributions on cash basis (Note 9)              0              4              49               68            35
                                              ============    ===========     ===========    =============   ===========
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                         N/A           3.00%           4.67%            7.19%         7.38%
Total cumulative cash distributions per
    $1,000 investment from inception                  N/A              4              53              121           213
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties          N/A            N/A             100%             100%          100%
    in program)

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of CHP commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999, had received subscription proceeds of $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 17, 1999, CHP registered for sale $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of CHP commenced following the completion of the Initial Offering on June 17, 1999. As of June 30, 2000, CHP had received subscription proceeds totalling $235,011,997 from the 1999 Offering, including $965,145 issued pursuant to the company's reinvestment plan. Activities through October 15, 1997, were devoted to organization of CHP and operations had not begun. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, CHP registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering is expected to commence immediately following the completion of the 1999 Offering.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1999 Offering.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of CHP.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7: For the six months ended June 30, 2000 and the years ended December 31, 1999, 1998 and 1997, approximately 51%, 75%, 76%
                  and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 49%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2000 and the years ended December 31, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the six months ended June 30, 2000 and the year ended December 31, 1999, the company recorded $1,853,735 and $2,753,506, respectively, in dividend income and $260,437 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $1,593,298 and $1,975,040, respectively, attributable to this investment.

Note 11: Certain data for columns representing less than 12 months have been annualized.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)         02/05/87     06/12/92     $1,169,021          0            0              0         $1,169,021
   Wendy's -
     Fairfield, CA (14)         07/01/87     10/03/94      1,018,490          0            0              0          1,018,490
   Wendy's -
     Casa Grande, AZ            12/10/86     08/19/97        795,700          0            0              0            795,700
   Wendy's -
     North Miami, FL (9)        02/18/86     08/21/97        473,713          0            0              0            473,713
   Popeye's -
     Kissimmee, FL (14)         12/31/86     04/30/98        661,300          0            0              0            661,300
   Golden Corral -
     Kent Island, MD (21)       11/20/86     10/15/99        870,457          0            0              0            870,457

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC              05/29/87     07/21/93        746,800          0            0              0            746,800
   Pizza Hut -
     Graham, TX                 08/24/87     07/28/94        261,628          0            0              0            261,628
   Golden Corral -
     Medina, OH (11)            11/18/87     11/30/94        825,000          0            0              0            825,000
   Denny's -
     Show Low, AZ (8)           05/22/87     01/31/97        620,800          0            0              0            620,800
   KFC -
     Eagan, MN                  06/01/87     06/02/97        623,882          0       42,000              0            665,882
   KFC -
     Jacksonville, FL           09/01/87     09/09/97        639,363          0            0              0            639,363
   Wendy's - Farmington
     Hills, MI (12)             05/18/87     10/09/97        833,031          0            0              0            833,031
   Wendy's - Farmington
      Hills, MI (13) (14)       05/18/87     10/09/97      1,085,259          0            0              0          1,085,259
   Denny's -
     Plant City, FL             11/23/87     10/24/97        910,061          0            0              0            910,061
   Pizza Hut -
     Mathis, TX                 12/17/87     12/04/97        297,938          0            0              0            297,938
   KFC -
     Avon Park, FL (14)         09/02/87     12/10/97        501,975          0            0              0            501,975
   Golden Corral -
     Columbia, MO               11/17/87     03/23/99        678,888          0            0              0            678,888
   Little House -
     Littleton, CO              10/07/87     11/05/99        150,000          0            0              0            150,000
   KFC -
     Jacksonville, FL (14)      09/01/87     06/15/00        601,400          0            0              0            601,400

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)           06/02/88     01/10/97        496,418          0            0              0            496,418
   Perkins -
     Bradenton, FL              06/30/88     03/14/97      1,310,001          0            0              0          1,310,001

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                               -----------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                               acquisition cost,          of property
                                                   capital               operating cash
                                   Original     improvements             receipts over
                                   mortgage     closing and                   cash
        Property                  financing     soft costs (1)   Total     expenditures
==============================   ============== ============= ============ =============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)               0         $955,000       $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)               0          861,500        861,500      156,990
   Wendy's -
     Casa Grande, AZ                  0          667,255        667,255      128,445
   Wendy's -
     North Miami, FL (9)              0          385,000        385,000       88,713
   Popeye's -
     Kissimmee, FL (14)               0          475,360        475,360      185,940
   Golden Corral -
     Kent Island, MD (21)             0          726,600        726,600      143,857

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                    0          642,800        642,800      104,000
   Pizza Hut -
     Graham, TX                       0          205,500        205,500       56,128
   Golden Corral -
     Medina, OH (11)                  0          743,000        743,000       82,000
   Denny's -
     Show Low, AZ (8)                 0          484,185        484,185      136,615
   KFC -
     Eagan, MN                        0          601,100        601,100       64,782
   KFC -
     Jacksonville, FL                 0          405,000        405,000      234,363
   Wendy's - Farmington
     Hills, MI  (12)                  0          679,000        679,000      154,031
   Wendy's - Farmington
     Hills, MI  (13) (14)             0          887,000        887,000      198,259
   Denny's -
     Plant City, FL                   0          820,717        820,717       89,344
   Pizza Hut -
     Mathis, TX                       0          202,100        202,100       95,838
   KFC -
     Avon Park, FL (14)               0          345,000        345,000      156,975
   Golden Corral -
     Columbia, MO                     0          511,200        511,200      167,688
   Little House -
     Littleton, CO                    0          330,456        330,456     (180,456)
   KFC -
     Jacksonville, FL (14)            0          441,000        441,000      160,400

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)                 0          591,362        591,362      (94,944)
   Perkins -
     Bradenton, FL                    0        1,080,500      1,080,500      229,501

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL               02/23/88      04/08/97      673,159           0             0            0           673,159
   Burger King -
     Roswell, GA                 06/08/88      06/20/97      257,981           0       685,000            0           942,981
   Wendy's -
     Mason City, IA              02/29/88      10/24/97      217,040           0             0            0           217,040
   Taco Bell -
     Fernandina Beach, FL (14)   04/09/88      01/15/98      721,655           0             0            0           721,655
   Denny's -
     Daytona Beach, FL (14)      07/12/88      01/23/98    1,008,976           0             0            0         1,008,976
   Wendy's -
     Punta Gorda, FL             02/03/88      02/20/98      665,973           0             0            0           665,973
   Po Folks -
     Hagerstown, MD              06/21/88      06/10/98      788,884           0             0            0           788,884
   Denny's-
     Hazard, KY                  02/01/88      12/23/98      432,625           0             0            0           432,625
   Perkins -
     Flagstaff, AZ               09/30/88      04/30/99    1,091,193           0             0            0         1,091,193
   Denny's -
     Hagerstown, MD              08/14/88      06/09/99      700,977           0             0            0           700,977

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    03/22/89      04/27/94      712,000           0             0            0           712,000
   Burger King -
     Hastings, MI                08/12/88      12/15/95      518,650           0             0            0           518,650
   Wendy's -
     Tampa, FL                   12/30/88      09/20/96    1,049,550           0             0            0         1,049,550
   Checkers -
     Douglasville, GA            12/08/94      11/07/97      380,695           0             0            0           380,695
   Taco Bell -
     Fort Myers, FL (14)         12/22/88      03/02/98      794,690           0             0            0           794,690
   Denny's -
     Union Township, OH (14)     11/01/88      03/31/98      674,135           0             0            0           674,135
   Perkins -
     Leesburg, FL                01/11/89      07/09/98      529,288           0             0            0           529,288
   Taco Bell -
     Naples, FL                  12/22/88      09/03/98      533,127           0             0            0           533,127
   Wendy's
     Detroit, MI (14)            10/21/88      06/29/00    1,056,475           0             0            0         1,056,475

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)        02/28/90      08/25/95            0           0      1,040,000           0         1,040,000
   Ponderosa -
     St. Cloud, FL (14) (24)     06/01/89      10/24/96       73,713           0      1,057,299           0         1,131,012
   Franklin National Bank -
     Franklin, TN                06/26/89      01/07/97      960,741           0             0            0           960,741

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                               -----------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                               acquisition cost,          of property
                                                   capital               operating cash
                                   Original     improvements             receipts over
                                   mortgage     closing and                   cash
        Property                  financing     soft costs (1)   Total     expenditures
==============================   ============== ============= ============ =============
CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL                   0          474,755      474,755       198,404
   Burger King -
     Roswell, GA                     0          775,226      775,226       167,755
   Wendy's -
     Mason City, IA                  0          190,252      190,252        26,788
   Taco Bell -
     Fernandina Beach, FL (14)       0          559,570      559,570       162,085
   Denny's -
     Daytona Beach, FL (14)          0          918,777      918,777        90,799
   Wendy's -
     Punta Gorda, FL                 0          684,342      684,342       (18,369)
   Po Folks -
     Hagerstown, MD                  0        1,188,315    1,188,315      (399,431)
   Denny's-
     Hazard, KY                      0          647,622      647,622      (214,997)
   Perkins -
     Flagstaff, AZ                   0          993,508      993,508        97,685
   Denny's -
     Hagerstown, MD                  0          861,454      861,454      (160,477)

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                        0          616,501      616,501        95,499
   Burger King -
     Hastings, MI                    0          419,936      419,936        98,714
   Wendy's -
     Tampa, FL                       0          828,350      828,350       221,200
   Checkers -
     Douglasville, GA                0          363,768      363,768        16,927
   Taco Bell -
     Fort Myers, FL (14)             0          597,998      597,998       196,692
   Denny's -
     Union Township, OH (14)         0          872,850      872,850      (198,715)
   Perkins -
     Leesburg, FL                    0          737,260      737,260      (207,972)
   Taco Bell -
     Naples, FL                      0          410,546      410,546       122,581
   Wendy's
     Detroit, MI (14)                0          614,500      614,500       441,975

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)            0          986,418      986,418        53,582
   Ponderosa -
     St. Cloud, FL (14) (24)         0          996,769      996,769       134,243
   Franklin National Bank -
     Franklin, TN                    0        1,138,164    1,138,164      (177,423)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                  03/22/89     05/13/97        636,788         0           0             0              636,788
   KFC -
     Salem, NH                   05/31/89     09/22/97      1,272,137         0           0             0            1,272,137
   Perkins -
     Port St. Lucie, FL          11/14/89     09/23/97      1,216,750         0           0             0            1,216,750
   Hardee's -
     Richmond, IN                02/17/89     11/07/97        397,785         0           0             0              397,785
   Wendy's -
     Tampa, FL (14)              02/16/89     12/29/97        805,175         0           0             0              805,175
   Denny's -
     Port Orange, FL (14)        07/10/89     01/23/98      1,283,096         0           0             0            1,283,096
   Shoney's
     Tyler, TX                   03/20/89     02/17/98        844,229         0           0             0              894,229
   Wendy's -
     Ithaca, NY                  12/07/89     03/29/99        471,248         0           0             0              471,248
   Wendy's -
     Endicott, NY                12/07/89     03/29/99        642,511         0           0             0              642,511
   Burger King -
     Halls, TN (20)              01/05/90     06/03/99        433,366         0           0             0              433,366
   Hardee's -
     Belding, MI                 03/08/89     03/03/00        124,346         0           0             0              124,346

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR              11/02/89     05/24/94        791,211         0           0             0              791,211
   Hardee's -
     Heber Springs, AR           02/13/90     05/24/94        638,270         0           0             0              638,270
   Hardee's -
     Little Canada, MN           11/28/89     06/29/95        899,503         0           0             0              899,503
   Jack in the Box -
     Dallas, TX                  06/28/94     12/09/96        982,980         0           0             0              982,980
   Denny's -
     Show Low, AZ (8)            05/22/87     01/31/97        349,200         0           0             0              349,200
   KFC -
     Whitehall Township, MI      02/26/90     07/09/97        629,888         0           0             0              629,888
   Perkins -
     Naples, FL                  12/26/89     07/09/97      1,487,725         0           0             0            1,487,725
   Burger King -
     Plattsmouth, NE             01/19/90     07/18/97        699,400         0           0             0              699,400
   Shoney's -
     Venice, FL                  08/03/89     09/17/97      1,206,696         0           0             0            1,206,696
   Jack in the Box -
     Yuma, AZ (10)               07/14/94     10/31/97        510,653         0           0             0              510,653
   Denny's
     Deland, FL                  03/22/90     01/23/98      1,236,971         0           0             0            1,236,971
   Wendy's -
     Liverpool, NY               12/08/89     02/09/98        145,221         0           0             0              145,221

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                               -----------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                               acquisition cost,          of property
                                                   capital               operating cash
                                   Original     improvements             receipts over
                                   mortgage     closing and                   cash
        Property                  financing     soft costs (1)   Total     expenditures
==============================   ============== ============= ============ =============
CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                         0           554,200      554,200        82,588
   KFC -
     Salem, NH                          0         1,079,310    1,079,310       192,827
   Perkins -
     Port St. Lucie, FL                 0         1,203,207    1,203,207        13,543
   Hardee's -
     Richmond, IN                       0           695,464      695,464      (297,679)
   Wendy's -
     Tampa, FL (14)                     0           657,800      657,800       147,375
   Denny's -
     Port Orange, FL (14)               0         1,021,000    1,021,000       262,096
   Shoney's
     Tyler, TX                          0           770,300      770,300        73,929
   Wendy's -
     Ithaca, NY                         0           471,297      471,297           (49)
   Wendy's -
     Endicott, NY                       0           471,255      471,255       171,256
   Burger King -
     Halls, TN (20)                     0           329,231      329,231       104,135
   Hardee's -
     Belding, MI                        0           630,432      630,432      (506,086)

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR                     0           605,500      605,500       185,711
   Hardee's -
     Heber Springs, AR                  0           532,893      532,893       105,377
   Hardee's -
     Little Canada, MN                  0           821,692      821,692        77,811
   Jack in the Box -
     Dallas, TX                         0           964,437      964,437        18,543
   Denny's -
     Show Low, AZ (8)                   0           272,354      272,354        76,846
   KFC -
     Whitehall Township, MI             0           725,604      725,604       (95,716)
   Perkins -
     Naples, FL                         0         1,083,869    1,083,869       403,856
   Burger King -
     Plattsmouth, NE                    0           561,000      561,000       138,400
   Shoney's -
     Venice, FL                         0         1,032,435    1,032,435       174,261
   Jack in the Box -
     Yuma, AZ (10)                      0           448,082      448,082        62,571
   Denny's
     Deland, FL                         0         1,000,000    1,000,000       236,971
   Wendy's -
     Liverpool, NY                      0           341,440      341,440      (196,219)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                02/03/90     02/12/98         552,910        0               0          0              552,910
   Hardee's -
     Bellevue, NE                 05/03/90     06/05/98         900,000        0               0          0              900,000
   Burger King -
     Greeneville, TN              01/05/90     06/03/99       1,059,373        0               0          0            1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99       1,059,200        0               0          0            1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99       1,168,298        0               0          0            1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99       1,031,274        0               0          0            1,031,274

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   06/14/90     05/19/92         700,000        0               0          0              700,000
   Hardee's -
     St. Paul, MN                 08/09/90     05/24/94         869,036        0               0          0              869,036
   Perkins -
     Florence, SC (3)             08/28/90     08/25/95               0        0       1,160,000          0            1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)    04/30/90     12/01/95               0        0         240,000          0              240,000
   Shoney's -
     Colorado Springs, CO         07/03/90     07/24/96       1,044,909        0               0          0            1,044,909
   Hardee's -
     Hartland, MI                 07/10/90     10/23/96         617,035        0               0          0              617,035
   Hardee's -
     Columbus, IN                 09/04/90     05/30/97         223,590        0               0          0              223,590
   KFC -
     Dunnellon, FL                08/02/90     10/07/97         757,800        0               0          0              757,800
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97         471,372        0               0          0              471,372
   Burger King -
     Maryville, TN                05/04/90     06/03/99       1,059,954        0               0          0            1,059,954
   Burger King -
     Halls, TN (20)               01/05/90     06/03/99         451,054        0               0          0              451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00       1,005,000        0               0          0            1,005,000

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    03/16/91     07/31/95       1,184,865        0               0          0            1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    09/28/90     12/01/95               0        0         240,000          0              240,000
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    09/28/90     12/01/95               0        0         220,000          0              220,000
   Ponderosa -
     Orlando, FL (6) (14)         12/17/90     10/24/96               0        0       1,353,775          0            1,353,775

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                               -----------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                               acquisition cost,          of property
                                                   capital               operating cash
                                   Original     improvements             receipts over
                                   mortgage     closing and                   cash
        Property                  financing     soft costs (1)   Total     expenditures
==============================   ============== ============= ============ =============
CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                      0           692,850       692,850     (139,940)
   Hardee's -
     Bellevue, NE                       0           899,512       899,512          488
   Burger King -
     Greeneville, TN                    0           890,240       890,240      169,133
   Burger King -
     Broadway, TN                       0           890,036       890,036      169,164
   Burger King -
     Sevierville, TN                    0           890,696       890,696      277,602
   Burger King -
     Walker Springs, TN                 0           864,777       864,777      166,497

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                         0           560,202       560,202      139,798
   Hardee's -
     St. Paul, MN                       0           742,333       742,333      126,703
   Perkins -
     Florence, SC (3)                   0         1,084,905     1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)          0           233,728       233,728        6,272
   Shoney's -
     Colorado Springs, CO               0           893,739       893,739      151,170
   Hardee's -
     Hartland, MI                       0           841,642       841,642     (224,607)
   Hardee's -
     Columbus, IN                       0           219,676       219,676        3,914
   KFC -
     Dunnellon, FL                      0           546,333       546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                      0           413,614       413,614       57,758
   Burger King -
     Maryville, TN                      0           890,668       890,668      169,286
   Burger King -
     Halls, TN (20)                     0           342,669       342,669      108,385
   Shoney's
     Pueblo, CO                         0           961,582       961,582       43,418

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                          0           949,199       949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)          0           238,153       238,153        1,847
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)          0           215,845       215,845        4,155
   Ponderosa -
     Orlando, FL (6) (14)               0         1,179,210     1,179,210      174,565

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)          05/31/91     12/12/96        918,445          0             0            0             918,445
   Burger King -
     Alpharetta, GA             09/20/91     06/30/97      1,053,571          0             0            0           1,053,571
   Shoney's -
     Corpus Christi, TX         10/28/91     02/12/99      1,350,000          0             0            0           1,350,000
   Perkins -
     Rochester, NY              12/20/91     03/03/99      1,050,000          0             0            0           1,050,000
   Perkins -
     Williamsville, NY          12/20/91     05/15/00        693,350          0             0            0             693,350

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                 03/04/92      08/11/95     1,050,186          0             0            0           1,050,186
   Jack in the Box -
     Freemont, CA               03/26/92      09/23/97     1,366,550          0             0            0           1,366,550
   Jack in the Box -
     Sacramento, CA             12/19/91      01/20/98     1,234,175          0             0            0           1,234,175
   Pizza Hut -
     Billings, MT               04/16/92      10/07/98       359,990          0             0            0             359,990
   Perkins -
     Amherst, NY                02/26/92      03/03/99     1,150,000          0             0            0           1,150,000
   Shoney's -
     Fort Myers Beach, FL       09/08/95      08/26/99       931,725          0             0            0             931,725

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA           09/29/92      11/07/96     1,044,750          0             0            0           1,044,750
   Burger King -
     Columbus, OH (19)          06/29/92      09/30/98       795,264          0             0            0             795,264
   Burger King -
     Nashua, NH                 06/29/92      10/07/98     1,630,296          0             0            0           1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                12/28/92      04/10/96     1,640,000          0             0            0           1,640,000
   Long John Silver's -
     Monroe, NC                 06/30/93      12/31/98       483,550          0             0            0             483,550
   Long John Silver's -
     Morganton, NC (23)         07/02/93      05/17/99       467,300          0        55,000            0             522,300
   Denny's -
     Cleveland, TN              12/23/92      03/03/00       797,227          0             0            0             797,227

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                03/31/94      04/24/95       286,411          0             0            0             286,411
   Checkers -
     Richmond, VA               03/31/94      11/21/96       550,000          0             0            0             550,000

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                               -----------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                               acquisition cost,          of property
                                                   capital               operating cash
                                   Original     improvements             receipts over
                                   mortgage     closing and                   cash
        Property                  financing     soft costs (1)   Total     expenditures
==============================   ============== ============= ============ =============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)                  0           918,445      918,445            0
   Burger King -
     Alpharetta, GA                     0           713,866      713,866      339,705
   Shoney's -
     Corpus Christi, TX                 0         1,224,020    1,224,020      125,980
   Perkins -
     Rochester, NY                      0         1,064,815    1,064,815      (14,815)
   Perkins -
     Williamsville, NY                  0           981,482      981,482     (288,132)

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                         0           987,679      987,679       62,507
   Jack in the Box -
     Freemont, CA                       0         1,102,766    1,102,766      263,784
   Jack in the Box -
     Sacramento, CA                     0           969,423      969,423      264,752
   Pizza Hut -
     Billings, MT                       0           302,000      302,000       57,990
   Perkins -
     Amherst, NY                        0         1,141,444    1,141,444        8,556
   Shoney's -
     Fort Myers Beach, FL               0           931,725      931,725            0

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA                   0           818,850      818,850      225,900
   Burger King -
     Columbus, OH (19)                  0           795,264      795,264            0
   Burger King -
     Nashua, NH                         0         1,217,015    1,217,015      413,281

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                        0         1,636,643    1,636,643        3,357
   Long John Silver's -
     Monroe, NC                         0           239,788      239,788      243,762
   Long John Silver's -
     Morganton, NC (23)                 0           304,002      304,002      218,298
   Denny's -
     Cleveland, TN                      0           622,863      622,863      174,364

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                        0           286,411      286,411            0
   Checkers -
     Richmond, VA                       0           413,288      413,288      136,712

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                      09/01/93     10/24/97       932,849       0          0             0              932,849
   Jack in the Box -
     Houston, TX                      07/27/93     07/16/99     1,063,318       0          0             0            1,063,318

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                    03/31/94     03/01/95       339,031       0          0             0              339,031
   Checkers -
     Dallas, TX                       03/31/94     03/01/95       356,981       0          0             0              356,981
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0          0             0            1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0          0             0              747,058
   Hardee's -
     Madison, AL                      12/14/93     01/08/98       700,950       0          0             0              700,950
   Checkers -
     Richmond, VA (#548)              03/31/94     01/29/98       512,462       0          0             0              512,462
   Checkers -
     Riviera Beach, FL                03/31/94     04/14/98       360,000       0          0             0              360,000
   Checkers -
     Richmond, VA (#486)              03/31/94     07/27/98       397,985       0          0             0              397,985
   Long John Silver's -
     Stockbridge, GA                  03/31/94     05/25/99       696,300       0          0             0              696,300
   Long John Silver's -
     Shelby, NC                       06/22/94     11/12/99       494,178       0          0             0              494,178
   Checker's -
     Kansas City, MO                  03/31/94     12/10/99       268,450       0          0             0              268,450
   Checker's -
     Houston, TX                      03/31/94     12/15/99       385,673       0          0             0              385,673

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                    05/27/94     03/01/95       263,221       0          0             0              263,221
   Checkers -
     Leavenworth, KS                  06/22/94     03/01/95       259,600       0          0             0              259,600
   Checkers -
     Knoxville, TN                    07/08/94     03/01/95       288,885       0          0             0              288,885
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0          0             0            1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0          0             0              747,058
   Long John Silver's -
     Gastonia, NC                     07/15/94     11/12/99       631,304       0          0             0              631,304
   Long John Silver's
     Lexington, NC                    10/22/94     01/12/00       562,130       0          0             0              562,130

                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                               -----------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                               acquisition cost,          of property
                                                   capital               operating cash
                                   Original     improvements             receipts over
                                   mortgage     closing and                   cash
        Property                  financing     soft costs (1)   Total     expenditures
==============================   ============== ============= ============ =============
CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                      0             934,120      934,120      (1,271)
   Jack in the Box -
     Houston, TX                      0             861,321      861,321     201,997

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                    0             339,031      339,031           0
   Checkers -
     Dallas, TX                       0             356,981      356,981           0
   TGI Friday's -
     Woodridge, NJ (7)                0           1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                0             672,746      672,746      74,312
   Hardee's -
     Madison, AL                      0             658,977      658,977      41,973
   Checkers -
     Richmond, VA (#548)              0             382,435      382,435     130,027
   Checkers -
     Riviera Beach, FL                0             276,409      276,409      83,591
   Checkers -
     Richmond, VA (#486)              0             352,034      352,034      45,951
   Long John Silver's -
     Stockbridge, GA                  0             738,340      738,340     (42,040)
   Long John Silver's -
     Shelby, NC                       0             608,611      608,611    (114,433)
   Checker's -
     Kansas City, MO                  0             209,329      209,329      59,121
   Checker's -
     Houston, TX                      0             311,823      311,823      73,850

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                    0             263,221      263,221           0
   Checkers -
     Leavenworth, KS                  0             259,600      259,600           0
   Checkers -
     Knoxville, TN                    0             288,885      288,885           0
   TGI Friday's -
     Woodridge, NJ (7)                0           1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                0             672,746      672,746      74,312
   Long John Silver's -
     Gastonia, NC                     0             776,248      776,248    (144,944)
   Long John Silver's
     Lexington, NC                    0             646,203      646,203     (84,073)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                06/24/95     04/24/96        775,000         0            0             0            775,000
   Checker's -
     Oviedo, FL                  11/14/94     02/28/97        610,384         0            0             0            610,384
   Boston Market -
     Madison, TN (16)            05/05/95     05/08/98        774,851         0            0             0            774,851
   Boston Market -
     Chattanooga, TN (17)        05/05/95     06/16/98        713,386         0            0             0            713,386
   Boston Market -
     Lawrence, KS                05/08/98     11/23/99        667,311         0            0             0            667,311

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96     06/16/98        857,487         0            0             0            857,487
   Golden Corral -
     El Cajon, CA (22)           04/29/97     12/02/99      1,675,385         0            0             0          1,675,385

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                 03/26/97     12/06/99        688,997         0            0             0            688,997

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95     05/08/97      1,312,799         0            0             0          1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96     05/08/97      1,324,109         0            0             0          1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96     05/08/97      1,372,075         0            0             0          1,372,075
   TGI Friday's -
     Hamden, CT                  08/26/96     05/08/97      1,245,100         0            0             0          1,245,100
   Boston Market -
     Southlake, TX               07/02/97     07/21/97      1,035,153         0            0             0          1,035,135
   Boston Market -
     Franklin, TN (26)           08/18/95     04/14/98        950,361         0            0             0            950,361
   Boston Market -
     Grand Island, NE (27)       09/19/95     04/14/98        837,656         0            0             0            837,656
   Burger King -
     Indian Head Park, IL        04/03/96     05/05/98        674,320         0            0             0            674,320
   Boston Market -
     Dubuque, IA (28)            10/04/95     05/08/98        969,159         0            0             0            969,159
   Boston Market -
     Merced, CA (29)             10/06/96     05/08/98        930,834         0            0             0            930,834
   Boston Market -
     Arvada, CO (30)             07/21/97     07/28/98      1,152,262         0            0             0          1,152,262
   Boston Market -
      Ellisville, MO             09/03/96     04/28/99        822,824         0            0             0            822,824

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                              -----------------------------------------
                                                                            Excess
                                                   Total                 (deficiency)
                                              acquisition cost,          of property
                                                  capital               operating cash
                                  Original     improvements             receipts over
                                  mortgage     closing and                   cash
        Property                 financing     soft costs (1)   Total     expenditures
==============================  ============== ============= ============ =============
CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                    0          613,838       613,838      161,162
   Checker's -
     Oviedo, FL                      0          506,311       506,311      104,073
   Boston Market -
     Madison, TN (16)                0          774,851       774,851            0
   Boston Market -
     Chattanooga, TN (17)            0          713,386       713,386            0
   Boston Market -
     Lawrence, KS                    0          774,851       774,851     (107,540)

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                   0          857,487       857,487            0
   Golden Corral -
     El Cajon, CA (22)               0        1,692,994     1,692,994      (17,609)

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                     0          617,610       617,610       71,387

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                      0        1,310,980     1,310,980        1,819
   TGI Friday's -
     Hazlet, NJ                      0        1,294,237     1,294,237       29,872
   TGI Friday's -
     Marlboro, NJ                    0        1,324,288     1,324,288       47,787
   TGI Friday's -
     Hamden, CT                      0        1,203,136     1,203,136       41,964
   Boston Market -
     Southlake, TX                   0        1,035,135     1,035,135            0
   Boston Market -
     Franklin, TN (26)               0          950,361       950,361            0
   Boston Market -
     Grand Island, NE (27)           0          837,656       837,656            0
   Burger King -
     Indian Head Park, IL            0          670,867       670,867        3,453
   Boston Market -
     Dubuque, IA (28)                0          969,159       969,159            0
   Boston Market -
     Merced, CA (29)                 0          930,834       930,834            0
   Boston Market -
     Arvada, CO (30)                 0        1,152,262     1,152,262            0
   Boston Market -
      Ellisville, MO                 0        1,026,746     1,026,746     (203,922)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                       Purchase
                                                                           Mortgage      money      Adjustments
                                                                           balance     mortgage    resulting from
                                  Date        Date of   Cash received net  at time    taken back   application of
        Property                Acquired        Sale    of closing costs   of sale     by program       GAAP           Total
============================== ============ =========== ================= =========   ===========   ============    ============
CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                08/23/96     05/18/99        974,560        0             0             0            974,560
   Boston Market -
     Edgewater, CO               08/19/97     08/11/99        634,122        0             0             0            634,122
   Black Eyed Pea -
     Houston, TX (31)            10/01/97     08/24/99        648,598        0             0             0            648,598
   Big Boy -
     Topeka, KS (32)             02/26/99     09/22/99        939,445        0             0             0            939,445
   Boston Market -
     LaQuinta, CA                12/16/96     10/13/99        833,140        0             0             0            833,140
   Sonny's -
     Jonesboro, GA               06/02/98     12/22/99      1,098,342        0             0             0          1,098,342
   Golden Corral -
     Waldorf, MD (32) (33)       04/05/99     01/03/00      2,501,175        0             0             0          2,501,175
   Jack in the Box -
     Los Angeles, CA             06/30/95     02/18/00      1,516,800        0             0             0          1,516,800
   Golden Corral
     Dublin, GA                  08/07/98     05/01/00      1,323,205        0             0             0          1,323,205
   Boston Market -
     San Antonio, TX             04/30/97     05/02/00        517,495        0             0             0            517,495
   Boston Market -
     Corvallis, OR               07/09/96     06/20/00        717,019        0             0             0            717,019
   Big Boy -
     St. Louis, MO               01/19/99     06/28/00      1,463,050        0             0             0          1,463,050
   Ground Round -
     Nanuet, NY                  12/02/97     06/30/00        964,825        0             0             0            964,825
   Big Boy -
     Jefferson City, MO          01/19/99     06/30/00        905,250        0             0             0            905,250
   Big Boy -
     Alton, IL                   01/19/99     06/30/00        905,250        0             0             0            905,250

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                              -----------------------------------------
                                                                            Excess
                                                   Total                 (deficiency)
                                              acquisition cost,          of property
                                                  capital               operating cash
                                  Original     improvements             receipts over
                                  mortgage     closing and                   cash
        Property                 financing     soft costs (1)   Total     expenditures
==============================  ============== ============= ============ =============
CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                    0          997,296       997,296      (22,736)
   Boston Market -
     Edgewater, CO                   0          904,691       904,691     (270,569)
   Black Eyed Pea -
     Houston, TX (31)                0          648,598       648,598            0
   Big Boy -
     Topeka, KS (32)                 0        1,062,633     1,062,633     (123,188)
   Boston Market -
     LaQuinta, CA                    0          987,034       987,034     (153,894)
   Sonny's -
     Jonesboro, GA                   0        1,098,342     1,098,342            0
   Golden Corral -
     Waldorf, MD (32) (33)           0        2,430,686     2,430,686       70,489
   Jack in the Box -
     Los Angeles, CA                 0        1,119,567     1,119,567      397,233
   Golden Corral
     Dublin, GA                      0        1,272,765     1,272,765       50,440
   Boston Market -
     San Antonio, TX                 0          757,069       757,069     (239,574)
   Boston Market -
     Corvallis, OR                   0          925,427       925,427     (208,408)
   Big Boy -
     St. Louis, MO                   0        1,345,100     1,345,100      117,950
   Ground Round -
     Nanuet, NY                      0          927,273       927,273       37,552
   Big Boy -
     Jefferson City, MO              0        1,113,383     1,113,383     (208,133)
   Big Boy -
     Alton, IL                       0        1,012,254     1,012,254     (107,004)

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $991,331 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.
(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.
(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in March 1999 in advance from the borrower.
(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.
(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.

(9) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.
(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.
(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.
(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.
(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.
(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.
(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.
(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.
(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.
(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.
(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.
(21) Cash received net of closing costs includes $50,000 received as a lease termination fee.
(22) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.
(23) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest.
(24) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.
(25) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.
(26) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.
(27) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.
(28) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.
(29) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(30) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(31) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.
(32) This property was being constructed and was sold prior to completion of construction.
(33) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION


            ------------------------------------------------------
            |                                                    |
            |  THE FOLLOWING  INFORMATION UPDATES AND REPLACES   |
            |  THE CORRESPONDING INFORMATION IN APPENDIX E  TO   |
            |  THE ATTACHED PROSPECTUS, DATED MARCH 31, 2000.    |
            |                                                    |
            ------------------------------------------------------

                         CNL RETIREMENT PROPERTIES, INC.
                   (formerly CNL Health Care Properties, Inc.)

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                      OF PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH AUGUST 3, 2000

                For the Year Ended December 31, 1999 (Unaudited)



         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of the Property acquired by the Company as of August 3, 2000 The statement presents unaudited estimated taxable operating results for the Property as if it had been acquired and operational on January 1, 1999 through December 31, 1999. The schedule should be read in light of the accompanying footnotes.


         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                       Brighton Gardens by Marriott
                                          Orland Park Property

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                                $1,350,268

FF&E Reserve Income (2)                              32,476

Asset Management Fees (3)                           (83,093)

Interest Expense (4)                               (708,750)

General and Administrative
    Expenses (5)                                   (110,422)
                                               ------------

Estimated Cash Available from
    Operations                                      480,479

Depreciation  and Amortization

    Expense (6) (7)                                (453,025)
                                               ------------

Estimated Taxable Operating
    Results Before Dividends

    Paid Deduction                               $   27,454
                                               ============

                                  See Footnotes

FOOTNOTES:

(1) Rental income does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Orland Park Property ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income will be earned at 1% of gross receipts for lease years one through four and has been estimated based on projected gross revenues.


(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."


(4) Estimated at 8.75% per annum based on the bank's base rate as of April 20, 2000.

(5) Estimated at 8% of gross rental income, based on the previous experience of Affiliate of the Advisor with another public REIT.

(6) The estimated federal tax basis of the depreciable portion of the property and the number of years the assets have been depreciated on the straight-line method is as follows:

                                                      Furniture and
                                        Buildings       Fixtures
                                       (39 years)     (5-15 years)
                                      -----------     -----------

         Orland Park Property         $11,530,358      $1,025,388



(7) Loan costs of $55,917 (.5% origination fee on the $8.1 million from borrowings on the Line of Credit, legal fees and closing costs) amortized under the straight-line method over a period of five years.

                                                                      PROSPECTUS

                        CNL HEALTH CARE PROPERTIES, INC.
                        15,500,000 SHARES OF COMMON STOCK
                            250,000 SHARES - MINIMUM

                     MINIMUM PURCHASE -- 250 SHARES ($2,500)
            100 SHARES ($1,000) FOR IRAS AND KEOGH AND PENSION PLANS
                MINIMUM PURCHASE MAY BE HIGHER IN CERTAIN STATES

                        ------------------------------

         Of the 15,500,000 shares of common stock that we have registered, we are offering 15,000,000 shares to investors who meet our suitability standards and 500,000 shares only to participants in our reinvestment plan.

                        ------------------------------

         AN INVESTMENT IN OUR SHARES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF MATERIAL RISKS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD WITH THIS PROSPECTUS, INCLUDING;

o We currently own no properties, so you will not have the opportunity to evaluate the properties that will be in our portfolio.

o Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than $150,000,000. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.
o We will rely on CNL Health Care Corp. (formerly CNL Health Care Advisors, Inc.), with respect to all investment decisions. CNL Health Care Corp. and its affiliates have no previous experience in investing in health care properties, which could adversely affect our business.
o Some of the officers of CNL Health Care Corp. and its affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that CNL Health Care Corp. will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

o There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market within ten years from the date the offering commences, we will sell our assets and distribute the proceeds.

o We have not obtained a commitment for permanent financing and may be unable to do so on satisfactory terms. Without permanent financing, it could be more difficult for us to acquire properties and make mortgage loans and equipment financing. The secured equipment lease program is not funded through offering proceeds and is therefore dependent upon our obtaining financing.

o We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants' services.
o We may, without the approval of a majority of our independent directors, incur debt totalling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a REIT. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.
o If we do not qualify or remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.
o We expect to pay substantial fees to some of our affiliates and estimate that approximately 9% of the proceeds from the sale of shares will be paid in fees and expenses to our affiliates for services and as reimbursement for organizational and offering and acquisition related expenses incurred on our behalf. We will not have as much of the offering proceeds to purchase properties and make mortgage loans as a result of such payments. Of the proceeds from the sale of shares, we will use approximately 84% to acquire properties and to make mortgage loans.

                             -----------------------


                                                                  TOTAL
                                                PER SHARE        MAXIMUM
                                               ------------  ----------------
  Public Offering Price....................      $10.00       $155,000,000
  Selling Commissions......................      $ 0.75       $ 11,625,000
  Proceeds to the Company..................      $ 9.25       $143,375,000



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. IN ADDITION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                              CNL SECURITIES CORP.

                                 MARCH 31, 2000

o The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.

o        This offering will end no later than September 18, 2000.

         We will deposit subscription funds for our shares in an interest-bearing account with SouthTrust Bank, N.A., which will act as escrow agent for this offering. As of March 13, 2000, the Company had received total subscription proceeds of $6,181,104 (618,110 Shares), including $12,540 (1,254 Shares) issued pursuant to the reinvestment plan. We must receive subscriptions for shares totalling at least $7,775,000 from all sources before subscriptions from Pennsylvania residents may be released from escrow. If the minimum for Pennsylvania investors is not reached by September 18, 2000, we will promptly refund subscriptions for Pennsylvania investors with interest. Your purchase cannot be completed until five days after you receive this Prospectus.

         PENNSYLVANIA INVESTORS: Because the minimum offering is less than $15,500,000, all Pennsylvania investors are cautioned to evaluate carefully our ability fully to accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions for the shares.

         NO ONE IS AUTHORIZED TO MAKE ANY STATEMENTS ABOUT THE OFFERING DIFFERENT FROM THOSE THAT APPEAR IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. WE WILL ONLY ACCEPT SUBSCRIPTIONS FROM PEOPLE WHO MEET THE SUITABILITY STANDARDS DESCRIBED IN THIS PROSPECTUS. YOU SHOULD ALSO BE AWARE THAT THE DESCRIPTION OF THE COMPANY CONTAINED IN THIS PROSPECTUS WAS ACCURATE ON MARCH 13, 2000 BUT MAY NO LONGER BE ACCURATE. WE WILL AMEND OR SUPPLEMENT THIS PROSPECTUS; HOWEVER, IF THERE IS A MATERIAL CHANGE IN THE AFFAIRS OF THE COMPANY.

         NO ONE MAY MAKE FORECASTS OR PREDICTIONS IN CONNECTION WITH THIS OFFERING CONCERNING THE FUTURE PERFORMANCE OF AN INVESTMENT IN THE SHARES.

                                TABLE OF CONTENTS

TABLE OF CONTENTS .................................................................................ii
Questions and Answers About CNL Health Care
     Properties, Inc.'s Public Offering.............................................................1
PROSPECTUS SUMMARY..................................................................................5
     CNL HEALTH CARE PROPERTIES, INC................................................................5
     Our Business...................................................................................5
     Risk Factors...................................................................................5
     Our REIT Status................................................................................7
     Our Management and Conflicts of Interest.......................................................7
     Our Affiliates.................................................................................8
     Our Investment Objectives......................................................................8
     Management Compensation........................................................................8
     The Offering...................................................................................10
RISK FACTORS........................................................................................11
     Offering-Related Risks.........................................................................11
         We may receive insufficient offering proceeds..............................................11
         This is an unspecified property offering...................................................11
              You cannot evaluate properties that we have
                  not yet acquired or identified for acquisition....................................11
              We cannot assure you that we will obtain suitable investments.........................11
              The managing dealer has not made an independent review of
                  the Company or the Prospectus.....................................................11
              There is no limitation on the number of properties of a
                  particular facility type which we may acquire.....................................11
              You will have no opportunity to evaluate procedures for
                  resolving conflicts of interest...................................................11
              You cannot evaluate secured equipment leases in which we
                  have not yet entered or that we have not yet identified...........................12
         There may be delays in investing the proceeds of this offering.............................12
         The sale of shares by stockholders could be difficult......................................12
     Company-Related Risks..........................................................................12
         We have limited operating history..........................................................12
         Our management has limited experience with investments in health care facilities.......................................................................12
         We are dependent on the advisor............................................................12
         We will be subject to conflicts of interest................................................13
              We will experience competition for properties.........................................13
              There will be competing demands on our officers and directors.........................13
              The timing of sales and acquisitions may favor
                  the advisor.......................................................................13
              Our properties may be developed by affiliates.........................................13
              We may invest with affiliates of the advisor..........................................13
              There is no separate counsel for the Company, our affiliates and investors.....................................................................13
         We may not have sufficient working capital.................................................13
     Real Estate and Other Investment Risks.........................................................14
         Possible lack of diversification increases the risk
              of investment.........................................................................14
         We do not have control over market and business conditions.................................14
         Adverse trends in the health care and seniors' housing industry may impact our properties.............................................................14
         Health Care Facilities.....................................................................14
              Some of our tenants and borrowers must attract senior citizens with ability to pay...............................................................14


              Failure to comply with government regulations could negatively affect our tenants and borrowers..................................................14
              Our properties may not be readily adaptable to other uses.............................15
              Our tenants and borrowers may rely on government reimbursement........................15
              Cost control and other health care reform measures may reduce reimbursements to our tenants and borrowers.......................................16
              Certificate of Need Laws  may impose investment barriers for us.......................16
         We will not control the management of our properties.......................................16
         We may not control the joint ventures in which we enter....................................16
         Joint venture partners may have different interests than we have...........................16
         It may be difficult for us to exit a joint venture after an impasse........................16
         We will not have control over properties under construction................................17
         We will have no economic interest in ground lease properties...............................17
         Multiple property leases or mortgage loans with individual tenants or borrowers increase our risks...............................................17
         It may be difficult to re-lease our properties.............................................17
         We cannot control the sale of some properties..............................................17
         The liquidation of our assets may be delayed...............................................17
         Risks of Mortgage Lending..................................................................18
              Our mortgage loans may be impacted by unfavorable
                  real estate market conditions.....................................................18
              Our mortgage loans will be subject to interest rate fluctuations......................18
              Delays in liquidating defaulted mortgage loans
                  could reduce our investment returns...............................................18
              Returns on our mortgage loans may be limited by regulations...........................18
         Risks of Secured Equipment Leasing.........................................................18
              Our collateral may be inadequate to secure leases.....................................18
              Returns on our secured equipment leases may be
                  limited by regulations............................................................18
         Our properties may be subject to environmental liabilities.................................18
     Financing Risks................................................................................19
         We have no commitments for long-term financing.............................................19
         Anticipated borrowing creates risks........................................................19
         We can borrow money to make distributions..................................................19
     Miscellaneous Risks............................................................................20
         Our health care facilities may be unable to compete successfully...........................20
         Inflation could adversely affect our investment returns....................................20
         We may not have adequate insurance.........................................................20
         Possible effect of ERISA...................................................................20
         Our governing documents may discourage takeovers...........................................20
         Our stockholders are subject to ownership limits...........................................21
         Majority stockholder vote may discourage changes
              of control............................................................................21
         Investors in our Company may experience dilution...........................................21
         The Board of Directors can take many actions without
              stockholder approval..................................................................21
         We will rely on the advisor and Board of Directors to
              manage the Company....................................................................21
         Our officers and directors have limited liability..........................................21
     Tax Risks......................................................................................22
         We will be subject to increased taxation if we fail to
              qualify as a REIT for federal income tax purposes.....................................22
         Our leases may be recharacterized as financings which would eliminate depreciation deductions on health care properties...........................22
         Excessive non-real estate asset values may jeopardize our
              REIT status...........................................................................22



         We may have to borrow funds or sell assets to meet our
              distribution requirements.............................................................23
         Ownership limits may discourage a change in control........................................23
         We may be subject to other tax liabilities.................................................23
         Changes in tax laws may prevent us from qualifying
              as a REIT.............................................................................23
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE..........................................................23
     Suitability Standards..........................................................................23
     How to Subscribe...............................................................................24
ESTIMATED USE OF PROCEEDS...........................................................................25
MANAGEMENT COMPENSATION.............................................................................26
CONFLICTS OF INTEREST...............................................................................32
     Prior and Future Programs......................................................................33
     Competition to Acquire Properties and Invest in
         Mortgage Loans.............................................................................33
     Sales of Properties............................................................................34
     Joint Investment With An Affiliated Program....................................................34
     Competition for Management Time................................................................34
     Compensation of the Advisor....................................................................34
     Relationship with Managing Dealer..............................................................35
     Legal Representation...........................................................................35
     Certain Conflict Resolution Procedures.........................................................35
SUMMARY OF REINVESTMENT PLAN........................................................................37
     General........................................................................................37
     Investment of Distributions....................................................................38
     Participant Accounts, Fees and Allocation of Shares............................................38
     Reports to Participants........................................................................39
     Election to Participate or Terminate Participation.............................................39
     Federal Income Tax Considerations..............................................................40
     Amendments and Termination.....................................................................40
REDEMPTION OF SHARES................................................................................40
BUSINESS........................................................................................... 42
     General........................................................................................42
     Investment of Offering Proceeds................................................................47
     Pending Investments............................................................................47
     Site Selection and Acquisition of Properties...................................................48
     Standards for Investment in Properties.........................................................52
     Description of Properties......................................................................52
     Description of Property Leases.................................................................54
     Joint Venture Arrangements.....................................................................58
     Mortgage Loans.................................................................................59
     Management Services............................................................................60
     Borrowing......................................................................................60
     Sale of Properties, Mortgage Loans and Secured
         Equipment Leases...........................................................................61
     Competition....................................................................................62
     Regulation of Mortgage Loans and Secured
         Equipment Leases...........................................................................62
SELECTED FINANCIAL DATA.............................................................................63
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS....................................................63
     Introduction...................................................................................63
     Liquidity and Capital Resources................................................................64
     Results of Operations..........................................................................65
     Year 2000 Readiness Disclosure.................................................................66
MANAGEMENT..........................................................................................67
     General........................................................................................67
     Fiduciary Responsibility of the Board of Directors.............................................67
     Directors and Executive Officers...............................................................68
     Independent Directors..........................................................................72
     Committees of the Board of Directors...........................................................72
     Compensation of Directors and Executive Officers...............................................72





     Management Compensation........................................................................72
THE ADVISOR AND THE ADVISORY AGREEMENT..............................................................72
     The Advisor....................................................................................72
     The Advisory Agreement.........................................................................73
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS......................................................76
PRIOR PERFORMANCE INFORMATION.......................................................................76
INVESTMENT OBJECTIVES AND POLICIES..................................................................82
     General........................................................................................82
     Certain Investment Limitations.................................................................83
DISTRIBUTION POLICY.................................................................................85
     General........................................................................................85
     Distributions..................................................................................85
SUMMARY OF THE ARTICLES OF INCORPORATION
   AND BYLAWS...................................................................................... 86
     General........................................................................................86
     Description of Capital Stock...................................................................86
     Board of Directors.............................................................................88
     Stockholder Meetings...........................................................................88
     Advance Notice for Stockholder Nominations for  Directors
         and Proposals of New Business..............................................................89
     Amendments to the Articles of Incorporation....................................................89
     Mergers, Combinations and Sale of Assets.......................................................89
     Control Share Acquisitions.....................................................................90
     Termination of the Company and REIT Status.....................................................90
     Restriction of Ownership.......................................................................90
     Responsibility of Directors....................................................................91
     Limitation of Liability and Indemnification....................................................92
     Removal of Directors...........................................................................93
     Inspection of Books and Records................................................................93
     Restrictions on "Roll-Up" Transactions.........................................................93
FEDERAL INCOME TAX CONSIDERATIONS...................................................................94
     Introduction...................................................................................94
     Taxation of the Company........................................................................95
     Taxation of Stockholders.......................................................................99
     State and Local Taxes..........................................................................103
     Characterization of Property Leases............................................................103
     Characterization of Secured Equipment Leases...................................................104
     Investment in Joint Ventures...................................................................104
REPORTS TO STOCKHOLDERS.............................................................................105
THE OFFERING........................................................................................106
     General........................................................................................106
     Plan of Distribution...........................................................................107
     Subscription Procedures........................................................................109
     Escrow Arrangements............................................................................111
     ERISA Considerations...........................................................................112
     Determination of Offering Price................................................................113
SUPPLEMENTAL SALES MATERIAL.........................................................................113
LEGAL OPINIONS......................................................................................114
EXPERTS.............................................................................................114
ADDITIONAL INFORMATION..............................................................................114
DEFINITIONS.........................................................................................114


Form of Reinvestment Plan.................................................................Appendix A
Financial Information.....................................................................Appendix B
Prior Performance Tables..................................................................Appendix C
Subscription Document.....................................................................Appendix D
Statement of Estimated Taxable Operating Results
     Before Dividends Paid Deduction......................................................Appendix E

                           QUESTIONS AND ANSWERS ABOUT
               CNL HEALTH CARE PROPERTIES, INC.'S PUBLIC OFFERING


Q:     WHAT IS CNL HEALTH CARE PROPERTIES, INC.?

A: The Company is a real estate investment trust, or a REIT, that was formed in 1997 to acquire properties related to health care and seniors' housing facilities and lease them on a long-term, triple-net basis to operators of health care facilities. The health care facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. In addition, the Company may provide mortgage financing loans and secured equipment leases to operators of health care facilities.

       As of December 31, 1999, the Company had total assets of approximately $5,000,000.

Q:     WHAT IS A REIT?

A:     In general, a REIT is a company that:

       o combines the capital of many investors to acquire or provide financing for real estate,

       o offers benefits of a diversified portfolio under professional management,

       o typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation, and

       o must pay distributions to investors of at least 95% of its taxable income (90% in 2001 and thereafter).

Q:     WHAT KIND OF OFFERING IS THIS?

A: We are offering up to 15,000,000 shares of common stock on a "best efforts" basis. In addition, we are offering up to 500,000 shares of common stock to investors who want to participate in our reinvestment plan.

Q:     HOW DOES A "BEST EFFORTS" OFFERING WORK?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that we will sell any minimum number of shares. If you choose to purchase stock in this offering, you will fill out a Subscription Agreement, like the one attached to this Prospectus as Appendix D, for a certain number of shares and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with SouthTrust Bank, N.A. SouthTrust will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by the Company as a stockholder. Generally, we admit stockholders no later than the last day of the calendar month following acceptance of your subscription.

Q:     HOW LONG WILL THE OFFERING LAST?

A:     This offering will not last beyond September 18, 2000.

Q:     WHO CAN BUY SHARES?

A: Anyone who receives this Prospectus can buy shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the "Suitability Standards" section of this Prospectus.

Q:     IS THERE ANY MINIMUM REQUIRED INVESTMENT?

A: Yes. Generally, individuals must initially invest at least $2,500 and IRA, Keogh or other qualified plans must initially invest at least $1,000. Thereafter, you may purchase additional shares in $10 increments. However, these minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this Prospectus.



Q:     AFTER I SUBSCRIBE FOR SHARES, CAN I CHANGE MY MIND AND WITHDRAW MY MONEY?

A: Once you have subscribed for shares and we have deposited the subscription price with SouthTrust, your subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

Q:     IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

       We plan to list the shares on a national securities exchange or over-the-counter market within five to ten years after commencement of this offering, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2008, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

       Beginning one year after you receive your shares, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus.

       As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you received your stock, provided we have sufficient funds available. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

       If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:     WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?

A: We plan to use approximately 84% of the proceeds to purchase health care and seniors' housing properties and to make mortgage loans, approximately 9% to pay fees and expenses to affiliates for their services and as reimbursement of offering and acquisition-related expenses, and the remaining proceeds to pay other expenses of this offering. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10 per share.

       Until we invest the proceeds in real estate assets, we will invest them in short-term, highly liquid investments. These short-term investments may not earn as high a return as we hope to earn on our real estate investments, and we cannot know how long it will be before we will be able to fully invest the proceeds in real estate.

       We commenced our public offering of common stock on September 18, 1998. Of the $150,000,000 shares registered for sale, as of March 13, 2000, the Company had received subscription proceeds of $6,181,104. Assuming we sell 15,000,000 shares in this offering, we expect to be able to invest approximately $126,000,000 in health care and senior's housing properties and mortgage loans.

Q:     WHAT TYPES OF HEALTH CARE FACILITIES WILL YOU INVEST IN?

A: We intend to purchase primarily assisted living facilities, medical office buildings and walk-in clinics. In addition, we may purchase congregate living facilities, skilled nursing facilities, continuing care retirement communities and life care communities.

Q:     WHAT ARE THE TERMS OF YOUR LEASES?

A: The leases we expect to enter into are long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple-net" means that the tenant, not the Company, is generally responsible for repairs, maintenance, property taxes, utilities, and insurance. Under our leases, the tenant must pay us minimum, base rent on a monthly basis. In addition, our leases generally will provide for automatic fixed increases in the base rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease.

Q:     WHAT IS THE EXPERIENCE OF THE COMPANY'S OFFICERS AND DIRECTORS?

A: Our management team has extensive previous experience investing in real estate on a triple-net basis. Our Chief Executive Officer and President each have over 25 and 20 years, respectively, of experience with other CNL affiliates. In addition, our Chief Operating Officer has extensive previous experience investing in health care and seniors' housing properties.

       Certain of our officers, directors and affiliates have operated several other REITs and partnerships in the past. We have included the investment results from certain of those funds in this Prospectus under the heading "Prior Performance Information." Because those funds had different goals and the managers had different amounts of experience investing in the types of assets purchased by those funds, you cannot assume that the Company's investment returns will be similar to those described in the "Prior Performance Information" section. Our affiliates and some of our directors have limited experience investing in health care and seniors' housing properties.

Q:     HOW WILL YOU CHOOSE WHICH INVESTMENTS TO MAKE?

A: We have hired CNL Health Care Corp. as our advisor. The advisor has the authority, subject to the approval of our directors, to make all of the Company's investment decisions.

Q:     IS THE ADVISOR INDEPENDENT OF THE COMPANY?

A: No. Some of our directors and all of our officers are directors and officers of the advisor. The conflicts of interest the Company and the advisor face are discussed under the heading "Conflicts of Interest" later in this Prospectus.

Q:     IF I BUY SHARES, WILL I RECEIVE DISTRIBUTIONS AND, IF SO, HOW OFTEN?

A: We intend to continue to make quarterly cash distributions to our stockholders. The Board of Directors determines the amount of distributions. The amount typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to qualify and remain qualified as a REIT, we must make distributions equal to at least 95% of our REIT taxable income each year (90% in 2001 and thereafter).

Q:     ARE DISTRIBUTIONS I RECEIVE TAXABLE?

A: Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the Company is liquidated. However, because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q: DO YOU HAVE A REINVESTMENT PLAN WHERE I CAN REINVEST MY DISTRIBUTIONS IN ADDITIONAL SHARES?

A: Yes. We have adopted a reinvestment plan in which some investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of the Prospectus entitled "Summary of Reinvestment Plan."

                       Who Can Help Answer Your Questions?
       If you have more questions about the offering or if you would like additional copies of this Prospectus, you should
                   contact your registered representative or:

                        CNL Marketing Services Department
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                                 (800) 522-3863
                                 (407) 650-1000
                                www.cnlgroup.com

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS. IT IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. TO UNDERSTAND THE OFFERING FULLY, YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE DOCUMENTS ATTACHED AS APPENDICES.

                        CNL HEALTH CARE PROPERTIES, INC.

         CNL Health Care Properties, Inc., which we sometimes refer to as the "Company," is a Maryland corporation which operates for federal income tax purposes as a real estate investment trust, or a REIT. On December 2, 1999, the Company formed CNL Health Care Partners, LP, a Delaware limited partnership. CNL Health Care GP Corp. and CNL Health Care LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of CNL Health Care Partners, LP. Properties acquired are expected to be held by the partnership and, as a result, owned by the Company through the partnership. The term "Company" includes CNL Health Care Properties, Inc. and its subsidiaries, CNL Health Care GP Corp., CNL Health Care LP Corp. and CNL Health Care Partners, LP. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (800) 522-3863.

OUR BUSINESS

         Our Company plans to acquire health care and seniors' housing properties located across the United States to be leased to operators of health care facilities on a long-term, "triple-net" bases. This means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance. The health care facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. We expect to structure the leases to provide for payment of base annual rent with periodic increases over the terms of the leases. We may also offer mortgage financing, and, to a lesser extent, furniture, fixtures and equipment financing through secured equipment leases as loans or direct financing leases, to operators of health care facilities. You can read the section of this Prospectus under the caption "Business" for a description of the types of properties that may be selected by our advisor, CNL Health Care Corp., the property selection and acquisition processes and the nature of the mortgage loans and secured equipment leases. As of the date of this Prospectus, we have not yet acquired any properties, made any mortgage loans, or entered into any secured equipment leases.

         We intend to borrow money to acquire properties, make mortgage loans, enter into secured equipment leases and pay certain fees. We plan to obtain one or more revolving lines of credit in an aggregate amount up to $45,000,000, which the Board of Directors may increase in its discretion. As of March 13, 2000, we had obtained a commitment from a bank for an initial $25,000,000 revolving line of credit to be used by the Company to acquire or construct health care properties. As of March 13, 2000, the closing for the $25,000,000 line of credit had not occurred. Management anticipates closing on the $25,000,000 line of credit by the end of March 2000, but there is no assurance that we will obtain the line of credit. In addition to the line of credit, we may obtain permanent financing. The Board of Directors anticipates that we will obtain the permanent financing from a bank at a competitive interest rate and that the aggregate amount of that financing will not exceed 30% of our total assets. We may repay the line of credit with offering proceeds, working capital or permanent financing. The line of credit and permanent financing are the only sources of funds for making secured equipment leases.

         Under our Articles of Incorporation, the Company will automatically terminate and dissolve on December 31, 2008, unless the shares of common stock of the Company, including the shares offered by this Prospectus, are listed on a national securities exchange or over-the-counter market before that date. If the shares are listed, the Company automatically will become a perpetual life entity. If we are not listed by December 31, 2008, we will sell our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to the Company's orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the Articles of Incorporation to extend the duration of the Company.

RISK FACTORS

         An investment in our Company is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the "Risk Factors" section, which begins on page 11. You should read and understand all of the risk factors before making your decision to invest.

o We currently own no properties, so you will not have the opportunity to evaluate the properties that will be in our portfolio.

o We will have reduced diversification of our investments if we raise less than $150,000,000 from the sale of shares. Reduced diversification will increase the potential adverse effect on us from an underperforming tenant or an underperforming facility type.

o We will rely on the advisor which, together with the Board of Directors, will have responsibility for the management of our Company and our investments. Not all of the officers and directors of the advisor and the Company have extensive experience, and the advisor and our affiliates have no previous experience, with acquiring and leasing health care facilities, which could adversely affect our business.

o The advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

o The Board of Directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares and dilute stockholders' equity interests and the ability to change the compensation of the advisor and to employ and compensate affiliates. The Board of Directors can take such actions solely on its own authority and without stockholder approval.

o We may make investments that will not appreciate in value over time, such as building only properties, with the land owned by a third-party, and mortgage loans.

o If you must sell your shares, you will not be able to sell them quickly because it is not anticipated that there will be a public market for the shares in the near term, and there can be no assurance that listing will occur.

o We have not obtained a commitment for permanent financing, and may be unable to do so on satisfactory terms. If we do not obtain permanent financing, we may not be able to acquire as many properties or make as many mortgage loans or secured equipment leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

o In addition to general market and economic conditions, we are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants, to the extent that they are not dependent upon government reimbursements, may be dependent on their success in attracting senior citizens with sufficient independent means to pay for the tenants' services.

o We cannot predict the amount of revenues we will receive from tenants and borrowers.

o We may, without the approval of a majority of the independent directors, incur debt totalling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a REIT. We cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial.

o In connection with any borrowing, we may mortgage or pledge our assets, which would put us at risk of losing the assets if we are unable to pay our debts.

o If our tenants or borrowers default, we will have less income with which to make distributions.

o The vote of stockholders owning at least a majority but less than all of the shares will bind all of the stockholders as to matters such as the election of directors and amendment of the Company's governing documents.

o Restrictions on ownership of more than 9.8% of the shares of our common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company, even if such a change is in the interest of a majority of the stockholders.

o We may not qualify or remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, and reduce the amount of funds available for paying distributions to you as a stockholder.

o We expect to pay substantial fees to affiliates and estimate that approximately 9% of the proceeds from the sale of shares will be paid in fees and expenses to affiliates for services and as reimbursement for organizational and offering and acquisition related expenses incurred on our behalf. The amount of proceeds that will be available to purchase properties and to make mortgage loans will be decreased as a result of such payments.

OUR REIT STATUS

         We will make an election to be taxed as a REIT beginning our taxable year ending December 31, 1999. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 95% of their taxable income, as figured on an annual basis (90% in 2001 and thereafter). If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

         We have retained the advisor to provide us with management, acquisition, advisory and administrative services. The members of our Board of Directors oversee the management of the Company. The majority of the directors are independent of the advisor and have responsibility for reviewing its performance. The directors are elected annually to the Board of Directors by the stockholders.

         All of the executive officers and directors of the advisor also are officers or directors of the Company. The advisor has responsibility for (i) selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by the Company; (ii) identifying potential tenants for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease of a property and each mortgage loan; (iii) locating and identifying potential lessees and formulating, evaluating and negotiating the terms of each secured equipment lease; and (iv) negotiating the terms of any borrowing by the Company, including the line of credit and any long-term, permanent financing. All of the advisor's actions are subject to approval by the Board of Directors. The advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of the independent directors, to select assets for sale by the Company in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

         You can read the sections of this Prospectus under the captions "Management" and "The Advisor and The Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Company and the advisor, as well as for a description of the services the advisor will provide.

         Some of our officers and directors, who are also officers or directors of the advisor, may experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i) allocation of new investments and management time and services between us and various other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of the advisor, (v) compensation to the advisor, (vi) our relationship with the managing dealer, CNL Securities Corp., which is an affiliate of the Company and the advisor, and (vii) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, and that neither the Company nor the stockholders will have separate counsel. The "Conflicts of Interest" section of this Prospectus discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

         The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of the advisor in the past, including 18 public limited partnerships and two unlisted public REITs. As of December 31, 1999, these entities, which invest in properties that are leased on a "triple-net" basis, but do not invest in health care and seniors' housing properties, had purchased approximately 1,400 fast-food, family-style, and casual-dining restaurant properties and 11 hotel properties. Based on an analysis of the operating results of the 90 real estate limited partnerships and two unlisted public REITs in which our principals have served, individually or with others, as general partners or officers and directors, we believe that each of these entities has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted REITs are contained in Appendix C -- Prior Performance Tables.

OUR INVESTMENT OBJECTIVES

         Our Company's primary investment objectives are to preserve, protect, and enhance our assets, while:

         o     making distributions.

         o obtaining fixed income through the receipt of base rent and payments on mortgage loans and secured equipment leases, and to increase our income (and distributions) and provide protection against inflation through automatic increases in base rent or increases in the base rent based on increases in consumer price indices over the terms of the leases.

         o qualifying and remaining qualified as a REIT for federal income tax purposes.

         o providing you with liquidity for your investment within five to ten years after commencement of this offering, either through (i) listing our shares on a national securities exchange or over-the-counter market or (ii) if listing does not occur within ten years after commencement of the offering, selling our assets and distributing the proceeds.

         You can read the sections of this Prospectus under the captions "Business -- General," "Business -- Site Selection and Acquisition of Properties," "Business -- Description of Property Leases" and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of our business will facilitate our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

         We will pay the advisor, CNL Securities Corp., which is the managing dealer for this offering, and other affiliates of the advisor compensation for services they will perform for us. The Company will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement. See "Management Compensation" for a complete description.

         ORGANIZATIONAL AND OFFERING STAGE.

                  SELLING COMMISSIONS AND MARKETING SUPPORT AND DUE DILIGENCE EXPENSE REIMBURSEMENT FEE. The Company will pay the managing dealer selling commissions of 7.5% (a maximum of $11,250,000 if 15,000,000 shares are sold), and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $750,000 if 15,000,000 shares are sold). The managing dealer in turn may pass along selling commissions of up to 7% on shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee, to soliciting dealers who are not affiliates of the Company.

                  SOLICITING DEALER WARRANTS. The Company will issue and sell to the managing dealer one soliciting dealer warrant for every 25 shares sold through this offering, up to a maximum of 600,000 soliciting dealer warrants, to purchase an equivalent number of shares of common stock of the Company. The managing dealer, in its sole discretion, may pass along all or any number of the soliciting dealer warrants to soliciting dealers who are members of the selling group, unless prohibited by federal or state securities laws. Each soliciting dealer warrant will entitle the holder to purchase one share of common stock from the Company for $12.00 during a period beginning one year from the date the soliciting dealer warrant is issued and ending on the fifth anniversary of the commencement of this offering. Holders of soliciting dealer warrants may not exercise the soliciting dealer warrants to the extent such exercise would jeopardize the Company's status as a REIT. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants."

         ACQUISITION STAGE.

                  ACQUISITION FEES. The Company will pay the advisor a fee equal to 4.5% of the total proceeds of this offering, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing ($6,750,000 if 15,000,000 shares are sold and up to an additional $2,025,000 if permanent financing equals $45,000,000) for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. Amounts used to finance secured equipment leases will not be used to calculate acquisition fees.

         OPERATIONAL STAGE.

                  ASSET MANAGEMENT FEE. The Company will pay the advisor a monthly asset management fee of one-twelfth of 0.60% of an amount equal to the total amount invested in the properties (exclusive of acquisition fees and acquisition expenses) plus the total outstanding principal amounts of the mortgage loans, as of the end of the preceding month, for managing the properties and mortgage loans.

                  SECURED EQUIPMENT LEASE SERVICING FEE. The Company will pay the advisor a one-time secured equipment lease servicing fee of 2% of the purchase price of the equipment that is the subject of a secured equipment lease for negotiating secured equipment leases and supervising the secured equipment lease program.

         OPERATIONAL OR LIQUIDATION STAGE.

         We will not pay the following fees until we have paid distributions to stockholders equal to the sum of an aggregate, annual, cumulative, noncompounded 8% return on their invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee "subordinated." In general, we calculate the stockholders' invested capital by multiplying the number of shares owned by stockholders by the offering price per share and reducing the product by the portion of all prior distributions paid to stockholders from the sale of our assets and by any amounts paid by us to repurchase shares under the redemption plan.

                  DEFERRED, SUBORDINATED REAL ESTATE DISPOSITION FEE. The Company may pay the advisor a real estate disposition fee equal to the lesser of one-half of a competitive real estate commission or 3% of the gross sales price of the property for providing substantial services in connection with the sale of any of its properties. You can read the section of this Prospectus under the caption "The Advisor and the Advisory Agreement -- The Advisory Agreement" if you want more information about real estate disposition fees that we may pay to the advisor.

                  DEFERRED, SUBORDINATED SHARE OF NET SALES PROCEEDS FROM THE SALE OF ASSETS. The Company will pay to the advisor a deferred, subordinated share of net sales proceeds from the sale of assets of the Company in an amount equal to 10% of net sales proceeds.

         The Company's obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. The Company may reimburse the advisor and its affiliates for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations. In addition, the Company may pay the advisor and its affiliates a subordinated incentive fee if listing of the Company's common stock on a national securities exchange or over-the-counter market occurs.



THE OFFERING

OFFERING SIZE...............................     o   Maximum-- $155,000,000
                                                 o   $150,000,000 of common stock to be offered to
                                                     investors meeting certain suitability standards and
                                                     $5,000,000 of common stock available only to investors
                                                     who purchased their shares in this offering and who
                                                     choose to participate in our reinvestment plan.

MINIMUM INVESTMENTS ........................     o   Individuals -- $2,500 -- Additional shares may be
                                                     purchased in ten dollar increments.
                                                 o   IRA, Keogh and other qualified plans -- $1,000
                                                     -- Additional shares may be purchased in ten dollar
                                                     increments.

                                                     (NOTE:  THE AMOUNTS APPLY TO MOST POTENTIAL INVESTORS, BUT
                                                     MINIMUM INVESTMENTS MAY VARY FROM STATE TO STATE.  PLEASE
                                                     SEE "THE OFFERING" SECTION, WHICH BEGINS ON PAGE 105).

SUITABILITY STANDARDS.......................     o   Net worth (not including home, furnishings and personal
                                                     automobiles) of at least $45,000 and annual gross income of at least $45,000; or
                                                 o   Net worth (not including home, furnishings and personal
                                                     automobiles) of at least $150,000.

                                                     (NOTE:  SUITABILITY STANDARDS MAY VARY FROM STATE TO STATE.
                                                     PLEASE SEE THE "SUITABILITY STANDARDS AND HOW TO SUBSCRIBE"
                                                     SECTION, WHICH BEGINS ON PAGE 23).

DURATION AND LISTING........................     Anticipated to be five to ten years from the commencement of this offering.  If the shares are listed on a national
                                                 securities exchange or over-the-counter market, our Company will become a perpetual life entity, and we will then reinvest
                                                 proceeds from the sale of assets.

DISTRIBUTION POLICY.........................     Consistent with our objective of qualifying as a REIT, we expect to continue to pay quarterly distributions and distribute at least 95% of our REIT taxable income (90% in 2001 and
                                                 thereafter).

OUR ADVISOR.................................     CNL Health Care Corp. will administer the day-to-day operations of our Company and select our Company's real estate investments, mortgage loans and secured equipment leases.

ESTIMATED USE OF PROCEEDS...................     o   84%-- To acquire health care and seniors' housing properties and make mortgage loans
                                                 o   9%-- To pay fees and expenses to affiliates for their
                                                     services and as reimbursement of offering and
                                                     acquisition-related expenses
                                                 o   7%-- To pay for other expenses of the offering

OUR REINVESTMENT PLAN.......................     We have adopted a reinvestment plan which will allow some
                                                 stockholders to have the full amount of their distributions reinvested in additional shares that may be available.  We have registered 500,000 shares of our common stock for this purpose.
                                                 See the "Summary of Reinvestment Plan" and the "Federal Income
                                                 Tax Considerations-- Taxation of Stockholders" sections and the
                                                 Form of Reinvestment Plan accompanying this Prospectus as
                                                 Appendix A for more specific information about the reinvestment plan.

                                  RISK FACTORS

         AN INVESTMENT IN OUR SHARES INVOLVES SIGNIFICANT RISKS AND THEREFORE IS SUITABLE ONLY FOR PERSONS WHO UNDERSTAND THOSE RISKS AND THEIR CONSEQUENCES AND WHO ARE ABLE TO BEAR THE RISK OF LOSS OF THEIR INVESTMENT. YOU SHOULD CONSIDER THE FOLLOWING RISKS IN ADDITION TO OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS BEFORE MAKING YOUR INVESTMENT DECISION.

         WE ALSO CAUTION YOU THAT THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE," "CONTINUE" OR OTHER SIMILAR WORDS. ALTHOUGH WE BELIEVE THAT OUR EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THESE EXPECTATIONS MAY NOT PROVE TO BE CORRECT. IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTATIONS REFLECTED IN THESE FORWARD-LOOKING STATEMENTS INCLUDE THOSE SET FORTH BELOW, AS WELL AS GENERAL ECONOMIC, BUSINESS AND MARKET CONDITIONS, CHANGES IN FEDERAL AND LOCAL LAWS AND REGULATIONS AND INCREASED COMPETITIVE PRESSURES.

OFFERING-RELATED RISKS

         WE MAY RECEIVE INSUFFICIENT OFFERING PROCEEDS. We are making this offering on a best efforts basis and there can be no assurance that we will sell the maximum number of shares. Because we are making this offering on a best efforts basis, our potential profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise.

         THIS IS AN UNSPECIFIED PROPERTY OFFERING.

         YOU CANNOT EVALUATE PROPERTIES THAT WE HAVE NOT YET ACQUIRED OR IDENTIFIED FOR ACQUISITION. We have established certain criteria for evaluating particular properties and the operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing potential tenants. As of the date of this Prospectus, we had entered into an initial commitment to acquire one property. You can read the section of the Prospectus under the caption "Business - Pending Investments" for a description. The acquisition of this property is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that this property will be acquired by the Company. Accordingly, this is an unspecified property offering, and as a prospective investor, you have no information to assist you in evaluating the merits of any additional properties to be purchased or developed by the Company. In addition, the Board of Directors may approve future offerings, the proceeds of which may be invested in properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. You can read the sections of this Prospectus under the captions "Business-- General" and "Business-- Standards for Investment in Properties" if you want more information about the types of properties in which we plan to invest and our criteria for evaluating properties.

         WE CANNOT ASSURE YOU THAT WE WILL OBTAIN SUITABLE INVESTMENTS. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

         THE MANAGING DEALER HAS NOT MADE AN INDEPENDENT REVIEW OF THE COMPANY OR THE PROSPECTUS. The managing dealer, CNL Securities Corp., is an affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

         THERE IS NO LIMITATION ON THE NUMBER OF PROPERTIES OF A PARTICULAR FACILITY TYPE WHICH WE MAY ACQUIRE. There is no limit on the number of properties of a particular facility type which we may acquire, and we are not obligated to invest in more than one type of facility. The Board of Directors, however, including a majority of the independent directors, will review our properties and potential investments in terms of geographic, facility type or operator diversification.

         YOU WILL HAVE NO OPPORTUNITY TO EVALUATE PROCEDURES FOR RESOLVING CONFLICTS OF INTEREST. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to one or more of the CNL Financial Group, Inc. (formerly CNL Group, Inc.) programs. We have adopted guidelines to minimize such conflicts which you can review in the section of this

Prospectus captioned "Conflicts of Interest-- Competition to Acquire Properties and Invest in Mortgage Loans." You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved.

         YOU CANNOT EVALUATE SECURED EQUIPMENT LEASES IN WHICH WE HAVE NOT YET ENTERED OR THAT WE HAVE NOT YET IDENTIFIED. We have not yet made any arrangements to enter into a secured equipment lease. Therefore, you will not have any information with which to evaluate any individual secured equipment lease or the secured equipment lease program in general. We cannot assure you that we will be successful in choosing suitable operators who will fulfill their obligations under secured equipment leases or that we will be able to negotiate secured equipment leases on favorable terms.

         THERE MAY BE DELAYS IN INVESTING THE PROCEEDS OF THIS OFFERING. We may delay investing the proceeds of this offering for up to the later of two years from the commencement of this offering or one year after termination of the offering; although, we expect to invest substantially all net offering proceeds by the end of that period. The "Prior Performance Information" section provides a summary description of the investment experience of affiliates of the advisor in prior CNL programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

         We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from investments, due to the inability of the advisor to find suitable properties or mortgage loans for investment. Until we invest in properties or make mortgage loans, our investment returns will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or mortgage loans. Further, if we are required to invest any funds in properties and mortgage loans and we have not done so or reserved those funds for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, we will distribute the remaining funds pro rata to the persons who are stockholders of the Company at that time.

         THE SALE OF SHARES BY STOCKHOLDERS COULD BE DIFFICULT. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. In any event, the Articles of Incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

COMPANY-RELATED RISKS

         WE HAVE LIMITED OPERATING HISTORY. As of the date of this Prospectus, we have not yet acquired any properties and prior to July 13, 1999, the date our operations commenced, had no previous performance history. As a result, you cannot be sure how the Company will be operated, whether it will pursue the objectives described in this Prospectus or how it will perform financially.

         OUR MANAGEMENT HAS LIMITED EXPERIENCE WITH INVESTMENTS IN HEALTH CARE FACILITIES. None of the prior programs organized by our affiliates has invested in health care facilities. While certain of our directors and officers have experience in investing in health care facilities, the lack of experience of the majority of our management team and the advisor and its affiliates in purchasing, leasing and selling health care facilities may adversely affect our results of operations.

         WE ARE DEPENDENT ON THE ADVISOR. The advisor, with approval from the Board of Directors, will be responsible for our daily management, including all acquisitions, dispositions and financings. The Board of Directors may fire the advisor, with or without cause, but only subject to payment and release of the advisor from all guarantees and other obligations incurred as advisor, which are referenced in the "Management Compensation" section of this Prospectus. We cannot be sure that the advisor will achieve our objectives or that the Board of Directors will be able to act quickly to remove the advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

         WE WILL BE SUBJECT TO CONFLICTS OF INTEREST.

         We will be subject to conflicts of interest arising out of our relationships with the advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and the advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

             WE WILL EXPERIENCE COMPETITION FOR PROPERTIES. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to us. The selection of properties to be transferred by the advisor to us may be subject to conflicts of interest. We cannot be sure that the advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

             THERE WILL BE COMPETING DEMANDS ON OUR OFFICERS AND DIRECTORS. Our officers and some of our directors and the officers and directors of the advisor have management responsibilities for other companies, including companies that may in the future invest in some of the same types of assets in which we may invest. For this reason, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

             THE TIMING OF SALES AND ACQUISITIONS MAY FAVOR THE ADVISOR. The advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our Board of Directors must approve any investments and sales, but the advisor's recommendation to the Board may be influenced by the impact of the transaction on the advisor's compensation. The agreements between us and the advisor were not the result of arm's-length negotiations. As a result, the advisor may not always act in the Company's best interests, which could adversely affect our results of operations.

             OUR PROPERTIES MAY BE DEVELOPED BY AFFILIATES. Properties that we acquire may require development prior to use by a tenant. Our affiliates may serve as developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.

             WE MAY INVEST WITH AFFILIATES OF THE ADVISOR. We may invest in joint ventures with another program sponsored by the advisor or its affiliates. The Board of Directors, including the independent directors, must approve the transaction, but the advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us.

             THERE IS NO SEPARATE COUNSEL FOR THE COMPANY, OUR AFFILIATES AND INVESTORS. We may have interests that conflict with yours and those of our affiliates, but none of us has the benefit of separate counsel.

         WE MAY NOT HAVE SUFFICIENT WORKING CAPITAL. We cannot assure you that we will have sufficient working capital. As of December 31, 1999, we had stockholder's equity of $3,292,137. If we do not have sufficient capital, we may not be able to pay certain expenses or loan payments due on permanent financing which could result in our defaulting under such loans.

REAL ESTATE AND OTHER INVESTMENT RISKS

         POSSIBLE LACK OF DIVERSIFICATION INCREASES THE RISK OF INVESTMENT. Based on the estimated purchase price of each health care facility ranging from $1,000,000 to $30,000,000, we anticipate owning or financing with the net proceeds of this offering between four and 126 properties, depending on the types of properties if the maximum offering proceeds are raised. Assuming an average purchase price of $10,000,000 per property, based on our present expectation of the prices of properties in which we will most likely invest, and assuming gross proceeds of only $15,000,000 are raised, we would acquire or finance approximately one property with the net proceeds from this offering. Assuming maximum gross proceeds of $150,000,000 are raised, we would acquire or finance approximately 12 properties with the net proceeds from this offering. Depending on the purchase price of each health care facility, we may not be able to achieve diversification by tenant, facility type or geographic location.

Lack of diversification will increase the potential adverse effect on us of a single underperforming tenant, an underperforming facility type or a depressed geographic region.

         WE DO NOT HAVE CONTROL OVER MARKET AND BUSINESS CONDITIONS. Changes in general or local economic or market conditions, increased costs of energy, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of a health care facility to fulfill its obligations, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing government regulations, inability to remodel outmoded buildings as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant or borrower, and other factors beyond our control may reduce the value of properties that we acquire, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make mortgage loan payments on time. If tenants are unable to make lease payments or borrowers are unable to make mortgage loan payments as a result of any of these factors, we might not have cash available to make distributions to our stockholders.

         ADVERSE TRENDS IN THE HEALTH CARE AND SENIORS' HOUSING INDUSTRY MAY IMPACT OUR PROPERTIES. The success of our properties will depend largely on the property operators' ability to adapt to dominant trends in the health care and seniors' housing industry, including greater competitive pressures, increased consolidation, industry overbuilding, increased regulation and reform, changing demographics, availability of labor, price levels and general economic conditions. The "Business-- General" section includes a description of the size and nature of the health care and seniors' housing industry and current trends in this industry. If operators of our properties are unable to adapt to dominant trends in the health care and seniors' housing industry, our income and funds available for distribution could be adversely impacted.

         HEALTH CARE FACILITIES.

             SOME OF OUR TENANTS AND BORROWERS MUST ATTRACT SENIOR CITIZENS WITH ABILITY TO PAY. Some of the health care facilities which we intend to own or finance, in particular, assisted living and independent living facilities, depend on their ability to attract senior citizens with the ability to pay for the services they receive. While a portion of the fees payable by residents of health care facilities may be reimbursed by government and private payors, many are substantially dependent on the ability of the residents and their families to pay directly. In addition, some payors, such as Medicare, limit the number of days for which payment will be made in some settings, such as skilled nursing facilities, and all payors limit the types of services for which payment will be made and/or the amount paid for each particular service. Inflation or other circumstances could affect the ability of residents to continue to pay for the services they receive. Although we do not anticipate that base lease and mortgage loan payments will be linked to the fees or rates received by the operators, certain leases and mortgage loans may provide that we will receive a percentage of the fees or rates charged by the operator to residents. If residents of health care facilities are unable to pay fees owed to the facilities' operators, the operators could be adversely affected and may be unable to make base lease and loan payments. This could have a material adverse impact on the amount of lease and loan payments we receive in excess of base amounts.

             FAILURE TO COMPLY WITH GOVERNMENT REGULATIONS COULD NEGATIVELY AFFECT OUR TENANTS AND BORROWERS. The health care industry is highly regulated by federal, state and local licensing requirements, facility inspections, reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules. The failure of any tenant or borrower to comply with such laws, requirements and regulations could affect a tenant's or borrower's ability to operate the health care facilities that we own or finance. Health care operators are subject to federal and state laws and regulations that govern financial and other arrangements between health care providers. These laws prohibit certain direct and indirect payments or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. They also require compliance with a variety of safety, health and other requirements relating to the design and conditions of the licensed facility and quality of care provided. These regulations may also enable the regulatory agency to place liens on the property which may be senior to our secured position. Possible sanctions for violation of these laws and regulations include loss of licensure or certification, the imposition of civil monetary and criminal penalties, and potential exclusion from the Medicare and Medicaid programs.

         Because this area of the law currently is subject to intense scrutiny, additional laws and regulations may be enacted or adopted that could require changes in the design of the properties and certain operations of our tenants and borrowers. For example, a tenant's loss of licensure or Medicare/Medicaid certification could result in our having to obtain another tenant for the affected health care facility. In addition, a tenant may be required to make significant modifications to the property and may not have the financial ability to do so. We cannot assure you that we could contract with another tenant on a timely basis or on acceptable terms. Our failure to do so could have an adverse effect on our financial condition or results of operations.

             OUR PROPERTIES MAY NOT BE READILY ADAPTABLE TO OTHER USES. We anticipate that some of the properties in which we will invest may be special purpose properties that could not be readily converted into general residential, retail or office use. Transfers of operations of health care facilities often are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Therefore, if the operation of any of our properties becomes unprofitable for its operator due to competition, age of improvements or other factors such that the tenant becomes unable to meet its obligations under the lease, the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. The receipt of liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of the property. Should any of these events occur, our income and funds available for distribution could be reduced.

             OUR TENANTS AND BORROWERS MAY RELY ON GOVERNMENT REIMBURSEMENT. Our tenants and borrowers, particularly those operating skilled nursing facilities, may derive a significant portion of their revenues from governmentally funded programs, such as Medicaid and Medicare. Although, we do not anticipate that lease and mortgage loan payments will be linked to the level of government reimbursement received by the operators, to the extent that changes in government funding programs adversely affect the operators or the revenues received by those operators, such changes could adversely affect the ability of the operators to make lease and loan payments to us and/or the amount of such payments if and to the extent they are based on gross revenues. Failure of the tenants and borrowers to make their lease and loan payments, and/or reductions in such payments, would have a direct and material adverse effect on our operations.

         Medicaid, which is a medical assistance program for persons with few assets and minimal income operated by individual states with the financial participation of the federal government, provides a significant source of revenue for skilled nursing facilities. The method of reimbursement under Medicaid varies from state to state, but is typically based on per diem or per diagnosis rates. The Medicaid program is subject to change and is affected by state and federal budget shortfalls and funding restrictions which may materially decrease rates of payment or delay payment. We cannot assure you that Medicaid payments will remain constant or be sufficient to cover costs allocable to Medicaid patients. While Medicare, the federal health program for the aged and some chronically disabled individuals, is not anticipated to be a major source of revenue for the types of health care facilities in which we expect to invest or make mortgage loans, we have reserved the right to invest in or make mortgage loans to other types of health care facilities that are substantially dependent on Medicare funding. Like the Medicaid program, the Medicare program is highly regulated and subject to frequent and substantial changes, many of which may result in reduced levels of payment for a substantial portion of health care services. In addition to pressures from providers of government reimbursement, we may experience pressures from private payors attempting to control health care costs, and reimbursement from private payors eventually may decrease to levels approaching those of government payors.

             COST CONTROL AND OTHER HEALTH CARE REFORM MEASURES MAY REDUCE REIMBURSEMENTS TO OUR TENANTS AND BORROWERS. The health care industry is facing various challenges, including increased government and private payor pressure on health care providers to control costs and the vertical and horizontal consolidation of health care providers. The pressure to control health care costs has intensified in recent years as a result of the national health care reform debate and has continued as Congress attempts to slow the rate of growth of federal health care expenditures as part of its effort to balance the federal budget. Similar debates are ongoing at the state level in many states. We believe that government and private efforts to contain and reduce health care costs will continue. These trends are likely to lead to reduced or slower growth in reimbursement for services provided by some of our tenants and borrowers. We cannot predict whether governmental reforms will be adopted and, if adopted, whether the implementation of these reforms will have a material adverse effect on our financial condition or results of operations.

             CERTIFICATE OF NEED LAWS MAY IMPOSE INVESTMENT BARRIERS FOR US. Some states regulate the supply of some types of health care facilities, such as skilled nursing facilities, through Certificate of Need Laws. A Certificate of Need typically is a written statement issued by a state regulatory agency evidencing a community's need for a new, converted, expanded or otherwise significantly modified health care facility or service which is regulated pursuant to the state's statutes. These restrictions may create barriers to entry or expansion and may limit the availability of properties for our acquisition or development. In addition, we may invest in properties which cannot be replaced if they become obsolete unless such replacement is approved or exempt under a Certificate of Need Law.

         WE WILL NOT CONTROL THE MANAGEMENT OF OUR PROPERTIES. Our tenants will be responsible for maintenance and other day-to-day management of the properties. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants that we do not control to operate the properties successfully. We intend to enter into leasing agreements only with tenants having substantial prior experience in the operation of health care facilities. While our initial commitment to acquire one property meets that criterion, there can be no assurance that we will be able to make such arrangements on other transactions. If our tenants are unable to operate the properties successfully, they may not be able to pay their rent, which could adversely affect our financial condition.

         WE MAY NOT CONTROL THE JOINT VENTURES IN WHICH WE ENTER. Our independent directors must approve all joint venture or general partnership arrangements in which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. If we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture.

         JOINT VENTURE PARTNERS MAY HAVE DIFFERENT INTERESTS THAN WE HAVE. Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments may adversely affect our returns on the investments and, therefore, our ability to pay distributions to our stockholders.

         IT MAY BE DIFFICULT FOR US TO EXIT A JOINT VENTURE AFTER AN IMPASSE. If we enter into a joint venture, there will be a potential risk of impasse in some joint venture decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we will have the right to buy the other co-venturer's interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this Prospectus under the caption "Business-- Joint Venture Arrangements" if you want more information about the terms that our joint venture arrangements are likely to include.

         WE WILL NOT HAVE CONTROL OVER PROPERTIES UNDER CONSTRUCTION. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables. Our agreements with a developer will provide safeguards designed to minimize these risks. In the event of a default by a developer, we generally will have the right to require the tenant to purchase the property that is under development at a pre-established price designed to reimburse us for all acquisition and development costs. We cannot be sure, however, that the tenants will have sufficient funds to fulfill their obligations under these agreements. You can read the section of this Prospectus under the caption "Business-- Site Selection and Acquisition of Properties" if you want more information about property development and renovation.

         WE WILL HAVE NO ECONOMIC INTEREST IN GROUND LEASE PROPERTIES. If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Therefore, with respect to ground lease properties, the Company will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of, and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

         MULTIPLE PROPERTY LEASES OR MORTGAGE LOANS WITH INDIVIDUAL TENANTS OR BORROWERS INCREASE OUR RISKS. The value of our properties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before the advisor or Board of Directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one mortgage loan. As a result, a default by or the financial failure of a tenant or borrower could cause more than one property to become vacant or more than one loan to become non-performing in some circumstances. Vacancies would reduce our cash receipts and could decrease the properties' resale value until we are able to re-lease the affected properties.

         IT MAY BE DIFFICULT TO RE-LEASE OUR PROPERTIES. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates could affect our ability to pay distributions.

         WE CANNOT CONTROL THE SALE OF SOME PROPERTIES. We expect to give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally will provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the advisor and the Board of Directors to freely control the sale of the property. See "Business-- Description of Property Leases-- Right of Tenant to Purchase."

         THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED. If our shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will undertake to sell our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly liquidation, unless our stockholders elect otherwise. Neither the advisor nor the Board of Directors may be able to control the timing of the sale of our assets due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. We will only return all of our stockholders' invested capital if we sell the properties for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. If we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years. Further, any intended liquidation of our Company may be delayed beyond the time of the sale of all of the properties until all mortgage loans and secured equipment leases expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and secured equipment leases with terms of seven years, and those obligations may not expire before all of the properties are sold.

         RISKS OF MORTGAGE LENDING.

             OUR MORTGAGE LOANS MAY BE IMPACTED BY UNFAVORABLE REAL ESTATE MARKET CONDITIONS. If we make mortgage loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

             OUR MORTGAGE LOANS WILL BE SUBJECT TO INTEREST RATE FLUCTUATIONS. If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

             DELAYS IN LIQUIDATING DEFAULTED MORTGAGE LOANS COULD REDUCE OUR INVESTMENT RETURNS. If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

             RETURNS ON OUR MORTGAGE LOANS MAY BE LIMITED BY REGULATIONS. The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would receive.

         RISKS OF SECURED EQUIPMENT LEASING.

             OUR COLLATERAL MAY BE INADEQUATE TO SECURE LEASES. In the event that a lessee defaults on a secured equipment lease, we may not be able to sell the subject equipment at a price that would enable us to recover our costs associated with the equipment. If we cannot recover our costs, it could affect our results of operations.

             RETURNS ON OUR SECURED EQUIPMENT LEASES MAY BE LIMITED BY REGULATIONS. The secured equipment lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to operate the secured equipment lease program in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to operate the secured equipment lease program in several jurisdictions, it could reduce the amount of income we would receive.

             The section of this Prospectus captioned "-- Tax Risks" discusses certain federal income tax risks associated with the secured equipment lease program.

         OUR PROPERTIES MAY BE SUBJECT TO ENVIRONMENTAL LIABILITIES. Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. At certain properties, such as skilled nursing facilities, medical office buildings and walk-in clinics, some environmental and bio-medical hazardous wastes and products will be used and generated in the course of normal operations of the facility. While the leases will provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from the site.

         All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The Board of Directors and the advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that the seller has (i) agreed in writing to indemnify us and/or (ii) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure
(i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operation.

FINANCING RISKS

         WE HAVE NO COMMITMENTS FOR LONG-TERM FINANCING. We intend to obtain a line of credit and long-term financing; however, we have not yet obtained a commitment for any long-term financing, and we cannot be sure that we will be able to obtain any long-term financing on satisfactory terms. As of March 13, 2000, we have obtained a commitment for an initial $25,000,000 line of credit to be used to acquire or construct health care properties; however, there is no assurance that we will obtain the line of credit. If we do not obtain the line of credit or long-term financing, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives. If we do not obtain a line of credit or long-term financing, we will not enter into any secured equipment leases.

         ANTICIPATED BORROWING CREATES RISKS. We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. The Board of Directors anticipates that we will obtain one or more revolving lines of credit up to $45,000,000 to provide financing for the acquisition of assets. As of March 13, 2000, we have obtained a commitment for an initial $25,000,000 line of credit to be used to acquire or construct health care properties. We may also obtain long-term, permanent financing. The line of credit may be increased at the discretion of the Board of Directors. We may repay the line of credit with proceeds from this offering, working capital or permanent financing. Initially, we expect to repay any amounts borrowed under the line of credit as we receive additional offering proceeds. If we do not receive enough offering proceeds to repay the amounts due under the line of credit, we will have to seek additional equity or debt financing. We may not borrow more than 300% of our net assets. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it. We are not limited on the amount of assets we may use as security for the repayment of indebtedness.

         WE CAN BORROW MONEY TO MAKE DISTRIBUTIONS. We may borrow money as necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes, although such distributions would not reduce stockholders' aggregate invested capital.

MISCELLANEOUS RISKS

         OUR HEALTH CARE FACILITIES MAY BE UNABLE TO COMPETE SUCCESSFULLY. We anticipate that we will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to banks and insurance companies, many of which will have greater financial resources, in the acquisition, leasing and financing of health care facilities. We may also compete with affiliates for mortgage loans and borrowers. Further, non-profit entities are particularly attracted to investments in health care facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in some states, health care facilities owned by non-profit entities are exempt from taxes on real property. We cannot be sure we will be able to identify suitable investments or that we will be able to consummate investments on commercially reasonable terms.

         In addition, the health care facilities in which we will invest are highly competitive, and we anticipate that any property we acquire will compete with other health care facilities in the vicinity. We cannot assure you that our tenants will be able to compete effectively in any market that they enter. Our tenants' inability to compete successfully would have a negative impact on our financial condition and results of operations. In addition, due to the highly competitive environment, it is possible that the markets in which we acquire properties will be subject to over-building.

         INFLATION COULD ADVERSELY AFFECT OUR INVESTMENT RETURNS. Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans and secured equipment leases may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

         WE MAY NOT HAVE ADEQUATE INSURANCE. If we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, and returns to the stockholders could be reduced. "Business-- Description of Property Leases-- Insurance, Taxes, Maintenance and Repairs" describes the types of insurance that the leases of the properties will require the tenant to obtain.

         POSSIBLE EFFECT OF ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the "prohibited transaction" rules under ERISA would be available for our transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

         OUR GOVERNING DOCUMENTS MAY DISCOURAGE TAKEOVERS. Some provisions of our Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of our Company by third parties. Some other provisions of the Articles of Incorporation which exempt us from the application of Maryland's Business Combinations Statute and Control Share Acquisition Statute, may have the effect of facilitating (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 20% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Statute, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this Prospectus under the captions "-- Tax Risks -- We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes," " -- Tax Risks -- Ownership limits may discourage a change in control," "Summary of the Articles of Incorporation and Bylaws -- Mergers, Combinations and Sale of Assets," "Summary of the Articles of Incorporation and Bylaws -- Control Share Acquisitions" and "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

         OUR STOCKHOLDERS ARE SUBJECT TO OWNERSHIP LIMITS. The Articles of Incorporation generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by one person. If the ownership, transfer, acquisition or change in our corporate structure would jeopardize our REIT status, that ownership, transfer, acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock.

         MAJORITY STOCKHOLDER VOTE MAY DISCOURAGE CHANGES OF CONTROL. Stockholders may take some actions, including approving amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of us or to effect a change in our operations.

         INVESTORS IN OUR COMPANY MAY EXPERIENCE DILUTION. Stockholders have no preemptive rights. If we (i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, including shares issuable upon exercise of the soliciting dealer warrants, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our Company. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants" and "The Offering -- Plan of Distribution."

         THE BOARD OF DIRECTORS CAN TAKE MANY ACTIONS WITHOUT STOCKHOLDER APPROVAL. The Board of Directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, the Board of Directors can (i) list our stock on a national securities exchange or over-the-counter market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) issue additional shares without obtaining stockholder approval, which could dilute your ownership; (iv) change the advisor's compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

         WE WILL RELY ON THE ADVISOR AND BOARD OF DIRECTORS TO MANAGE THE COMPANY. If you invest in the Company, you will be relying entirely on the management ability of the advisor and on the oversight of our Board of Directors. You will have no right or power to take part in the management of our Company, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this Prospectus unless you are willing to entrust all aspects of our management to the advisor and the Board of Directors.

         OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY. The Articles of Incorporation and Bylaws provide that an officer or director's liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under the Articles of Incorporation and the Bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify the officer or director for any such liabilities that he or she incurs. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our directors and officers arising from their service to us. You can read the section of this Prospectus under the caption "Summary of the Articles of Incorporation and Bylaws-- Limitation of Liability and Indemnification" for more information about the indemnification of our officers and directors.

TAX RISKS

         WE WILL BE SUBJECT TO INCREASED TAXATION IF WE FAIL TO QUALIFY AS A REIT FOR FEDERAL INCOME TAX PURPOSES. Our management intends to operate in a manner that will enable us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 95% of its taxable income to its stockholders (90% in 2001 and thereafter). We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We will receive an opinion from our tax counsel, Shaw Pittman, that we will be in a position to meet the requirements for qualification as a REIT for the taxable year ended December 31, 1999.

         You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion will be conditioned on, and our qualifying and continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification as a REIT."

         If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

         OUR LEASES MAY BE RECHARACTERIZED AS FINANCINGS WHICH WOULD ELIMINATE DEPRECIATION DEDUCTIONS ON HEALTH CARE PROPERTIES. Our tax counsel, Shaw Pittman, is of the opinion, based upon certain assumptions, that the leases of health care and seniors' housing facilities where we would own the underlying land would constitute leases for federal income tax purposes. However, with respect to the health care and seniors' housing facilities where we would not own the underlying land, Shaw Pittman is unable to render this opinion. If the lease of a health care and seniors' housing facility does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Shaw Pittman, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the health care facility (although we would be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 95% of such income (90% in 2001 and thereafter), would be increased. Any increase in our distribution requirements may limit our ability to invest in additional health care and seniors' housing facilities and to make additional mortgage loans.

         EXCESSIVE NON-REAL ESTATE ASSET VALUES MAY JEOPARDIZE OUR REIT STATUS. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.

         In addition, we may not own securities in, or make loans to, any one company (other than a REIT) which has, in the aggregate, a value in excess of 5% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets.

         The 25% and 5% tests are determined at the end of each calendar quarter. If we fail to meet either test at the end of any calendar quarter, we will cease to qualify as a REIT.

         WE MAY HAVE TO BORROW FUNDS OR SELL ASSETS TO MEET OUR DISTRIBUTION REQUIREMENTS. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 95% of its taxable income (90% in 2001 and thereafter). For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

         OWNERSHIP LIMITS MAY DISCOURAGE A CHANGE IN CONTROL. For the purpose of protecting our REIT status, our Articles of Incorporation generally limit the ownership by any single stockholder of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. The Articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

         WE MAY BE SUBJECT TO OTHER TAX LIABILITIES. Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

         CHANGES IN TAX LAWS MAY PREVENT US FROM QUALIFYING AS A REIT. As we have previously described, we are treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.


                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The shares of common stock offered through this Prospectus (the "Shares") are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See the "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. The Company's suitability standards also require that a potential investor (i) can reasonably benefit from an investment in the Company based on such investor's overall investment objectives and portfolio structuring, (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation, and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the Shares, (d) the background and qualifications of the advisor, and (e) the tax consequences of the investment. In addition, under the laws of the States of Ohio and Pennsylvania, an investor's investment in the Shares may not exceed 10% of such investor's net worth (not including home, furnishings, and personal automobiles).

         The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

         Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws-- Restriction of Ownership."

         In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Offering-- ERISA Considerations." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations-- Taxation of Stockholders-- Tax-Exempt Stockholders."

         In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix D. In addition, soliciting dealers, broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers"), who are engaged by CNL Securities Corp. (the "Managing Dealer") to sell Shares, have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering-- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Bank, N.A., Escrow Agent." See "The Offering-- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering-- Plan of Distribution" and "The Offering-- Subscription Procedures."

         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000) and, for Iowa investors, IRAs and qualified plans must make a minimum investment of 250 Shares ($2,500). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. See "The Offering-- General," "The Offering-- Subscription Procedures" and "Summary of Reinvestment Plan."


                            ESTIMATED USE OF PROCEEDS

         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that no more than 1,500,000 Shares are sold (618,110 Shares had been sold as of March 13, 2000) and assuming 15,000,000 Shares are sold. The Company estimates that 84% of gross offering proceeds computed at $10 per share sold ("Gross Proceeds") will be available for the purchase of properties (the "Properties") and the making of mortgage loans ("Mortgage Loans"), and approximately 9% of Gross Proceeds will be paid in fees and expenses to affiliates of the Company (the "Affiliates") for their services and as reimbursement for organizational and offering expenses (the "Organizational and Offering Expenses") and acquisition expenses incurred on behalf of the Company; the balance will be used to pay other expenses of the offering. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                             Assuming sale of
                                                           1,500,000 Shares (1)              Maximum Offering (1) (2)
                                                        ----------------------------        ---------------------------

                                                           Amount          Percent             Amount          Percent
                                                        -------------      ---------        -------------     ----------

GROSS PROCEEDS TO THE COMPANY(3).................        $15,000,000         100.0%         $150,000,000         100.0%
Less:
    Selling Commissions to CNL
       Securities Corp.(3).......................          1,125,000           7.5%           11,250,000           7.5%
    Marketing Support and Due Diligence
       Expense Reimbursement Fee to CNL
       Securities Corp.(3).......................             75,000           0.5%              750,000           0.5%
    Organizational and Offering Expenses(4)......            450,000           3.0%            4,500,000           3.0%
                                                        -------------      ---------        -------------     ----------

NET PROCEEDS TO THE COMPANY......................         13,350,000          89.0%          133,500,000          89.0%
Less:
    Acquisition Fees to the Advisor(5)...........            675,000           4.5%            6,750,000           4.5%
    Acquisition Expenses(6)......................             75,000           0.5%              750,000           0.5%
    Initial Working Capital Reserve..............                 (7)                                 (7)
                                                        -------------      ---------        -------------     ----------
CASH PAYMENT FOR PURCHASE OF PROPERTIES
    AND THE MAKING OF MORTGAGE LOANS BY
    THE COMPANY(8)...............................        $12,600,000          84.0%         $126,000,000          84.0%
                                                        =============      =========        =============     ==========

------------------------

FOOTNOTES:

(1) Excludes the purchase of 20,000 shares of common stock ("Common Stock") by CNL Health Care Corp. (the "Advisor") in exchange for its $200,000 investment in the Company. The Advisor may, but is not required to, purchase additional Shares of the Company.

(2) Excludes 500,000 Shares that may be sold pursuant to the Reinvestment Plan and 600,000 shares that may be sold upon exercise of the warrants (the "Soliciting Dealer Warrants").
(3) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in selling commissions ("Selling Commissions"). See "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain directors and officers and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and be reallowed Selling Commissions of up to 7%, with respect to Shares which they sell. In addition, all or a portion of the marketing support and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from, and in the sole discretion of, the Managing Dealer. See "The Offering -- Plan of Distribution" for a more complete description of this fee. The Company also will issue to the Managing Dealer, a Soliciting Dealer Warrant to purchase one share of Common Stock for every 25 Shares sold, to be exercised, if at all, during the five-year period commencing with the date the offering begins (the "Exercise Period"), at a price of $12.00 per share. All or any part of such Soliciting Dealer Warrants may be reallowed to certain Soliciting Dealers with prior written approval of, and in the sole discretion of, the Managing Dealer, unless prohibited by federal or state securities laws. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants" and "The Offering -- Plan of Distribution."
(4) Organizational and Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of the Company and the offering of the Shares, but exclude Selling Commissions and the marketing support and due diligence expense reimbursement fee. The Advisor will pay all Organizational and Offering Expenses which exceed 3% of Gross Proceeds. The Organizational and Offering Expenses paid by the Company in connection with the formation of the Company, together with the 7.5% Selling Commissions and 0.5% marketing support and due diligence expense reimbursement fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.
(5) Acquisition fees ("Acquisition Fees") include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include acquisition expenses ("Acquisition Expenses").
(6) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross Proceeds.
(7) Because leases generally will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to, contribute to the Company an aggregate amount of up to 1% of the net offering proceeds available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").
(8) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See "Redemption of Shares."


                             MANAGEMENT COMPENSATION

         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares. The table excludes estimated amounts of compensation relating to any Shares issued under the Company's Reinvestment Plan and the Soliciting Dealer Warrants. See "The Advisor and the Advisory Agreement." For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Relationships and Related Transactions." For information concerning compensation to the Directors, see "Management."

         A maximum of 15,000,000 Shares ($150,000,000) may be sold. An additional 500,000 Shares ($5,000,000) may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. An additional 600,000 shares ($7,200,000) of Common Stock also may be sold to the Managing Dealer and reallowed to certain Soliciting Dealers who exercise Soliciting Dealer Warrants at an exercise price of $12.00 per share during the Exercise Period for such shares.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.



------------------------------------------------------------------------------------------------------------------------------------
          TYPE OF                                     METHOD OF COMPUTATION                                      ESTIMATED
       COMPENSATION                                                                                            MAXIMUM AMOUNT
       AND RECIPIENT

------------------------------------------------------------------------------------------------------------------------------------
                                                       ORGANIZATIONAL STAGE

------------------------------------------------------------------------------------------------------------------------------------
Selling Commissions  to         Selling  Commissions of 7.5% per Share on all Shares sold, subject      Selling    Commissions    of
Managing Dealer     and         to  reduction  under  certain  circumstances  as described in "The      $11,250,000   if  15,000,000
Soliciting Dealers              Offering --  Plan  of  Distribution."  Soliciting  Dealers  may be      Shares are sold.
                                reallowed  Selling  Commissions of up to 7% with respect to Shares they sell.  In  addition,  the  Managing  Dealer will  receive one
                                Soliciting  Dealer  Warrant  for  every 25 Shares  sold,  all or a portion of which may be  reallowed  to  Soliciting  Dealers,  with prior written  approval from,  and in the sole  discretion of, the
                                Managing Dealer. See "The Offering -- Plan of Distribution."

------------------------------------------------------------------------------------------------------------------------------------
Marketing  support  and due     Expense  allowance  of  0.5% of  Gross  Proceeds  to the  Managing      $750,000    if    15,000,000
diligence           expense     Dealer,  all or a portion of which may be reallowed to  Soliciting      Shares are sold.
reimbursement     fee    to     Dealers  with  prior  written  approval  from,  and  in  the  sole
Managing     Dealer     and     discretion of, the Managing  Dealer.  The Managing Dealer will pay
Soliciting Dealers              all sums  attributable  to bona fide due  diligence  expenses from this fee, in the Managing Dealer's sole discretion.

------------------------------------------------------------------------------------------------------------------------------------
Reimbursement     to    the     Actual  expenses  incurred,  except that the Advisor  will pay all      Amount  is not  determinable
Advisor       and       its     such   expenses   in   excess  of  3%  of  Gross   Proceeds.   The      at this  time,  but will not
Affiliates              for     Organizational  and  Offering  Expenses  paid  by the  Company  in      exceed     3%    of    Gross
Organizational          and     connection  with the  formation of the Company,  together with the      Proceeds:    $4,500,000   if
Offering Expenses               7.5%  Selling  Commissions  and  0.5%  marketing  support  and due      15,000,000 Shares are sold.
                                diligence expense reimbursement fee, incurred by
                                the Company will not exceed 13% of the proceeds
                                raised in connection with this offering.

------------------------------------------------------------------------------------------------------------------------------------
                                                        ACQUISITION STAGE

------------------------------------------------------------------------------------------------------------------------------------
Acquisition   Fee   to  the     4.5% of Gross  Proceeds,  loan proceeds from  permanent  financing      $6,750,000   if   15,000,000
Advisor                         and  amounts  outstanding  on the line of credit,  if any,  at the      Shares    are   sold    plus
                                time  of  listing  the  Common  Stock  on  a  national  securities      $2,025,000    if   Permanent
                                exchange or  over-the-counter  market  ("Listing"),  but excluding      Financing             equals
                                loan   proceeds   used  to  finance   secured   equipment   leases      $45,000,000.
                                (collectively,   "Total  Proceeds")  payable  to  the  Advisor  as
                                Acquisition Fees.

------------------------------------------------------------------------------------------------------------------------------------
Other Acquisition Fees to       Any fees paid to Affiliates of the Advisor in connection with the       Amount is not determinable
Affiliates of the Advisor       financing, development, construction or renovation of a Property.       at this time.
                                Such fees are in addition to 4.5% of Total Proceeds payable to the
                                Advisor  as  Acquisition  Fees,  and  payment of such fees will be subject  to  approval  by the  Board  of  Directors,  including  a majority of the directors who are  independent of the Advisor (the
                                "Independent   Directors"),   not  otherwise   interested  in  the
                                transaction.





------------------------------------------------------------------------------------------------------------------------------------
          TYPE OF                                     METHOD OF COMPUTATION                                      ESTIMATED
       COMPENSATION                                                                                            MAXIMUM AMOUNT
       AND RECIPIENT

------------------------------------------------------------------------------------------------------------------------------------
Reimbursement            of     Reimbursement  to the  Advisor  and its  Affiliates  for  expenses      Acquisition Expenses,  which
Acquisition   Expenses   to     actually incurred.                                                      are  based  on a  number  of
the    Advisor    and   its                                                                             factors,    including    the
Affiliates                      The total of all  Acquisition  Fees and any  Acquisition  Expenses      purchase    price   of   the
                                payable to the Advisor and its Affiliates  shall be reasonable and      Properties,      are     not
                                shall not exceed an amount  equal to 6% of the Real  Estate  Asset      determinable at this time.
                                Value of a Property,  or in the case of a Mortgage Loan, 6% of the funds  advanced,  unless a  majority  of the  Board of  Directors, including a majority of the  Independent  Directors  not otherwise interested  in the  transaction,  approves  fees in excess of this
                                limit  subject  to  a   determination   that  the  transaction  is
                                commercially  competitive,  fair and  reasonable  to the  Company.
                                Acquisition  Fees  shall be reduced  to the  extent  that,  and if necessary  to limit,  the total  compensation  paid to all persons involved  in  the  acquisition  of  any  Property  to  the  amount customarily charged in arm's-length  transactions by other persons or  entities  rendering  similar  services  as an  ongoing  public activity  in the same  geographical  location  and for  comparable types of  Properties,  and to the extent  that  other  acquisition fees,  finder's fees,  real estate  commissions,  or other similar fees or commissions  are paid by any person in connection with the transaction.  "Real Estate Asset Value" means the amount  actually paid or allocated to the purchase,  development,  construction  or improvement  of a  Property,  exclusive  of  Acquisition  Fees and
                                Acquisition Expenses.

------------------------------------------------------------------------------------------------------------------------------------
                                                        OPERATIONAL STAGE

------------------------------------------------------------------------------------------------------------------------------------
Asset   Management  Fee  to     A monthly Asset  Management  Fee in an amount equal to one-twelfth      Amount  is not  determinable
the Advisor                     of  0.60%  of the  Company's  Real  Estate  Asset  Value  and  the      at  this  time.  The  amount
                                outstanding  principal amount of any Mortgage Loans, as of the end      of the Asset  Management Fee
                                of the  preceding  month.  Specifically,  Real Estate  Asset Value      will  depend   upon,   among
                                equals the amount  invested in the Properties  wholly owned by the      other  things,  the  cost of
                                Company,  determined  on the basis of cost,  plus,  in the case of      the   Properties   and   the
                                Properties  owned by any joint venture or partnership in which the      amount  invested in Mortgage
                                Company  is  a  co-venturer  or  partner  ("Joint  Venture"),  the      Loans.
                                portion  of the  cost of  such  Properties  paid  by the  Company, exclusive of Acquisition  Fees and Expenses.  The Asset Management
                                Fee, which will not exceed fees which are  competitive for similar services in the same geographic  area, may or may not be taken, in whole or in part as to any  year,  in the sole  discretion  of the
                                Advisor.  All or any  portion  of the  Asset  Management  Fee  not taken as to any fiscal  year shall be  deferred  without  interest and may be taken in such other  fiscal year as the  Advisor  shall determine.


------------------------------------------------------------------------------------------------------------------------------------
          TYPE OF                                     METHOD OF COMPUTATION                                      ESTIMATED
       COMPENSATION                                                                                            MAXIMUM AMOUNT
       AND RECIPIENT

------------------------------------------------------------------------------------------------------------------------------------
Reimbursement     to    the     Operating   Expenses  (which,  in  general,   are  those  expenses      Amount  is not  determinable
Advisor and  Affiliates for     relating to  administration  of the  Company on an ongoing  basis)      at this time.
operating expenses              will be  reimbursed by the Company.  To the extent that  Operating
                                Expenses   payable  or   reimbursable   by  the  Company,  in  any
                                four   consecutive   fiscal   quarters   (the   "Expense   Year"),
                                exceed  the greater of 2% of Average Invested Assets  or   25%  of
                                Net   Income   (the  "2%/25%  Guidelines"),  the   Advisor   shall
                                reimburse  the  Company   within  60  days  after  the end  of the
                                Expense Year  the amount by  which the  total  Operating  Expenses paid or incurred  by  the Company  exceed  the 2%/25%  Guidelines.
                                "Average  Invested Assets"  means,  for  a specified  period,  the
                                average of the   aggregate   book  value  of  the  assets  of  the
                                Company  invested,  directly or indirectly,  in  equity  interests
                                in  and  loans   secured  by  real  estate  before  reserves   for
                                depreciation or bad debts  or  other  similar  non-cash  reserves,
                                computed  by taking the  average of such values   at  the  end  of
                                each  month  during  such  period.  "Net  Income"  means  for  any period,  the total revenues  applicable to such period,  less  the total  expenses  applicable to  such  period  excluding  additions
                                to  reserves  for  depreciation,  bad  debts,  or  other   similar
                                non-cash reserves;  provided,  however, Net  Income  for  purposes of  calculating total  allowable  Operating Expenses shall exclude the gain from the sale of the Company's assets.

------------------------------------------------------------------------------------------------------------------------------------
Deferred,     subordinated      A  deferred,  subordinated  real  estate  disposition fee, payable      Amount is not determinable
real  estate   disposition      upon  Sale  of  one  or more Properties, in an amount equal to the      at  this  time. The amount
fee payable to the Advisor      lesser  of (i) one-half of a  Competitive  Real Estate Commission,      of this fee, if it becomes
from  a Sale or Sales of a      or (ii) 3% of the sales  price of  such  Property  or  Properties.      payable,  will depend upon
Property     not        in      Payment of such fee shall  be  made only if the Advisor provides a      the   price    at    which
liquidation of the Company      substantial amount of services in  connection  with  the Sale of a      Properties are sold.
                                Property  or  Properties  and  shall  be  subordinated  to receipt by  the  stockholders of Distributions  equal  to  the  sum  of (i)
                                their  aggregate  Stockholders' 8%  Return  (as defined below) and
                                (ii)  their  aggregate  investment  in  the  Company    ("Invested
                                Capital"). In general, Invested  Capital  is  the  amount  of cash paid by the stockholders to the Company for their Shares,  reduced
                                by  certain  prior  Distributions  to  the   stockholders from the
                                sales  of  assets.  If,  at  the  time  of a  Sale, payment of the disposition fee is  deferred  because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time  as  the  subordination  conditions are satisfied.
                                Upon Listing, if  the  Advisor  has accrued but not been paid such real  estate  disposition  fee, then  for purposes  of determining
                                whether   the   subordination   conditions  have  been  satisfied,
                                stockholders will be deemed to have received a Distribution in the
                                amount  equal  to  the  product of  the  total number  of   Shares
                                outstanding  and  the average  closing  price of the shares over a period, beginning 180 days after Listing, of 30  days during which the shares are traded. "Stockholders' 8% Return," as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.


------------------------------------------------------------------------------------------------------------------------------------
          TYPE OF                                     METHOD OF COMPUTATION                                      ESTIMATED
       COMPENSATION                                                                                            MAXIMUM AMOUNT
       AND RECIPIENT

------------------------------------------------------------------------------------------------------------------------------------
Subordinated incentive  fee     At  such  time,  if  any,  as  Listing occurs, the Advisor shall be      Amount is not determinable
payable  to the Advisor  at     paid  the  subordinated  incentive  fee  ("Subordinated   Incentive      at this time.
such   time,  if   any,  as     Fee") in  an  amount  equal  to  10%  of the amount by which (i)the
Listing occurs                  market  value  of  the  Company  (as  defined below) plus the total
                                Distributions  made  to  stockholders from the Company's  inception until  the  date  of  Listing  exceeds  (ii) the sum of (A) 100% of
                                Invested  Capital  and  (B)  the total Distributions required to be made  to  the  stockholders  in  order  to pay the Stockholders' 8%
                                Return  from  inception  through  the  date  the  market  value  is determined. For  purposes of calculating the Subordinated Incentive
                                Fee, the market value of the Company  shall be  the average closing price or average of bid and asked price, as the case may be, over a period  of  30  days  during  which the Shares are traded with such period beginning 180 days after Listing. The Subordinated Incentive
                                Fee  will  be  reduced  by  the  amount of any prior payment to the
                                Advisor  of  a  deferred,  subordinated share of Net Sales Proceeds from Sales of assets of the Company.

------------------------------------------------------------------------------------------------------------------------------------
Deferred,      subordinated      A  deferred, subordinated share equal to 10% of Net Sales Proceeds      Amount is not determinable
share   of   Net      Sales      from  Sales of  assets of the Company payable after receipt by the      at this time.
Proceeds  from   Sales   of      stockholders  of  Distributions  equal  to  the  sum  of  (i)  the
assets  of  the Company not      Stockholders'  8%  Return  and  (ii)  100%  of  Invested  Capital.
in   liquidation   of   the      Following  Listing, no share of Net Sales Proceeds will be paid to
Company   payable   to  the      the Advisor.
Advisor

------------------------------------------------------------------------------------------------------------------------------------
Performance Fee payable          Upon  termination  of the Advisory Agreement, if Listing  has  not      Amount is not determinable
to the Advisor                   occurred and the Advisor has met applicable performance standards,      at this time.
                                 the  Advisor shall be paid the Performance Fee in the amount equal to  10%  of  the  amount  by  which (i) the appraised value of the
                                 Company's  assets  on  the  date  of  termination  of the Advisory
                                 Agreement (the "Termination Date"), less  any indebtedness secured by such assets, plus total Distributions paid to stockholders from the Company's inception through the Termination Date, exceeds (ii)
                                 the  sum  of  100% of Invested Capital plus an amount equal to the
                                 Stockholders' 8%  Return  from  inception  through the Termination
                                 Date.  The  Performance  Fee, to the extent payable at the time of
                                 Listing,  will  not  be   payable  in  the  event the Subordinated
                                 Incentive Fee is paid.

------------------------------------------------------------------------------------------------------------------------------------
Secured   Equipment   Lease     A fee paid to the  Advisor out of the  proceeds  of the  revolving      Amount  is not  determinable
Servicing    Fee   to   the     line of credit (the "Line of Credit") or Permanent  Financing  for      at this time.
Advisor                         negotiating furniture,  fixtures and equipment ("Equipment") loans or direct financing leases (the  "Secured  Equipment  Leases") and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured  Equipment
                                Lease  and  paid upon entering into such lease. No other fees will be payable in connection with the Secured Equipment Lease program.



------------------------------------------------------------------------------------------------------------------------------------
          TYPE OF                                     METHOD OF COMPUTATION                                      ESTIMATED
       COMPENSATION                                                                                            MAXIMUM AMOUNT
       AND RECIPIENT

------------------------------------------------------------------------------------------------------------------------------------
Reimbursement     to    the     Repayment by the Company of actual expenses incurred.                   Amount  is not  determinable
Advisor and  Affiliates for                                                                             at this time.
Secured   Equipment   Lease
servicing expenses

------------------------------------------------------------------------------------------------------------------------------------
                                                        LIQUIDATION STAGE
------------------------------------------------------------------------------------------------------------------------------------
Deferred,     subordinated      A  deferred,  subordinated  real  estate disposition fee,  payable       Amount  is not determinable
real  estate   disposition      upon  Sale  of  one  or more Properties, in an amount equal to the       at this time. The amount of
fee payable to the Advisor      lesser  of  (i) one-half  of a Competitive Real Estate Commission,       this  fee,  if  it  becomes
from  a  Sale  or Sales in      or (ii) 3%  of  the  sales  price  of such Property or Properties.       payable, will  depend  upon
liquidation of the Company      Payment of such fee shall be made only  if  the Advisor provides a       the    price    at    which
                                substantial  amount of services in  connection  with the Sale of a       Properties are sold.
                                Property or  Properties  and shall be  subordinated  to receipt by the  stockholders of  Distributions  equal to the sum of (i) their
                                aggregate   Stockholders'  8%  Return  and  (ii)  their  aggregate
                                Invested  Capital.  If,  at the  time  of a Sale,  payment  of the disposition fee is deferred because the  subordination  conditions have not been  satisfied,  then the  disposition fee shall be paid at such later time as the subordination conditions are satisfied.

------------------------------------------------------------------------------------------------------------------------------------
Deferred,    subordinated       A deferred, subordinated share equal to 10% of Net Sales  Proceeds       Amount is not determinable
share   of   Net    Sales       from Sales of assets of the Company payable after receipt  by  the       at this time.
Proceeds  from  Sales  of       stockholders  of  Distributions  equal  to  the  sum  of  (i)  the
assets  of  the   Company       Stockholders'  8%  Return  and  (ii)  100%  of  Invested  Capital.
in  liquidation  of   the       Following  Listing, no share of Net Sales Proceeds will be paid to
Company  payable  to  the       the Advisor.
Advisor
------------------------------------------------------------------------------------------------------------------------------------


                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the Advisor and CNL Financial Group, Inc., including its Affiliates that will provide services to the Company.


                          CNL FINANCIAL GROUP, INC. (1)
                Subsidiaries, Affiliates and Strategic Business Units
       Capital Markets:                                           Retail:
       ---------------                                            ------
           CNL Capital Markets, Inc. (2)                              Commercial Net Lease Realty, Inc. (6)
             CNL Investment Company
               CNL Securities Corp. (3)                           Restaurant:
                                                                  ----------
           CNL Institutional Advisors, Inc.                           CNL American Properties Fund, Inc. (7)

       Administrative Services:                                   Hospitality:
       -----------------------                                    -----------
           CNL Shared Services, Inc. (4)                              CNL Hospitality Properties, Inc. (8)

       Real Estate Services:                                      HEALTH CARE:
       --------------------                                       -----------
           CNL Real Estate Services, Inc. (5)                         CNL HEALTH CARE PROPERTIES, INC. (9)
             CNL Hospitality Corp.
               CNL Hotel Development Company                      Financial Services:
                                                                  ------------------
             CNL HEALTH CARE CORP.                                    CNL Finance, Inc.
             (FORMERLY CNL HEALTH CARE ADVISORS, INC.)                  CNL Capital Corp.
               CNL HEALTH CARE DEVELOPMENT, INC.                        CNL Advisory Services, Inc.
           CNL Corporate Properties, Inc.
           CNL Community Development Corp.
           CNL Properties, Inc.

-----------------------

(1) CNL Financial Group, Inc. (formerly CNL Group, Inc.) is a wholly owned subsidiary of CNL Holdings, Inc. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. (formerly CNL Corporate Services, Inc.) is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp.; CNL Health Care Corp.; CNL Corporate Properties, Inc.; CNL Properties, Inc.; and CNL Community Development Corp.

(6) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(7) CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James M. Seneff, Jr. continues to hold the position of Chairman of the Board and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund, Inc.

(8) CNL Hospitality Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and Vice Chairman of the Board of CNL Hospitality Properties, Inc. CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to an advisory agreement.

(9) CNL Health Care Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and director of CNL Health Care Properties, Inc. CNL Health Care Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

PRIOR AND FUTURE PROGRAMS

         In the past, Affiliates of the Advisor have organized over 100 other real estate investments, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Although no Affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for the Company, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for the Company.

         Certain of these affiliated public or private real estate programs may in the future invest in health care properties, may purchase properties concurrently with the Company and may lease properties to operators who also lease or operate certain of the Company's Properties. Such other programs may offer mortgage or equipment financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Mortgage Loan activities or Secured Equipment Lease program. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Certain Conflict Resolution Procedures" below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

         Affiliates of the Advisor may compete with the Company to acquire health care properties or to invest in mortgage loans of a type suitable for acquisition or investment by the Company and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of health care and seniors' housing facilities (the "Health Care Facilities"). See "Business -- Site Selection and Acquisition of Properties -- Interim Acquisitions." A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition or investment.

         In an effort to address these situations and preserve the acquisition and investment opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor may maintain lines of credit which enable them to acquire properties or make mortgage loans on an interim basis. In the event Affiliates acquire such properties, these properties and/or mortgage loans generally will be purchased from Affiliates of the Advisor, at their cost or carrying value, by one or more existing or future public or private programs formed by Affiliates of the Advisor.

         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property or investment in a Mortgage Loan, as well as the terms of the lease of a Property or the terms of a Mortgage Loan, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with operators of Health Care Facilities. Consequently, the Advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to the Company.

         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property or invest in a mortgage loan that also would be suitable for acquisition or investment by an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL Affiliates, to act in the best interests of the investors in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." The Company has also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between the Company and certain of its Affiliates. See "Certain Conflict Resolution Procedures" below.

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed and (iii) a satisfactory site inspection has been completed.

SALES OF PROPERTIES

         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Compensation of the Advisor," below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the Company. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of the Company and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. The Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter."

COMPETITION FOR MANAGEMENT TIME

         The officers and directors of the Advisor and the officers and directors of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and directors of the Company may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Independent Directors may serve as directors of three REITs advised by the Advisor; however, the Company does not anticipate that it will share Independent Directors with other REITs advised by the Advisor.

COMPENSATION OF THE ADVISOR

         The Advisor will be engaged to perform various services for the Company and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a Mortgage Loan or a Secured Equipment Lease by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the Company. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or directors of the Company.

LEGAL REPRESENTATION

         Shaw Pittman, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. In addition, certain members of the firm of Shaw Pittman have invested as limited partners or stockholders in prior programs sponsored by Affiliates of the Advisor in aggregate amounts which do not exceed one percent of the amounts sold by any of these programs, and members of the firm also may invest in the Company. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include the following:

         1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation, or, if a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         2. The Company will not purchase or lease Properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the directors (including a majority of the Independent Directors) not interested in the transaction determine the transaction is fair and reasonable to the Company.

         3. The Company will not make any loans to Affiliates. Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of health care properties to be leased on a "triple-net" basis to operators of Health Care Facilities, (ii) offer mortgage loans and (iii) offer secured equipment leases. The Advisor and its Affiliates also will not purchase a property or offer or invest in a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of health care properties to be leased on a "triple-net" basis to operators of Health Care Facilities until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) The Advisor or its Affiliates in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company, to offer Mortgage Loans and/or to offer Secured Equipment Leases.

         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of health care facilities and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.

         6. With respect to Shares owned by the Advisor, the directors, or any Affiliate, neither the Advisor, nor the directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, directors, and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         Additional conflict resolution procedures are identified under " -- Sales of Properties," " -- Joint Investment With An Affiliated Program" and " -- Legal Representation."

                          SUMMARY OF REINVESTMENT PLAN

         The Company has adopted the Reinvestment Plan pursuant to which some stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Appendix A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is MMS Securities, Inc., will act on behalf of the participants in the Reinvestment Plan (the "Participants"). The Reinvestment Agent at all times will be registered as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission. At any time that the Company is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all Distributions attributable to shares owned by Participants in shares of the Company at the public offering price per share, which currently is $10.00 per Share. At anytime that the Company is not engaged in an offering, and until Listing, the price per share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by the Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 500,000 Shares registered with the Commission in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, shares will be available from any additional shares (not expected to exceed 500,000 shares at any one time) which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

         At any time that the Company is not engaged in an offering, the price per share purchased pursuant to the Reinvestment Plan shall be the fair market value of the shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per share price equal to the then prevailing market price on the national securities exchange or over-the-counter market on which the shares are listed at the date of purchase. In the event that, after Listing occurs, the Reinvestment Agent purchases shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of shares. The Company is unable to predict the effect which such a proposed Listing would have on the price of the shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution") and a marketing support and due diligence fee of 0.5%. The Company will also pay the Advisor Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan until the termination of the offering. Thereafter, Acquisition Fees will be paid by the Company only in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans. As a result, aggregate fees payable to Affiliates of the Company will total between 8.0% and 12.5% of the proceeds of reinvested Distributions, up to 7.5% of which may be reallowed to Soliciting Dealers.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Participant Accounts, Fees and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See "General" above.

         Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.

         A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation the Reinvestment Agent will send him or her a check in payment for any fractional Shares in his or her account based on the then market price of the Shares and the Company's record books will be revised to reflect the ownership records of his or her whole Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the Reinvestment Plan by notifying the Reinvestment Agent and completing any required forms.

         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason, at any time, by ten days prior written notice of termination to all Participants.

                              REDEMPTION OF SHARES

         Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period.

         In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, the Company plans to redeem the Shares in the order in which such redemption requests have been received. A stockholder whose Shares are not redeemed due to insufficient funds can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose Shares are not redeemed may withdraw his or her redemption request. Stockholders will not relinquish their Shares, until such time as the Company commits to redeeming such Shares.

         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture) or to invest in additional Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties or invests in such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently MMS Securities, Inc. The Redemption Agent at all times will be registered as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, which the Company anticipates will continue to be $10.00 per Share, until such time, if any, as Listing occurs, less a discount of 8.0%, for a net redemption price of $9.20 per Share. The net redemption price approximates the per Share net proceeds received by the Company in the offering, after deducting Selling Commissions of 7.5% and a 0.5% marketing support and due diligence fee payable to the Managing Dealer and certain Soliciting Dealers in such offering.

         It is not anticipated that there will be a market for the Shares before Listing occurs (although liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least 250 Shares (100 Shares for an IRA, Keogh Plan or pension plan).

         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) the directors, in their sole discretion, deem such suspension to be in the best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."


                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on December 22, 1997. On December 2, 1999, the Company formed CNL Health Care Partners, LP, a Delaware limited partnership ("Health Care Partners"). CNL Health Care GP Corp. and CNL Health Care LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of Health Care Partners. Properties acquired are expected to be held by Health Care Partners and, as a result, owned by the Company through Health Care Partners. The term "Company" includes CNL Health Care Properties, Inc. and its subsidiaries, CNL Health Care GP Corp., CNL Health Care LP Corp. and CNL Health Care Partners, LP.

         The Company has been formed primarily to acquire Properties related to Health Care Facilities located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis to operators of Health Care Facilities. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to operators of Health Care Facilities secured by real estate owned by the operators. To a lesser extent, the Company also intends to offer Secured Equipment Leases to operators of Health Care Facilities pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         The Properties, which typically will be freestanding and will be located across the United States, will be leased to operators of Health Care Facilities to be selected by the Advisor and approved by the Board of Directors.

Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. The Company has not specified any percentage of Net Offering Proceeds to be invested in any particular type of Health Care Facility. It is anticipated that the Health Care Facilities will be leased to selected national and regional operators. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property with (i) automatic fixed increases in base rent or (ii) increases in the base rent based on increases in consumer price indices, over the term of the lease. See "Description of Property Leases -- Computation of Lease Payments," below.

         The Company believes that demographic trends are significant when looking at the potential for future growth in the health care industry. According to data released from the U.S. Bureau of Census in January 2000, the elderly population is projected to more than double between now and the year 2050, to 82 million.


                          ELDERLY POPULATION ESTIMATES

      Date                    Over 85 Population (000)                Over 65 Population (000)
-----------------            ---------------------------             ---------------------------

  July 1, 1998                         4,054                                   34,401

  July 1, 2000                         4,312                                   34,835

  July 1, 2005                         4,968                                   36,370

  July 1, 2010                         5,786                                   39,715

  July 1, 2015                         6,396                                   45,959

  July 1, 2020                         6,763                                   53,733

  July 1, 2025                         7,441                                   62,641

  July 1, 2030                         8,931                                   70,319

  July 1, 2035                         11,486                                  74,774

  July 1, 2040                         14,284                                  77,177

  July 1, 2045                         17,220                                  79,142

  July 1, 2050                         19,352                                  81,999


         SOURCE:  U.S. BUREAU OF CENSUS


         In addition to the growth in the number of elderly people, life expectancies are increasing. Those 85 and over are the most rapidly growing elderly age group. Between 1960 and 1994, this group grew 274%. During this same period of time, the entire population of the United States grew 45%.

                             LIFE EXPECTANCY TRENDS
                              AT AGE 65 (IN YEARS)

   Year                          Male                        Female
------------                     -------                     ----------
1965                             12.9                          16.3
1980                             14.0                          18.4
1985                             14.4                          18.6
1990                             15.0                          19.0
1991                             15.1                          19.1
1992                             15.2                          19.2
1993                             15.1                          19.0
1994                             15.3                          19.0
1995                             15.3                          19.0
1996*                            15.8                          19.1
1997*                            15.6                          19.2
1998**                           15.7                          19.2
1999**                           15.7                          19.3

*  preliminary data
** estimated

         SOURCE: SOCIAL SECURITY ADMINISTRATION OFFICE OF PROGRAMS: DATA FROM THE OFFICE OF THE ACTUARY

         Based on information from the Economic and Statistic Administration of the U.S. Department of Commerce, management believes that all of these trends suggest that as more people live to the oldest ages, there may also be more who face chronic, limiting illnesses or conditions. These conditions result in people becoming dependent on others for help in performing the activities of daily living. The U.S. General Accounting Office anticipates that the number of older people needing assistance with activities of daily living will increase to 14 million by 2020, from 7 million in 1994.

                   PERCENT OF PERSONS NEEDING ASSISTANCE WITH
                        ACTIVITIES OF DAILY LIVING (ADLS)

                 Years of Age                        Percentage
               ------------------                   --------------

                      65-69                               9%

                      70-74                               11%

                      75-79                               20%

                      80-84                               31%

                       85+                                50%

         SOURCE:  U.S. BUREAU OF CENSUS, 1991 DATA

         In addition to an aging population, according to 1997 data from the U.S. Department of Commerce, a significant segment of the elderly population has the financial resources to afford seniors' housing facilities. The mean household income for those age 65 and over is more than $32,000 per year. In addition, according to June 30, 1999 data from the U.S Bureau of Census, the average household wealth for those age 65 and over exceeds the national average for all age groups by 54%, and 27% of those households have an annual income in excess of $50,000. Management believes that other changes and trends in the health care industry will create opportunities for growth of seniors' housing facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services,
(iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

         According to the Health Care Financing Administration and the National Health Statistics Group, the health care industry represents over 13.5% of the United States' gross domestic product ("GDP") with at least $1.092 trillion in annual expenditures. The U.S. Department of Health and Human Services expects this figure to rise to over 23.6% of the GDP by 2008, with $2.18 trillion in annual expenditures. According to the U.S. Bureau of Census, U.S. health care construction expenditures are estimated to be $17.4 billion per year and growing. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are
(i) demographics, (ii) the limited supply of new product, and (iii) the investment community's increased understanding of the industry. The Company believes the growth in demand and facilities will continue at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.

          ESTIMATE OF EFFECTIVE DEMAND FOR SENIORS' HOUSING CATEGORIES
                   ELDERLY POPULATION WITH INCOME OVER $25,000

                                THOUSANDS OF BEDS

   Base               Independent Living             Assisted Living            Skilled Nursing
------------         ---------------------          ------------------         ------------------
   1996                      826                           427                        524

   2000                      849                           457                        567

   2005                      887                           492                        619

   2010                      963                           537                        681

   2015                     1,108                          597                        752

   2020                     1,292                          671                        834

   2025                     1,507                          778                        957

   2030                     1,694                          903                       1,120


SOURCE: PRICE WATERHOUSE, LLP FOR THE NATIONAL INVESTMENT CONFERENCE FOR THE SENIOR LIVING AND LONG TERM CARE INDUSTRIES, OCTOBER 1996

         The Company intends to capitalize on the growing real estate needs in the seniors' housing and health care industries primarily by acquiring Properties and leasing them to health care operators on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. The Properties that the Company will acquire and lease are expected to include one or more of the following types:

o SENIORS' HOUSING, WHICH INCLUDES CONGREGATE LIVING AND ASSISTED LIVING FACILITIES. Congregate living communities offer a lifestyle choice, including residential accommodations with access to services, such as housekeeping, transportation, dining and social activities, for those who wish to maintain their lifestyles independently. The fastest growing segment of the seniors' housing industry is assisted living. While skilled nursing facilities focus on more intensive care, assisted living facilities provide housing for seniors that need assistance with activities of daily living, such as grooming, dressing, bathing, and eating. Assisted living facilities provide accommodations with limited health care available when needed but do not have an institutional feel. Certain assisted living facilities are also now specializing in meeting the needs of Alzheimer's and dementia patients prior to the time that their condition warrants a nursing home setting or, in some instances, in competition with what would otherwise be provided in a nursing home setting. According to the U.S. Department of Health and Human Services, at least 15%, and possibly as much as 70%, of the patients in nursing homes could more appropriately be cared for in a less institutional and more cost effective setting. In addition, seniors' housing facilities include continuing care retirement communities and life care communities which provide a full range of long-term care services in one location, such as congregate living, assisted living and skilled nursing facilities and home health care.

o SKILLED NURSING FACILITIES. Skilled nursing facilities provide extensive skilled nursing and other long-term care services to patients that may require full time medical observation, medication monitoring, ventilation and intravenous therapies, sub-acute care, and Alzheimer's/dementia care. Throughout much of the United States, the supply of new skilled nursing facilities is limited by complex Certificate of Need Laws or similar state licensing regulations, as a result of the National Health Planning and Resources Development Act of 1974, which require nursing home providers to obtain prior approval from regulators before undertaking any major new construction or renovation projects. As a result, the supply of skilled nursing facilities is growing very slowly. Demand for skilled nursing facilities is coming from a rapidly growing population over 75 years of age and the shift of sub-acute patients to lower cost formats for treatment. Some states have eliminated Certificate of Need Laws allowing the market to address the issue of supply and demand. If trends such as this continue, it is probable that new skilled nursing facilities will be constructed to meet the demand, thereby providing potential development and investment opportunities for the Company.

o MEDICAL OFFICE BUILDINGS. Medical office buildings, including doctors' offices, special purpose facilities, such as diagnostic, cancer treatment and outpatient centers, and walk-in clinics also provide investment opportunities as more small physician practices consolidate to save on the increasing costs of private practice and single purpose medical facilities become more common.

                     CONTINUUM OF LONG-TERM CARE FACILITIES*

  Retirement/Congregate
          Living                    Assisted Living            Skilled Nursing Facility         Acute Care Hospitals
---------------------------    ---------------------------     --------------------------    ---------------------------
Informal concierge,            24-hour supervision,            24-hour medical care and      Short-term acute medical
emergency call system,         personal assistance as          protective oversight,         care
housekeeping &                 needed, emergency               medication management,
main-tenance, some group       response system, social         emergency response
activities, food service       activities, housekeeping        system, 3 meals per day,
and transportation             and maintenance, 3 meals        assistance with ADLs
                               per day, transportation,
                               assistance with
                               medication and shopping


* Interspersed throughout the continuum are visits to physicians offices, physical therapy, occupational therapy, and other short-term necessary health care services.

         Legg Mason Wood Walker, Inc. in its industry analysis, HEALTH FACILITY REITS SUBSTANTIAL GROWTH AHEAD (December 15, 1997), estimates the value of health care facilities in the United States to be $584 billion. Management believes, based on historical costs of property owned by publicly traded health care REITs, only a small portion of health care facilities in the United States are owned by REITs. Management believes that this fact, coupled with the health care industry trends previously discussed, provides a significant investment opportunity for the Company. Demographic trends may vary depending on the properties and regions selected for investment. The success of the future operations of the Company's Properties will depend largely on each operator's ability to adapt to dominant trends in the health care and seniors' housing industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics. There can be no assurance that the operators of the Company's Properties will be able to adapt to such trends.

         Management intends to structure the Company's leases to require the tenant to pay base annual rent with (i) automatic fixed increases in the base rent or (ii) increases in the base rent based on increases in consumer price indices over the term of the lease. In an effort to provide regular cash flow to the Company, the Company intends generally to structure its leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross revenues at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in this industry segment through careful selection and screening of its tenants (as described in "Standards for Investment in Properties" below) in order to reduce risks of default, monitoring statistics relating to operators of Health Care Facilities and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting operators and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among facility type and in the geographic location of the Properties. There are no restrictions on the types of Health Care Facilities in which the Company may invest. In addition, there are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

         The Company also intends to provide Mortgage Loans to operators of Health Care Facilities, or their affiliates, to enable them to acquire the land, land and buildings or buildings. The Mortgage Loans will be secured by property owned by the borrower. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         To a lesser extent, the Company also intends to offer Secured Equipment Leases to operators of Health Care Facilities. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective operators that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years), (ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company will borrow money to acquire Properties, Mortgage Loans and Secured Equipment Leases (collectively, the "Assets") and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $45,000,000, and may, in addition, obtain Permanent Financing. As of March 13, 2000, we have obtained a commitment from a bank for an initial $25,000,000 revolving Line of Credit (the "Commitment") to be used to acquire or construct health care Properties. See "Business -- Borrowing" for a description of the Commitment. The Line of Credit may be increased at the discretion of the Board of Directors. The Board of Directors anticipates that the aggregate amount of any Permanent Financing, if obtained, shall not exceed 30% of the Company's total assets. In any event, the Company's total borrowings will be limited to 300% of Net Assets. The Permanent Financing would be used to acquire Assets, and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms. In addition, although as of March 13, 2000, we have received a commitment for a $25,000,000 Line of Credit, there is no assurance we will obtain such financing.

         As of the date of this Prospectus, the Company had an initial commitment to acquire one Property. As of such date, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease. Moreover, no Mortgage Loan borrowers or Secured Equipment Lease lessees or borrowers have been specifically identified.

INVESTMENT OF OFFERINGS PROCEEDS

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, and (iii) a satisfactory site inspection has been completed. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

         Acquisition of a Property for a Health Care Facility generally involves an investment in land and building ranging from approximately $1,000,000 to $30,000,000, although higher or lower amounts for individual Properties are possible. In light of current market conditions, if the maximum number of Shares is sold, the Company could invest in approximately four to 126 Properties depending on the types of Properties, and assuming an average purchase price of $10,000,000 per Property, the Company would acquire or finance approximately 12 Properties with the net proceeds from this offering. Assuming an average purchase price of $10,000,000, if gross proceeds of only $15,000,000 are raised, we would acquire or finance approximately one Property with the net proceeds of the offering. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. In addition, the Board of Directors may determine to engage in future offerings of common stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. The Company may also borrow to acquire Properties. See " -- Borrowing." Management estimates that 15% to 25% of the Company's investment will be for the cost of land and 75% to 85% for the cost of buildings. See "Joint Venture Arrangements" below and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund the Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of the Company's total assets and management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PENDING INVESTMENTS

         As of March 13, 2000, the Company had an initial commitment to acquire one assisted living property. The property is a Brighton Gardens(R) by Marriott(R) in Orland Park, Illinois. The acquisition of this property is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that this property will be acquired by the Company. If acquired, the lease of this property is expected to be entered into on substantially the same terms described in " -- Description of Property Leases." In order to acquire this property, the Company must obtain additional funds through the receipt of additional offering proceeds and or/debt financing. Initially, the Company plans to fund this acquisition with advances of up to $8.1 million under the $25,000,000 line of credit with the balance to be paid from net offering proceeds. The property will be operated and managed by Marriott Senior Living Services, Inc., a wholly owned subsidiary of Marriott International, Inc.

         LEASES. Set forth below are summarized terms expected to apply to the lease for the property. More detailed information relating to the property and its related lease will be provided at such time, if any, as the property is acquired.



                                        Estimated Purchase          Lease Term and               Minimum Annual
               Property                       Price                Renewal Options                    Rent
-------------------------------------  ---------------------   ------------------------- -------------------------------

Brighton Gardens by Marriott               $13,848,900         15 years; four            $1,350,268 for the first and
Orland Park, IL                                                five-year renewal         second lease years and
(the "Brighton Gardens Orland Park                             options                   $1,384,890 for each lease year
Property")                                                                               thereafter (2)
Existing Health Care Facility



          Percentage Rent
    -------------------------

          (1)








(1) Percentage rent will be 7% of gross revenues in excess of the "Baseline Gross Revenues." The Baseline Gross Revenues will be established when the facility achieves average occupancy of 93% for four consecutive quarters.


(2)      Based on estimated purchase price.

         ORLAND PARK PROPERTY. The Orland Park Property, which opened in October 1999, is a Brighton Gardens by Marriott located in Orland Park, Illinois. The Orland Park Property includes 82 assisted living units and 24 special care units for residents with Alzheimer's and related memory disorders. The facility provides assistance with daily living activities such as bathing, dressing and medication reminders. The property is located in a suburb southwest of Chicago, which according to Herman/Turner data, is the third largest seniors market in the country. The number of seniors in the ten-mile area surrounding the Orland Park Property is expected to grow by 11% between 1999 and 2004. The Health Care Facility is within six miles of two hospitals and less than two miles from the Orland Square Shopping Center. As an area known for business in the Midwest, Chicago has 35 Fortune 500 companies headquartered in the Metropolitan area. Chicago is ranked number three in the country for total business establishments. It is ranked number two in the country for the number of households with an effective buying income of $150,000 or more.

         MARRIOTT BRANDS. Brighton Gardens by Marriott is a quality-tier assisted living concept which generally has 90 assisted living suites, and in certain locations, 30 to 45 nursing beds in a community. In some communities, separate on-site centers also provide specialized care for residents with Alzheimer's or other memory-related disorders. According to Marriott International, Inc.'s 1999 Form 10-K, Marriott Senior Living Services, Inc., which is a wholly owned subsidiary of Marriott International, Inc., operates 99 assisted senior living communities principally under the names "Brighton Gardens by Marriott," "Village Oaks," and "Marriott MapleRidge." The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities are distinguished by an innovative wellness program that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. Marriott Senior Living Services, Inc. has provided seniors with excellent service and quality care since 1984. In 1999, the American Seniors Housing Association, a seniors housing trade association, ranked Marriott Seniors Living Services, Inc. as the nation's second largest manager of senior housing.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         GENERAL. It is anticipated that the operators of Health Care Facilities selected by the Advisor, and as approved by the Board of Directors, will have personnel engaged in site selection and evaluation. In addition, due to rapid expansion, some operators may outsource their site selection process to consultants or developers for review or may rely on third party analyses. The operators of Health Care Facilities and other parties generally conduct studies which typically include such factors as population trends, hospital or other medical facilities development, residential development, per capita or household median income, per capita or household median age, and other factors. The operators of the Health Care Facilities are expected to make their site evaluations and analyses available to the Company.

         The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant, the demographics of the area in which the property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential revenues expected to be generated by the business located on the property. The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by the Company and provided by the operator.

         The Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of both tenants and Properties. Therefore, some of the properties proposed and approved by an operator may not be purchased by the Company.

         In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term "triple-net" lease agreements, which generally provide for monthly rental payments with automatic fixed increases in base rent at specified times during the lease terms or increases in the base rent based on increases in consumer price indices over the term of the leases, will increase the value of the Properties and provide an inflation hedge. See "Description of Property Leases" below for a discussion of the anticipated terms of the Company's leases. In connection with a Property acquisition, in the event the tenant does not enter into a Secured Equipment Lease with the Company, the tenant will provide at its own expense all Equipment necessary to operate the Company's Property as a Health Care Facility. Generally, a tenant either pays cash or obtains a loan from a third party to purchase such items. If the tenant obtains such a loan, the tenant will own this personal property subject to the tenant's obligations under its loan. In the experience of the Affiliates of the Company and the Advisor, there may be rare circumstances in which a tenant defaults under such a loan, in which event the lender may attempt to remove the personal property from the building, resulting in the Property becoming inoperable until new Equipment can be purchased and installed. In order to prevent repossession of this personal property by the lender, and only on an interim basis in order to preserve the value of a Property, the Company may elect (but only to the extent consistent with the Company's objective of qualifying as a REIT) to use Company reserves to purchase this personal property from the lender, generally at a discount for the remaining unpaid balance under the tenant's loan. The Company then would expect, consistent with the Company's objective of qualifying as a REIT, to resell the personal property to a new tenant in connection with the transfer of the lease to that tenant.

         Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Sale of Properties, Mortgage Loans and Secured Equipment Leases" below and "Federal Income Tax Considerations -- Characterization of Property Leases."

         The purchase of each Property will be supported by an appraisal of the real estate prepared by an independent appraiser. The Advisor, however, will rely on its own independent analysis and not on such appraisals in determining whether or not to recommend that the Company acquire a particular property. The purchase price of each such Property, plus any Acquisition Fees paid by the Company in connection with such purchase, will not exceed the Property's appraised value. (In connection with the acquisition of a Property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "when constructed" price and value of such Property.) It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any stockholder.

         The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

         CONSTRUCTION AND RENOVATION. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company. An Affiliate may serve as a developer and enter into the development agreement with the Company if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development cycle. As a result, the Company believes it will have a greater number of opportunities for investment presented to it than it might otherwise have and it will be able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant.

         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the Property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor. The Company will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the Advisor and the Board of Directors and embodied in the construction contract.

         Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. The Company, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on the Company's estimate of the costs of such construction or renovation.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender.

         Under the development agreement, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between eight to 12 months. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer. The Indemnity Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

         In certain situations where construction or renovation is required for a Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

         Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         In all situations where construction or renovation of a Property is required, the Company also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

         INTERIM ACQUISITIONS. The Affiliates of the Advisor regularly may have opportunities to acquire properties suitable for the Company as a result of their relationships with various operators. See "General" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other Affiliates of the Advisor), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -- Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         ACQUISITION SERVICES. Acquisition services performed by the Advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

         The Company will pay the Advisor a fee of 4.5% of the Total Proceeds as Acquisition Fees. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

         The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN PROPERTIES

         SELECTION OF OPERATORS OF HEALTH CARE FACILITIES. The selection of operators of Health Care Facilities by the Advisor, as approved by the Board of Directors, will be based on a number of factors which may include: an evaluation of the operations of their health care facilities, the number of health care facilities operated, the relationship of average revenue per available unit (or bed) to the average capital cost per unit (or bed) for each health care facility operated, the relative competitive position among the same types of health care facilities offering similar services, market penetration, the relative financial success of the operator in the geographic area in which the Property is located, overall historical financial performance of the operator, and the management capability of the operator. The operators of the Health Care Facilities are not expected to be affiliated with the Advisor, the Company or any Affiliate.

         SELECTION OF PROPERTIES. In making investments in Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, and the prospects for long-term appreciation. The Company will obtain an independent appraisal for each Property it purchases. The proper location, design and amenities are important to the success of a Property.

         In selecting specific Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime location for that type of Property.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing, and if applicable, developing the Property, and the lease also will generally provide for automatic fixed increases in base rent at specified times during the lease term or increases in the base rent based on increases in consumer price indices over the term of the lease.

         3. The initial lease term typically will be at least 10 to 20 years.

         4. In general, the Company will not acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

         Although as of March 13, 2000, the Advisor has not yet acquired any Properties, it is expected that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings. The Company anticipates acquiring Properties related to Health Care Facilities which may include, but will not be limited to, the following types:

         CONGREGATE LIVING FACILITIES. Congregate living facilities are primarily apartment buildings which contain a significant amount of common space to accommodate dining, recreation, activities and other support services for senior citizens. These properties range in size from 100 to 500 units, with an average size of approximately 225 units. Units include studios and one and two bedrooms ranging in size from 450 square feet to over 1,500 square feet. Residents generally pay a base rent for their housing which includes a meal program. In addition, a menu of other services is provided at an additional charge. The cost of congregate living facilities generally ranges from $10,000,000 to $30,000,000.

         ASSISTED LIVING FACILITIES. Assisted living facilities provide a special combination of housing, supportive services, personalized assistance and health care to their residents in a manner which is designed to respond to individual needs. These facilities offer a lower-cost alternative to skilled nursing facilities for those who do not require intensive nursing care. Industry standards suggest that a person is suitable for an assisted living facility when he or she needs assistance with three or fewer activities of daily living ("ADLs") on a daily basis. ADLs are activities such as eating, dressing, walking, bathing, and bathroom use. Assisted living facilities also provide assistance with instrumental activities of daily living ("IADLs"), such as shopping, telephone use and money management. The level of care provided by assisted living facilities has increased in recent years. With an increase in demand for the lower-cost services they provide, assisted living facilities have begun to provide care for an increasing number of physical disabilities, certain non-ambulatory conditions and early stages of specific diseases, such as Alzheimer's disease, where intensive medical treatment is not required.

         Current industry practice generally is to build freestanding assisted living facilities with an average of between 40 and 100 units, depending on such factors as market forces, site constraints and program orientation. Current economics place the size of the private living space of a unit in the range of 300 gross square feet for an efficiency unit to 750 square feet for a large one bedroom unit. Units are typically private, allowing residents the same general level of control over their units as residents of a rental apartment would typically have. Common areas on the most recently developed assisted living facilities may total as much as 30 to 40 percent of the gross square footage of a facility. The cost of assisted living facilities generally ranges from $8,000,000 to $15,000,000.

         SKILLED NURSING FACILITIES. In addition to housing, meals, transportation, housekeeping, ADL and IADL care, skilled nursing facilities provide comprehensive nursing and long term care to their residents. Skilled nursing facilities accommodate persons who require varying levels of care. Many skilled nursing facilities are capable of serving residents with intensive needs. Some skilled nursing facilities specialize in certain types of disease care, such as Alzheimer's or Dementia care. The cost of the care provided in skilled nursing facilities is among the most expensive in the senior care segment of the health care industry, providing potential for substantial revenue generation. Based on discussions with executives with senior living/housing firms and studies performed by health care industry associations, Price Waterhouse, in a 1996 study it developed for institutional investors, estimated that the total monthly cost per resident of a skilled nursing facility is between $2,880 and $4,000. According to a 1997 study developed by NatWest Securities for certain of its investors, the high demand for beds in skilled nursing facilities, along with a restricted supply of new beds, has resulted in high occupancy rates and minimal skilled nursing facility lease and mortgage default rates.

         Skilled nursing facilities are also generally freestanding, but are typically more institutional in nature, allowing for efficient cleaning and sterilization. The rooms in skilled nursing facilities are equipped with patient monitoring devices and emergency call systems. Oxygen systems may also be present. Both multiple floor and single floor designs are common. Individual rooms in skilled nursing facilities may be as small as 100 square feet, with common areas varying greatly in size. Skilled nursing facilities historically have been located in close proximity to hospitals to facilitate doctors' visits. Today, the location of these facilities is less important where rotational visiting systems are in place and where more highly skilled nursing staffs are responsible for functions that used to be handled by doctors. The cost of skilled nursing facilities generally ranges from $5,000,000 to $10,000,000.

         CONTINUING CARE RETIREMENT COMMUNITIES. Congregate living facilities sometimes have assisted living and/or skilled nursing facilities attached or adjacent to their locations. When this occurs, the projects are often referred to as continuing care retirement communities or life care communities. The intent of continuing care retirement communities or life care communities is to provide a continuum of care to the residents. In other words, as residents age and their health care needs increase, they can receive the care they need without having to move away from the "community" which has become their home. Continuing care retirement communities typically operate on a fee-for-service basis and the units are rented on a monthly basis to residents, while life care centers generally charge an entrance fee that is partially refundable and covers the cost of all of the residents' health care- related services, plus a monthly maintenance fee. Continuing care retirement communities and life care communities are the most expensive seniors' housing accommodations today with prices for each facility generally ranging from $40,000,000 to over $100,000,000.

         MEDICAL OFFICE BUILDINGS. Medical office buildings, including walk-in clinics, are conventional office buildings with additional plumbing, mechanical and electrical service amenities, which facilitate physicians and medical delivery companies in the practice of medicine and delivery of health care services. These facilities can range in size from 3,000 square feet (walk-in clinic) up to 100,000 square feet (medical office building), with costs generally ranging from $1,000,000 to $10,000,000. It is common for medical office buildings to be located in close proximity to hospitals where physicians have practice privileges. Walk-in clinics are normally placed in retail/commercial locations to make accessibility convenient for patients and to provide medical services in areas which are not close or convenient to hospitals and larger physician practices.

         Either before or after construction or renovation, the Properties to be acquired by the Company will be one of a Health Care Facility operator's approved designs. Prior to purchase of all Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority and all other governmental certificates or permits which permit the use of the Property as a Health Care Facility, and shall receive a certificate from the operator of the Health Care Facility to the effect that (i) the Property is operational and in compliance with all required governmental permits and certificates and (ii) the Property is in compliance with all of the Health Care Facility operator's requirements, including, but not limited to, building plans and specifications approved by the operator. The Company also will receive a certificate of occupancy and all other required governmental permits or certificates for each Property for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the Property.

         Generally, Properties to be acquired by the Company will consist of both land and building, although in a number of cases the Company may acquire only the land underlying the building with the building owned by the tenant or a third party, and also may acquire the building only with the land owned by a third party. In general, the Properties will be freestanding and surrounded by paved parking areas and landscaping. Although, buildings may be suitable for conversion to various uses through modifications, some Properties may not be economically convertible to other uses.

         A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment and maintain the leasehold in a manner that allows operation for its intended purpose. These capital expenditures generally will be paid by the tenant during the term of the lease.

DESCRIPTION OF PROPERTY LEASES

         THE TERMS AND CONDITIONS OF ANY LEASE ENTERED INTO BY THE COMPANY WITH REGARD TO A PROPERTY MAY VARY FROM THOSE DESCRIBED BELOW. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of management of the Company and the Company's Affiliates with the operator.

         GENERAL. In general, the leases are expected to be "triple-net" leases, which means that the tenants will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company will be the lessor under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be lessor, and all references in this section to the Company as lessor therefore should be read accordingly. See "Joint Venture Arrangements" below.

         TERM OF LEASES. It presently is anticipated that Properties will be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building.

         COMPUTATION OF LEASE PAYMENTS. During the initial term of the lease, the tenant will pay the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. Typically, the leases will provide for automatic fixed increases in the minimum annual rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Site Selection and Acquisition of Properties -- Construction and Renovation" above.

         In the case of Properties in which the Company owns only the building, the Company will structure its leases to recover its investment in the building by the expiration of the lease.

         ASSIGNMENT AND SUBLEASE. In general, it is expected that no lease may be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of Health Care Facility on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations.

         ALTERATIONS TO PREMISES. A tenant generally will have the right, without the prior written consent of the Company and at the tenant's own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements

(with a cost of up to $10,000) without the prior consent of the Company. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

         RIGHT OF TENANT TO PURCHASE. It is anticipated that if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage (generally, 15% to 20%) of such purchase price. See "Federal Income Tax Considerations -- Characterization of Property Leases."

         SUBSTITUTION OF PROPERTIES. Under certain leases, the tenant of a Property, at its own expense and with the Company's prior written consent, may be entitled to operate another form of approved Health Care Facility on the Property as long as such approved Health Care Facility has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original Health Care Facility.

         In addition, it is anticipated that certain Property leases will provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the Health Care Facility has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the Health Care Facility. The tenant's determination that a Health Care Facility has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the Health Care Facility to the results of operations at the majority of other health care facilities then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property a specified number of years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, or sublicensees or any other affiliate will be permitted to use the original Property as a health care facility or other business of the same type for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.

         INSURANCE, TAXES, MAINTENANCE AND REPAIRS. Tenants of Properties will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

         The leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as such lease term may be extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease.

         The tenant generally will be required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. The Company's leases generally will provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, the Company will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with the Company. Until a specified time (generally, ten days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

         EVENTS OF DEFAULT. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease:
(i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default, (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure,
(iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days), (iv) in cases where the Company enters into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period, (v) in cases where the Company has entered into other leases with the same tenant, a default under such lease, (vi) loss of licensure, (vii) loss of Medicare or Medicaid Certification and (viii) the forced removal of more than a specified number of patients as a result of deficiencies in the care provided at, or physical condition of, the facility.

         Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease or its investment objectives, however, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Description of Property Leases -- Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit, the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement operator or will discontinue operation of the Health Care Facility, the latter of which would require the Company or the defaulting operator to arrange for an orderly transfer of the residents to another qualified health care facility. The Company will have no obligation to operate the Health Care Facilities and no operator of a Health Care Facility will be obligated to permit the Company or a replacement operator to operate the Health Care Facility.

JOINT VENTURE ARRANGEMENTS

         The Company may enter into a Joint Venture to own and operate a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Other Investment Risks -- It may be difficult for us to exit a joint venture after an impasse."

         Under the terms of each Joint Venture agreement, it is anticipated that the Company and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner would have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Joint Venture. Joint Ventures entered into to purchase and hold a Property for investment generally will have an initial term of 10 to 20 years (generally the same term as the initial term of the lease for the Property in which the Joint Venture invests), and, after the expiration of the initial term, will continue in existence from year to year unless terminated at the option of either joint venturer or unless terminated by an event of dissolution. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement (i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

         The Company may acquire Properties from time to time by issuing limited partnership units in CNL Health Care Partners, LP to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. CNL Health Care GP Corp. is a wholly owned subsidiary of the Company and is the general partner of CNL Health Care Partners, LP. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow the Company to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS

         The Company may provide Mortgage Loans to operators of the Health Care Facilities to enable them to acquire the land, buildings and land, or buildings. The Mortgage Loans will be secured by such property.

         Generally, management believes the interest rate and terms of these transactions will be substantially the same as those of the Company's Property leases. The borrower will be responsible for all of the expenses of owning the property, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will be fully amortizing loans over a period of 10 to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

         The Company may combine leasing and financing in connection with a Property. For example, it may make a Mortgage Loan with respect to the building and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive, on a fixed income basis, the return of its initial investment in each financed building, which is generally a depreciating asset, plus interest. At the same time, the Company retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

         The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         Management believes that the criteria for investing in such Mortgage Loans are substantially the same as those involved in the Company's investments in Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In addition, the Company will not make or invest in Mortgage Loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further, the Company will not make or invest in any Mortgage Loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company. The Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of the Company's total assets.

MANAGEMENT SERVICES

         The Advisor will provide management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor will be responsible for assisting the Company in negotiating leases, Mortgage Loans and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments, inspecting the Properties and the tenants' books and records, and responding to tenant inquiries and notices. The Advisor also will provide information to the Company about the status of the leases, the Properties, the Mortgage Loans, the Line of Credit, the Permanent Financing and the Secured Equipment Leases. In exchange for these services, the Advisor will be entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor will receive the Asset Management Fee, which, generally, is payable monthly in an amount equal to one-twelfth of 0.60% of Real Estate Asset Value and the outstanding principal amount of the Mortgage Loans, as of the end of the preceding month. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will receive, upon entering into each lease, a Secured Equipment Lease Servicing Fee payable out of the proceeds of the borrowings equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."

BORROWING

         The Company will borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $45,000,000, and may also obtain Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with proceeds of the offering, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

         The Company has obtained a Commitment from a bank for an initial $25,000,000 revolving Line of Credit to be used by the Company to acquire or construct health care Properties. The Commitment provides that the term of the Line of Credit shall be five years with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable opinion, of the credit quality. Advances under the Line of Credit will bear interest at competitive rates. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years. Each loan made under the Line of Credit will be secured by an assignment of rents and leases. In addition, the Commitment provides that the Company will not be able to further encumber the applicable health care Property during the term of the loan without the bank's consent. As of March 13, 2000, the $25,000,000 Line of Credit closing has not occurred. The Company anticipates closing on the $25,000,000 Line of Credit by the end of March 2000; although, there is no assurance that the Company will obtain such Line of Credit. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the

Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly, management believes that the borrowings, if obtained, will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement, the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the Company will have one or more Lines of Credit initially in amounts up to $45,000,000 and that the aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. The Board of Directors may determine, in its discretion, to increase the Lines of Credit. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, shall not exceed 300% of Net Assets.

SALE OF PROPERTIES, MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         For the first five to ten years after the commencement of the offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. The Company may also use such proceeds to reduce its outstanding indebtedness. Similarly, and to the extent consistent with REIT qualification, the Company plans to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce its outstanding indebtedness on the borrowings. At or prior to the end of such ten-year period (December 31, 2008), the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of the Company's Assets. If Listing occurs, the Company intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT to reinvest in additional Properties, Mortgage Loans and Secured Equipment Leases or to repay outstanding indebtedness. If Listing does not occur within ten years after the commencement of the offering, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's Assets and will distribute any Net Sales Proceeds to stockholders. In addition, the Company will not sell any Assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

         In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See

"Business -- Description of Property Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

         The Company does not anticipate selling the Secured Equipment Leases prior to expiration of the lease term, except in the event that the Company undertakes orderly liquidation of its assets. In addition, the Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its Assets.

COMPETITION

         The Company anticipates that it will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to banks and insurance companies, many of which will have greater financial resources than the Company, in the acquisition, leasing and financing of Health Care Facilities. Further, non-profit entities are particularly attracted to investments in senior care facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in certain states, health care facilities owned by non-profit entities are exempt from taxes on real property. As profitability increases for investors in health care Properties, competition among investors likely will become increasingly intense.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         The Mortgage Loan and Secured Equipment Lease programs may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loan and Secured Equipment Lease programs. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans or enter into Secured Equipment Leases in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.

                                                               1999 (1)          1998 (2)       1997 (2) (3)
                                                              ------------     --------------   --------------

Year Ended December 31:
   Revenues                                                       $ 86,231             $  --             $  --
   General operating and administrative expenses                    79,621                --                --
  Organizational costs                                              35,000                --                --
   Net loss                                                        (28,390)               --                --
   Cash distributions declared (4)                                  50,404                --                --
   Cash from operations                                             12,851                --                --
   Funds from operations (5)                                        (28,39)               --                --
  Loss per Share                                                      (.07)               --                --
    Cash distributions declared per Share                             .125                --                --



                                                                                          --                --
   Weighted average number of Shares outstanding (6)               412,713                --                --

At December 31:
    Total assets                                                $5,088,560          $976,579          $280,330
    Total stockholders' equity                                   3,292,137           200,000           200,000



(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999.

(2) No significant operations had commenced because the Company was in its development stage.

(3) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.

(4) For the year ended December 31, 1999, 100% of cash distributions represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including organization costs that were expensed for GAAP purposes. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of NAREIT and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and
         (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto.

(6) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate conditions, availability of proceeds from the Company's offering, the ability of the Company to obtain a Line of Credit or Permanent Financing on satisfactory terms, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

INTRODUCTION

         CNL Health Care Properties, Inc. is a Maryland corporation that was organized on December 22, 1997. CNL Health Care GP Corp. and CNL Health Care LP Corp. are wholly owned subsidiaries of CNL Health Care Properties,

Inc., organized in Delaware in December 1999. CNL Health Care Partners, LP is a Delaware limited partnership formed in December 1999. CNL Health Care GP Corp. and CNL Health Care LP Corp. are the general and limited partner, respectively, of CNL Health Care Partners, LP. Assets acquired are expected to be held by CNL Health Care Partners, LP and, as a result, owned by CNL Health Care Properties, Inc. through the Partnership. The term "Company" includes CNL Health Care Properties, Inc. and its subsidiaries, CNL Health Care GP Corp., CNL Health Care LP Corp. and CNL Health Care Partners, LP.

         The Company was formed to acquire Properties related to health care and seniors' housing facilities located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long-term, "triple-net" basis. The Company may also provide Mortgage Loans to operators of Health Care Facilities in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company also may offer Secured Equipment Leases to operators of Health Care Facilities. The aggregate principal amount of Secured Equipment Leases is not expected to exceed 10% of the Company's total assets.

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's Assets while (i) making Distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in the base rent based on increases in consumer price indices, over the terms of the leases, and obtaining fixed income through the receipt of payments from Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, either in whole or in part, through (a) Listing of the Shares or (b) the commencement of the orderly Sale of the Company's Assets, and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT).

LIQUIDITY AND CAPITAL RESOURCES

         During the period December 22, 1997 (date of inception) through December 31, 1998, a capital contribution of $200,000 from the Advisor was the Company's sole source of capital. Until the Company sold the minimum number of 250,000 Shares ($2,500,000), subscription funds were deposited with the escrow agent for the offering of Shares.

         In connection with this offering, the Company registered for sale an aggregate of $155,000,000 of Shares (15,500,000 Shares at $10 per Share), 500,000 of such Shares available only to stockholders who elect to participate in the Company's Reinvestment Plan. The Company has elected to extend the offering of Shares until a date no later than September 18, 2000. The Board of Directors may determine to engage in future offerings of Common Stock up to the number of unissued authorized Shares of Common Stock.

         On July 14, 1999, the Company had received aggregate subscription proceeds of $2,751,052 (275,105 Shares), which exceeded the minimum offering amount of $2,500,000, and $2,526,052 of the funds were released from escrow. The remaining subscription proceeds of $225,000 (representing funds received from Pennsylvania investors) will be held in escrow until the Company receives aggregate subscriptions of at least $7,775,000.

         As of December 31, 1999, the Company had received aggregate subscription proceeds of $5,435,283 (543,528 Shares), including $12,540 (1,254 Shares) through its Reinvestment Plan and $235,000 from Pennsylvania investors. As of December 31, 1999, the Company had approximately $4,368,000 available to invest in Properties and Mortgage Loans following the deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees, Organization and Offering Expenses of approximately three percent, and Acquisition Fees.

         As of March 13, 2000, the Company had received subscription proceeds (excluding the capital contribution from the Advisor and subscriptions from Pennsylvania investors) of $6,181,104 (618,110 Shares) from this offering. As of March 13, 2000, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses totalled approximately $5,192,000. As of March 13, 2000, the Company had not acquired any Properties or entered into any Mortgage Loans.

         The Company will use Net Offering Proceeds (Gross Proceeds less fees and expenses of the offering) from this offering to purchase Properties and to invest in Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company plans to obtain one or more revolving Lines of Credit initially in an amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, working capital or Permanent Financing. Although the Board of Directors anticipates that the Lines of Credit initially may be in the amount of up to $45,000,000 and the aggregate amount of any Permanent Financing shall not exceed 30% of the Company's total Assets, the maximum amount the Company may borrow is 300% of the Company's Net Assets.

         As of March 13, 2000, the Company had obtained a Commitment from a bank for an initial $25,000,000 revolving Line of Credit to be used by the Company to acquire or construct health care Properties. The Commitment provides that the term of the Line of Credit shall be five years with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable opinion, of the credit quality. Advances under the Line of Credit will bear interest at competitive rates. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years. Each loan made under the Line of Credit will be secured by the assignment of rents and leases. In addition, the Commitment provides that the Company will not be able to further encumber the applicable health care Property during the term of the loan without the bank's consent. As of March 13, 2000, the $25,000,000 Line of Credit closing had not occurred. The Company anticipates closing on the $25,000,000 Line of Credit by the end of March 2000; although, there is no assurance that the Company will obtain such Line of Credit. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         Properties are expected to be leased on a long-term, triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's Operating Expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term, highly-liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 1999, the Company had $4,744,222 invested in such short-term investments as compared to $92 at December 31, 1998. The increase in the amount invested in short-term investments reflects subscriptions proceeds received from the sale of Shares during the year ended December 31, 1999. These funds will be used primarily to purchase Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.

         During the years ended December 31, 1999 and 1998 and the period December 22, 1997 (date of inception) through December 31, 1997, Affiliates of the Company incurred on behalf of the Company $421,878, $562,739 and $43,398, respectively, for certain Organizational and Offering Expenses. In addition, during the year ended December 31, 1999, Affiliates of the Company incurred $98,206 for certain Acquisition Expenses and $41,307 for certain Operating Expenses on behalf of the Company. As of December 31, 1999 and 1998, the Company owed the Advisor and its Affiliates $1,775,256 and $685,372, respectively, for such amounts, unpaid fees and administrative expenses. The Advisor has agreed to pay or reimburse the Company all Organizational and Offering Expenses (excluding Selling Commissions and marketing support and due diligence expense reimbursement fees) in excess of three percent of Gross Proceeds.

         Since the commencement of the offering through December 31, 1999, approximately $416,023 has been incurred by the Company in Selling Commissions and marketing support and due diligence expense reimbursement fees to related parties, the majority of which were subsequently paid to unrelated broker-dealer firms. In addition, since the commencement of the offering through December 31, 1999, the Company has reimbursed Affiliates approximately $135,339 for certain Organizational and Offering Expenses incurred on behalf of the Company and administrative services related to the offering.

         During the year ended December 31, 1999, the Company generated cash from operations (which includes interest received less cash paid for Operating Expenses) of $12,851. Based on current and anticipated future cash from operations, the Company declared Distributions to its stockholders of $50,404 during the period July 14, 1999 (the date operations commenced) through December 31, 1999. No Distributions were paid or declared for the period December 22, 1997 (date of inception) through July 13, 1999 because operations had not commenced. On January 1, 2000 and February 1, 2000, the Company declared Distributions to stockholders of record on January 1, 2000 and February 1, 2000, totalling $13,501 and $14,530, respectively (each representing $0.025 per Share), payable in March 2000. For the year ended December 31, 1999, 100% of the Distributions received by stockholders were considered to be ordinary income for federal income tax purposes. No amounts distributed or to be distributed to the stockholders as of March 13, 2000, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

         Due to anticipated low Operating Expenses, rental income expected to be obtained from Properties after they are acquired, the fact that the Line of Credit and Permanent Financing have not been obtained and that the Company has not entered into Mortgage Loans or Secured Equipment Leases, management does not believe that working capital reserves will be necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         As of March 13, 2000, the Company had an initial commitment to acquire one Property. The Company had not entered into any arrangements creating a reasonable probability that a particular Mortgage Loan or Secured Equipment Lease would be funded. The number of Properties to be acquired and the number of Mortgage Loans to be invested in by the Company will depend upon the amount of Net Offering Proceeds available and the amount of funds borrowed to acquire Properties and make Mortgage Loans. The number of Secured Equipment Leases to be offered is currently undetermined, but the Company will fund the Secured Equipment Leases with the proceeds from the Line of Credit or Permanent Financing. The Company intends to fund its initial acquisition using net offering proceeds and advances from the $25,000,000 Line of Credit. The amounts borrowed under the Line of Credit are expected to be repaid as the Company receives additional offering proceeds. In the event the Company did not receive enough offering proceeds to repay the advances when due, it would seek additional equity or debt financing.

         Management expects that the cash to be generated from operations will be adequate to pay Operating Expenses and to make Distributions to stockholders.

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in the Prospectus.

RESULTS OF OPERATIONS

         No operations commenced until the Company received the minimum offering proceeds of $2,500,000 on July 14, 1999. The Company did not acquire any Properties or enter into any Mortgage Loans during the year ended December 31, 1999.

         During the year ended December 31, 1999, the Company earned $86,231 in interest income from investments in money market accounts. Interest income is expected to increase as the Company invests subscription proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses were $114,621, including organizational expenses of $35,000, for the year ended December 31, 1999. Operating expenses represent only a portion of operating expenses which the Company is expected to incur during a full year in which the Company owns Properties or in which the Company is operational. The dollar amount of operating expenses is expected to increase as the Company acquires Properties and invests in Mortgage Loans. Organizational expenses represent the cost related to forming a new entity and are not expected to be incurred on an ongoing basis.

         When the Company files its 1999 income tax return, it will elect, pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the year ended December 31, 1999. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of percentage rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         In April of 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which became effective for the Company January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of earnings. During the year ended December 31, 1999, operating expenses include a charge of $35,000 for organizational costs.

         Management is not aware of any known trends or uncertainties, other than national economic conditions, which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those Properties referred to in this Prospectus.

         There currently are no material changes being considered in the objectives and policies of the Company as set forth in this Prospectus.

YEAR 2000 READINESS DISCLOSURE

OVERVIEW OF YEAR 2000 COMPLIANCE ISSUES

         The year 2000 compliance issues concern the ability of information and non-information technology systems to properly recognize and process date-sensitive information beyond January 1, 2000. The failure to accurately recognize the year 2000 could result in a variety of problems from data miscalculations to the failure of entire systems.

READINESS STATUS

         The Advisor and its Affiliates generally provide all services requiring the use of information and some non-information technology systems pursuant to the Advisory Agreement with the Company. The Company generally does not directly own information technology systems. In early 1998, Affiliates of the Advisor formed a year 2000 committee ("the Y2K Team") that assessed the readiness of any systems that were date sensitive and completed upgrades for the hardware equipment and software that was not year 2000 compliant, as necessary. The cost for these upgrades and other remedial measures was the responsibility of the Advisor and its Affiliates. The Company has not incurred, and the Advisor and its Affiliates do not expect that the Company will incur, any costs in connection with the year 2000 readiness measures. In addition, the Y2K team requested and received certifications of compliance from other companies with which the Advisor, its Affiliates, and the Company have material third party relationships.

         In assessing the risks presented by the year 2000 compliance issues, the Y2K Team identified potential worst case scenarios involving the failure of the information and non-information technology systems used by the Company's transfer agent and financial institutions. As of March 13, 2000, the Advisor and its Affiliates have tested the information and non-information technology systems used by the Company and have not experienced material disruption or other significant problems. In addition, as of the same date, the Advisor is not aware of any material year 2000 compliance issues relating to information and non-information technology systems of third parties with which the Company maintains material relationships, including those of the Company's transfer agent and financial institutions. In addition, in the Company's interactions with its transfer agent and financial institutions, the systems of these third parties have functioned normally. Until the Company's first Distribution in 2000 and the delivery of the information by the transfer agent to stockholders in early 2000, the Advisor will continue to monitor the year 2000 compliance of the transfer agent. In addition, the Advisor will continue to monitor the systems used by the Company and to maintain contact with third parties with which the Company has material relationships with respect to year 2000 compliance and any year 2000 issues that may arise at a later date. The Advisor will develop contingency plans relating to ongoing year 2000 issues at the time that such issues are identified and such plans are deemed necessary.

         Based on the information provided to the Y2K Team, the upgrades and remedial measures by the Advisor and its Affiliates, and the normal functioning to date of information and non-information technology systems used by the Company and those third parties, the Advisor does not foresee significant risks associated with its year 2000 compliance at this time. In addition, the Advisor and its Affiliates do not expect to incur any material additional costs in connection with the year 2000 compliance efforts. However, there can be no assurance that the Advisor and its Affiliates or any third parties will not have ongoing year 2000 compliance issues that may have adverse effects on the Company.


                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

         The Company currently has five Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors will be responsible for the management and control of the affairs of the Company; however, the Board of Directors will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, will have a fiduciary duty to the Company.

         The Directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

            Name                    Age        Position with the Company
-----------------------------      ------      ---------------------------------------------------------------


James M. Seneff, Jr.                53         Director, Chairman of the Board, and Chief Executive Officer
Robert A. Bourne                    52         Director and President
David W. Dunbar                     47         Independent Director
Timothy S. Smick                    48         Independent Director
Edward A. Moses                     57         Independent Director
Phillip M. Anderson, Jr.            40         Chief Operating Officer and Executive Vice President
Thomas J. Hutchinson III            58         Executive Vice President
Jeanne A. Wall                      41         Executive Vice President
Lynn E. Rose                        51         Secretary and Treasurer



         JAMES M. SENEFF, JR. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff is a director, Chairman of the Board and Chief Executive Officer of CNL Health Care Corp., the Advisor to the Company, and CNL Health Care Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc. (formerly CNL Group, Inc.), a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. since its formation in 1980. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Health Care Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. He also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Hospitality Corp., its advisor. Since 1992, Mr. Seneff has served as Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, and served as Chief Executive Officer from 1994 through August 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc., until it merged with the Company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since 1979; CNL Investment Company since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or co-venturer in over 100 real estate ventures. These ventures have involved the financing, acquisition, construction, and leasing of restaurants, office buildings, apartment complexes, hotels, and other real estate. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         ROBERT A. BOURNE. Director and President. Mr. Bourne serves as a director and President of CNL Health Care Corp., the Advisor to the Company, and CNL Health Care Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc. (formerly CNL Group, Inc.); a director, Vice Chairman of the Board and President of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust; as well as, a director and President of CNL Hospitality Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with the company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has participated as a general partner or co-venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and leasing of restaurants, office buildings, apartment complexes, hotels, and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         DAVID W. DUNBAR. Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Bank, which he organized and founded in 1996. Mr. Dunbar is also a member of the board of trustees of Bay Care Health Systems, an alliance of ten non-profit hospitals in the Tampa Bay area, as well as a member of the board of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital and North Bay Hospital, a 122-bed facility. He is a former member of the board of directors of Morton Plant Mease Hospital Foundation. In addition, Mr. Dunbar serves as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1981 through 1988 and from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. In addition, in 1990, Mr. Dunbar served as the Governor's appointee to the State of Florida Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws. Mr. Dunbar received a degree in finance from Florida State University. He is also a graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and the School of Banking of the South at Louisiana State University.

         TIMOTHY S. SMICK. Independent Director. Mr. Smick is currently an independent investor. From 1996 through February 1998, he served as chief operating officer, executive vice president and a member of the board of directors of Sunrise Assisted Living, Inc., one of the nation's leading providers of assisted living care for seniors with 68 communities located in 13 states. In addition, Mr. Smick served as president of Sunrise Management Inc., a wholly owned subsidiary of Sunrise Assisted Living, Inc. During 1995, Mr. Smick served as a senior housing consultant to LaSalle Advisory, Ltd., a pension fund advisory company. From 1985 through 1994, Mr. Smick was chairman and chief executive officer of PersonaCare, Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities in six states. Mr. Smick's health care industry experience also includes serving as the regional operations director for Manor Healthcare, Inc., a division of ManorCare, Inc., and as operations director for Allied Health and Management, Inc. Prior to co-founding PersonaCare, Inc., Mr. Smick was a partner in Duncan &

Smick, a commercial real estate development firm. Mr. Smick received a B.A. in English from Wheaton College and pursued graduate studies at Loyola College.

         EDWARD A. MOSES. Independent Director. Dr. Moses has served as dean of the Roy E. Crummer Graduate School of Business at Rollins College since 1994, and as a professor and NationsBank professor of finance since 1989. As dean, Dr. Moses is presently establishing a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate School of Business. From 1985 to 1989 he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr. Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance Associations, served on the Board of the Southern Business Administration Association, and served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University, and is a member of the board of directors of HTE, Inc. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and a Masters of Business Administration (1967) and Ph.D. in finance from the University of Georgia in 1971.

         PHILLIP M. ANDERSON, JR. Chief Operating Officer and Executive Vice President. Mr. Anderson joined CNL Health Care Corp. in January 1999 and is responsible for the planning and implementation of CNL's interest in health care industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer of both CNL Health Care Corp., the Company's Advisor, and of CNL Health Care Development, Inc. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt ("Classic") is affiliated with Hyatt Hotels and Chicago's Pritzker family. Classic acquires, develops, owns and operates seniors' housing, assisted living, skilled nursing and Alzheimer's facilities throughout the United States. Mr. Anderson's responsibilities grew from overseeing construction of Classic's first properties to acquiring and developing new properties. After assuming responsibility for acquisitions, Mr. Anderson doubled the number of senior living apartments/beds ("units") in the portfolio by adding over 1,200 units. In addition, the development of an additional 1,000 units of seniors' housing commenced under Mr. Anderson's direction. Mr. Anderson also served on Classic's Executive Committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.

         THOMAS J. HUTCHISON III. Executive Vice President. Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Health Care Corp., the Advisor of the Company, and CNL Hospitality Corp. He also serves as the Chief Operating Officer of CNL Community Development Corp. Mr. Hutchison joined CNL in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering re-organization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         JEANNE A. WALL. Executive Vice President. Ms. Wall serves as Executive Vice President of CNL Health Care Corp., the Advisor to the Company. Ms. Wall also serves as Executive Vice President of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Executive Vice President and a director of CNL Hospitality Corp., its advisor. She also serves as a director of CNLBank. Ms. Wall serves as Executive Vice President of CNL Financial Group, Inc. (formerly CNL Group, Inc.). Ms. Wall has served as Chief Operating

Officer of CNL Investment Company and of CNL Securities Corp. since 1994 and has served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. and in 1985, became Vice President. In 1987, she became a Senior Vice President and in July 1997, became Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development, communications and investor services for programs offered through participating brokers. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993. Ms. Wall served as Vice President of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 through 1997, and served as Vice President of CNL Realty Advisors, Inc., from its inception in 1991 through 1997. Ms. Wall also served as Executive Vice President of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and as Executive Vice President of CNL Fund Advisors, Inc., its advisor, from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association, is a member of the Corporate Advisory Council for the International Association for Financial Planning and is a member of the International Women's Forum. In addition, she previously served on the Direct Participation Program committee for the National Association of Securities Dealers, Inc. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp.

         LYNN E. ROSE. Secretary and Treasurer. Ms. Rose also serves as Secretary, Treasurer and a director of CNL Health Care Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose is Secretary and Treasurer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. In addition, she serves as Secretary, Treasurer and a director of CNL Hospitality Corp., its advisor. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. She also served as Treasurer of CNL Fund Advisors, Inc., from 1994 through July 1998, and served as Secretary and a director from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996, and as Secretary and a director of CNL Realty Advisors, Inc., its advisor, from its inception in 1991 through 1997. She also served as Treasurer of CNL Realty Advisors, Inc. from 1991 through February 1996. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. (formerly CNL Group, Inc.) since 1987, served as Controller from 1987 to 1993 and has served as Chief Financial Officer since 1993. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as Secretary for approximately 50 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax and legal compliance for over 375 corporations, partnerships and joint ventures, and the accounting and financial reporting for over 200 entities. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs organized by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time, if any, as the Shares are listed on a national securities exchange or over-the-counter market, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Health Care Corp. (formerly CNL Health Care Advisors, Inc.) is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective September 15, 1998. CNL Health Care Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

         The directors and officers of the Advisor are as follows:

             James M. Seneff, Jr.              Chairman of the Board, Chief Executive Officer, and Director
             Robert A. Bourne                  President and Director
             Phillip M. Anderson, Jr.          Chief Operating Officer
             Jeanne A. Wall                    Executive Vice President
             Lynn E. Rose                      Secretary, Treasurer and Director



         The backgrounds of these individuals are described above under "Management -- Directors and Executive Officers."

         The Advisor employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing properties, although such personnel have limited experience in selecting and managing Health Care Facilities.

         The Advisor currently owns 20,000 shares of Common Stock. The Advisor may not sell these shares of Common Stock while the Advisory Agreement is in effect, although the Advisor may transfer such shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares of Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any shares of Common Stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

         The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Organizational and Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, the formation and organization of the Company, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares; (ii) Selling Commissions, advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location);
(v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, for goods and services provided by the Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location); and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.

         The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

         The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the Advisory Agreement, the Advisor is entitled to receive fees and reimbursements, as listed in "Management Compensation." The Subordinated Incentive Fee payable to the Advisor under certain circumstances if Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. The Subordinated Incentive Fee is an amount equal to 10% of the amount by which (i) the market value of the Company, measured by taking the average closing price or average of bid and asked prices, as the case may be, over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing (the "Market Value"), plus the total Distributions paid to stockholders from the Company's inception until the date of Listing, exceeds
(ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the Market Value is determined. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred subordinated share of Net Sales Proceeds from Sales of assets of the Company. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the Advisor.

         The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

         If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

         Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property, Mortgage Loan and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on September 16, 2000. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

         The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the Termination Date, less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's Assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

         The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

         The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares for services in connection with the offering of Shares, a substantial portion of which will be paid as commissions to other broker-dealers. For the period January 1, 2000 through March 13, 2000 and the years ended December 31, 1999 and 1998, the Company had incurred $ 73,562, $388,109 and $1,912, respectively of such fees, of which approximately $68,600, $370,690 and $1,785, respectively, has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, all or a portion of which may be reallowed to other broker-dealers. For the period January 1, 2000 through March 13, 2000 and the years ended December 31, 1999 and 1998, the Company had incurred $4,904, $25,874 and $128, respectively, of such fees, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid.

         In addition, the Company has agreed to issue and sell Soliciting Dealer Warrants to the Managing Dealer. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 Shares sold by the Managing Dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of the Managing Dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12.00 during the five-year period commencing with the date the offering begins. No Soliciting Dealer Warrant, however, will be exercisable until one year from the date of issuance. As of December 31, 1999, CNL Securities Corp. was entitled to receive approximately 19,000 Soliciting Dealer Warrants; however, no such warrants had been issued as of that date.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. During the period January 1, 2000 through March 13, 2000, and the years ended December 31, 1999 and 1998, the Company incurred $44,137, $232,865 and $1,148, respectively, of such fees. Such fees are included in other assets.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the years ended December 31, 1999 and 1998 and the period December 22, 1997 (date of inception) through December 31, 1997, the Company incurred $373,480, $196,184 and $15,202, respectively, for these services. For the year ended December 31, 1999, $328,229 of such costs represented stock issuance costs, $6,455 represented acquisition related costs and $38,796 represented general operating and administrative expenses. For 1998 and 1997, such amounts are included in deferred offering costs.

         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

                         PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HOTEL PROPERTIES AND HAVE NOT INVESTED IN HEALTH CARE FACILITIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Bourne and Seneff currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 1999, the 18 partnerships and the two unlisted REITs had raised a total of approximately $1.7 billion from a total of approximately 91,000 investors, and owned approximately 1,400 fast-food, family-style and casual-dining restaurant properties, and 11 hotels. None of the 18 public partnerships or the two unlisted public REITs has invested in Health Care Facilities. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.


                                                                                   NUMBER OF         DATE 90% OF NET
                                                                                    LIMITED          PROCEEDS FULLY
                             MAXIMUM                                              PARTNERSHIP          INVESTED OR
NAME OF                      OFFERING                                              UNITS OR           COMMITTED TO
ENTITY                       AMOUNT (1)                DATE CLOSED                SHARES SOLD        INVESTMENT (2)
------                       ----------                -----------                -----------        --------------

CNL Income                   $15,000,000               December 31, 1986            30,000         December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000               August 21, 1987              50,000         November 1987
Fund II, Ltd.                (50,000 units)

CNL Income                   $25,000,000               April 29, 1988               50,000         June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000               December 6, 1988             60,000         February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000               June 7, 1989                 50,000         December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000               January 19, 1990             70,000         May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000               August 1, 1990             30,000,000       January 1991
Fund VII, Ltd.               (30,000,000 units)

CNL Income                   $35,000,000               March 7, 1991              35,000,000       September 1991
Fund VIII, Ltd.              (35,000,000 units)



CNL Income                   $35,000,000               September 6, 1991           3,500,000       November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000               April 22, 1992              4,000,000       June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000               October 8, 1992           4,000,000         September 1992
Fund XI, Ltd.                (4,000,000 units)


                                                                                    NUMBER OF          DATE 90% OF NET
                                                                                     LIMITED            PROCEEDS FULLY
                             MAXIMUM                                               PARTNERSHIP           INVESTED OR
NAME OF                      OFFERING                                               UNITS OR             COMMITTED TO
ENTITY                       AMOUNT (1)                DATE CLOSED                 SHARES SOLD          INVESTMENT (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $45,000,000               April 15, 1993            4,500,000            July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 13, 1993        4,000,000            August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000               March 23, 1994            4,500,000            May 1994
Fund XIV, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 22, 1994        4,000,000            December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               July 18, 1995             4,500,000            August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000               October 10, 1996          3,000,000            December 1996
Fund XVII, Ltd.              (3,000,000 units)

CNL Income                   $35,000,000               February 6, 1998          3,500,000            December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL American                 $747,464,413              January 20, 1999 (3)      74,746,441 (3)       February 1999 (3)
Properties Fund, Inc.        (74,746,441 shares)

CNL Hospitality              $425,072,637                      (4)                     (4)                   (4)
Properties, Inc.             (42,507,264 shares)

---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") represents the number of shares prior to a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
       through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totalling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, CHP commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. As of December 31, 1999, CHP had received subscriptions totalling $138,885,350

       (13,888,535 shares), including $431,182 (43,118 shares) through the reinvestment plan, from the 1999 Offering. As of such date, CHP had purchased, directly or indirectly, 11 properties.

         As of December 31, 1999, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 1999. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of December 31, 1999. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 11 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant property and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), ten commercial/retail properties (comprising 11% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 1999 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1999, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs .




      NAME OF                    TYPE OF                                            METHOD OF            TYPE OF
       ENTITY                   PROPERTY                    LOCATION                FINANCING            PROGRAM
CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA



      NAME OF                    TYPE OF                                            METHOD OF            TYPE OF
       ENTITY                   PROPERTY                    LOCATION                FINANCING            PROGRAM

CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

CNL Income Fund VI,        59 fast-food or           AR, AZ, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MI, MN,
                           restaurants               NC, NE, NM, NY, OH,
                                                     OK, PA, TN, TX, VA,
                                                     WA, WY

CNL Income Fund            51 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               OH, SC, TN, TX, UT, WA

CNL Income Fund            43 fast-food or           AZ, FL, IN, LA, MI,             All cash            Public
VIII, Ltd.                 family-style              MN, NC, NY, OH, TN,
                           restaurants               TX, VA

CNL Income Fund IX,        46 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MI, MN,
                           restaurants               MS, NC, NH, NY, OH,
                                                     SC, TN, TX

CNL Income Fund X,         55 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, LA, MI, MO,
                           restaurants               MT, NC, NE, NH, NM,
                                                     NY, OH, PA, SC, TN,
                                                     TX, WA

CNL Income Fund XI,        44 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA,
                                                     WA

CNL Income Fund            51 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
XII, Ltd.                  family-style              LA, MO, MS, NC, NM,
                           restaurants               OH, SC, TN, TX, WA

CNL Income Fund            50 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, NC, OH, PA, SC,
                                                     TN, TX, VA

CNL Income Fund            65 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              KS, LA, MN, MO, MS,
                           restaurants               NC, NJ, NV, OH, SC,
                                                     TN, TX, VA


      NAME OF                    TYPE OF                                            METHOD OF            TYPE OF
       ENTITY                   PROPERTY                    LOCATION                FINANCING            PROGRAM

CNL Income Fund XV,        56 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            49 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, MN,
                           restaurants               MO, NC, NM, NV, OH,
                                                     TN, TX, UT, WI

CNL Income Fund            31 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MI, NC, NV, OH, SC,
                           casual-dining             TN, TX, WA
                           restaurants

CNL Income Fund            25 fast-food,             AZ, CA, FL, GA, IL,             All cash            Public
XVIII, Ltd.                family-style or           KY, MD, MN, NC, NV,
                           casual-dining             NY, OH, TN, TX, VA
                           restaurants

CNL American               679 fast-food,            AL, AZ, CA, CO, CT,               (1)             Public REIT
Properties Fund,           family-style or           DE, FL, GA, IA, ID,
Inc.                       casual-dining             IL, IN, KS, KY, LA,
                           restaurants               MD, MI, MN, MO, MS,
                                                     NC, NE, NH, NJ, NM,
                                                     NV, NY, OH, OK, OR,
                                                     PA, RI, SC, TN, TX,
                                                     UT, VA, WA, WI, WV

CNL Hospitality            11 limited                AZ, CA, GA, NV, PA,               (2)             Public REIT
Properties, Inc.           service, extended         TX, WA
                           stay or full
                           service hotels


(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its line of credit to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) In 1998, CHP used proceeds from its line of credit and net offering proceeds to fund the acquisition of two of its properties. As of December 31, 1999, CHP had repaid amounts borrowed on its line of credit using additional net offering proceeds. In 1999, CHP acquired an interest in seven additional properties through CNL Hotel Investors, Inc. ("CHI"), a real estate investment trust jointly owned by CHP and Five Arrows Realty Securities II L.L.C. ("Five Arrows"). In connection with the acquisition of these seven properties, CHI used proceeds from permanent financing, in addition to net offering proceeds from CHP and cash contributions from Five Arrows.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL

Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1995 and December 1999, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making Distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the terms of the leases, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within five to ten years after commencement of the offering, through (a) Listing, or, (b) if Listing does not occur within ten years after commencement of the offering (December 31, 2008), the commencement of orderly Sales of the Company's assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

         The Company intends to meet its objectives through its investment policies of (i) purchasing carefully selected, well-located Properties and leasing them on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to operators of Health Care Facilities under leases generally requiring the tenant to pay base annual rental with automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the term of the lease, and (ii) offering Mortgage Loans and Secured Equipment Leases to operators of Health Care Facilities.

         In accordance with its investment policies, the Company intends to invest in Properties whose tenants are operators of Health Care Facilities to be selected by the Company, based upon recommendations by the Advisor. Although there is no limit on the number of properties of a particular operator of Health Care Facilities which the Company may acquire, the Company currently does not expect to acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees or borrowers will similarly be operators of Health Care Facilities selected by the Company, following the Advisor's recommendations. The Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee or borrower, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives. See "Business."

         The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

         3. The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

         4. The Company may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. The Company may not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements is limited to 10% of the Company's tangible assets (which is included within the 25% limitation).

         6. The Company may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset coverage," for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

         7. The Company may not incur any indebtedness which would result in an aggregate amount of Leverage in excess of 300% of Net Assets.

         8. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company.

         9. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Company's Articles of Incorporation.

         10. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares,"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that, in the judgment of the Independent Directors, has a market value not less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

         11. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by an Independent Expert selected by the Independent Directors.

         12. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         13. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         14. The Company will not invest in any foreign currency or bullion or engage in short sales.

         15. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

         16. The Company will not make loans to the Advisor or its Affiliates.

         17. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         18. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding Common Stock.

         Except as set forth above or elsewhere in this Prospectus, the Company does not intend to issue senior securities; borrow money; make loans to other persons; invest in the securities of other issuers for the purpose of exercising control; underwrite securities of other issuers; engage in the purchase and sale (or turnover) of investments; offer securities in exchange for property, repurchase or otherwise reacquire its shares or other securities; or make annual or other reports to security holders. The Company evaluates investments in Mortgage Loans on an individual basis and does not have a standard turnover policy with respect to such investments.


                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income (90% in 2001 and thereafter), although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table reflects total Distributions and Distributions per Share declared and paid by the Company for each month since the Company commenced operations.

                                         Total              Distributions
                 Month               Distributions            per Share
          ---------------------      ---------------       ----------------

          August 1999                    $ 7,422               $ 0.025
          September 1999                   9,038                 0.025
          October 1999                    10,373                 0.025
          November 1999                   11,289                 0.025
          December 1999                   12,282                 0.025

         In addition, in January and February 2000, the Company declared Distributions totalling $13,501 and $14,530, respectively (each representing $0.025 per Share), payable in March 2000. The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly during the offering period, declared monthly during any subsequent offering, paid on a quarterly basis during an offering period, and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income (90% in 2001 and thereafter) to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors
(i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         For the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, 100% of the Distributions declared and paid were considered to be ordinary income for federal income tax purposes. Due to the fact that the Company had not yet acquired any Properties and was still in the offering stage as of December 31, 1999, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of this offering.

         The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to the Company. For more complete provisions, reference is made to the Maryland General Corporation Law, the guidelines for REITs published by the North American Securities Administrators Association and the Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK

         GENERAL. The Company has authorized a total of 206,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 103,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 103,000,000 Excess Shares, 100,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "Restriction of Ownership." As of March 13, 2000, the Company had 638,110 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the offering and 1,254 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company at least one calendar month prior to the last day of the current quarter. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following quarter on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

         Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.

         The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. The issuance of Preferred Shares shall be approved by a majority of the Independent Directors who do not have any interest in the transactions and who have access, at the expense of the Company, to the Company's or independent legal counsel. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

         Similarly, the voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

         For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Restriction of Ownership," below.

         SOLICITING DEALER WARRANTS. The Company has agreed to issue and sell, as part of an overall compensation package, Soliciting Dealer Warrants to the Managing Dealer, whereby one warrant to purchase one share of Common Stock will be issued for every 25 Shares sold by the Managing Dealer. The Managing Dealer has agreed to pay the Company $0.0008 for each Soliciting Dealer Warrant. These warrants will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to this offering. All or a portion of the Soliciting Dealer Warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of, the Managing Dealer, except where prohibited by either federal or state securities laws. The Company will not issue Soliciting Dealer Warrants to the Managing Dealer and the Managing Dealer will not transfer Soliciting Dealer Warrants, in connection with the sale of Shares to residents of Minnesota or Texas.

         The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of Common Stock from the Company at a price of $12.00 (120% of the current public offering price per Share) during the Exercise Period, provided , Soliciting Dealer Warrants will not be exercisable until one year from the date of issuance. Holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code.

         The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant and the number of such warrants may be adjusted in the event of stock dividends, certain subdivisions, combinations and reclassification of shares of Common Stock or the issuance to stockholders of rights, options or warrants entitling them to purchase shares of Common Stock or securities convertible into shares of Common Stock. The terms of the Soliciting Dealer Warrants also may be adjusted if the Company engages in certain merger or consolidation transactions or if all or substantially all of the

Company's assets are sold. Soliciting Dealer Warrants are not transferable or assignable except by the Managing Dealer, the Soliciting Dealers, their successors in interest, or to individuals who are both officers and directors of such a person. Exercise of these Soliciting Dealer Warrants will be under the terms and conditions detailed this Prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

         As holders of Soliciting Dealer Warrants, persons do not have the rights of stockholders, may not vote on Company matters and are not entitled to receive Distributions until such time as such warrants are exercised.

         The Company anticipates that it will value the Soliciting Dealer Warrants using an option pricing model in accordance with the guidance provided in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The option pricing model that the Company will use will take into consideration the following factors: (i) the exercise price of the Soliciting Dealer Warrants; (ii) the expected life of the Soliciting Dealer Warrants; (iii) the price of the Shares; (iv) expected Distributions with respect to the Shares; (v) the risk-free interest rate for the expected term of the Soliciting Dealer Warrants and, to the extent applicable, (vi) the expected volatility of the Shares. Any difference between the fair value of the Soliciting Dealer Warrants and the purchase price of the Soliciting Dealer Warrants would be reflected in the financial statements of the Company as a charge to capital in excess of par value related to stock issuance costs, with a corresponding credit to equity relating to the issuance of the Soliciting Dealer Warrants.

BOARD OF DIRECTORS

         The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management -- Independent Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of Common Stock present in person or by proxy and entitled to vote. Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

         An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by an officer of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         At any meeting of stockholders, each stockholder is entitled to one vote per share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by or on behalf of the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and, in some cases a two-thirds majority, of the shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company or remove one or more Directors without necessity for concurrence by the Board of Directors.

MERGERS, COMBINATIONS AND SALE OF ASSETS

         A merger, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

         Section 2.8 of the Articles of Incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between the Company and any person. Consequently, business combinations between the Company and Interested Stockholders can be effected upon the affirmative vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

         The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control Shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

         Section 2.9 of the Articles of Incorporation provides that the Maryland Control Share Acquisition Statute is inapplicable to any acquisition of securities of the Company by any person. Consequently, in instances where the Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of the Company or such restrictions are otherwise removed, control shares of the Company will have voting rights, without having to obtain the approval of a supermajority of the outstanding Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote.

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2008, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the Directors, if such modification does not jeopardize the Company's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the Company as a REIT.

         It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock.

         If the ownership, transfer or acquisition of shares of Common or Preferred Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain attribution rules) Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) fewer than 100 Persons owning the Common Stock and Preferred Stock, (iii) the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) the Company failing any of the gross income requirements of section 856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Common Stock and/or Preferred Stock, as the case may be, to the extent required to avoid such a result. Common Stock or Preferred Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to Distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or, in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any Distribution paid to a proposed transferee or holder of Excess Shares shall be repaid to the Company upon demand. Excess Shares shall be subject to repurchase by the Company at its election. The purchase price of any Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or, in the case of a devise or gift or similar event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event), or (b) the fair market value of such Shares on the date on which the Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) CNL Health Care Corp., during the period ending on December 31, 1998, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by CNL Health Care Corp. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management-- Fiduciary Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of CNL Health Care Partners, LP to the same extent that they have access to the books of account and records of the Company.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

         If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the Directors shall be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. The Company may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company. The remedies provided by the Articles of Incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)     one of the following:

                  (A) remaining stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from participating in any proposed Roll-Up
Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See "Description of Capital Stock" and "Stockholder Meetings," above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of the Company's Articles of Incorporation and described in "Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.


                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Shaw Pittman, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         GENERAL. The Company expects to elect to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1999. The Company believes that it will be organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in regulations promulgated by the United States Department of Treasury under the Code ("Treasury Regulations") that have not yet been promulgated). (The results described above with respect to the recognition of "built-in gain" assume that the Company will make an election pursuant to IRS Notice 88-19.)

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         OPINION OF COUNSEL. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, commencing with the Company's taxable year ending December 31, 1999, the Company will be organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         REQUIREMENTS FOR QUALIFICATION AS A REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not closely held as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of Health Care Partners and of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         OWNERSHIP TESTS. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         ASSET TESTS. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the issuer's outstanding voting securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         Initially, the bulk of the Company's assets will be real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the value of the Secured Equipment Leases, together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property owned by the Company, exceeds 25% of the Company's total assets.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of an issuer's voting securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         INCOME TESTS. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         (a) THE 75 PERCENT AND 95 PERCENT TESTS. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and
(ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term

"rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

         The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;
(iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of Property Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.

         The Company will also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes then, the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% or 95% test (whichever amount is greater).

         (b) THE IMPACT OF DEFAULT UNDER THE SECURED EQUIPMENT LEASES. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment

Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose either to lease or sell such Equipment.

         However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

         DISTRIBUTION REQUIREMENTS. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 95% (90% in 2001 and thereafter) of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income . Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 95% distribution requirement (90% in 2001 and thereafter). Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 95% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 95% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling assets. If the Company ultimately were unable to satisfy the 95% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 95% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied, if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

         NEW TAX LEGISLATION. On December 17, 1999, President Clinton signed the Work Incentives Improvement Act of 1999. This law includes several provisions that pertain to REITs, two of which will affect the Company. First, the distribution requirement, discussed in " -- Distribution Requirements" above, will be reduced so that the Company will be required to distribute dividends equal to 90% (rather than 95%) of its net taxable income. Second, another provision will change the method for measuring whether a lease violates the restriction that rent attributable to personal property leased in connection with a lease of real property is no more than 15 percent of the total rent received under the lease. Under current law, the percentage is determined by reference to the adjusted tax bases of the real property and the personal property; under the recently passed law, the percentage will be determined by reference to their respective fair market values. These provisions will be effective beginning in 2001.

TAXATION OF STOCKHOLDERS

         TAXABLE DOMESTIC STOCKHOLDERS. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and (ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if its results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account the Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the

Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Taxation of Stockholders -- Foreign Stockholders" below.

         The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

         TAX-EXEMPT STOCKHOLDERS. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A DE MINIMIS exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel, the distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

         FOREIGN STOCKHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 1999, the Non-U.S. Stockholder files IRS Form W-8 with the

Company and, if the Shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS) or (ii) the Non-U.S. Stockholder files an IRS Form 4224 (or, with respect to payments on or after January 1, 1999, files IRS Form W-8 with the Company) with the Company claiming that the distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. Beginning with payments made on or after January 1, 1999, the Company will be permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its shareholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to operators of Health Care Facilities pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 95% distribution requirement (90% in 2001 and thereafter) for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Taxation of the Company Distribution Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Property Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Property Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel cannot opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

         The Company will purchase Equipment and lease it to operators of Health Care Facilities pursuant to leases of the type described in "Business -- General." The ability of the Company to qualify as a REIT depends on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests."

         While certain characteristics of the Secured Equipment Leases to be entered into by the Company suggest that the Company retains ownership of the Equipment, such as the fact that certain of the Secured Equipment Leases are structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases are financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment Leases described in "Business -- General," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

         On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business -- General," and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Taxation of the Company -- Asset Tests" and "Taxation of the Company -- Income Tests," above.


                             REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which the Company is making a public offering of shares of Common Stock, the statement will report an estimated value of each share at the public offering price per share, which during the term of this offering is $10 per share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each share, based on (i) appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Leases. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the Company, at the location where such reports are kept by the Company. Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.

                                  THE OFFERING

GENERAL


         A maximum of 15,000,000 Shares ($150,000,000) are being offered at a purchase price of $10.00 per share. In addition, the Company has registered an additional 500,000 Shares ($5,000,000) available only to stockholders who receive a copy of this Prospectus and who elect to participate in the Reinvestment Plan. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following termination of this offering.

         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000) and, for Iowa investors, IRAs and qualified plans must make a minimum investment of 250 Shares ($2,500). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. See " -- General," " -- Subscription Procedures" and "Summary of Reinvestment Plan."

         Pursuant to the requirements of the Commissioner of Securities of the State of Pennsylvania, subscriptions from Pennsylvania residents may not be released from escrow until subscriptions for Shares totalling at least $7,775,000 have been received from all sources. Until subscription funds for the Company total $7,775,000, the Pennsylvania funds will be held in escrow by SouthTrust Bank, N.A., and interest earned on such funds will accrue to the benefit of subscribers.

PLAN OF DISTRIBUTION

         The Shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. Both James
M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank, N.A. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "Escrow Arrangements" below.

         Subject to the provisions for reduced Selling Commissions described below, the Company will pay the Managing Dealer an aggregate of 7.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer shall reallow fees of up to 7% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer, as an expense allowance, a marketing support and due diligence expense reimbursement fee equal to 0.5% of Gross Proceeds. All or any portion of this fee may be reallowed to any Soliciting Dealer with the prior written approval from, and in the sole discretion of, the Managing Dealer, based on such factors as the number of Shares sold by such Soliciting Dealer, the assistance, if any, of such Soliciting Dealer in marketing the offering, and bona fide due diligence expenses incurred. The Company also will issue to the Managing Dealer, a Soliciting Dealer Warrant to purchase one share of Common Stock for every 25 Shares sold, to be exercised, if at all, during the Exercise Period, at a price of $12.00 per share. The Managing Dealer may, in its sole discretion, reallow all or any part of such Soliciting Dealer Warrant to certain Soliciting Dealers, unless prohibited by federal or state securities laws. Soliciting Dealer Warrants will not be exercisable until one year from date of issuance. Soliciting Dealer Warrants are not transferable or assignable except by the Managing Dealer, the Soliciting Dealers, their successors in interest, or individuals who are both officers and directors of such a person. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants." Stockholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions and the marketing support and due diligence fee on Shares purchased for their accounts on the same basis as investors who purchase Shares in the offering. See "Summary of Reinvestment Plan."

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, employees, officers, and Directors of the Company, or employees, officers and directors of the Advisor, any of their Affiliates and any

Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. Clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of 7% commissions. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees which is consistent with accepting Selling Commissions, in their sole discretion, may elect not to accept any Selling Commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all Selling Commissions, at a per Share purchase price of $9.30. In connection with the purchases of certain minimum numbers of Shares, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer shall be reduced in accordance with the following schedule:


                                                                              Reallowed Commissions on Sales
                                            Purchase Price for             per Share on Total Sale for Increment
                                          Incremental Share in                Share in Volume Discount Range
         Dollar Amount                       Volume Discount             -----------------------------------------
      of Shares Purchased                   Range Per Share              Percent                 Dollar Amount
--------------------------------         ----------------------        -----------            ------------------

        $10 --      $250,000                    $10.00                      7.0%                      $0.70
   250,010  --       500,000                      9.85                      5.5%                      0.55
   500,010  --       750,000                      9.70                      4.0%                      0.40
   750,010  --     1,000,000                      9.60                      3.0%                      0.30
1,000,010   --     5,000,000                      9.50                      2.0%                      0.20

         Selling Commissions for purchases of $5,000,010 or more will, in the sole discretion of the Managing Dealer, be reduced to $0.15 per Share or less but in no event will the proceeds to the Company be less than $9.25 per Share.

         For example, if an investor purchases 100,000 Shares, the investor could pay as little as $978,750 rather than $1,000,000 for the Shares, in which event the Selling Commissions on the sale of such Shares would be $53,750 ($0.54 per Share). The net proceeds to the Company will not be affected by such discounts.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Shares are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Reinvestment Plan." Further subscriptions for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Shares subsequent to the purchaser's initial purchase of Shares.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Share purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Shares and must have formed such group for a purpose other than to purchase the Shares at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the Company, in its sole discretion, may aggregate and combine separate subscriptions for Shares received during the offering period from (i) the Managing Dealer or the same Soliciting Dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any reduction in commissions will reduce the effective purchase price per Share to the investor involved but will not alter the net proceeds payable to the Company as a result of such sale. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced commissions.

         In connection with the sale of Shares, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of one percent of Gross Proceeds. The first 0.5% of Gross Proceeds of any such fee will be paid from the 7.5% of Gross Proceeds payable to the Managing Dealer as Selling Commissions. In addition, the Advisor and its Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Company.

         In addition, stockholders may agree with their participating Soliciting Dealer and the Managing Dealer to have Selling Commissions relating to their Shares paid over a seven-year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.15 per Share will be payable as Selling Commissions due upon subscription, $0.10 of which may be reallowed to the Soliciting Dealer by the Managing Dealer. For each of the six years following such subscription on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the Company as deferred Selling Commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting Dealer by the Managing Dealer. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a stockholder electing the Deferred Commission Option will pay a 1% Selling Commission per year thereafter for the next six years which will be deducted from and paid by the Company out of distributions otherwise payable to such stockholder. At such time, if any, as Listing occurs, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option. All such Selling Commissions will be paid to the Managing Dealer, whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer.

         The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

         The Company will also reimburse the Managing Dealer and the Soliciting Dealers for bona fide due diligence expenses and certain expenses as incurred in connection with the offering.

         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10.5% of Gross Proceeds.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

         PROCEDURES APPLICABLE TO ALL SUBSCRIPTIONS. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Bank, N.A., Escrow Agent" or to the Company, in the amount of $10.00 per Share. See

"Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Appendix D to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards." In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.

         Subscriptions of Pennsylvania investors whose subscriptions are accepted prior to the release of such payments from escrow will be admitted as stockholders within 15 days after such release of payments. All other, subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         PROCEDURES APPLICABLE TO NON-TELEPHONIC ORDERS. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         PROCEDURES APPLICABLE TO TELEPHONIC ORDERS. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer), or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Investors, however, who are residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of California, Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

         ADDITIONAL SUBSCRIPTION PROCEDURES. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Appendix D, primarily in that it will eliminate one or both of these options.

ESCROW ARRANGEMENTS

         The Escrow Agreement between the Company and SouthTrust Bank, N.A. (the "Bank") provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or, in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of stockholders to the Company.

         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         THE FOLLOWING IS A SUMMARY OF MATERIAL CONSIDERATIONS ARISING UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 4975 OF THE CODE THAT MAY BE RELEVANT TO PROSPECTIVE INVESTORS. THIS DISCUSSION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF ERISA OR THE CODE THAT MAY BE RELEVANT TO PARTICULAR INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

         A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR OTHER PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF ERISA, THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

         FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         PLAN ASSETS. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(b) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the Shares to be "widely held" upon completion of the offering.

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares will be "widely held" and "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering price per Share was determined by the Company based upon the estimated costs of investing in the Properties and the Mortgage Loans, the fees to be paid to the Advisor and its Affiliates, as well as fees to third parties, and the expenses of this offering.


                           SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure entitled CNL Health Care Properties, Inc.; (ii) a fact sheet describing the general features of the Company; (iii) a cover letter transmitting the Prospectus; (iv) a summary description of the offering; (v) a slide presentation; (vi) broker updates;
(vii) an audio cassette presentation; (viii) a video presentation; (ix) an electronic media presentation; (x) a cd-rom presentation; (xi) a script for telephonic marketing; (xii) seminar advertisements and invitations; and (xiii) certain third-party articles. All such materials will be used only by registered broker-dealers that are members of the NASD. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.


                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon for the Company by Shaw Pittman. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Shaw Pittman, who have given their opinion that such statements as to matters of law are correct in all material respects. Shaw Pittman serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Certain members of the firm have invested in prior programs sponsored by the Affiliates of the Company in aggregate amounts which do not exceed one percent of the amounts sold by any such program, and members of the firm also may invest in the Company.


                                     EXPERTS

         The audited consolidated balance sheets of the Company as of December 31, 1999 and 1998, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 and for the period December 22, 1997 (date of inception) through December 31, 1997, included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

         The audited statement of assets and liabilities of Brighton Gardens by Marriott, Orland Park, Illinois (an unincorporated division of Marriott Senior Living Services, Inc.) at December 31, 1999, and the related statements of revenues and operating expenses, of excess of assets over liabilities and of cash flows for the period October 11, 1999 (date of opening) through December 31, 1999, included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers, LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. The Commission maintains a Web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.


                                   DEFINITIONS

         "ACQUISITION EXPENSES" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "ACQUISITION FEES" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "ADLS" means activities of daily living, such as eating, dressing, walking, bathing and bathroom use.

         "ADVISOR" means CNL Health Care Corp. (formerly CNL Health Care Advisors, Inc.), a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Health Care Corp. or any successor advisors subcontracts substantially all of its functions.

         "ADVISORY AGREEMENT" means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

         "AFFILIATE" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "ARTICLES OF INCORPORATION" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "ASSET MANAGEMENT FEE" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory Agreement.

         "ASSETS" means Properties, Mortgage Loans and Secured Equipment Leases, collectively.

         "AVERAGE INVESTED ASSETS" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "BANK" means SouthTrust Bank, N.A., escrow agent for the offering.

         "BOARD OF DIRECTORS" means the Directors of the Company.

         "BYLAWS" means the bylaws of the Company.

         "CERTIFICATE OF NEED LAWS" means laws enacted by certain states requiring a health care corporation to apply and to be approved prior to establishing or modifying a health care facility.

         "CNL" means CNL Financial Group, Inc. (formerly CNL Group Inc.), the parent company either directly or indirectly of CNL Real Estate Services, Inc., CNL Capital Markets, Inc., the Advisor and the Managing Dealer.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITMENT" means the written commitment from a bank for an initial $25,000,000 revolving line of credit to be used by the Company to acquire or construct health care Properties.

         "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

         "COMPETITIVE REAL ESTATE COMMISSION" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "CONSTRUCTION FEE" means a fee or other renumeration for acting as a general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

         "COUNSEL" means tax counsel to the Company.

         "DEFERRED COMMISSION OPTION" means an agreement between a stockholder, the participating Soliciting Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution."

         "DEVELOPMENT FEE" means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

         "DIRECTOR" means a member of the Board of Directors of the Company.

         "DISTRIBUTIONS" means any distributions of money or other property by the Company to owners of shares of Common Stock including distributions that may constitute a return of capital for federal income tax purposes.

         "EQUIPMENT" means the furniture, fixtures and equipment used at Health Care Facilities by operators of Health Care Facilities.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA PLAN" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "EXCESS SHARES" means the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "FRONT-END FEES" means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, marketing support and due diligence expense reimbursement fees, Organizational and Offering Expenses, Acquisition Expenses and Acquisition Fees paid out of Gross Proceeds, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.

         "GROSS PROCEEDS" means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price, currently $10.00.

         "HEALTH CARE FACILITIES" means facilities at which health care services are provided, including, but not limited to, congregate living, assisted living, and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics.

         "IADLS" means instrumental activities of daily living, such as shopping, telephone use and money management.

         "INDEPENDENT DIRECTOR" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "INDEPENDENT EXPERT" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "INVESTED CAPITAL" means the amount calculated by multiplying the total number of shares of Common Stock purchased by stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase shares pursuant to the plan for redemption of shares.

         "IRA" means an Individual Retirement Account.

         "IRS" means the Internal Revenue Service.

         "JOINT VENTURES" means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "LEVERAGE" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "LINE OF CREDIT" means one or more lines of credit initially in an aggregate amount up to $45,000,000, the proceeds of which will be used to acquire Properties and make Mortgage Loans and Secured Equipment Leases and to pay the Secured Equipment Lease Servicing Fee. The Line of Credit may be in addition to any Permanent Financing.

         "LISTING" means the listing of the shares of Common Stock of the Company on a national securities exchange or over-the-counter market.

         "MANAGING DEALER" means CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         "MORTGAGE LOANS" means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrower.

         "NET ASSETS" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "NET INCOME" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's Assets.

         "NET OFFERING PROCEEDS" means Gross Proceeds less (i) Selling Commissions, (ii) Organizational and Offering Expenses, and (iii) the marketing support and due diligence expense reimbursement fee.

         "NET SALES PROCEEDS" means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan or any Secured Equipment Lease, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Mortgage Loans or Secured Equipment Leases, to repay outstanding indebtedness, or to establish reserves.

         "OPERATING EXPENSES" includes all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) the Asset Management Fee, (c) the Performance Fee, and (d) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, (vi) the Secured Equipment Lease Servicing Fee, and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "ORGANIZATIONAL AND OFFERING EXPENSES" means any and all costs and expenses, other than Selling Commissions, the Soliciting Dealer Warrants and the 0.5% marketing support and due diligence expense reimbursement fee incurred by the Company, the Advisor or any Affiliate of either in connection with the formation, qualification, and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Organizational and Offering Expenses paid by the Company in connection with the formation of the Company, together with the 7.5% Selling Commissions, the Soliciting Dealer Warrants and the 0.5% marketing support and due diligence expense reimbursement fee incurred by the Company will not exceed thirteen percent (13%) of the proceeds raised in connection with this offering.

         "OWNERSHIP LIMIT" means, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

         "PARTICIPANTS" means those stockholders who elect to participate in the Reinvestment Plan.

         "PERFORMANCE FEE" means the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

         "PERMANENT FINANCING" means financing (i) to acquire Assets, (ii) to pay the Secured Equipment Lease Servicing Fee, (iii) to pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, and (iv) refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

         "PLAN" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "PREFERRED STOCK" means any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

         "PROPERTIES" means (i) the real properties, including the buildings located thereon (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.

         "PROSPECTUS" means the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "QUALIFIED PLANS" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "REAL ESTATE ASSET VALUE" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "REINVESTMENT AGENT" or "AGENT" means the independent agent, which currently is MMS Securities, Inc., for Participants in the Reinvestment Plan.

         "REINVESTMENT PLAN" means the Reinvestment Plan, in the form attached hereto as Appendix A.

         "REINVESTMENT PROCEEDS" means net proceeds available from the sale of Shares under the Reinvestment Plan to redeem Shares or, under certain circumstances, to invest in additional Properties or Mortgage Loans.

         "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

         "RELATED PARTY TENANT" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "ROLL-UP ENTITY" means a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "ROLL-UP TRANSACTION" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "SALE" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards or, (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

         "SECURED EQUIPMENT LEASES" means the Equipment financing made available by the Company to operators of Health Care Facilities pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         "SECURED EQUIPMENT LEASE SERVICING FEE" means the fee payable to the Advisor by the Company out of the proceeds of the Line of Credit or Permanent Financing for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease or loan. No other fees will be payable in connection with the Secured Equipment Lease program.

         "SELLING COMMISSIONS" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "SHARES" means the up to 15,500,000 shares of Common Stock of the Company to be sold in the offering.

         "SOLICITING DEALERS" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "SOLICITING DEALER WARRANTS" means warrants to purchase one share of Common Stock of the Company for every 25 Shares sold through the offering, which are issuable to the Managing Dealer (all or a portion of which may be reallowed to Soliciting Dealers, with prior written approval from, and in the sole discretion of, the Managing Dealer) and are to be exercised during the Exercise Period, at a price of $12.00 per share.

         "SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the Company;

         d.       possessing significant rights to control Company Properties;

         e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry;

         f. or providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

         "STOCKHOLDERS' 8% RETURN" as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         "SUBSCRIPTION AGREEMENT" means the Subscription Agreement, in the form attached hereto as Appendix D.

         "SUBORDINATED INCENTIVE FEE" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.

         "TERMINATION DATE" means the date of termination of the Advisory Agreement.

         "TOTAL PROCEEDS" means Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases.

         "TRIPLE-NET LEASE" means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

         "UNIMPROVED REAL PROPERTY" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

                            FORM OF REINVESTMENT PLAN


         CNL HEALTH CARE PROPERTIES, INC., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

         1. REINVESTMENT OF DISTRIBUTIONS. MMS Securities, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

              (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions and the marketing support and due diligence fee equal to 0.5% of the total amount raised from sale of the Shares may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases.

              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. ELECTION TO PARTICIPATE. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a shareholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the shareholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms.

         3. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. PROXY SOLICITATION. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. ABSENCE OF LIABILITY. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. NOTWITHSTANDING THE FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.   SUITABILITY.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC"), will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. ADMINISTRATIVE CHARGES, COMMISSIONS, AND PLAN EXPENSES. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support and due diligence expense reimbursement fee of .5%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Health Care Advisors, Inc. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. NO DRAWING. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. TAXES. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.  TERMINATION.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Services Department, CNL Securities Corp., CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, if to the Company, or to MMS Securities, Inc., 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. AMENDMENT. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. GOVERNING LAW. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                              FINANCIAL INFORMATION

                          INDEX TO FINANCIAL STATEMENTS

                        CNL HEALTH CARE PROPERTIES, INC.






                                                                                                Page
                                                                                                ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of December 31, 1999                                B-2

     Pro Forma Consolidated Statement of Operations for the year ended
        December 31, 1999                                                                        B-3

     Notes to Pro Forma Consolidated Financial Statements for the year
        ended December 31, 1999                                                                  B-4

Audited Consolidated Financial Statements:

     Report of Independent Certified Public Accountants                                          B-6

     Consolidated Balance Sheets as of December 31, 1999 and 1998                                B-7

     Consolidated Statements of Operations for the years ended December 31, 1999 and 1998 and the period December 22, 1997 (date of inception)
        through December 31, 1997                                                                B-8

     Consolidated Statements of Stockholders' Equity for the years ended
        December 31, 1999 and 1998 and the period December 22, 1997 (date
        of inception) through December 31, 1997                                                  B-9

     Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 1998 and the period December 22, 1997 (date of inception) through
        December 31, 1997                                                                        B-10

     Notes to Consolidated Financial Statements for the years ended December 31,
        1999 and 1998 and the period December 22, 1997 (date of inception)
        through December 31, 1997                                                               B-12

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Health Care Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of an initial capital contribution of $200,000 from the Advisor, $5,200,283 in gross offering proceeds from the sale of 520,028 shares of common stock for the period from inception through December 31, 1999, and the application of such funds to pay offering expenses and miscellaneous acquisition expenses, (ii) the receipt of $980,821 in gross offering proceeds from the sale of 98,082 additional shares for the period January 1, 2000 through March 13, 2000 and the receipt of $8,100,000 from borrowings on a line of credit, (iii) the application of such funds to purchase a property and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1999, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above as if they had occurred on December 31, 1999.

         The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999, includes the operating results of the property described in (iii) above from the date the property became operational to the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999



                                                                               Pro Forma
                       ASSETS                          Historical             Adjustments               Pro Forma
                                                      --------------         --------------           ---------------
Land, buildings and equipment on operating
    leases                                             $       --               $14,600,970 (a)           $14,600,970
Cash and cash equivalents                                 4,744,222              (4,661,333)(a)                82,889
Loan costs                                                     --                    40,500 (a)                40,500
Other assets                                                344,338                (334,463)(a)                 9,875
                                                      --------------         --------------           ---------------
                                                      $  5,088,560              $ 9,645,674               $14,734,234
                                                      ==============         ==============           ===============

           LIABILITIES AND STOCKHOLDERS'
                       EQUITY

Liabilities:
    Line of credit                                     $      --                $ 8,100,000 (a)           $ 8,100,000
    Accounts payable and accrued expenses                    21,167                   --                       21,167
    Due to related parties                                1,775,256                  89,362 (a)             1,864,618
    Security deposits                                         --                    553,956 (a)               553,956
                                                      --------------         --------------           ---------------
         Total liabilities                                1,796,423               8,743,318                10,539,741
                                                      --------------         --------------           ---------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000
       shares                                                 --                      --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued  103,000,000
       shares                                                 --                      --                         --
    Common stock, $.01 par value per share.
       Authorized 100,000,000 shares;
       issued and outstanding 540,028 shares;
       issued and outstanding, as
       adjusted, 638,110 shares
                                                              5,400                     981 (a)                 6,381
    Capital in excess of par value                        3,365,531                 901,375 (a)             4,266,906
    Accumulated deficit                                      (78,794)                 --                      (78,794)
                                                      --------------         --------------           ---------------
         Total stockholders' equity                       3,292,137                 902,356                 4,194,493
                                                      --------------         --------------           ---------------
                                                        $ 5,088,560             $ 9,645,674               $14,734,234
                                                      ==============         ==============           ===============




See accompanying notes to unaudited pro forma consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999



                                                                            Pro Forma
                                                      Historical            Adjustments             Pro Forma
                                                    ---------------       --------------          --------------
Revenues:
    Rental income from operating
       leases                                         $           --            $  307,964 (1)           $ 307,964
    FF&E reserve income                                           --                 7,296 (2)               7,296
    Interest and other income                                 86,231               (48,005)(3)              38,226
                                                      ---------------       --------------          --------------
                                                              86,231               267,255                 353,486
                                                      ---------------       --------------          --------------
Expenses:
    Interest                                                      --               159,750 (4)             159,750
    General operating an
       administrative                                         79,621                    --                  79,621
    Asset management fees to
       related party                                              --                14,601 (5)              14,601
    Organizational costs                                      35,000                    --                  35,000
    Depreciation and amortization                                 --               108,727 (6)             108,727
                                                      ---------------       --------------          --------------
                                                             114,621               283,078                 397,699
                                                      ---------------       --------------          --------------

Net Loss                                              $      (28,390)           $  (15,823)             $  (44,213)
                                                      ===============       ==============          ==============

Loss Per Share of Common Stock
    (Basic and Diluted)     (7)                       $         (.07)                                    $    (.09)
                                                      ==============                                ==============
Weighted Average Number of Shares of Common
    Stock Outstanding                                        412,713                                       488,847
                                                      ==============                                ==============




See accompanying notes to unaudited pro forma consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999



Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $980,821 from the sale of 98,082 shares during the period January 1, 2000 though March 13, 2000, the receipt of $8,100,000 on borrowings from the line of credit, the receipt of $553,956 from the lessee as a security deposit and $4,661,333 of cash and cash equivalents used (i) to acquire a property for $13,848,900,
         (ii) to pay acquisition fees and costs of $278,150 ($234,013 of which was accrued as due to related parties at December 31, 1999), (iii) to pay selling commissions and offering expenses (syndication costs) of $128,560 which have been netted against stockholders' equity ($50,094 of which was accrued and due to related parties at December 31, 1999) and (iv) to pay loan costs of $40,500 related to the assumed borrowings from the line of credit. Also represents the accrual of $373,470 of acquisition fees and miscellaneous acquisition costs.

Unaudited Pro Forma Consolidated Statement of Operations:
--------------------------------------------------------

(1) Represents adjustment to rental income from operating leases for the property proposed to be acquired by the Company as of March 13, 2000 (the "Pro Forma Property"), for the period commencing the date the Pro Forma Property became operational by the previous owner to the end of the pro forma period presented. The date the Pro Forma Property is treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Operations was October 11, 1999.

         The lease provides for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the lease for the Pro Forma Property during the portion of 1999 the Company was assumed to have held the property.

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Property (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E reserve income was earned at approximately $2,700 per month.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the period commencing the date the Pro Forma Property became operational by the previous owner through the end of the pro forma period presented, as described in Note (1). The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately five percent per annum by the Company during the year ended December 31, 1999.

(4) Represents adjustment to interest expense incurred at a rate of 8.75% per annum in connection with the assumed borrowings from the line of credit of $8,100,000 on October 11, 1999. Also represents amortization of the loan origination fee of $40,500 (.5% on the $8,100,000 from borrowings on the line of credit) amortized under the straight-line method over a period of five years.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1999



Unaudited Pro Forma Consolidated Statements of Operations - Continued:
---------------------------------------------------------------------

(5) Represents increase in asset management fees relating to the Pro Forma Property for the period commencing the date the Pro Forma Property became operational by the previous owners through the end of the pro forma period presented, as described in Note (1). Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(6) Represents increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Property accounted for as operating leases using the straight-line method. The building and FF&E are depreciated over useful lives of 40 and seven years, respectively.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1999.

         As a result of the Pro Forma Property being treated in the Pro Forma Consolidated Statement of Operations as operational since October 11, 1999, the Company assumed approximately 618,110 shares of common stock were sold, and the net offering proceeds were available for the purchase of this property. Due to the fact that approximately 98,082 of these shares of common stock were actually sold subsequently, during the period January 1, 2000 and March 13, 2000, the weighted average number of shares outstanding for the pro forma period was adjusted.

               Report of Independent Certified Public Accountants



To the Board of Directors
CNL Health Care Properties, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly in all material respects, the financial position of CNL Health Care Properties, Inc. (a Maryland corporation) and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the two years ended December 31, 1999 and 1998, and the period December 22, 1997 (date of inception) through December 31, 1997, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




/s/ PRICEWATERHOUSECOOPERS  LLP

Orlando, Florida
January 14, 2000

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                                           December 31,
                                                                                       1999            1998
                                                                                    ------------    -----------

                        ASSETS

Cash                                                                                $4,744,222          $   92
Deferred offering and organizational costs                                                  --         975,339
Other assets                                                                           344,338           1,148
                                                                                  -------------    ------------

                                                                                    $5,088,560        $976,579
                                                                                  =============    ============
      LIABILITIES AND STOCKHOLDERS'  EQUITY

Liabilities:
    Due to related parties                                                          $1,775,256        $685,372
    Accounts payable and accrued expenses                                               21,167          91,207
                                                                                  -------------    ------------
          Total liabilities                                                          1,796,423         776,579
                                                                                  -------------    ------------
Stockholders' equity:
    Preferred stock, without par value per share
       Authorized and unissued 3,000,000 shares                                             --              --
    Excess shares, $.01 par value per share
       Authorized and unissued 103,000,000 shares                                           --              --
    Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued and
       outstanding 540,028 and 20,000 shares,
       respectively                                                                      5,400             200
    Capital in excess of par value                                                   3,365,531         199,800
    Accumulated deficit                                                                (78,794 )            --
                                                                                  -------------    ------------
          Total stockholders' equity                                                 3,292,137         200,000
                                                                                  -------------    ------------

                                                                                    $5,088,560        $976,579
                                                                                  =============    ============




          See accompanying notes to consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                December 22,
                                                                                                    1997
                                                                                                  (Date of
                                                                                                 Inception)
                                                                      Year Ended                   through
                                                                     December 31,               December 31,
                                                               1999                1998             1997
                                                            ------------        ------------    -------------
Revenues:
    Interest income                                          $  86,231             $    --          $    --
                                                          -------------       -------------   --------------

Expenses:
    General operating and
       administrative                                           79,621                  --               --
    Organizational costs                                        35,000                  --               --
                                                          -------------       -------------   --------------
                                                               114,621                  --               --
                                                          -------------       -------------   --------------

Net Loss                                                    $  (28,390 )           $    --          $    --
                                                          =============       =============   ==============

Net Loss Per Share of Common
    Stock (Basic and Diluted)                                $    (.07 )           $    --          $    --
                                                          =============       =============   ==============

Weighted Average Number of
    Shares of Common Stock
    Outstanding                                                412,713                  --               --
                                                          =============       =============   ==============




          See accompanying notes to consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997



                                            Common stock
                                        ----------------------   Capital in
                                         Number        Par        excess of      Accumulated
                                        of Shares     value       par value        deficit           Total
                                        ----------  ----------   ------------  -----------------  ------------

Balance at December 22, 1997                   --       $  --         $   --           $     --        $   --

Sale of common stock to related
    party                                  20,000         200        199,800                 --       200,000
                                        ----------  ----------   ------------  -----------------  ------------

Balance at December 31, 1997               20,000         200        199,800                 --       200,000

Subscriptions received for common
    stock through public offering           2,550          26         25,474                 --        25,500

Subscriptions held in escrow at
    December 31, 1998                      (2,550 )       (26 )      (25,474 )               --       (25,500 )
                                        ----------  ----------   ------------  -----------------  ------------

Balance at December 31, 1998               20,000         200        199,800                 --       200,000

Subscriptions received for common
    stock through public offering
    and distribution reinvestment
    plan                                  543,528       5,435      5,429,848                 --     5,435,283

Subscriptions held in escrow at
    December 31, 1999                     (23,500 )      (235 )     (234,765 )               --      (235,000 )

Stock issuance costs                           --          --     (2,029,352 )               --    (2,029,352 )

Net loss                                       --          --             --            (28,390 )     (28,390 )

Distributions declared and paid
    ($.125 per share)                          --          --             --            (50,404 )     (50,404 )
                                        ----------  ----------   ------------  -----------------  ------------

Balance at December 31, 1999              540,028     $ 5,400     $3,365,531       $    (78,794 )  $3,292,137
                                        ==========  ==========   ============  =================  ============



          See accompanying notes to consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                   December 22,
                                                                                                       1997
                                                                                                     (Date of
                                                                                                    Inception)
                                                                        Year Ended                    through
                                                                       December 31,                December 31,
                                                                 1999                 1998              1997
                                                             -------------        -------------     -------------
Increase (Decrease) in Cash and Cash Equivalents:

    Operating Activities:
       Interest received                                        $  86,231               $   --           $   --
       Cash paid for expenses                                     (73,380 )                 --               --
                                                            --------------       --------------    -------------
          Net cash provided by operating activities                12,851                   --               --
                                                            --------------       --------------    -------------

    Financing Activities:
       Reimbursement  of amounts paid by related
         parties on behalf of the Company                          (2,447 )           (135,339 )             --
       Sale of common stock to related party                           --                   --          200,000
       Subscriptions received from stockholders                 5,200,283                   --               --
       Distributions to stockholders                              (50,404 )                 --               --
       Payment of stock issuance costs                           (416,153 )            (64,569 )             --
                                                            --------------       --------------    -------------
          Net cash provided by (used in)
            financing activities                                4,731,279             (199,908 )        200,000
                                                            --------------       --------------    -------------

Net Increase (Decrease) in Cash and Cash                        4,744,130             (199,908 )        200,000
    Equivalents

Cash and Cash Equivalents at Beginning
    of Period                                                          92              200,000               --
                                                            --------------       --------------    -------------

Cash and Cash Equivalents at End of
    Period                                                    $ 4,744,222              $    92        $ 200,000
                                                            ==============       ==============    =============



          See accompanying notes to consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED



                                                                                                    December 22,
                                                                                                        1997
                                                                                                      (Date of
                                                                                                     Inception)
                                                                         Year Ended                   through
                                                                        December 31,                December 31,
                                                                  1999                 1998             1997
                                                              -------------        -------------    -------------

Reconciliation of Net Loss to Net Cash Provided by Operating Activities:

       Net loss                                                  $ (28,390)              $   --          $   --
       Adjustments to reconcile net
         loss to net cash provided by
         operating activities:
           Organizational costs                                     20,000                   --              --
           Changes in operating assets and
             liabilities:
                Other assets                                        (5,535)                  --              --
                Accounts payable and                                                         --              --
                  other accrued expenses                            20,037
                Due to related parties                               6,739                   --              --
                                                             --------------       --------------   -------------
                  Net cash provided by operating
                    activities                                   $  12,851               $   --          $   --
                                                             ==============       ==============   =============

Supplemental Schedule of Non-Cash
    Financing Activities:

       Amounts incurred by the Company and
         paid by related parties on behalf of the
         Company and its subsidiaries are as
         follows:
           Acquisition costs                                        $98,206              $   --          $   --
           Organizational costs                                         --               20,000              --
           Deferred offering costs                                      --              542,739          43,398
           Stock issuance costs                                    421,878                   --              --
                                                             --------------       --------------  --------------
                                                                 $ 520,084            $ 562,739       $  43,398
                                                             ==============       ==============  ==============
       Costs incurred by the Company and unpaid
          at period end are as follows:
           Acquisition costs                                     $ 239,449             $  1,148          $   --
           Deferred offering costs                                      --              267,701          36,932
           Stock issuance costs                                    235,982                   --              --
                                                             --------------       --------------  --------------
                                                                 $ 475,431             $ 268,849       $  36,932
                                                             ==============       ==============  ==============




          See accompanying notes to consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997


1.       Significant Accounting Policies:
         -------------------------------

         Organization and Nature of Business - CNL Health Care Properties, Inc. was organized pursuant to the laws of the state of Maryland on December 22, 1997. CNL Health Care GP Corp. and CNL Health Care LP Corp. are wholly owned subsidiaries of CNL Health Care Properties, Inc., each of which were organized pursuant to the laws of the state of Delaware in December 1999. CNL Health Care Partners, LP is a Delaware limited partnership formed in December 1999. CNL Health Care GP Corp. and CNL Health Care LP Corp. are the general and limited partners, respectively, of CNL Health Care Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Health Care Properties, Inc., CNL Health Care Partners, LP, CNL Health Care GP Corp. and CNL Health Care LP Corp.

         The Company intends to use the proceeds from its public offering (the "Offering") (see Note 2), after deducting offering expenses, primarily to acquire real estate properties (the "Properties") related to health care and seniors' housing facilities (the "Health Care Facilities") located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing (the "Mortgage Loans") to operators of Health Care Facilities in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Health Care Facilities. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to ten percent of the Company's total assets.

         The Company was a development stage enterprise from December 22, 1997 through July 13, 1999. Since operations had not begun, activities through July 13, 1999 were devoted to organization of the Company.

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Health Care Properties, Inc. and its wholly owned subsidiaries, CNL Health Care GP Corp. and CNL Health Care LP Corp., as well as the accounts of CNL Health Care Partners, LP. All significant intercompany balances and transactions have been eliminated.

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997


1.       Significant Accounting Policies - Continued:
         -------------------------------------------

         Income Taxes - When the Company files its 1999 income tax return, it will elect, pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. For the year ended December 31, 1999, the Company believes it has qualified as a REIT; accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements.

         Earnings Per Share - Basic earnings per share are calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the period. The weighted average number of shares of common stock outstanding for the period July 14, 1999 through December 31, 1999 was 412,713. As of December 31, 1999, the Company did not have any potentially dilutive common shares.

         Reclassification - Certain items in the prior years' financial statements have been reclassified to conform with the 1999 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2.       Public Offering:
         ---------------

         The Company has filed a currently effective registration statement on Form S-11 with the Securities and Exchange Commission. A maximum of 15,500,000 shares ($155,000,000) may be sold, including 500,000 shares
         ($5,000,000) which are available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. In addition, the Company has registered 600,000 shares issuable upon the exercise of warrants granted to the managing dealer of the Offering. As of December 31, 1999, the Company had received subscription proceeds of $5,435,283 (543,528 shares), including $12,540 (1,254 shares) through the distribution reinvestment plan and $235,000 (23,500 shares) from Pennsylvania investors which will be held in escrow until the Company receives aggregate subscriptions of at least $7,775,000.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997


3.       Other Assets:
         ------------

         Other assets as of December 31, 1999 and 1998 were $344,338 and $1,148, respectively, which consisted of acquisition fees and miscellaneous acquisition expenses that will be allocated to future properties and miscellaneous prepaid expenses.

4.       Stock Issuance Costs:
         --------------------

         The Company has incurred certain expenses of its Offering, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the Offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate of the Company, CNL Health Care Corp. (formerly known as CNL Health Care Advisors, Inc.) (the "Advisor"). The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross proceeds received from the sale of shares of the Company in connection with the Offering.

         During the years ended December 31, 1999 and 1998, the Company incurred $1,089,013 and $975,339, respectively, in organizational and offering costs, including $413,983 and $2,040, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see
         Note 6). Of these amounts $1,074,013 and $955,339, respectively, have been treated as stock issuance costs and $15,000 and $20,000, respectively, have been treated as organization costs and expensed in the current year. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

5.       Distributions:
         -------------

         For the year ended December 31, 1999, 100 percent of the distributions paid to stockholders were considered ordinary income for federal income tax purposes. No amounts distributed to the stockholders for the year ended December 31, 1999 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997


6.       Related Party Arrangements:
         --------------------------

         On December 22, 1997 (date of inception), the Advisor contributed $200,000 in cash to the Company and became its sole stockholder. Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Offering, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company.

         During the years ended December 31, 1999 and 1998, the Company incurred $388,109 and $1,912, respectively, in selling commissions due to CNL Securities Corp. for services in connection with the Offering. A substantial portion of these amounts ($370,690 and $1,785, respectively) was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5 percent of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 1999 and 1998, the Company incurred $25,874 and $128, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         In addition, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 shares sold by the managing dealer, except when prohibited by federal or state securities laws. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing with the date the offering begins. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. As of December 31, 1999, CNL Securities Corp. was entitled to receive approximately 19,000 Soliciting Dealer Warrants; however, no such warrants had been issued as of that date.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5 percent of the gross proceeds of the Offering, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the years ended December 31, 1999 and 1998, the Company incurred $232,865 and $1,148, respectively, of such fees. Such fees are included in other assets.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997


6.       Related Party Arrangements - Continued:
         --------------------------------------

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year"), the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). Due to the fact that the Company commenced operations in July 1999, the Advisor will be required to reimburse the Company any amounts in excess of the Expense Cap commencing with the Expense Year ending June 30, 2000.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the Offering), on a day-to-day basis. The expenses incurred for these services were classified as follows:

                                                                                          December 22,
                                                                                              1997
                                                                                           (Date of)
                                                                                           Inception)
                                                                 Year Ended                 Through
                                                                December 31,              December 31,
                                                           1999              1998             1997
                                                        -----------       -----------    ---------------

               Deferred offering costs                       $  --          $196,184          $15,202
               Stock issuance costs                        328,229                --               --
               Other assets                                  6,455                --               --
               General operating and
                    administrative expenses                 38,796                --               --
                                                        -----------       -----------     ------------
                                                          $373,480          $196,184          $15,202
                                                        ===========       ===========     ============


                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                 Years Ended December 31, 1999 and 1998 and the
              Period December 22, 1997 (Date of Inception) through
                                December 31, 1997


6.       Related Party Arrangements - Continued:
         --------------------------------------

         Amounts due to related parties consisted of the following at December
31:

                                                                           1999                 1998
                                                                       --------------       --------------
                   Due to the Advisor:
                        Expenditures incurred for organizational
                           and offering expenses on behalf
                           of the Company                                $1,432,291           $470,798
                        Accounting and administrative
                           services                                           6,739            211,386
                        Acquisition fees                                    336,226              1,148
                                                                       -------------        -----------
                                                                          1,775,256            683,332
                                                                       -------------        -----------

                   Due to CNL Securities Corp.:
                        Commissions                                              --              1,912
                        Marketing support and due diligence
                           expense reimbursement fee                             --                128
                                                                       -------------        -----------
                                                                                 --              2,040
                                                                       -------------        -----------

                                                                         $1,775,256           $685,372
                                                                       =============        ===========

7.       Subsequent Events:
         -----------------

         During the period January 1, 2000 through January 14, 2000, the Company received subscription proceeds for an additional 30,329 shares ($303,290) of common stock.

         In addition, on January 1, 2000, the Company declared distributions totalling $13,501 or $0.025 per share of common stock, payable in March 2000, to stockholders of record on January 1, 2000.

                      INDEX TO OTHER FINANCIAL STATEMENTS
                      ------------------------------------


The following financial information is provided in connection with the Company's pending acquisition of the Orland Park Property. Due to the fact that the tenant of the Company is a newly formed entity, the information presented represents the historical financial information of the operations of the assisted living facility. The Orland Park Property became operational on October 11, 1999. This information was obtained from the seller of the Property. The Company intends to acquire the Property and will not own any interest in the tenant's operations of the assisted living facility. For information on the Property and the long-term, triple-net lease in which the Company intends to enter, see "Business --Pending Investments."


BRIGHTON GARDENS BY MARRIOTT
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)

Audited Financial Statements:

    Report of Independent Certified Public Accountants                  B-19

    Statement of Assets and Liabilities as of December 31, 1999         B-20

    Statement of Revenues and Operating Expenses for the period
      October 11, 1999 (date of opening) through December 31, 1999      B-21

    Statement of Excess of Assets Over Liabilities for the period
      October 11, 1999 (date of opening) through December 31, 1999      B-22

    Statement of Cash Flows for the period October 11, 1999 (date
     of opening) through December 31, 1999                              B-23

    Notes to Financial Statements for the period October 11, 1999
     (date of opening) through December 31, 1999                        B-24

               Report of Independent Certified Public Accountants



To the Board of Directors
Marriott Senior Living Services, Inc.


In our opinion, the accompanying statement of assets and liabilities and the related statements of revenues and operating expenses, of excess of assets over liabilities and of cash flows present fairly, in all material respects, the financial position of Brighton Gardens by Marriott, Orland Park, Illinois (an unincorporated division of Marriott Senior Living Services, Inc.) at December 31, 1999, and the results of its operations and its cash flows for the period from October 11, 1999 (date of opening) to December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.





/s/ PricewaterhouseCoopers LLP

Orlando, Florida
March 20, 2000

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.) Statement of Assets and Liabilities
December 31, 1999




                         Assets

Current Assets:
  Cash                                                       $     16,529
  Accounts receivable                                               7,333
  Other assets                                                      7,759
                                                            --------------
     Total current assets                                          31,621

Property and Equipment, at cost, less accumulated
  depreciation of $90,759                                      12,694,051
                                                            --------------
                                                             $ 12,725,672


          Liabilities and Excess of Assets Over Liabilities

Current Liabilities:
  Accounts payable and accrued expenses                      $     15,224
  Due to Marriott Senior Living Services, Inc.                    176,559
                                                            --------------
     Total current liabilities                                    191,783

Excess of Assets Over Liabilities                              12,533,889
                                                            --------------
                                                             $ 12,725,672
                                                            ==============



   The accompanying notes are an integral part of these financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.) Statement of Revenues and Operating Expenses
Period from October 11, 1999 (Date of Opening) through December 31, 1999




Revenue:
  Resident fees                                             $  277,089
  Other income                                                   5,048
                                                            -----------
                                                               282,137
                                                            -----------

Expenses:
  Operating, selling, general and administrative               442,299
  Depreciation                                                  90,759
                                                            -----------
                                                               533,058
                                                            -----------
Excess of Operating Expenses Over Revenues                  $ (250,921)
                                                            ===========


   The accompanying notes are an integral part of these financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.) Statement of Excess of Assets Over Liabilities
Period from October 11, 1999 (Date of Opening) through December 31, 1999




Balance at Beginning of Period                              $         -

  Contribution of property and equipment                      12,784,810

  Excess of operating expenses over revenues                    (250,921)
                                                            -------------
Excess of Assets Over Liabilities at December 31, 1999      $ 12,533,889
                                                            =============







   The accompanying notes are an integral part of these financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.) Statement of Cash Flows
Period from October 11, 1999 (Date of Opening) through December 31, 1999



Cash Flows from Operating Activities:
  Net loss                                                       $   (250,921)
  Depreciation                                                         90,759
  Chages in assets and liabilities:
    Decrease (increase) in assets:
      Increase in accounts receivable                                  (7,333)
      Increase in other assets                                         (7,759)
    Increase (decrease) in liabilities:
      Increase in accounts payable and accrued expenses                15,224
      Increase in due to Marriott Senior Living Services, Inc.        176,559
                                                                 -------------
          Net cash provided by operating activities                    16,529

Cash at Beginning of Period                                                -
                                                                 -------------
Cash at End of Period                                            $     16,529
                                                                 =============

Summary of Non-Cash Financing Transaction:
  On October 11, 1999, the property became operational and property and equipment with a cost of $12,784,810 were recognized as a contribtuion from Marriott Senior Living Services, Inc.






   The accompanying notes are an integral part of these financial statements.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Notes to Financial Statements
Period from October 11, 1999 (Date of Opening) through December 31, 1999
--------------------------------------------------------------------------------



1.      Organization and Nature of Business:

        Brighton Gardens by Marriott (the "Property") is an assisted-living facility located in Orland Park, Illinois. The Property includes 82 assisted-living units and 24 Alzheimer's units. The Property is an unincorporated division of Marriott Senior Living Services, Inc. (the "Owner"), a subsidiary of Marriott International, Inc.

2.      Summary of Significant Accounting Policies:

        Significant accounting policies followed by the Property are described below:

        Basis of Presentation
        The accompanying statements have been prepared to present only the accounts which relate to the Property since it became operational.

        Revenue Recognition
        The Property charges fees to residents of its assisted-living facilities pursuant to short-term operating lease agreements. Resident fees are recognized as revenue ratably over the term of the related leases. Other revenues are recognized as the related services are performed.

        Property and Equipment
        Land is carried at cost. Buildings and improvements and equipment are carried at cost less accumulated depreciation. Additions, improvements and expenditures for repairs and maintenance that extend the life of the assets are capitalized. Other expenditures for repairs and maintenance are charged to expense.

        Depreciation is computed by the straight-line method based on the following estimated useful lives:

                Buildings and improvements                40 years
                Equipment                               2-10 years

        Income Taxes
        The operations of the Property does not represent a legal entity for income tax reporting purposes; therefore, all income and expenses of the Property are combined into the operations of the Owner for the filing of applicable tax returns.

        Due to Marriott Senior Living Services, Inc.
        Due to Marriott Senior Living Services, Inc. comprises short-term working capital advances made by the Owner to the Property in the normal course of business.

Brighton Gardens by Marriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Notes to Financial Statements - Continued
Period from October 11, 1999 (Date of Opening) through December 31, 1999
--------------------------------------------------------------------------------

  2.    Summary of Significant Accounting Policies - Continued:

        Estimates
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.



3.      Property and Equipment:

        Property and equipment is comprised of the following:

            Land                                       $   1,437,429
            Building and improvements                     10,377,634
            Equipment                                        969,747
                                                       --------------
                                                          12,784,810
            Less accumulated depreciation                    (90,759)
                                                       --------------
                                                         $12,694,051
                                                       ==============

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in health care facilities leased on a triple-net basis to operators of health care facilities.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL Hospitality Properties, Inc., through investment in hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1999. The following is a brief description of the Tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1995 and December 1999.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         TABLE II - COMPENSATION TO SPONSOR

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1995 and December 1999. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 1999.

         TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of operating results for the period from inception through December 31, 1999, of the Prior Public Programs, the offerings of which became fully subscribed between January 1995 and December 1999.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         TABLE IV - RESULTS OF COMPLETED PROGRAMS

         Table IV is omitted from this Appendix C because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         TABLE V - SALES OR DISPOSAL OF PROPERTIES

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1995 and December 1999.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS



                                                   CNL Income               CNL American               CNL Income
                                                   Fund XVI,              Properties Fund,             Fund XVII,
                                                      Ltd.                      Inc.                      Ltd.
                                                  -------------           -----------------           -------------
                                                                              (Note 1)

Dollar amount offered                              $45,000,000                $747,464,420             $30,000,000
                                                  =============           =================           =============

Dollar amount raised                                     100.0 %                     100.0 %                 100.0 %
                                                  -------------           -----------------           -------------

Less offering expenses:

   Selling commissions and discounts                      (8.5 )                      (7.5 )                  (8.5 )
   Organizational expenses                                (3.0 )                      (2.2 )                  (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                               (0.5 )                      (0.5 )                  (0.5 )
                                                  -------------           -----------------           -------------
                                                         (12.0 )                     (10.2 )                 (12.0 )
                                                  -------------           -----------------           -------------
Reserve for operations                                      --                          --                      --
                                                  -------------           -----------------           -------------

Percent available for investment                          88.0 %                      89.8 %                  88.0 %
                                                  =============           =================           =============

Acquisition costs:

   Cash down payment                                      82.5 %                      85.3 %                  83.5 %
   Acquisition fees paid to affiliates                     5.5                         4.5                     4.5
   Loan costs                                               --                          --                      --
                                                  -------------           -----------------           -------------

Total acquisition costs                                   88.0 %                      89.8 %                  88.0 %
                                                  =============           =================           =============

Percent leveraged (mortgage financing
   divided by total acquisition costs)                      --                          --                      --

Date offering began                                    9/02/94            4/19/95, 2/06/97                 9/02/95
                                                                               and 3/02/98

Length of offering (in months)                               9               22, 13 and 9,                      12
                                                                              respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                                    11              23, 16 and 11,                      15
                                                                              respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

  CNL Income         CNL Hospitality
  Fund XVIII,          Properties,
     Ltd.                 Inc.
----------------    ------------------
                        (Note 2)

    $35,000,000          $150,072,637
================    ==================

          100.0%               100.0%
---------------    ------------------



           (8.5)                (7.5)
           (3.0)                (3.0)



           (0.5)                (0.5)
---------------    ------------------
          (12.0)               (11.0)
---------------    ------------------
             --                    --
---------------    ------------------

           88.0%                89.0%
===============    ==================



           83.5%                 84.5%
            4.5                   4.5%
             --                    --
----------------    ------------------

           88.0%                89.0%

================    ==================


             --                    --

        9/20/96               7/09/97


             17                    23




             17                    29


Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of CHP commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
                  (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 17, 1999, CHP registered for sale $275,000,000 of shares of common stock (the "1999 Offering"), including $25,000,000 available only to stockholders participating in the Company's reinvestment plan. The 1999 Offering of CHP commenced following the completion of the Initial Offering on June 17, 1999. As of December 31, 1999, CHP had received subscription proceeds of $138,885,350 (13,888,530 shares) from its 1999 Offering, including $431,182 (43,118 shares) issued pursuant to the reinvestment plan.

                                    TABLE II
                             COMPENSATION TO SPONSOR



                                                   CNL Income               CNL American               CNL Income
                                                   Fund XVI,              Properties Fund,             Fund XVII,
                                                      Ltd.                      Inc.                      Ltd.
                                                  -------------           -----------------           --------------
                                                                              (Note 1)
Date offering commenced                                9/02/94            4/19/95, 2/06/97                  9/02/95
                                                                               and 3/02/98

Dollar amount raised                               $45,000,000                $747,464,420              $30,000,000
                                                  =============           =================           ==============
Amount paid to sponsor from proceeds of offering:
     Selling commissions and discounts               3,825,000                  56,059,832                2,550,000
     Real estate commissions                                --                          --                       --
     Acquisition fees (Notes 5 and 6)                2,475,000                  33,604,618                1,350,000
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                          225,000                   3,737,322                  150,000
                                                  -------------           -----------------           --------------
Total amount paid to sponsor                         6,525,000                  93,401,772                4,050,000
                                                  =============           =================           ==============
Dollar amount of cash generated from
 operations before deducting payments
 to sponsor:
     1999 (Note 7)                                   3,327,199                 311,630,414                2,567,164
     1998                                            3,765,104                  42,216,874                2,638,733
     1997                                            3,909,781                  18,514,122                2,611,191
     1996                                            3,911,609                   6,096,045                1,340,159
     1995                                            2,619,840                     594,425                   11,671
     1994                                              212,171                          --                       --
     1993                                                   --                          --                       --
Amount paid to sponsor from operations
  (administrative, accounting and
   management fees) (Note 6):
     1999                                              175,968                   4,369,200                  117,146
     1998                                              141,410                   3,100,599                  117,814
     1997                                              129,357                   1,437,908                  116,077
     1996                                              157,883                     613,505                  107,211
     1995                                              138,445                      95,966                    2,659
     1994                                                7,023                          --                       --
     1993                                                   --                          --                       --
Dollar amount of property sales and
 refinancing before deducting payments
 to sponsor:
     Cash (Note 3)                                   2,052,695                  14,349,067                1,675,385
     Notes                                                  --                          --                       --
Amount paid to sponsors from property
sales and refinancing:
     Real estate commissions                                --                          --                       --
     Incentive fees                                         --                          --                       --
     Other (Notes 2 and 6)                                  --                          --                       --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plans.

  CNL Income          CNL Hospitality
  Fund XVIII,           Properties,
     Ltd.                  Inc.
----------------    --------------------
                         (Note 4)
        9/20/96      7/9/97 and 6/17/99


    $35,000,000            $288,957,987
================    ====================


      2,975,000              20,546,879
            --                       --
      1,575,000              12,892,314



        175,000               1,369,792
----------------    --------------------
      4,725,000              34,808,985
================    ====================



      2,921,071              13,348,795
      2,964,628               2,985,455
      1,459,963                  29,358
         30,126                      --
             --                      --
             --                      --
             --                      --



        124,031                 458,634
        132,890                 208,490
         98,207                   6,889
          2,980                      --
             --                      --
             --                      --
             --                      --



        688,997                      --
             --                      --


             --                      --
             --                      --
             --                      --


Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and
                  $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CNL Hospitality Properties, Inc. commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999, had received subscription proceeds of $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11, as amended, effective June 17, 1999, CNL Hospitality Properties, Inc. registered for sale $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of CNL Hospitality Properties, Inc. commenced following the completion of the Initial Offering on June 17, 1999. The amounts shown represent the combined results of the Initial Offering and the 1999 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 1999.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999 APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and equipment lease servicing fees.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

                                    TABLE III
                       Operating Results of Prior Programs
                            CNL INCOME FUND XVI, LTD.


                                                     1993
                                                   (Note 1)             1994              1995               1996
                                                 --------------     --------------    --------------     -------------

Gross revenue                                         $      0         $  186,257       $ 2,702,504       $ 4,343,390
Equity in earnings from joint venture                        0                  0                 0            19,668
Gain/(loss) from sale of properties (Notes 4, 5
    and 10)                                                  0                  0                 0           124,305
Provision for loss on building (Note 8)                      0                  0                 0                 0
Interest income                                              0             21,478           321,137            75,160
Less:  Operating expenses                                    0            (10,700)         (274,595)         (261,878)
       Transaction costs                                     0                  0                 0                 0
       Interest expense                                      0                  0                 0                 0
       Depreciation and amortization                         0             (9,458)         (318,205)         (552,447)
                                                 --------------     --------------    --------------     -------------
Net income - GAAP basis                                      0            187,577         2,430,841         3,748,198
                                                 ==============     ==============    ==============     =============
Taxable income
    -  from operations                                       0            189,864         2,139,382         3,239,830
                                                 ==============     ==============    ==============     =============
    -  from gain (loss) on sale (Notes 4, 5
      and 10)                                                0                  0                 0                 0
                                                 ==============     ==============    ==============     =============
Cash generated from operations (Notes 2
    and 3)                                                   0            205,148         2,481,395         3,753,726
Cash generated from sales (Notes 4, 5 and 10)                0                  0                 0           775,000
Cash generated from refinancing                              0                  0                 0                 0
                                                 --------------     --------------    --------------     -------------
Cash generated from operations, sales and
    refinancing                                              0            205,148         2,481,395         4,528,726
Less:  Cash distributions to investors
    (Note 6)
      -  from operating cash flow                            0             (2,845)       (1,798,921)       (3,431,251)
      -  from cash flow from prior period                    0                  0                 0                 0
                                                 --------------     --------------    --------------     -------------
Cash generated (deficiency) after cash
    distributions                                            0            202,303           682,474         1,097,475
Special items (not including sales and
    refinancing):
      Limited partners' capital
        contributions                                        0         20,174,172        24,825,828                 0
      General partners' capital
        contributions                                    1,000                  0                 0                 0
      Syndication costs                                      0         (1,929,465)       (2,452,743)                0
      Acquisition of land and buildings                      0        (13,170,132)      (16,012,458)       (2,355,627)
      Investment in direct financing leases                  0           (975,853)       (5,595,236)         (405,937)
      Investment in joint ventures                           0                  0                 0          (775,000)
      Reimbursement of organization,
        syndication and acquisition costs
        paid on behalf of CNL Income
        Fund XVI, Ltd. by related parties                    0           (854,154)         (405,569)           (2,494)
      Increase in other assets                               0           (443,625)          (58,720)                0
      Increase (decrease) in restricted cash                 0                  0                 0                 0
      Reimbursement from developer of
         construction costs                                  0                  0                 0                 0
      Other                                                (36)           (20,714)           20,714                 0
                                                 --------------      --------------    --------------     -------------
Cash generated (deficiency) after cash
    distributions and special items                        964          2,982,532         1,004,290        (2,441,583)
                                                 ==============     ==============    ==============     =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                       0                 17                53                71
                                                 ==============     ==============    ==============     =============
    -  from recapture                                        0                  0                 0                 0
                                                 ==============     ==============    ==============     =============
Capital gain (loss) (Notes 4, 5 and 10)                      0                  0                 0                 0
                                                 ==============     ==============    ==============     =============

     1997               1998              1999
----------------    --------------    -------------

   $  4,308,853       $ 3,901,555      $ 3,852,222
         73,507           132,002          158,580

         41,148                 0          (84,478)
              0          (266,257)               0
         73,634            60,199           49,008
       (272,932)         (270,489)        (359,311)
              0           (24,652)        (212,093)
              0                 0                0
       (563,883)         (555,360)        (588,920)
----------------    --------------    -------------
      3,660,327         2,976,998        2,815,008
================    ==============    =============

      3,178,911         3,153,618        2,835,955
================    ==============    =============

         64,912                 0         (102,397)
================    ==============    =============

      3,780,424         3,623,694        3,151,231
        610,384                 0          667,311
              0                 0                0
----------------    --------------    -------------

      4,390,808         3,623,694        3,818,542


     (3,600,000)       (3,623,694)      (3,151,231)
              0           (66,306)        (448,769)
----------------    --------------    -------------

        790,808           (66,306)         218,542



              0                 0                0

              0                 0                0
              0                 0                0
        (23,501)           (3,545)               0
        (29,257)          (28,403)               0
              0          (744,058)        (158,512)



              0                 0                0
              0                 0                0
       (610,384)          610,384                0

              0           161,648                0
              0                 0          (25,866)
----------------    --------------    -------------

        127,666           (70,280)          34,164
================    ==============    =============




             70                69               62
================    ==============    =============
              0                 0                0
================    ==============    =============
              1                 0               (2)
================    ==============    =============




                                                   1993
                                                 (Note 1)             1994              1995               1996
                                               --------------     -------------     -------------      -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                              0                 1                45                 76
    -  from capital gain                                   0                 0                 0                  0
    -  from investment income from prior
       period                                              0                 0                 0                  0
                                               --------------     -------------     -------------      -------------
Total distributions on GAAP basis (Note 6)                 0                 1                45                 76
                                               ==============     =============     =============      =============
   Source (on cash basis)
    -  from sales                                          0                 0                 0                  0
    -  from refinancing                                    0                 0                 0                  0
    -  from operations                                     0                 1                45                 76
    -  from prior period                                   0                 0                 0                  0
                                               --------------     -------------     -------------      -------------
Total distributions on cash basis (Note 6)                 0                 1                45                 76
                                               ==============     =============     =============      =============
Total cash distributions as a percentage
    of original $1,000 investment (Notes 7
    and 9)                                              0.00%             4.50%             6.00%              7.88%
Total cumulative cash distributions per
    $1,000 investment from inception                       0                 1                46                122
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
   (original total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 4, 5 and 10)                        N/A               100%              100%               100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVI.

Note 4: In April 1996, CNL XVI sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, CNL XVI reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL XVI sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. In January 1998, CNL XVI reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995, 1996, 1997 and 1998 are reflected in the 1995,
                  1996, 1997, 1998 and 1999 columns, respectively, due to the payment of such distributions in January 1995, 1996, 1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997, 1998 and
                  1999 are not included in the 1994, 1995, 1996, 1997, 1998 and
                  1999 totals, respectively.

Note 7: Cash distributions for 1998 include an additional amount equal to 0.20% of invested capital which was earned in 1997 but declared payable in the first quarter of 1998.

Note 8: During the year ended December 31, 1998, CNL XVI recorded a provision for loss on building of $266,257 for financial reporting purposes relating to a Long John Silver's property in Celina, Ohio. The tenant of this property filed for bankruptcy and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the Property's carrying value at December 31, 1998 and the estimated net realizable value for this Property.

      1997                1998               1999
------------------    --------------    ---------------


               80                65                 62
                0                 0                  0

                0                17                 18
------------------    --------------    ---------------
               80                82                 80
==================    ==============    ===============

                0                 0                  0
                0                 0                  0
               80                81                 70
                0                 1                 10
------------------    --------------    ---------------
               80                82                 80
==================    ==============    ===============


             8.00%             8.20%              8.00%

              202               284                364






              100 %             100 %               99 %

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: In November 1999, CNL XVI sold one of its properties and received net sales proceeds of $667,311, resulting in a loss of $84,478 for financial reporting purposes. CNL XVI intends to reinvest the net sales proceeds from the sale of this property in an additional property.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.



                                                            1994                                                1997
                                                          (Note 1)          1995              1996            (Note 2)
                                                         ------------    ------------     -------------     -------------

Gross revenue                                                $     0       $ 539,776        $4,363,456      $ 15,516,102
Equity in earnings of joint venture                                0               0                 0                 0
Loss on sale of assets (Notes 7 and 15)                            0               0                 0                 0
Provision for losses on assets (Notes 12 and 14)                   0               0                 0                 0
Interest income                                                    0         119,355         1,843,228         3,941,831
Less:  Operating expenses                                          0        (186,145)         (908,924)       (2,066,962)
       Transaction costs                                           0               0                 0                 0
       Interest expense                                            0               0                 0                 0
       Depreciation and amortization                               0        (104,131)         (521,871)       (1,795,062)
       Advisor acquisition expense (Note 16)                       0               0                 0                 0
       Minority interest in income of consolidated
         joint venture                                             0             (76)          (29,927)          (31,453)
                                                         ------------    ------------     -------------     -------------
Net income (loss) - GAAP basis                                     0         368,779         4,745,962        15,564,456
                                                         ============    ============     =============     =============
Taxable income
    -  from operations (Note 8)                                    0         379,935         4,894,262        15,727,311
                                                         ============    ============     =============     =============
    -  from gain (loss) on sale (Notes 7 and 15)                   0               0                 0           (41,115)
                                                         ============    ============     =============     =============
Cash generated from operations (Notes 4 and 5)                     0         498,459         5,482,540        17,076,214
Cash generated from sales (Notes 7 and 15)                         0               0                 0         6,289,236
Cash generated from refinancing                                    0               0                 0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated from operations, sales and                          0         498,459         5,482,540        23,365,450
refinancing
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                         0        (498,459)       (5,439,404)      (16,854,297)
      -  from sale of properties                                   0               0                 0                 0
      -  from cash flow from prior period                          0               0                 0                 0
      -  from return of capital (Note 10)                          0        (136,827)                0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash distributions               0        (136,827)           43,136         6,511,153
Special items (not including sales of real estate
   and refinancing):
      Subscriptions received from stockholders                     0      38,454,158       100,792,991       222,482,560
      Sale of common stock to CNL Fund
       Advisors, Inc.                                        200,000               0                 0                 0
      Retirement of shares of common stock
       (Note 13)                                                   0               0                 0                 0
      Contributions from minority interest                         0         200,000            97,419                 0
      Distributions to holder of minority interest                 0               0           (39,121)          (34,020)
      Stock issuance costs                                       (19)     (3,680,704)       (8,486,188)      (19,542,862)
      Acquisition of land and buildings                            0     (18,835,969)      (36,104,148)     (143,542,667)
      Investment in direct financing leases                        0      (1,364,960)      (13,372,621)      (39,155,974)
      Proceeds from sales of equipment direct
        financing leases                                           0               0                 0           962,274
      Investment in joint venture                                  0               0                 0                 0
      Purchase of other investments                                0               0                 0                 0
      Investment in mortgage notes receivable                      0               0       (13,547,264)       (4,401,982)
      Collections on mortgage notes receivable                     0               0           133,850           250,732
      Investment in equipment and other notes
       receivable                                                  0               0                 0       (12,521,401)
      Collections on equipment and other notes
       receivable                                                  0               0                 0                 0
      Investment in (redemption of) certificates of
        deposit                                                    0               0                 0        (2,000,000)
      Proceeds of borrowing on line of credit and
        note payable                                               0               0         3,666,896        19,721,804
      Payment on line of credit                                    0               0          (145,080)      (20,784,577)
      Reimbursement of organization, acquisition,
        and deferred offering and stock issuance costs
        paid on behalf of CNL American Properties Fund,
        Inc. by related parties                             (199,036)     (2,500,056)         (939,798)       (2,857,352)
      Increase in intangibles and other assets                     0        (628,142)       (1,103,896)                0
      Proceeds from borrowings on mortgage
        warehouse facility                                         0               0                 0                 0
      Payments on mortgage warehouse facility                      0               0                 0                 0
      Payments of loan costs                                       0               0                 0                 0
      Other                                                        0               0           (54,533)           49,001
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash
   distributions and special items                               945      11,507,500        30,941,643         5,136,689
                                                         ============    ============     =============     =============


     1998              1999
   (Note 3)          (Note 3)
---------------   ---------------

   $33,202,491      $ 62,165,451
        16,018            97,307
             0        (1,851,838)
      (611,534)       (7,779,195)
     8,984,546        13,335,146
    (5,354,859)      (12,833,224)
             0        (6,798,803)
             0       (10,205,197)
    (4,054,098)       (9,591,787)
             0       (76,333,516)

       (30,156)          (41,678)
---------------   ---------------
    32,152,408       (49,837,334)
===============   ===============

    33,553,390        58,152,473
===============   ===============
      (149,948)         (789,861)
===============   ===============
    39,116,275       307,261,214
     2,385,941         5,302,433
             0                 0
---------------   ---------------
    41,502,216       312,563,647

   (39,116,275)      (60,078,825)
             0                 0
      (265,053)                0
       (67,821)                0
---------------   ---------------
     2,053,067       252,484,822


   385,523,966           210,736

             0                 0

      (639,528)          (50,891)
             0           740,621
       (34,073)          (66,763)
   (34,579,650)         (737,190)
  (200,101,667)     (286,411,210)
   (47,115,435)      (63,663,720)

             0         2,252,766
      (974,696)         (187,452)
   (16,083,055)                0
    (2,886,648)       (4,041,427)
       291,990           393,468

    (7,837,750)      (26,963,918)

     1,263,633         3,500,599

             0         2,000,000

     7,692,040       439,941,245
        (8,039)      (61,580,289)



    (4,574,925)       (1,492,310)
    (6,281,069)       (1,862,036)

             0        27,101,067
             0      (352,808,966)
             0        (5,947,397)
       (95,101)                0
---------------   ---------------

    75,613,060       (77,188,245)
===============   ===============





                                                    1994                                                    1997
                                                  (Note 1)             1995              1996             (Note 2)
                                                --------------     -------------     --------------     -------------
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                             0                20                 61                67
                                                ==============     =============     ==============     =============
    -  from recapture                                       0                 0                  0                 0
                                                ==============     =============     ==============     =============
Capital gain (loss) (Note 7)                                0                 0                  0                 0
                                                ==============     =============     ==============     =============
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                19                 59                66
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 0
    -  from return of capital (Note 10)                     0                14                  8                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations (Note 4)                             0                26                 67                72
    -  from cash flow from prior period                     0                 0                  0                 0
    -  from return of capital (Note 10)                     0                 7                  0                 0
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                  0.00%             5.34%              7.06%             7.45%
Total cumulative cash distributions per
    $1,000 investment from inception                        0                33                100               172
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
   (original total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Note 7)                                    N/A               100%               100%              100%


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of

      1998                 1999
    (Note 3)             (Note 3)
------------------    ---------------





               63                 74
==================    ===============
                0                  0
==================    ===============
                0                 (1)
==================    ===============


               60                  0
                0                  0

                0                  0
               14                 76
------------------    ---------------
               74                 76
==================    ===============

                0                  0
                0                  0
               73                 76
                1                  0
                0                  0
------------------    ---------------
               74                 76
==================    ===============

            7.625%              7.62%

              246                322






              100%               100%

Note 4
   (Continued):   mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 1999, 1998, 1997, 1996 and 1995, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.


                                                           1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                              $      0       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint                        0             4,834           100,918             140,595
ventures
Loss on dissolution of consolidated joint
venture  (Note 7)                                                 0                 0                 0                   0
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493)         (169,536)         (181,865)           (168,542)
       Transaction costs                                          0                 0                 0             (14,139)
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                           (309)         (179,208)         (387,292)           (369,209)
       Minority interest in income of
         consolidated joint venture                               0                 0           (41,854)            (62,632)
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7)                          0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                  9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note7)                                 0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                               9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199)         (703,681)       (2,177,584)         (2,400,000)
      -  from sale of properties                                  0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                             7,813           529,267           317,530             120,919
Special items (not including sales and
refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                 0                   0
      General partners' capital contributions                 1,000                 0                 0                   0
      Contributions from minority interest                        0           140,676           278,170                   0
      Distribution to holder of minority interest                 0                 0           (41,507)            (49,023)
      Distribution to holder of minority interest from
        dissolution of consolidated joint venture                 0                 0                 0                   0
      Syndication costs                                    (604,348)       (2,407,317)                0                   0
      Acquisition of land and buildings                    (332,928)      (19,735,346)       (1,740,491)                  0
      Investment in direct financing leases                       0        (1,784,925)       (1,130,497)                  0
      Investment in joint ventures                                0          (201,501)       (1,135,681)           (124,452)
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907)         (326,483)          (25,444)                  0
      Increase in other assets                             (221,282)                0                 0                   0
      Reimbursement from developer of
         construction costs                                       0                 0                 0             306,100
      Other                                                    (410)              410                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                       4,198,859           517,860        (3,477,920)            253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============



      1999
-----------------

     $ 2,403,040
         182,132

         (82,914)
          44,184
        (219,361)
         (71,366)
               0
        (384,985)

         (31,461)
-----------------
       1,839,269
=================

       2,003,243
=================
         (23,150)
=================

       2,450,018
       2,094,231
               0
-----------------

       4,544,249

      (2,400,000)
               0
-----------------

       2,144,249

               0
               0
               0
         (46,567)


        (417,696)
               0
               0
               0
        (527,864)



               0
               0

               0
               0
-----------------

       1,152,122
=================




              66
=================
               0
=================
              (1)
=================




                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               4                23                 73                79
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 1
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  4                23                 73                80
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations                                      4                23                 73                80
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  4                23                 73                80
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 5)                  5.00%             5.50%             7.625%             8.00%
Total cumulative cash distributions per
    $1,000 investment from inception                        4                27                100               180
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
   (original total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 7)                             N/A               100%               100%              100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997 and 1998 are reflected in the 1996, 1997,
                  1998 and 1999 columns, respectively, due to the payment of such distributions in January 1996, 1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998 and 1999 are not included in the
                  1995, 1996, 1997, 1998 and 1999 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: During 1998, CNL XVII received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. CNL XVII intends to reinvest the proceeds from the dissolution in an additional property. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for financial reporting purposes.

      1999
------------------



               61
                0

               19
------------------
               80
==================

                0
                0
               80
------------------
               80
==================

             8.00%

              260






               94%

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.


                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                              $      0         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                               0                 0                 0                   0
Gain on sale of properties (Note 7)                               0                 0                 0                   0
Provision for loss on land (Note 5)                               0                 0                 0            (197,466)
Interest income                                                   0            30,241           161,826             141,408
Less:  Operating expenses                                         0            (3,992)         (156,403)           (207,974)
       Transaction costs                                          0                 0                 0             (15,522)
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                              0              (712)         (142,079)           (374,473)
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                           0            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                            0            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Note 7)                                 0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                      0            27,146         1,361,756           2,831,738
Cash generated from sales (Note 7)                                0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                   0            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                 0            (2,138)         (855,957)         (2,468,400)
      -  from cash flow from prior period                         0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                 0            25,008           505,799             363,338
Special items (not including sales and
refinancing):
    Limited partners' capital contributions                       0         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                 0                 0                   0
    Contributions from minority interest                          0                 0                 0                   0
    Syndication costs                                             0          (845,657)       (2,450,214)           (161,142)
    Acquisition of land and buildings                             0        (1,533,446)      (18,581,999)         (3,134,046)
    Investment in direct financing leases                         0                 0        (5,962,087)            (12,945)
    Investment in joint venture                                   0                 0                 0            (166,025)
    Increase in restricted cash                                   0                 0                 0                   0
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                  0          (497,420)         (396,548)            (37,135)
    Increase in other assets                                      0          (276,848)                0                   0
    Other                                                       (20)             (107)          (66,893)            (10,000)
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998)         (2,303,714)
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                            0                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============

     1999
---------------

   $ 3,075,379
        61,656
        46,300
             0
        55,336
      (256,060)
       (74,734)
             0
      (392,521)
---------------
     2,515,356
===============

     2,341,350
===============
        80,170
===============

     2,797,040
       688,997
             0
---------------

     3,486,037

    (2,797,040)
        (2,958)
---------------

       686,039

             0
             0
             0
             0
       (25,792)
             0
      (526,138)
      (688,997)


        (2,495)
             0
          (117)
--------------

      (557,500)
==============




            66
==============
             0
==============
             2
==============




                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                 0                 38                65
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales (Note 7)                                  0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations                                      0                 0                 38                71
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception                                            0.00%             5.00%              5.75%             7.63%
Total cumulative cash distributions per
    $1,000 investment (Note 6)                              0                 0                 38               109
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Note 7)                                     N/A               100%               100%              100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4:           Distributions declared for the quarters ended December
                  1996, 1997 and 1998 are reflected in the 1997, 1998 and 1999 columns, respectively, due to the payment of such distributions in January 1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998 and 1999 are not included in the 1996, 1997, 1998 and 1999 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on land of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The loss represents the difference between the Property's carrying value at December 31, 1998 and the current estimate of net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. CNL XVIII intends to reinvest the net sales proceeds from the sale of this property in an additional property.

     1999
----------------



             71
              1

              8
----------------
             80
================

              0
              0
             80
----------------
             80
================


           8.00%

            189






             98%

                                    TABLE III
                       Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.



                                                          1996            1997                                 1999
                                                        (Note 1)        (Note 1)            1998             (Note 2)
                                                      -------------   -------------     --------------     --------------

Gross revenue                                              $     0         $     0        $ 1,316,599        $ 4,230,995
Dividend income (Note 10)                                        0               0                  0          2,753,506
Interest and other income                                        0          46,071            638,862          3,693,004
Less:  Operating expenses                                        0         (22,386)          (257,646)          (802,755)
       Interest expense                                          0               0           (350,322)          (248,094)
       Depreciation and amortization                             0            (833)          (388,554)        (1,267,868)
       Equity in loss of unconsolidated
         subsidiary after deduction of preferred stock
         dividends (Note 10)                                     0               0                  0           (778,466)
       Minority interest                                         0               0                  0            (64,334)
                                                      -------------   -------------     --------------     --------------
Net income - GAAP basis                                          0          22,852            958,939          7,515,988
                                                      =============   =============     ==============     ==============
Taxable income
    -  from operations (Note 6)                                  0          46,071            886,556          7,488,184
                                                      =============   =============     ==============     ==============
    -  from gain (loss) on sale                                  0               0                  0                  0
                                                      =============   =============     ==============     ==============
Cash generated from operations (Notes 3 and 4)                   0          22,469          2,776,965         12,890,161
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                                0         (22,469)        (1,168,145)       (10,765,881)
      -  from sale of properties                                 0               0                  0                  0
      -  from cash flow from prior period                        0               0                  0                  0
      -  from return of capital (Note 8)                         0          (7,307)                 0                  0
                                                      -------------   -------------     --------------     --------------
Cash generated (deficiency) after cash
distributions                                                    0          (7,307)         1,608,820          2,124,280
Special items (not including sales of real estate
   and refinancing):
      Subscriptions received from stockholders                   0      11,325,402         31,693,678        245,938,907
      Sale of common stock to CNL Hospitality
       Corp. (formerly CNL Hospitality Advisors,
       Inc.)                                               200,000               0                  0                  0
      Contribution from minority interest                        0               0                  0          7,150,000
      Distributions to holders of minority                       0               0                  0                  0
       interest
      Stock issuance costs                                (197,916)     (1,979,371)        (3,948,669)       (26,472,318)
      Acquisition of land, buildings and                         0               0        (28,752,549)       (85,089,887)
        equipment
      Investment in unconsolidated subsidiary                    0               0                  0        (39,879,638)
      Investment in certificate of deposit                       0               0         (5,000,000)                 0
      Increase in restricted cash                                0               0            (82,407)          (193,223)
      Proceeds of borrowing on line of credit                    0               0          9,600,000                  0
      Payment on line of credit                                  0               0                  0         (9,600,000)
      Payment of loan costs                                      0               0            (91,262)           (47,334)
      Increase in intangibles and other assets                   0        (463,470)          (676,026)        (5,068,727)
      Retirement of shares of common stock                       0               0                  0           (118,542)
      Other                                                      0          (7,500)             7,500                  0
                                                      -------------   -------------     --------------     --------------
Cash generated (deficiency) after cash
distributions and special items                              2,084       8,867,754          4,359,085         88,743,518
                                                      =============   =============     ==============     ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                                  0               7                 37                 47
                                                      =============   =============     ==============     ==============
    -  from recapture                                            0               0                  0                  0
                                                      =============   =============     ==============     ==============
Capital gain (loss) (Note 7)                                     0               0                  0                  0
                                                      =============   =============     ==============     ==============




                                                    1996              1997                                  1999
                                                  (Note 1)          (Note 1)             1998             (Note 2)
                                                --------------    --------------     -------------      -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                 3                40                 47
    -  from capital gain                                    0                 0                 0                  0
    -  from investment income from prior
       period                                               0                 0                 0                  0
    -  from return of capital (Note 8)                      0                 1                 9                 21
                                                --------------    --------------     -------------      -------------
Total distributions on GAAP basis (Note 9)                  0                 4                49                 68
                                                ==============    ==============     =============      =============
   Source (on cash basis)
    -  from sales                                           0                 0                 0                  0
    -  from refinancing                                     0                 0                 0                  0
    -  from operations                                      0                 3                49                 68
    -  from cash flow from prior period                     0                 0                 0                  0
    -  from return of capital (Note 8)                      0                 1                 0                  0
                                                --------------     -------------      -------------    --------------
Total distributions on cash basis (Note 9)                  0                 4                49                 68
                                                ==============    ==============     =============      =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 5)                   N/A              3.00%             4.67%              7.19%
Total cumulative cash distributions per
    $1,000 investment from inception                      N/A                 4                53                121
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
   (original total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)                                              N/A               N/A               100%               100%

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. ("CHP") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of CHP commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999, had received subscription proceeds of $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 17, 1999, CHP registered for sale $275,000,000 of shares of common stock (the "1999 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1999 Offering of CHP commenced following the completion of the Initial Offering on June 17, 1999. As of December 31, 1999, CHP had received subscription proceeds totalling $138,885,350 from the 1999 Offering, including $431,182 issued pursuant to the company's reinvestment plan. Activities through October 15, 1997, were devoted to organization of CHP and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1999 Offering.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses. Cash generated from operations for the year ended December 31, 1999 does not include amounts received subsequent to December 31, 1999 representing dividend income of approximately $1,216,000.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of CHP.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7: For the years ended December 31, 1999, 1998 and 1997, approximately 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for years ended December 31, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8:          Cash distributions presented above as a return of capital
                  on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring eight hotels. During the year ended December 31, 1999, the company recorded $2,753,506 in dividend income and $778,466 in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $1,975,040 attributable to this investment.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                         ---------------------------------------------------------------
                                                                                   Purchase
                                                                                    money       Adjustments
                                                              Cash       Mortgage  mortgage      resulting
                                                          received net   balance    taken          from
                                   Date        Date of     of closing    at time   back by      application
          Property               Acquired       Sale          costs      of sale   program        of GAAP       Total
============================== ============= ============ ============== ========== ========== ============ ============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)         02/05/87     06/12/92      $1,169,021      0           0          0        $1,169,021
   Wendy's -
     Fairfield, CA (14)         07/01/87     10/03/94      1,018,490       0           0          0         1,018,490
   Wendy's -
     Casa Grande, AZ            12/10/86     08/19/97        795,700       0           0          0           795,700
   Wendy's -
     North Miami, FL (9)        02/18/86     08/21/97        473,713       0           0          0           473,713
   Popeye's -
     Kissimmee, FL (14)         12/31/86     04/30/98        661,300       0           0          0           661,300
   Golden Corral -
     Kent Island, MD (21)       11/20/86     10/15/99        870,457       0           0          0           870,457

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC              05/29/87     07/21/93        746,800       0           0          0           746,800
   Pizza Hut -
     Graham, TX                 08/24/87     07/28/94        261,628       0           0          0           261,628
   Golden Corral -
     Medina, OH (11)            11/18/87     11/30/94        825,000       0           0          0           825,000
   Denny's -
     Show Low, AZ (8)           05/22/87     01/31/97        620,800       0           0          0           620,800
   KFC -
     Eagan, MN                  06/01/87     06/02/97        623,882       0       42,000         0           665,882
   KFC -
     Jacksonville, FL           09/01/87     09/09/97        639,363       0           0          0           639,363
   Wendy's -
     Farmington Hills, MI (12)  05/18/87     10/09/97        833,031       0           0          0           833,031
   Wendy's -
     Farmington Hills, MI       05/18/87     10/09/97      1,085,259       0           0          0         1,085,259
    (13) (14)
   Denny's -
     Plant City, FL             11/23/87     10/24/97        910,061       0           0          0           910,061
   Pizza Hut -
     Mathis, TX                 12/17/87     12/04/97        297,938       0           0          0           297,938
   KFC -
     Avon Park, FL (14)         09/02/87     12/10/97        501,975       0           0          0           501,975
   Golden Corral -
     Columbia, MO               11/17/87     03/23/99        678,888       0           0          0           678,888
   Little House -
     Littleton, CO              10/07/87     11/05/99        150,000       0           0          0           150,000

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)           06/02/88     01/10/97        496,418       0           0          0           496,418
   Perkins -
     Bradenton, FL              06/30/88     03/14/97      1,310,001       0           0          0         1,310,001


                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                   Total                   (deficiency)
                                                acquisition                of property
                                                   cost,                    operating
                                                  capital                      cash
                                                improvements                 receipts
                                     Original   closing and                    over
                                     mortgage    soft costs                    cash
          Property                   financing      (1)          Total     expenditures
==============================     ============ ============= ============ =============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)               0         $955,000       $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)               0          861,500        861,500      156,990
   Wendy's -
     Casa Grande, AZ                  0          667,255        667,255      128,445
   Wendy's -
     North Miami, FL (9)              0          385,000        385,000       88,713
   Popeye's -
     Kissimmee, FL (14)               0          475,360        475,360      185,940
   Golden Corral -
     Kent Island, MD (21)             0          726,600        726,600      143,857

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                    0          642,800        642,800      104,000
   Pizza Hut -
     Graham, TX                       0          205,500        205,500       56,128
   Golden Corral -
     Medina, OH (11)                  0          743,000        743,000       82,000
   Denny's -
     Show Low, AZ (8)                 0          484,185        484,185      136,615
   KFC -
     Eagan, MN                        0          601,100        601,100       64,782
   KFC -
     Jacksonville, FL                 0          405,000        405,000      234,363
   Wendy's -
     Farmington Hills, MI (12)        0          679,000        679,000      154,031
   Wendy's -
     Farmington Hills, MI             0          887,000        887,000      198,259
    (13) (14)
   Denny's -
     Plant City, FL                   0          820,717        820,717       89,344
   Pizza Hut -
     Mathis, TX                       0          202,100        202,100       95,838
   KFC -
     Avon Park, FL (14)               0          345,000        345,000      156,975
   Golden Corral -
     Columbia, MO                     0          511,200        511,200      167,688
   Little House -
     Littleton, CO                    0          330,456        330,456     (180,456 )

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)                 0          591,362        591,362      (94,944 )
   Perkins -
     Bradenton, FL                    0        1,080,500      1,080,500      229,501


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------




                                                                                        Purchase   Adjustments
                                                               Cash        Mortgage      money      resulting
                                                           received net    balance     mortgage       from
                                   Date        Date of      of closing     at time    taken back   application
          Property               Acquired       Sale          costs        of sale    by program     of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL               02/23/88      04/08/97      673,159        0               0         0           673,159
   Burger King -
     Roswell, GA                 06/08/88      06/20/97      257,981        0         685,000         0           942,981
   Wendy's -
     Mason City, IA              02/29/88      10/24/97      217,040        0               0         0           217,040
   Taco Bell -
     Fernandina Beach, FL (14)   04/09/88      01/15/98      721,655        0               0         0           721,655
   Denny's -
     Daytona Beach, FL (14)      07/12/88      01/23/98     1,008,976       0               0         0         1,008,976
   Wendy's -
     Punta Gorda, FL             02/03/88      02/20/98      665,973        0               0         0           665,973
   Po Folks -
     Hagerstown, MD              06/21/88      06/10/98      788,884        0               0         0           788,884
   Denny's-
     Hazard, KY                  02/01/88      12/23/98      432,625        0               0         0           432,625
   Perkins -
     Flagstaff, AZ               09/30/88      04/30/99     1,091,193       0               0         0         1,091,193
   Denny's -
     Hagerstown, MD              08/14/88      06/09/99      700,977        0               0         0           700,977

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    03/22/89      04/27/94      712,000        0               0         0           712,000
   Burger King -
     Hastings, MI                08/12/88      12/15/95      518,650        0               0         0           518,650
   Wendy's -
     Tampa, FL                   12/30/88      09/20/96     1,049,550       0               0         0         1,049,550
   Checkers -
     Douglasville, GA            12/08/94      11/07/97      380,695        0               0         0           380,695
   Taco Bell -
     Fort Myers, FL (14)         12/22/88      03/02/98      794,690        0               0         0           794,690
   Denny's -
     Union Township, OH (14)     11/01/88      03/31/98      674,135        0               0         0           674,135
   Perkins -
     Leesburg, FL                01/11/89      07/09/98      529,288        0               0         0           529,288
   Taco Bell -
     Naples, FL                  12/22/88      09/03/98      533,127        0               0         0           533,127

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)        02/28/90      08/25/95            0        0        1,040,000        0         1,040,000
   Ponderosa -
     St. Cloud, FL (14) (24)     06/01/89      10/24/96       73,713        0        1,057,299        0         1,131,012
   Franklin National Bank -
     Franklin, TN                06/26/89      01/07/97      960,741        0               0         0           960,741


                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                               acquisition                of property
                                                  cost,                    operating
                                                 capital                     cash
                                              improvements                 receipts
                                    Original   closing and                   over
                                    mortgage    soft costs                   cash
          Property                  financing      (1)          Total    expenditures
==============================    =========== ============= ============ =============
CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL                    0          474,755      474,755       198,404
   Burger King -
     Roswell, GA                      0          775,226      775,226       167,755
   Wendy's -
     Mason City, IA                   0          190,252      190,252        26,788
   Taco Bell -
     Fernandina Beach, FL (14)        0          559,570      559,570       162,085
   Denny's -
     Daytona Beach, FL (14)           0          918,777      918,777        90,799
   Wendy's -
     Punta Gorda, FL                  0          684,342      684,342       (18,369 )
   Po Folks -
     Hagerstown, MD                   0        1,188,315    1,188,315      (399,431 )
   Denny's-
     Hazard, KY                       0          647,622      647,622      (214,997 )
   Perkins -
     Flagstaff, AZ                    0          993,508      993,508        97,685
   Denny's -
     Hagerstown, MD                   0          861,454      861,454      (160,477 )

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                         0          616,501      616,501        95,499
   Burger King -
     Hastings, MI                     0          419,936      419,936        98,714
   Wendy's -
     Tampa, FL                        0          828,350      828,350       221,200
   Checkers -
     Douglasville, GA                 0          363,768      363,768        16,927
   Taco Bell -
     Fort Myers, FL (14)              0          597,998      597,998       196,692
   Denny's -
     Union Township, OH (14)          0          872,850      872,850      (198,715 )
   Perkins -
     Leesburg, FL                     0          737,260      737,260      (207,972 )
   Taco Bell -
     Naples, FL                       0          410,546      410,546       122,581

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)             0          986,418      986,418        53,582
   Ponderosa -
     St. Cloud, FL (14) (24)          0          996,769      996,769       134,243
   Franklin National Bank -
     Franklin, TN                     0        1,138,164    1,138,164      (177,423 )

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------




                                                                                      Purchase    Adjustments
                                                              Cash       Mortgage      money       resulting
                                                           received net   balance     mortgage       from
                                   Date        Date of      of closing    at time    taken back   application
          Property               Acquired       Sale          costs       of sale    by program     of GAAP        Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                  03/22/89     05/13/97      636,788         0               0         0           636,788
   KFC -
     Salem, NH                   05/31/89     09/22/97      1,272,137       0               0         0         1,272,137
   Perkins -
     Port St. Lucie, FL          11/14/89     09/23/97      1,216,750       0               0         0         1,216,750
   Hardee's -
     Richmond, IN                02/17/89     11/07/97      397,785         0               0         0           397,785
   Wendy's -
     Tampa, FL (14)              02/16/89     12/29/97      805,175         0               0         0           805,175
   Denny's -
     Port Orange, FL (14)        07/10/89     01/23/98      1,283,096       0               0         0         1,283,096
   Shoney's
     Tyler, TX                   03/20/89     02/17/98      844,229         0               0         0           894,229
   Wendy's -
     Ithaca, NY                  12/07/89     03/29/99      471,248         0               0         0           471,248
   Wendy's -
     Endicott, NY                12/07/89     03/29/99      642,511         0               0         0           642,511
   Burger King -
     Halls, TN (20)              01/05/90     06/03/99      433,366         0               0         0           433,366

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR              11/02/89     05/24/94      791,211         0               0         0           791,211
   Hardee's -
     Heber Springs, AR           02/13/90     05/24/94      638,270         0               0         0           638,270
   Hardee's -
     Little Canada, MN           11/28/89     06/29/95      899,503         0               0         0           899,503
   Jack in the Box -
     Dallas, TX                  06/28/94     12/09/96      982,980         0               0         0           982,980
   Denny's -
     Show Low, AZ (8)            05/22/87     01/31/97      349,200         0               0         0           349,200
   KFC -
     Whitehall Township, MI      02/26/90     07/09/97      629,888         0               0         0           629,888
   Perkins -
     Naples, FL                  12/26/89     07/09/97      1,487,725       0               0         0         1,487,725
   Burger King -
     Plattsmouth, NE             01/19/90     07/18/97      699,400         0               0         0           699,400
   Shoney's -
     Venice, FL                  08/03/89     09/17/97      1,206,696       0               0         0         1,206,696
   Jack in the Box -
     Yuma, AZ (10)               07/14/94     10/31/97      510,653         0               0         0           510,653
   Denny's
     Deland, FL                  03/22/90     01/23/98      1,236,971       0               0         0         1,236,971
   Wendy's -
     Liverpool, NY               12/08/89     02/09/98      145,221         0               0         0           145,221

                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 -------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                of property
                                                cost,                    operating
                                               capital                      cash
                                            improvements                 receipts
                                  Original   closing and                    over
                                  mortgage    soft costs                    cash
          Property               financing       (1)        Total      expenditures
==============================   ========== ============= ============ =============
CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                    0           554,200      554,200        82,588
   KFC -
     Salem, NH                     0         1,079,310    1,079,310       192,827
   Perkins -
     Port St. Lucie, FL            0         1,203,207    1,203,207        13,543
   Hardee's -
     Richmond, IN                  0           695,464      695,464      (297,679 )
   Wendy's -
     Tampa, FL (14)                0           657,800      657,800       147,375
   Denny's -
     Port Orange, FL (14)          0         1,021,000    1,021,000       262,096
   Shoney's
     Tyler, TX                     0           770,300      770,300        73,929
   Wendy's -
     Ithaca, NY                    0           471,297      471,297           (49 )
   Wendy's -
     Endicott, NY                  0           471,255      471,255       171,256
   Burger King -
     Halls, TN (20)                0           329,231      329,231       104,135

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR                0           605,500      605,500       185,711
   Hardee's -
     Heber Springs, AR             0           532,893      532,893       105,377
   Hardee's -
     Little Canada, MN             0           821,692      821,692        77,811
   Jack in the Box -
     Dallas, TX                    0           964,437      964,437        18,543
   Denny's -
     Show Low, AZ (8)              0           272,354      272,354        76,846
   KFC -
     Whitehall Township, MI        0           725,604      725,604       (95,716 )
   Perkins -
     Naples, FL                    0         1,083,869    1,083,869       403,856
   Burger King -
     Plattsmouth, NE               0           561,000      561,000       138,400
   Shoney's -
     Venice, FL                    0         1,032,435    1,032,435       174,261
   Jack in the Box -
     Yuma, AZ (10)                 0           448,082      448,082        62,571
   Denny's
     Deland, FL                    0         1,000,000    1,000,000       236,971
   Wendy's -
     Liverpool, NY                 0           341,440      341,440      (196,219 )

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------




                                                                                      Purchase     Adjustments
                                                               Cash       Mortgage      money       resulting
                                                           received net    balance     mortgage       from
                                   Date        Date of      of closing     at time    taken back   application
          Property               Acquired       Sale           costs       of sale    by program    of GAAP        Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                02/03/90     02/12/98         552,910      0              0          0           552,910
   Hardee's -
     Bellevue, NE                 05/03/90     06/05/98         900,000      0              0          0           900,000
   Burger King -
     Greeneville, TN              01/05/90     06/03/99       1,059,373      0              0          0         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99       1,059,200      0              0          0         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99       1,168,298      0              0          0         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99       1,031,274      0              0          0         1,031,274

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   06/14/90     05/19/92         700,000      0              0          0           700,000
   Hardee's -
     St. Paul, MN                 08/09/90     05/24/94         869,036      0              0          0           869,036
   Perkins -
     Florence, SC (3)             08/28/90     08/25/95               0      0       1,160,000         0         1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)    04/30/90     12/01/95               0      0        240,000          0           240,000
   Shoney's -
     Colorado Springs, CO         07/03/90     07/24/96       1,044,909      0              0          0         1,044,909
   Hardee's -
     Hartland, MI                 07/10/90     10/23/96         617,035      0              0          0           617,035
   Hardee's -
     Columbus, IN                 09/04/90     05/30/97         223,590      0              0          0           223,590
   KFC -
     Dunnellon, FL                08/02/90     10/07/97         757,800      0              0          0           757,800
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97         471,372      0              0          0           471,372
   Burger King -
     Maryville, TN                05/04/90     06/03/99       1,059,954      0              0          0         1,059,954
   Burger King -
     Halls, TN (20)               01/05/90     06/03/99         451,054      0              0          0           451,054

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    03/16/91     07/31/95       1,184,865      0              0          0         1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    09/28/90     12/01/95               0      0        240,000          0           240,000
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    09/28/90     12/01/95               0      0        220,000          0           220,000
   Ponderosa -
     Orlando, FL (6) (14)         12/17/90     10/24/96               0      0       1,353,775         0         1,353,775



                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                              Excess
                                                    Total                   (deficiency)
                                                 acquisition                of property
                                                    cost,                    operating
                                                   capital                      cash
                                                 improvements                 receipts
                                      Original    closing and                   over
                                      mortgage    soft costs                    cash
          Property                    financing       (1)         Total     expenditures
==============================       ========== ============= ============ =============
CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                      0           692,850       692,850     (139,940 )
   Hardee's -
     Bellevue, NE                       0           899,512       899,512          488
   Burger King -
     Greeneville, TN                    0           890,240       890,240      169,133
   Burger King -
     Broadway, TN                       0           890,036       890,036      169,164
   Burger King -
     Sevierville, TN                    0           890,696       890,696      277,602
   Burger King -
     Walker Springs, TN                 0           864,777       864,777      166,497

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                         0           560,202       560,202      139,798
   Hardee's -
     St. Paul, MN                       0           742,333       742,333      126,703
   Perkins -
     Florence, SC (3)                   0         1,084,905     1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)          0           233,728       233,728        6,272
   Shoney's -
     Colorado Springs, CO               0           893,739       893,739      151,170
   Hardee's -
     Hartland, MI                       0           841,642       841,642     (224,607 )
   Hardee's -
     Columbus, IN                       0           219,676       219,676        3,914
   KFC -
     Dunnellon, FL                      0           546,333       546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                      0           413,614       413,614       57,758
   Burger King -
     Maryville, TN                      0           890,668       890,668      169,286
   Burger King -
     Halls, TN (20)                     0           342,669       342,669      108,385

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                          0           949,199       949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)          0           238,153       238,153        1,847
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)          0           215,845       215,845        4,155
   Ponderosa -
     Orlando, FL (6) (14)               0         1,179,210     1,179,210      174,565

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------




                                                                                      Purchase    Adjustments
                                                              Cash       Mortgage       money      resulting
                                                           received net   balance     mortgage       from
                                   Date        Date of      of closing    at time    taken back   application
          Property               Acquired       Sale          costs       of sale    by program     of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)          05/31/91     12/12/96        918,445       0                0         0          918,445
   Burger King -
     Alpharetta, GA             09/20/91     06/30/97      1,053,571       0                0         0        1,053,571
   Shoney's -
     Corpus Christi, TX         10/28/91     02/12/99      1,350,000       0                0         0        1,350,000
   Perkins -
     Rochester, NY              12/20/91     03/03/99      1,050,000       0                0         0        1,050,000

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                 03/04/92      08/11/95     1,050,186       0                0         0        1,050,186
   Jack in the Box -
     Freemont, CA               03/26/92      09/23/97     1,366,550       0                0         0        1,366,550
   Jack in the Box -
     Sacramento, CA             12/19/91      01/20/98     1,234,175       0                0         0        1,234,175
   Pizza Hut -
     Billings, MT               04/16/92      10/07/98      359,990        0                0         0          359,990
   Perkins -
     Amherst, NY                02/26/92      03/03/99     1,150,000       0                0         0        1,150,000
   Shoney's -
     Fort Myers Beach, FL       09/08/95      08/26/99      931,725        0                0         0          931,725

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA           09/29/92      11/07/96     1,044,750       0                0         0        1,044,750
   Burger King -
     Columbus, OH (19)          06/29/92      09/30/98      795,264        0                0         0          795,264
   Burger King -
     Nashua, NH                 06/29/92      10/07/98     1,630,296       0                0         0        1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                12/28/92      04/10/96     1,640,000       0                0         0        1,640,000
   Long John Silver's -
     Monroe, NC                 06/30/93      12/31/98      483,550        0                0         0          483,550
   Long John Silver's -
     Morganton, NC (23)         07/02/93      05/17/99      467,300        0           55,000         0          522,300

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                03/31/94      04/24/95      286,411        0                0         0          286,411
   Checkers -
     Richmond, VA               03/31/94      11/21/96      550,000        0                0         0          550,000


                                           Cost of Properties
                                         Including Closing and
                                               Soft Costs
                                  -------------------------------------
                                                                           Excess
                                                 Total                   (deficiency)
                                              acquisition                of property
                                                 cost,                    operating
                                                capital                      cash
                                             improvements                 receipts
                                  Original   closing and                    over
                                  mortgage    soft costs                    cash
          Property                financing       (1)         Total      expenditures
==============================   =========== ============= ============ =============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)              0          918,445      918,445            0
   Burger King -
     Alpharetta, GA                 0          713,866      713,866      339,705
   Shoney's -
     Corpus Christi, TX             0        1,224,020    1,224,020      125,980
   Perkins -
     Rochester, NY                  0        1,064,815    1,064,815      (14,815 )

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                    0           987,679      987,679       62,507
   Jack in the Box -
     Freemont, CA                  0         1,102,766    1,102,766      263,784
   Jack in the Box -
     Sacramento, CA                0           969,423      969,423      264,752
   Pizza Hut -
     Billings, MT                  0           302,000      302,000       57,990
   Perkins -
     Amherst, NY                   0         1,141,444    1,141,444        8,556
   Shoney's -
     Fort Myers Beach, FL          0           931,725      931,725            0

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA              0           818,850      818,850      225,900
   Burger King -
     Columbus, OH (19)             0           795,264      795,264            0
   Burger King -
     Nashua, NH                    0         1,217,015    1,217,015      413,281

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                   0         1,636,643    1,636,643        3,357
   Long John Silver's -
     Monroe, NC                    0           239,788      239,788      243,762
   Long John Silver's -
     Morganton, NC (23)            0           304,002      304,002      218,298

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                   0           286,411      286,411            0
   Checkers -
     Richmond, VA                  0           413,288      413,288      136,712

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                    Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------




                                                                                          Purchase     Adjustments
                                                                  Cash        Mortgage      Money       resulting
                                                               received net    balance     mortgage       from
                                       Date        Date of      of closing     at time    taken back   application
            Property                 Acquired       Sale          costs        of sale    by program     of GAAP       Total
================================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                      09/01/93     10/24/97       932,849       0               0          0          932,849
   Jack in the Box -
     Houston, TX                      07/27/93     07/16/99     1,063,318       0               0          0        1,063,318

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                    03/31/94     03/01/95       339,031       0               0          0          339,031
   Checkers -
     Dallas, TX                       03/31/94     03/01/95       356,981       0               0          0          356,981
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0               0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0               0          0          747,058
   Hardee's -
     Madison, AL                      12/14/93     01/08/98       700,950       0               0          0          700,950
   Checkers -
     Richmond, VA (#548)              03/31/94     01/29/98       512,462       0               0          0          512,462
   Checkers -
     Riviera Beach, FL                03/31/94     04/14/98       360,000       0               0          0          360,000
   Checkers -
     Richmond, VA (#486)              03/31/94     07/27/98       397,985       0               0          0          397,985
   Long John Silver's -
     Stockbridge, GA                  03/31/94     05/25/99       696,300       0               0          0          696,300
   Long John Silver's -
     Shelby, NC                       06/22/94     11/12/99       494,178       0               0          0          494,178
   Checker's -
     Kansas City, MO                  03/31/94     12/10/99       268,450       0               0          0          268,450
   Checker's -
     Houston, TX                      03/31/94     12/15/99       385,673       0               0          0          385,673

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                    05/27/94     03/01/95       263,221       0               0          0          263,221
   Checkers -
     Leavenworth, KS                  06/22/94     03/01/95       259,600       0               0          0          259,600
   Checkers -
     Knoxville, TN                    07/08/94     03/01/95       288,885       0               0          0          288,885
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0               0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0               0          0          747,058
   Long John Silver's -
     Gastonia, NC                     07/15/94     11/12/99       631,304       0               0          0          631,304




                                             Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                      -----------------------------------
                                                                             Excess
                                                    Total                  (deficiency)
                                                 acquisition               of property
                                                    cost,                   operating
                                                   capital                    cash
                                                 improvements               receipts
                                       Original   closing and                 over
                                       mortgage   soft costs                  cash
            Property                  financing      (1)         Total     expenditures
==================================    ========= ============= =========== =============
CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                        0         934,120      934,120      (1,271 )
   Jack in the Box -
     Houston, TX                        0         861,321      861,321     201,997

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                      0         339,031      339,031           0
   Checkers -
     Dallas, TX                         0         356,981      356,981           0
   TGI Friday's -
     Woodridge, NJ (7)                  0       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                  0         672,746      672,746      74,312
   Hardee's -
     Madison, AL                        0         658,977      658,977      41,973
   Checkers -
     Richmond, VA (#548)                0         382,435      382,435     130,027
   Checkers -
     Riviera Beach, FL                  0         276,409      276,409      83,591
   Checkers -
     Richmond, VA (#486)                0         352,034      352,034      45,951
   Long John Silver's -
     Stockbridge, GA                    0         738,340      738,340     (42,040 )
   Long John Silver's -
     Shelby, NC                         0         608,611      608,611    (114,433 )
   Checker's -
     Kansas City, MO                    0         209,329      209,329      59,121
   Checker's -
     Houston, TX                        0         311,823      311,823      73,850

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                      0         263,221      263,221           0
   Checkers -
     Leavenworth, KS                    0         259,600      259,600           0
   Checkers -
     Knoxville, TN                      0         288,885      288,885           0
   TGI Friday's -
     Woodridge, NJ (7)                  0       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                  0         672,746      672,746      74,312
   Long John Silver's -
     Gastonia, NC                       0         776,248      776,248    (144,944 )

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------




                                                                                      Purchase    Adjustments
                                                              Cash        Mortgage      money       resulting
                                                           received net    balance     mortgage       from
                                   Date        Date of      of closing     at time    taken back   application
          Property               Acquired       Sale           costs       of sale    by program     of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                06/24/95     04/24/96          775,000      0               0         0           775,000
   Checker's -
     Oviedo, FL                  11/14/94     02/28/97          610,384      0               0         0           610,384
   Boston Market -
     Madison, TN (16)            05/05/95     05/08/98          774,851      0               0         0           774,851
   Boston Market -
     Chattanooga, TN (17)        05/05/95     06/16/98          713,386      0               0         0           713,386
   Boston Market -
     Lawrence, KS                05/08/98     11/23/99          667,311      0               0         0           667,311

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96     06/16/98          857,487      0               0         0           857,487
   Golden Corral -
     El Cajon, CA (22)           04/29/97     12/02/99        1,675,385      0               0         0         1,675,385

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                 03/26/97     12/06/99          688,997      0               0         0           688,997

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95     05/08/97        1,312,799      0               0         0         1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96     05/08/97        1,324,109      0               0         0         1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96     05/08/97        1,372,075      0               0         0         1,372,075
   TGI Friday's -
     Hamden, CT                  08/26/96     05/08/97        1,245,100      0               0         0         1,245,100
   Boston Market -
     Southlake, TX               07/02/97     07/21/97        1,035,153      0               0         0         1,035,135
   Boston Market -
     Franklin, TN (26)           08/18/95     04/14/98          950,361      0               0         0           950,361
   Boston Market -
     Grand Island, NE (27)       09/19/95     04/14/98          837,656      0               0         0           837,656
   Burger King -
     Indian Head Park, IL        04/03/96     05/05/98          674,320      0               0         0           674,320
   Boston Market -
     Dubuque, IA (28)            10/04/95     05/08/98          969,159      0               0         0           969,159
   Boston Market -
     Merced, CA (29)             10/06/96     05/08/98          930,834      0               0         0           930,834
   Boston Market -
     Arvada, CO (30)             07/21/97     07/28/98        1,152,262      0               0         0         1,152,262
   Boston Market -
      Ellisville, MO             09/03/96     04/28/99          822,824      0               0         0           822,824



                                           Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                               acquisition                of property
                                                  cost,                    operating
                                                 capital                      cash
                                               improvements                 receipts
                                    Original   closing and                   over
                                    mortgage    soft costs                   cash
          Property                  financing      (1)          Total    expenditures
==============================     ========== ============= ============ =============
CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                     0          613,838       613,838      161,162
   Checker's -
     Oviedo, FL                       0          506,311       506,311      104,073
   Boston Market -
     Madison, TN (16)                 0          774,851       774,851            0
   Boston Market -
     Chattanooga, TN (17)             0          713,386       713,386            0
   Boston Market -
     Lawrence, KS                     0          774,851       774,851     (107,540 )

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                    0          857,487       857,487            0
   Golden Corral -
     El Cajon, CA (22)                0        1,692,994     1,692,994      (17,609 )

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                      0          617,610       617,610       71,387

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                       0        1,310,980     1,310,980        1,819
   TGI Friday's -
     Hazlet, NJ                       0        1,294,237     1,294,237       29,872
   TGI Friday's -
     Marlboro, NJ                     0        1,324,288     1,324,288       47,787
   TGI Friday's -
     Hamden, CT                       0        1,203,136     1,203,136       41,964
   Boston Market -
     Southlake, TX                    0        1,035,135     1,035,135            0
   Boston Market -
     Franklin, TN (26)                0          950,361       950,361            0
   Boston Market -
     Grand Island, NE (27)            0          837,656       837,656            0
   Burger King -
     Indian Head Park, IL             0          670,867       670,867        3,453
   Boston Market -
     Dubuque, IA (28)                 0          969,159       969,159            0
   Boston Market -
     Merced, CA (29)                  0          930,834       930,834            0
   Boston Market -
     Arvada, CO (30)                  0        1,152,262     1,152,262            0
   Boston Market -
      Ellisville, MO                  0        1,026,746     1,026,746     (203,922 )

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------




                                                                                        Purchase   Adjustments
                                                                Cash       Mortgage      money      resulting
                                                            received net    balance     mortgage      from
                                   Date        Date of       of closing     at time    taken back  application
          Property               Acquired       Sale           costs        of sale    by program    of GAAP      Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                08/23/96     05/18/99          974,560      0               0         0           974,560
   Boston Market -
     Edgewater, CO               08/19/97     08/11/99          634,122      0               0         0           634,122
   Black Eyed Pea -
     Houston, TX (31)            10/01/97     08/24/99          648,598      0               0         0           648,598
   Big Boy -
     Topeka, KS (32)             02/26/99     09/22/99          939,445      0               0         0           939,445
   Boston Market -
     LaQuinta, CA                12/16/96     10/13/99          833,140      0               0         0           833,140
   Sonny's -
     Jonesboro, GA               06/02/98     12/22/99        1,098,342      0               0         0         1,098,342





                                        Cost of Properties
                                      Including Closing and
                                            Soft Costs
                               -------------------------------------
                                                                       Excess
                                              Total                  (deficiency)
                                           acquisition               of property
                                              cost,                   operating
                                             capital                     cash
                                           improvements                receipts
                                Original   closing and                   over
                                mortgage   soft costs                    cash
          Property              financing      (1)          Total    expenditures
============================== ========== ============= ============ =============
CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                 0          997,296       997,296      (22,736 )
   Boston Market -
     Edgewater, CO                0          904,691       904,691     (270,569 )
   Black Eyed Pea -
     Houston, TX (31)             0          648,598       648,598            0
   Big Boy -
     Topeka, KS (32)              0        1,062,633     1,062,633     (123,188 )
   Boston Market -
     LaQuinta, CA                 0          987,034       987,034     (153,894 )
   Sonny's -
     Jonesboro, GA                0        1,098,342     1,098,342            0


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $991,331 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.
(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.
(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in March 1999 in advance from the borrower.
(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.
(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.
(9) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.
(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.
(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.
(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.
(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.
(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.
(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.
(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.

(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.
(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.
(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.
(21) Cash received net of closing costs includes $50,000 received as a lease termination fee.
(22) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.
(23) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest.
(24) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.
(25) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.
(26) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.
(27) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.
(28) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.
(29) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(30) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(31) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.
(32) This property was being constructed and was sold prior to completion of construction.

                                   APPENDIX D

                              SUBSCRIPTION DOCUMENT

--------------------------------------------------------------------------------

                                       CNL
                                   HEALTH CARE
                                PROPERTIES, INC.

--------------------------------------------------------------------------------


                   UP TO 15,500,000 SHARES -- $10.00 PER SHARE
                     MINIMUM PURCHASE -- 250 SHARES ($2,500)
            100 SHARES ($1,000) FOR IRAS, KEOGH, AND QUALIFIED PLANS
               (MINIMUM PURCHASE MAY BE HIGHER IN CERTAIN STATES)




================================================================================
PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:

                              SOUTHTRUST BANK, N.A.


ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.

================================================================================


      OVERNIGHT PACKAGES:                           REGULAR MAIL PACKAGES:
   Attn:  Investor Services                        Attn:  Investor Services
  CNL Center at City Commons                         Post Office Box 1033
    450 South Orange Avenue                      Orlando, Florida  32802-1033
    Orlando, Florida  32801



                            For Telephone Inquiries:
                              CNL SECURITIES CORP.
                        (407) 650-1000 OR (800) 522-3863


CNL HEALTH CARE PROPERTIES, INC.
--------------------------------------------------------------------------------

1._______________ INVESTMENT____________________________________________________


This subscription is in the amount of $______________ for the purchase of ______________ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).
|_| ADDITIONAL PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate in Plan (SEE PROSPECTUS FOR DETAILS.)

2. ______________ SUBSCRIBER INFORMATION _______________________________________

Name (1st)                                                               |_|  M  |_|  F Date of Birth (MM/DD/YY) __________________
           ------------------------------------------------------------
Name (2nd)                                                               |_|  M  |_|  F Date of Birth (MM/DD/YY) __________________
           ------------------------------------------------------------
Address ___________________________________________________________________________________________________________________________
City _____________________________________________________________ State ______________        Zip Code ___________________________
Custodian Account No. _____________________________________________________________  Daytime Phone # (________) ___________________
|_|  U.S. Citizen          |_|  Resident Alien                |_|  Foreign Resident              Country __________________________
|_|  Check if Subscriber is a U.S. citizen residing outside the U.S.                             Income Tax Filing State __________
ALL SUBSCRIBERS:  State of Residence of Subscriber/Plan Beneficiary (required) ____________________________________________________

TAXPAYER  IDENTIFICATION  NUMBER:  For most  individual  taxpayers,  it is their Social Security  number.  Note: If the purchase is in more than one name,  the number  should be that of the first  person  listed.  For IRAs,  Keoghs and qualified plans, enter BOTH the Social Security number and the custodian taxpayer identification number.

         TAXPAYER ID# ______________ - _____________________________  SOCIAL SECURITY # __________ - ________ - ____________

3. ________________ INVESTOR MAILING ADDRESS ______________________________________________________________________________________

For the  Subscriber of an IRA,  Keogh,  or qualified plan to receive  informational  mailings,  please  complete if different from address in Section 2.
Name_______________________________________________________________________________________________________________________________
Address____________________________________________________________________________________________________________________________
City _____________________________________________________________  State ______________________________  Zip Code ________________
Daytime Phone # (__________) ___________________________

4. _______________ DIRECT DEPOSIT ADDRESS _________________________________________________________________________________________

Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.
Company __________________________________________________________________________________________________________________________
Address  _________________________________________________________________________________________________________________________
City ___________________________________________________ State ____________________________  Zip Code  ___________________________
Account No. _________________________________________________________________________  Phone # (_____) ___________________________


5. ______________ FORM OF OWNERSHIP ______________________________________________________________________________________________

(Select only one)                                       |_|  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign (8)
|_|   INDIVIDUAL - one signature required (1)           |_|  A MARRIED PERSON/SEPARATE PROPERTY - one signature required (34)
|_|   HUSBAND AND WIFE, AS COMMUNITY PROPERTY - two     |_|  KEOGH (H.R.10) - trustee signature required (24)
      signatures required (15)                          |_|  CUSTODIAN - custodian signature required (33)
|_|   TENANTS IN COMMON - two signatures required (9)   |_|  PARTNERSHIP (3)
|_|   TENANTS BY THE ENTIRETY - two signatures          |_|  NON-PROFIT ORGANIZATION (12)
      required (31)                                     |_|  PENSION PLAN - trustee signature(s) required (19)
|_|   S-CORPORATION (22)                                |_|  PROFIT SHARING PLAN - trustee signature(s) required (27)
|_|   C-CORPORATION (5)                                 |_|  CUSTODIAN UGMA-STATE of ___________ - custodian signature required (16)
|_|   IRA - custodian signature required (23)           |_|  CUSTODIAN UTMA-STATE of ___________ - custodian signature required (42)
|_|   ROTH IRA - custodian signature required (36)      |_|  ESTATE - Personal Representative signature required (13)
|_|   SEP - custodian signature required (38)           |_|  REVOCABLE GRANTOR TRUST - grantor signature required (25)
|_|   TAXABLE TRUST (7)                                 |_|  IRREVOCABLE TRUST - trustee signature required (21)
|_|   TAX-EXEMPT TRUST (20)




                                                                                             CNL HEALTH CARE PROPERTIES, INC.

6. ______________ SUBSCRIBER SIGNATURES ___________________________________________________________________________________________

If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY
RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE
ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

    X  ____________________________________________________________________  X  ___________________________________________________
       SIGNATURE OF 1ST SUBSCRIBER                   DATE                       SIGNATURE OF 2ND SUBSCRIBER               DATE

7. ______________ BROKER/DEALER INFORMATION _______________________________________________________________________________________


Broker/Dealer NASD Firm Name  _____________________________________________________________________________________________________
Registered Representative  ________________________________________________________________________________________________________
Branch Mail Address  ______________________________________________________________________________________________________________
City _________________________________________ State ____________________ Zip Code ________________________________________________
|_|  Please check if new address
Phone # ( _______ )____________________________________ Fax # (________) __________________________________________________________
|_|  Sold CNL before
Shipping Address ________________________________________ City ____________________ State _________________   Zip  Code____________

|_| TELEPHONIC SUBSCRIPTIONS (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch
         Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska,
         New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee or
         Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_| DEFERRED COMMISSION OPTION (check here): The Deferred Commission Option means an agreement between a stockholder, the participating
         Broker/Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.

|_| REGISTERED INVESTMENT ADVISOR (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered
         Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING


   X  _____________________________________________________________     _________________     ____________________________________
      PRINCIPAL, BRANCH MANAGER OR OTHER AUTHORIZED SIGNATURE           DATE                  PRINT OR TYPE NAME OF PERSON SIGNING


   X  _____________________________________________________________     _________________     ____________________________________
      REGISTERED REPRESENTATIVE/INVESTMENT ADVISOR SIGNATURE            DATE                  PRINT OR TYPE NAME OF PERSON SIGNING

------------------------------------------------------------------------------------------------------------------------------------
Make check payable to:  SOUTHTRUST BANK, N.A., ESCROW AGENT
------------------------------------------------------------------------------------------------------------------------------------

Please remit check and                          For overnight delivery, please send to:
subscription document to:                                                                              FOR OFFICE USE ONLY*

CNL SECURITIES CORP.                            CNL SECURITIES CORP.                          Sub. #
Attn:  Investor Services                        Attn:  Investor Services
Post Office Box 1033                            CNL Center at City Commons                    Admit Date
Orlando, FL  32802-1033                         450 South Orange Avenue
(800) 522-3863                                  Orlando, FL  32801                            Amount
                                                (407) 650-1000
                                                (800) 522-3863                                Region

                                                                                              RSVP#


------------------------------------------------------------------------------------------------------------------------------------

NOTICE TO ALL INVESTORS:

     (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

     (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

     (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.



The subscriber is asked to refer to the prospectus concerning the Deferred Commission Option outlined in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.



NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.



BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Appendix D, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as a result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                        CNL HEALTH CARE PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH MARCH 13, 2000
                FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of the property for which the Company had an initial commitment as of March 13, 2000 The statement presents unaudited estimated taxable operating results for the Property as if it had been acquired and operational on January 1, 1999 through December 31, 1999. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                                Brighton Gardens by Marriott
                                                    Orland Park Property
                                              ---------------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                                        $1,350,268

FF&E Reserve Income (2)                                      32,476

Asset Management Fees (3)                                   (83,093)

Interest Expense (4)                                       (708,750)

General and Administrative
    Expenses (5)                                           (110,422)
                                                          -----------

Estimated Cash Available from
    Operations                                              480,479

Depreciation  and Amortization
    Expense (6) (7)                                        (483,965)
                                                          -----------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                        $  (3,486)
                                                          ===========


                                  SEE FOOTNOTES

-----------------------

FOOTNOTES:

(1) Rental income does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Orland Park Property ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E Reserve income will be earned at 1% of gross revenues for the lease years 1-4 and has been estimated based on projected gross revenues.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Health Care Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) Estimated at 8.75% per annum based on the 90 day LIBOR as of February 29, 2000 plus 250 basis points assuming $8.1 million was borrowed on the Company's line of credit to acquire the Orland Park Property.

(5) Estimated at 8% of gross rental income, based on the previous experience of Affiliate of the Advisor with another public REIT. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(6) The estimated federal tax basis of the depreciable portion of the property and the number of years the assets have been depreciated on the straight-line method is as follows:

                                                                Furniture and
                                     Buildings                    Fixtures
                                    (39 years)                  (5-15 years)
                                  --------------             -----------------

    Orland Park Property           $11,558,146                   $1,308,378


(7) A loan origination fee of $40,500 (.5% on the $8.1 million from borrowings on the line of credit) amortized under the straight-line method over a period of five years.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 36.      Financial Statements and Exhibits.

              (a)     Financial Statements:


              The following financial statements are included in this Prospectus Supplement dated September 5, 2000.

              (1)     Pro Forma Consolidated Balance Sheet as of  June 30, 2000

              (2) Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2000


              (3) Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999


              (4) Notes to Pro Forma Consolidated Financial Statements for the six months ended June 30, 2000 and the year ended December 31, 1999

              (5) Condensed Consolidated Balance Sheets as of June 30, 2000 and December 31, 1999

              (6) Condensed Consolidated Statements of Earnings for the quarters and six months ended June 30, 2000 and 1999

              (7) Condensed Consolidated Statements of Stockholders' Equity for the six months ended June 30, 2000 and the year ended December 31, 1999

              (8) Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2000 and 1999

              (9) Notes to Condensed Consolidated Financial Statements for the quarters and six months ended June 30, 2000 and 1999


              The following financial statements are included in the Prospectus.

              (10)    Pro Forma  Consolidated  Balance  Sheet as of December 31,
                      1999

              (11) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1999

              (12) Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 1999

              (13) Report of Independent Certified Public Accountants for CNL Health Care Properties, Inc.

              (14)    Consolidated  Balance  Sheets as of December  31, 1999 and
                      1998

              (15) Consolidated Statements of Earnings for the years ended December 31, 1999 and 1998 and the period December 22, 1997 (date of inception) through December 31, 1997

              (16)    Consolidated  Statements of  Stockholders'  Equity for the
                      years ended December 31, 1999 and 1998 and the period December 22, 1997 (date of inception) through December 31, 1997

              (17) Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 1998 and the period December 22, 1997 (date of inception) through December 31, 1997

              (18) Notes to Consolidated Financial Statements for the years ended December 31, 1999 and 1998 and the period December 22, 1997 (date of inception) through December 31, 1997

              Other Financial Statements:


              The following other financial statements are included in this Prospectus Supplement dated September 5, 2000.


              Brighton Gardens by Marriott
              Orland Park, Illinois
              (An Unincorporated Division of Marriott Senior Living Services, Inc.)

              (19) Condensed Statement of Assets and Liabilities as of March 24, 2000

              (20) Condensed Statement of Revenues and Operating Expenses for the period from January 1, 2000 through March 24, 2000

              (21) Condensed Statement of Excess of Assets Over Liabilities for the period from January 1, 2000 through March 24, 2000

              (22) Condensed Statement of Cash Flows for the period from January 1, 2000 through March 24, 2000

              (23) Notes to Condensed Financial Statements for the period from January 1, 2000 through March 24, 2000

              The following other financial statements are included in the Prospectus.

              (24)    Report of Independent Certified Public Accountants

              (25)    Statement  of Assets and  Liabilities  as of December  31,
                      1999

              (26) Statement of Revenues and Operating Expenses for the period October 11, 1999 (date of opening) through December 31, 1999

              (27) Statement of Excess of Assets Over Liabilities for the period October 11, 1999 (date of opening) through December 31, 1999

              (28) Statement of Cash Flows for the period October 11, 1999 (date of opening) through December 31, 1999

              (29) Notes to Financial Statements for the period October 11, 1999 (date of opening) through December 31, 1999

              All Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

              (b)     Exhibits:

              *1.1    Form of Managing Dealer Agreement

              *1.2    Form of Participating Broker Agreement

              *1.3    Form of Warrant Purchase Agreement

              *3.1    CNL Health Care Properties, Inc. Articles of Incorporation


                3.2 CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.1 to the Form 10-K filed March 5, 1999 and incorporated herein by reference.)


-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-47411) filed March 5, 1998, as amended, and incorporated herein by reference.

                3.3 CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit 3.2 to the Form 10-K filed March 5, 1999 and incorporated herein by reference.)

                3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-37480) filed May 19, 2000, as amended, (the "2000 Form S-11") and incorporated herein by reference.)

                3.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated August 24, 2000 (Previously filed as Exhibit 3.5 to the 2000 Form S-11 and incorporated herein by reference.)

                3.6   Amendment   No.  1  to  the  Bylaws  of  CNL  Health  Care
                      Properties, Inc. (Previously filed as Exhibit 3.6 to the 2000 Form S-11 and incorporated herein by reference.)

                4.1 CNL Health Care Properties, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 and incorporated herein by reference.)

                4.2 CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 and incorporated herein by reference.)

                4.3 CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit 3.3 and incorporated herein by reference.)


                4.4 Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)


                4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.4 to the 2000 Form S-11 and incorporated herein by reference.)

                4.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated August 24, 2000 (Previously filed as Exhibit 3.5 to the 2000 Form S-11 and incorporated herein by reference.)

                4.7   Amendment   No.  1  to  the  Bylaws  of  CNL  Health  Care
                      Properties, Inc. (Previously filed as Exhibit 3.6 to the 2000 Form S-11 and incorporated herein by reference.)


              *5 Opinion of Shaw Pittman Potts & Trowbridge as to the legality of the securities being registered by CNL Health Care Properties, Inc.

              *8 Opinion of Shaw Pittman Potts & Trowbridge regarding certain material tax issues relating to CNL Health Care Properties, Inc.

                *10.1 Form  of  Escrow   Agreement   between   CNL  Health  Care
                      Properties, Inc. and SouthTrust Asset Management Company of Florida, N.A.


                10.2 Advisory Agreement (Previously filed as Exhibit 10.1 to the Form 10-K filed March 5, 1999 and incorporated herein by reference.)


              *10.3   Form of Joint Venture Agreement

              *10.4   Form of Indemnification and Put Agreement



-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-47411) filed March 5, 1998, as amended, and incorporated herein by reference.

                *10.5 Form of Unconditional Guaranty of Payment and Performance

                *10.6 Form of Purchase Agreement

                *10.7 Form  of  Lease   Agreement   including   Rent   Addendum,
                      Construction Addendum and Memorandum of Lease

                10.8 Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)


                10.9 Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne A. Wall and Lynn E. Rose, dated September 15, 1998 and Philip M. Anderson, Jr., dated February 19, 1999 (Previously filed as Exhibit 10.2 to the Form 10-Q filed May 3, 2000 and incorporated herein by reference.)


                *10.10Agreement  of  Limited  Partnership  of  CNL  Health  Care
                      Partners, LP


                10.11 Purchase  and  Sale  Agreement  between  CNL  Health  Care
                      Partners, LP and Marriott Senior Living Services, Inc., relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.11 to the 2000 Form S-11 and incorporated herein by reference.)

                10.12 Lease Agreement  between CNL Health Care Partners,  LP and
                      BG Orland Park, LLC dated April 20, 2000, relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park,
                      Illinois (Previously filed as Exhibit 10.12 to the 2000 Form S-11 and incorporated herein by reference.)

                10.13 Revolving  Line of Credit  Agreement  with CNL Health Care
                      Properties, Inc., CNL Health Care Partners, LP and Colonial Bank, dated April 20, 2000 (Previously filed as
                      Exhibit 10.13 to the 2000 Form S-11 and incorporated herein by reference.)

                23.1 Consent of PricewaterhouseCoopers LLP, Certified Public Accountants, dated September 1, 2000 (Filed herewith.)


              *23.2 Consent of Shaw Pittman Potts & Trowbridge (Contained in its opinions filed herewith as Exhibits 5 and 8 and incorporated herein by reference.)


                23.3 Consent of PricewaterhouseCoopers LLP, Certified Public Accountants, dated September 1, 2000 (Filed herewith.)


              *24     Power of Attorney (See "Signatures.")


-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-47411) filed March 5, 1998, as amended, and incorporated herein by reference.

                                    TABLE VI
                      ACQUISITION OF PROPERTIES BY PROGRAMS




         Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REITs sponsored by Affiliates of the Company through June 30, 2000. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

                                                         TABLE VI
                                          ACQUISITIONS OF PROPERTIES BY PROGRAMS



                                     CNL Income            CNL Income            CNL Income            CNL Income
                                       Fund,                Fund II,              Fund III,             Fund IV,
                                        Ltd.                  Ltd.                  Ltd.                  Ltd.
                                  -----------------      ----------------      ----------------      ----------------
                                      (Note 2)              (Note 3)              (Note 4)              (Note 5)

Locations                         AL,  AZ, CA, FL,       AL,   AZ,   CO,       AL,   AZ,   CA,       AL,   DC,   FL,
                                  GA,  LA, MD, OK,       FL,   GA,   IL,       CO,   FL,   GA,       GA,   IL,   IN,
                                  PA,  TX, VA, WA        IN,   KS,   LA,       IA,   IL,   IN,       KS,   MA,   MD,
                                                         MI,   MN,   MO,       KS,   KY,   MD,       MI,   MS,   NC,
                                                         NC,   NM,   OH,       MI,   MN,   MO,       OH,   PA,   TN,
                                                         TN,   TX,   WA,       NC,   NE,   OK,       TX,   VA
                                                         WY                    TX

Type of property                       Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                    22 units              50 units              40 units              47 units
   of units and total
   square feet of units                 80,314 s/f           190,753 s/f           170,944 s/f           166,494 s/f

Dates of purchase                        2/18/86 -             2/11/87 -             2/11/87 -            10/30/87 -
                                          12/31/97              11/18/99              10/25/99               1/19/99

Cash down payment (Note 1)             $13,435,137           $27,417,112           $25,000,031           $28,643,526

Contract purchase price
   plus acquisition fee                $13,361,435           $27,266,696           $24,891,350           $28,541,500


Other cash expenditures
   expensed                                      --                     --                     --                     --

Other cash expenditures
   capitalized                              73,702               150,416               108,681               102,026
                                  -----------------      ----------------      ----------------      ----------------

Total acquisition cost (Note 1)        $13,435,137           $27,417,112           $25,000,031           $28,643,526
                                  =================      ================      ================      ================



Note 1: This amount was derived from capital contributions or proceeds from partners or stockholders, respectively, and net sales proceeds reinvested in other properties. With respect to CNL American Properties Fund, Inc., amounts were also advanced under its line of credit to facilitate the acquisition of these properties.

Note 2: The partnership owns a 50% interest in two separate joint ventures which each own a restaurant property. In addition, the partnership
           owns  a  12.17%   interest  in  one   restaurant   property  held  as
           tenants-in-common with affiliates.

Note 3: The partnership owns a 49%, 50%, 64% and a 48% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87%, a 57.91%, a 47%, a 37.01%, a 39.39% and a 13.38% interest in six restaurant properties held separately as tenants-in-common with affiliates.

Note 4: The partnership owns a 73.4%, 69.07% and 46.88% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33%, a 9.84%, a 25.87%, and a 20% interest in four restaurant properties held separately as tenants-in-common with affiliates.

Note 5:    The partnership owns a 51%, 26.6%,  57%, 96.1%,  68.87% and 35.71%
           interest in six separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 53% and a 76% interest in two restaurant properties held as tenants-in-common with affiliates.




                                     CNL Income            CNL Income            CNL Income            CNL Income
                                      Fund V,               Fund VI,              Fund VII,            Fund VIII,
                                        Ltd.                  Ltd.                  Ltd.                  Ltd.
                                  -----------------      ----------------      ----------------      ----------------
                                      (Note 6)              (Note 7)              (Note 8)              (Note 9)

Locations                         AZ,  FL, GA, IL,       AR,   AZ,   CA,       AL,   AZ,   CO,       AZ,   FL,   IN,
                                  IN,  MI, NH, NY,       FL,   GA,   IL,       FL,   GA,   IN,       LA,   MI,   MN,
                                  OH,  SC, TN, TX,       IN,   KS,   MA,       LA,   MI,   MN,       NC,   NY,   OH,
                                  UT,  WA                MI,   MN,   NC,       NC,   OH,   PA,       TN,   TX,   VA
                                                         NE,   NM,   NY,       SC,   TN,   TX,
                                                         OH,   OK,   PA,       UT,   WA
                                                         TN,   TX,   VA,
                                                         WA,   WY

Type of property                       Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                    36 units              60 units              52 units              43 units
   of units and total
   square feet of units                149,519 s/f           243,496 s/f           201,401 s/f           183,957 s/f

Dates of purchase                         2/6/89 -              5/1/87 -              1/5/90 -             4/30/90 -
                                          12/14/99               1/31/00               6/30/00              11/04/99

Cash down payment (Note 1)             $26,459,769           $45,040,871           $32,048,557           $32,433,602

Contract purchase price
plus                                   $26,077,897           $44,520,362           $31,381,875           $31,900,876
   acquisition fee

Other cash expenditures
   expensed                                      --                     --                     --                     --

Other cash expenditures
   capitalized                             381,872               520,509               666,682               532,726
                                  -----------------      ----------------      ----------------      ----------------

Total acquisition cost (note 1)         $26,459,769           $45,040,871           $32,048,557           $32,433,602
                                  =================      ================      ================      ================





Note 6: The partnership owns a 43%, 66.5%, 53.12% and 12% interest in four separate joint ventures. Each joint venture owns one restaurant property. The Partnership also owns a 48.90% interest in a joint venture that sold its property and as of 06/30/00 had not reinvested the net sales proceeds because the Partnership intends to distribute the proceeds to the limited partners. In addition, the partnership owns a 42.09% and a 27.78% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 7:    The partnership owns a 3.9%, 14.46%,  36%, 66.14%, 50%, 64.29% and
           80% interest in seven separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 51.67%, a 18%, a 23.04%, a 34.74%, a 46.2%, a 85%, a 77% and a 75%
           interest in eight restaurant properties held separately as tenants-in-common with affiliates.

Note 8:    The  partnership  owns a 83.3%,  4.79%,  18%,  79%, 11% and 17.16%
           interest in six separate joint ventures. Five of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties. The Partnership also owns a 51.10% interest in a joint venture that sold its property and as of 06/30/00 had not reinvested the net sales proceeds. In addition, the partnership owns a 71%, a 53% and a 35.64% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 9:    The partnership  owns a 85.54%,  87.68%,  36.8%,  12.46% and a 34%
           interest in five separate joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.




                                     CNL Income            CNL Income            CNL Income             CNL Income
                                      Fund IX,               Fund X,              Fund XI,              Fund XII,
                                        Ltd.                  Ltd.                  Ltd.                   Ltd.
                                  -----------------      ----------------      ----------------      -----------------
                                     (Note 10)              (Note 11)             (Note 12)             (Note 13)

Locations                         AL,  CA, CO, FL,       AL,   AZ,   CA,       AL,   AZ,   CA,       AL,  AZ, CA, FL,
                                  GA,  IL, IN, LA,       CO,   FL,   ID,       CO,   CT,   FL,       GA,  LA, MO, MS,
                                  MI,  MN, MS, NC,       IL,   LA,   MI,       KS,   LA,   MA,       NC,  NM, OH, SC,
                                  NH,  NY, OH, SC,       MO,   MT,   NC,       MI,   MS,   NC,       TN,  TX, WA
                                  TN,  TX                NE,   NH,   NM,       NH,   NM,   OH,
                                                         NY,   OH,   PA,       OK,   PA,   SC,
                                                         SC,   TN,   TX,       TX,   VA,   WA
                                                         WA

Type of property                       Restaurants           Restaurants           Restaurants            Restaurants

Gross leasable space
   (sq. ft.) or number                    46 units              55 units              44 units               52 units
   of units and total
   square feet of units                205,174 s/f           232,970 s/f           189,043 s/f            215,701 s/f

Dates of purchase                        8/31/90 -             11/5/91 -             5/18/92 -             10/16/92 -
                                          11/18/99              11/18/99              10/27/99                4/11/00

Cash down payment (Note 1)             $35,281,872           $41,350,155           $38,564,392            $42,818,171

Contract purchase price
plus                                   $34,539,511           $40,647,657           $37,968,947            $42,320,740
   acquisition fee

Other cash expenditures
   expensed                                      --                     --                     --                      --

Other cash expenditures
   capitalized                             742,361               702,498               595,445                497,431
                                  -----------------      ----------------      ----------------      -----------------

Total acquisition cost (Note 1)         $35,281,872           $41,350,155           $38,564,392            $42,818,171
                                  =================      ================      ================      =================





Note 10: The partnership owns a 50%, 45.2% and 27.33% interest in three separate joint ventures. One of the joint ventures owns one restaurant property and the other two joint ventures own six restaurant properties each. In addition, the partnership owns a 67%, a 25% and a 29% interest in three restaurant properties held as tenants-in-common with an affiliate.

Note 11:   The partnership owns a 50%, 88.26%,  40.95%,  10.51%,  69.06% and
           52% interest in six separate joint ventures. Five of the joint ventures own one restaurant property each and the other joint venture owns six restaurant properties. In addition, the partnership owns a 13% and a 6.69% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 12:   The  partnership  owns a 62.16%,  77.33%,  85%,  76.6% and 42.8%
           interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 72.58% and a 23% interest in two restaurant properties held as tenants-in-common with affiliates.

Note 13:   The partnership owns a 31.13%, 59.05%, 18.61%, 87.54%, 27.72% and
           55% interest in six separate joint ventures. Each joint venture owns one restaurant property.

                                     CNL Income            CNL Income             CNL Income             CNL Income
                                     Fund XIII,             Fund XIV,              Fund XV,              Fund XVI,
                                        Ltd.                  Ltd.                   Ltd.                   Ltd.
                                  -----------------      ----------------      -----------------      -----------------
                                     (Note 14)              (Note 15)             (Note 16)              (Note 17)

Locations                         AL,  AR, AZ, CA,       AL,   AZ,   CO,       AL,  CA, FL, GA,       AZ,  CA, CO, DC,
                                  CO,  FL, GA, IN,       FL,   GA,   IL,       KS,  KY, MN, MO,       FL,  GA, ID, IN,
                                  KS,  LA, MD, NC,       KS,   LA,   MN,       MS,  NC, NJ, NM,       KS,  MN, MO, NC,
                                  OH,  PA, SC, TN,       MO,   MS,   NC,       OH,  OK, PA, SC,       NM,  NV, OH, PA,
                                  TX,  VA                NJ,   NV,   OH,       TN,  TX, VA            TN,  TX, UT, WI
                                                         SC,   TN,   TX,
                                                         VA

Type of property                       Restaurants           Restaurants            Restaurants            Restaurants

Gross leasable space
   (sq. ft.) or number                    50 units              68 units               57 units               50 units
   of units and total
   square feet of units                167,286 s/f           210,969 s/f            186,796 s/f            195,916 s/f

Dates of purchase                        5/18/93 -             9/27/93 -              4/28/94 -             10/21/94 -
                                          12/31/97               1/31/00                6/30/00                6/30/00

Cash down payment (Note 1)             $36,388,084           $45,298,133            $39,403,258            $43,177,900

Contract purchase price
plus                                   $36,019,958           $44,871,752            $39,012,968            $42,788,437
   acquisition fee

Other cash expenditures
   expensed                                      --                     --                      --                      --

Other cash expenditures
   capitalized                             368,126               426,381                390,290                389,463
                                  -----------------      ----------------      -----------------      -----------------

Total acquisition cost (Note 1)        $36,388,084           $45,298,133            $39,403,258            $43,177,900
                                  =================      ================      =================      =================





Note 14: The partnership owns a 50% and a 27.8% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the Partnership owns a 66.13%, a 63.09% and a 47.83% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 15: The partnership owns a 50% interest in three separate joint ventures and a 72.2%, a 39.94%, a 11% and a 44% interest in four additional joint ventures. Six of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.

Note 16: The partnership owns a 50% interest in a joint venture which owns six restaurant properties and a 23.62% interest in a joint venture which owns one property. In addition, the partnership owns a 16%, a 15% and a 33% interest in three restaurant properties held as tenants-in-common with affiliates.

Note 17: The partnership owns a 32.35% and a 19.72% interest in two separate joint ventures which each own one restaurant. In addition, the partnership owns a 80.44% and a 40.42% interest in two restaurant properties held as tenants-in-common with affiliates.



                                    CNL American           CNL Income             CNL Income          CNL Hospitality
                                  Properties Fund,         Fund XVII,            Fund XVIII,            Properties,
                                        Inc.                  Ltd.                   Ltd.                  Inc.
                                  -----------------      ----------------      -----------------     ------------------
                                     (Note 18)              (Note 19)             (Note 20)              (Note 21)

Locations                         AL,  AZ, CA, CO,       CA,   FL,   GA,       AZ,  CA, FL, GA,      AZ,  CA,  CO, GA,
                                  CT,  DE, FL, GA,       IL,   IN,   MI,       IL,  KY, MD, MN,      MA,  NV,  PA, TX,
                                  IA,  ID, IL, IN,       NC,   NV,   OH,       NC,  NV, NY, OH,      WA
                                  KS,  KY, LA, MD,       SC,   TN,   TX,       TN,  TX, VA
                                  MI,  MN, MO, MS,       WA
                                  NC,  NE, NH, NJ,
                                  NM,  NV, NY, OH,
                                  OK,  OR, PA, RI,
                                  SC,  TN, TX, UT,
                                  VA,  WA, WI, WV

Type of property                       Restaurants           Restaurants            Restaurants                 Hotels

Gross leasable space
   (sq. ft.) or number                   703 units              32 units               26 units               15 units
   of units and total
   square feet of units              3,476,654 s/f           130,169 s/f            136,179 s/f          2,076,487 s/f

Dates of purchase                 6/30/95 - 6/9/00            12/20/95 -             12/27/96 -      7/31/98 - 6/16/00
                                                                 1/31/00                6/30/00

Cash down payment (Note 1)            $898,625,282           $27,713,758            $31,314,648           $263,971,870

Contract purchase price
plus                                  $896,032,029           $27,647,294            $31,207,661           $256,811,474
   acquisition fee

Other cash expenditures
   expensed                                      --                     --                      --                      --

Other cash expenditures
   capitalized                           2,593,253                66,464                106,987              7,160,396
                                  -----------------      ----------------      -----------------     ------------------

Total acquisition cost (Note 1)       $898,625,282           $27,713,758            $31,314,648           $263,971,870
                                  =================      ================      =================     ==================





Note 18: In May 1998, CNL American Properties Fund, Inc. formed an operating partnership, CNL APF Partners, LP, to acquire and hold all properties subsequent to the formation of CNL APF Partners, LP. CNL American Properties Fund, Inc. has a 100% ownership interest in the general and limited partners (which are wholly owned subsidiaries) of CNL APF Partners, LP. CNL American Properties Fund, Inc. and CNL APF Partners, LP own an 85.47%, 59.22% and a 74.57% interest in three separate joint ventures. Each joint venture owns one restaurant property.

Note 19: The partnership owns a 21%, a 60.06% and a 30.94% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 19.56%, 27.42%, 36.91% and 24% interest in four restaurant properties held separately as tenants-in-common with affiliates.

Note 20: The partnership owns a 39.93%, a 57.2% and a 39.5% interest in three separate joint ventures. Each joint venture owns one restaurant property.

Note 21: In June 1998, CNL Hospitality Properties, Inc. formed an operating partnership, CNL Hospitality Partners, LP, to acquire and hold its interest in properties. CNL Hospitality Properties, Inc. has a 100% ownership interest in the general and limited partners (which are wholly owned subsidiaries) of CNL Hospitality Partners, LP. In February 1999, CNL Hospitality Properties, Inc. formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc., with Five Arrows Realty Securities II L.L.C. which acquired seven hotel properties. CNL Hospitality Properties, Inc. has a 49% ownership interest in CNL Hotel Investors, Inc. In November 1999, CNL Hospitality Properties, Inc. acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly Courtyard Annex, L.L.C.) to own and lease one hotel property.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Four to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on September 1, 2000.

                                           CNL  RETIREMENT PROPERTIES, INC.

                                           (Registrant)


                                           By: /s/ James M. Seneff, Jr.
                                               James M. Seneff, Jr.
                                               Chairman of the Board and Chief
                                               Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Four to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signatures                          Title                              Date
          ----------                          -----                              ----



/s/ James M. Seneff, Jr.               Chairman of the Board and               September 1, 2000

-------------------------------
James M. Seneff, Jr.                   Chief Executive Officer
                                       (Principal Executive Officer)



/s/ Robert A. Bourne                   Director and President                  September 1, 2000

-------------------------------
Robert A. Bourne                       (Principal Financial and
                                       Accounting Officer)



/s/ David W. Dunbar                    Independent Director                    September 1, 2000

-------------------------------
David W. Dunbar




/s/ Edward A. Moses                    Independent Director                    September 1, 2000

-------------------------------
Edward A. Moses




/s/ Timothy S. Smick                   Independent Director                    September 1, 2000

-------------------------------
Timothy S. Smick


                                  EXHIBIT INDEX


    Exhibits                                                                Page

     *1.1     Form of Managing Dealer Agreement

     *1.2     Form of Participating Broker Agreement

     *1.3     Form of Warrant Purchase Agreement

     *3.1     CNL Health Care Properties, Inc. Articles of Incorporation


       3.2 CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.1 to the Form 10-K filed March 5, 1999 and incorporated herein by reference.)

       3.3    CNL Health  Care  Properties,  Inc.  Bylaws  (Previously  filed as
              Exhibit 3.2 to the Form 10-K filed March 5, 1999 and incorporated herein by reference.)

       3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-37480) filed May 19, 2000, as amended, (the "2000 Form S-11") and incorporated herein by reference.)

       3.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated August 24, 2000 (Previously filed as Exhibit 3.5 to the 2000 Form S-11 and incorporated herein by reference.)

       3.6 Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to the 2000 Form S-11 and incorporated herein by reference.)

       4.1    CNL  Health  Care  Properties,   Inc.  Articles  of  Incorporation
              (Previously filed as Exhibit 3.1 and incorporated herein by reference.)

       4.2 CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 and incorporated herein by reference.)

       4.3    CNL Health  Care  Properties,  Inc.  Bylaws  (Previously  filed as
              Exhibit 3.3 and incorporated herein by reference.)


       4.4 Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)


       4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.4 to the 2000 Form S-11 and incorporated herein by reference.)

       4.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated August 24, 2000 (Previously filed as Exhibit 3.5 to the 2000 Form S-11 and incorporated herein by reference.)

       4.7 Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to the 2000 Form S-11 and incorporated herein by reference.)


-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-47411) filed March 5, 1998, as amended, and incorporated herein by reference.


       *5 Opinion of Shaw Pittman Potts & Trowbridge as to the legality of the securities being registered by CNL Health Care Properties, Inc.

       *8 Opinion of Shaw Pittman Potts & Trowbridge regarding certain material tax issues relating to CNL Health Care Properties, Inc.

       *10.1 Form of Escrow Agreement between CNL Health Care Properties, Inc. and SouthTrust Asset Management Company of Florida, N.A.


       10.2 Advisory Agreement (Previously filed as Exhibit 10.1 to the Form 10-K filed March 5, 1999 and incorporated herein by reference.)


     *10.3    Form of Joint Venture Agreement

     *10.4    Form of Indemnification and Put Agreement

     *10.5    Form of Unconditional Guaranty of Payment and Performance

     *10.6    Form of Purchase Agreement

     *10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease

      10.8 Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)


       10.9 Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne
              A. Wall and Lynn E. Rose, dated September 15, 1998 and Philip M. Anderson, Jr., dated February 19, 1999 (Previously filed as
              Exhibit 10.2 to the Form 10-Q filed May 3, 2000 and incorporated herein by reference.)


     *10.10   Agreement of Limited Partnership of CNL Health Care Partners, LP


       10.11 Purchase and Sale Agreement between CNL Health Care Partners, LP and Marriott Senior Living Services, Inc., relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.11 to the 2000 Form S-11 and incorporated herein by reference.)

       10.12 Lease Agreement between CNL Health Care Partners, LP and BG Orland Park, LLC dated April 20, 2000, relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.12 to the 2000 Form S-11 and incorporated herein by reference.)

       10.13 Revolving Line of Credit Agreement with CNL Health Care Properties, Inc., CNL Health Care Partners, LP and Colonial Bank, dated April 20, 2000 (Previously filed as Exhibit 10.13 to the 2000 Form S-11 and incorporated herein by reference.)

       23.1   Consent   of   PricewaterhouseCoopers    LLP,   Certified   Public
              Accountants, dated September 1, 2000 (Filed herewith.)


     *23.2 Consent of Shaw Pittman Potts & Trowbridge (Contained in its opinions filed herewith as Exhibits 5 and 8 and incorporated herein by reference.)


-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-47411) filed March 5, 1998, as amended, and incorporated herein by reference.


       23.3   Consent   of   PricewaterhouseCoopers    LLP,   Certified   Public
              Accountants, dated September 1, 2000 (Filed herewith.)


      *24     Power of Attorney (See "Signatures.")


-------------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-47411) filed March 5, 1998, as amended, and incorporated herein by reference.